                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE



In re:                                                  Chapter 11

SLI, INC.,                                              Case No. 02-12608 (MFW)
CHICAGO MINIATURE OPTOELECTRONIC
  TECHNOLOGIES, INC.,                                   Jointly Administered
ELECTRO-MAG INTERNATIONAL, INC.,
CHICAGO-MINIATURE LAMP-SYLVANIA
  LIGHTING INTERNATIONAL, INC.,
SLI LIGHTING PRODUCTS, INC.,
SLI LIGHTING COMPANY,
SLI LIGHTING SOLUTIONS, INC., AND
CML AIR, INC.,

                          Debtors.


              DISCLOSURE STATEMENT WITH RESPECT TO SECOND AMENDED
  JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS IN POSSESSION AND THE
                   OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                        Gregg M. Galardi (No. 2991)
                                        Robert A. Weber (No. 4013)
                                        Megan E. Cleghorn (No. 4080)
                                        One Rodney Square
                                        P.O. Box 636
                                        Wilmington, Delaware 19899-0636
                                        (302) 651-3000

                                        ATTORNEYS FOR SLI, INC., ET AL.,
                                        DEBTORS AND DEBTORS-IN-POSSESSION

                                        PEPPER HAMILTON LLP
                                        David M. Fournier, Esq.
                                        1201 Market Street, Suite 1600
                                        P.O. Box 1709
                                        Wilmington, DE 19899-1709

                                        -and-

                                        PEPPER HAMILTON LLP
                                        Robert S. Hertzberg, Esq
                                        100 Renaissance Center, 36th Floor
                                        Detroit, MI 48243-1157

                                        Attorneys for the Official Committee
                                        of Unsecured Creditors

Dated:  Wilmington, Delaware
        May 15, 2003

                                   DISCLAIMER

     NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THEN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE DISCLOSURE STATEMENT REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

     THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT RELATES TO THE JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS IN POSSESSION AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS (AS MODIFIED, AMENDED OR SUPPLEMENTED, THE "PLAN") FOR SLI, INC. AND ITS UNITED STATES SUBSIDIARIES AND AFFILIATES AND IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN. SUCH INFORMATION MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

     ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, EXHIBITS ANNEXED TO THE PLAN, AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN OR IN THE PLAN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. ALL CREDITORS SHOULD READ CAREFULLY AND CONSIDER FULLY THE "RISK FACTOR" SECTION OF THIS DISCLOSURE STATEMENT BEFORE VOTING FOR OR AGAINST THE PLAN. SEE ARTICLE VII, ENTITLED "CERTAIN FACTORS TO BE CONSIDERED."

     THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF SLI, INC. OR ANY OF ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

     AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS PURSUANT TO FEDERAL RULES OF EVIDENCE 408 AND OTHER APPLICABLE EVIDENTIARY RULES. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTORS.

                EXECUTIVE SUMMARY OF THE PLAN OF REORGANIZATION
         OF SLI, INC. AND ITS UNITED STATES SUBSIDIARIES AND AFFILIATES

     SLI, Inc. ("SLI") and its United States subsidiaries and affiliates (the "Debtors") are debtors and debtors-in-possession in chapter 11 cases pending in the United States Bankruptcy Court for the District of Delaware (the "Court"). The Debtors, together with the Creditors' Committee, are co-proponents of the Plan. A copy of the Plan is attached hereto as Exhibit A. This Disclosure Statement describes the Debtors' history and significant events occurring in the Debtors' Chapter 11 Cases and provides a summary and analysis of the Plan as well as certain related matters.

     The following is an executive summary of the Plan. The executive summary is a general overview only, and is qualified by, subject to, and should be read in conjunction with, the more detailed information and financial projections and notes thereto appearing elsewhere in this disclosure statement, the Plan, and the exhibits thereto. Certain provisions of the Plan, and thus the descriptions and summaries contained in this executive summary and in the Disclosure Statement, are the subject of continuing negotiations among the Debtors and various parties and may be subject to change. Defined terms used in this executive summary shall have the meanings ascribed to them elsewhere in this Disclosure Statement or in the Plan. This executive summary is intended solely as a summary of the distribution provisions of the Plan and is qualified in its entirety by the terms and provisions of the Plan. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY. Capitalized terms used in this executive summary and not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement and the Plan.

A. BACKGROUND

     The Plan provides for the treatment of Claims against and Interests in the Debtors. The Plan is the result of extensive negotiations among the Debtors, the Creditors' Committee, and the Investors. The Investors have acquired in excess of 90% of the Debtors' prepetition secured bank debt. The Debtors and the Creditors' Committee filed the Plan with the Court on April 17, 2003 as joint proponents.

B. SUMMARY OF THE PLAN

     The Plan provides for the restructuring of substantially all of the Debtors' secured and unsecured debts through a recapitalization of the Debtors. The recapitalization of the Debtors shall be funded substantially by the Investors. The Plan contemplates that such recapitalization will retire the existing debtor-in-possession financing facility, pay other administrative claims, and provide a revolving credit facility to enable the Debtors to emerge from Chapter 11. The Plan also contemplates a rights offering pursuant to which certain creditors will he provided the opportunity to invest in the Reorganized Debtors in exchange for New Common Shares. The structure of the recapitalization of the Debtors under the Plan contemplates that holders of Class 3 Secured Lender Claims shall receive their Pro Rata Share of one hundred percent (100%) of the New Common Shares in Reorganized SLI, subject to dilution, pursuant to the Rights Offering and the Equity Subscription Commitment Letter, to not less than the Secured Lender Percentage. In addition, the Plan provides that, pursuant to the Equity Subscription Commitment Letter, the Investors have committed to purchase New Common Shares in exchange for the payment of the Investor Contribution on the Effective Date in an amount sufficient to fund the Net Exit Costs (as defined in the Equity Subscription Commitment Letter). Holders of allowed general unsecured claims will receive their Pro Rata share of
(1) the Class 4 Fund, which totals $1.225 million, and (ii) a portion of the proceeds realized from certain litigation actions to he undertaken by a Plan Administrator appointed and authorized under the Plan to, among other things, pursue certain causes of actions. The existing publicly-traded common stock of SLI is cancelled under the Plan, and no distributions are provided for holders of such stock interests or claims based upon or arising from the ownership of such stock.

C. SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

     Under the Plan, Claims against and Interests in, the Debtors are divided into Classes. The classification and treatment for all Classes are described in more detail under Article V of this Disclosure Statement entitled "Summary of the Plan -- Classification and Treatment of Claims and Interests." Estimated Claim amounts are based upon the Debtors' books and records. There can be no assurance that the estimated amounts below are correct, and actual Claim amounts may vary significantly from such estimates.

     The Debtors do not expect to have completed their review and analysis of all Proofs of Claim filed in these cases by the Confirmation Date. Estimated Claim amounts for each Class set forth below are based upon the Debtors' review of their books and records and a preliminary review of certain Proofs of Claim, and include estimates of a number of Claims that are contingent, disputed or unliquidated. There can be no assurance that the amount of Allowed Claims will not materially differ from the Debtors' estimates. With regard to Class 4 Claims, if the aggregate amount of General Unsecured Claims exceeds the Debtors' estimate, the estimated percentage recovery specified for holders of such Class 4 Claims would be reduced. No representation can or is being made with respect to whether the estimated percentage recoveries shown below for Class 4 will actually be realized by the holders of Allowed Claims of such Class.

D. SUMMARY OF ANTICIPATED DISTRIBUTIONS UNDER THE PLAN

CLASS DESCRIPTION                     TREATMENT UNDER THE PLAN
-----------------                     ------------------------

Class 1: Other Priority Claims        - UNIMPAIRED

Estimated Aggregate Allowed Amount:
$0 - $0.6 MILLION                     - On or as soon as reasonably practicable
                                        after, the later of (i) the Distribution
                                        Date or (ii) the Quarterly Distribution
                                        Date immediately following the date such Other Priority Claim becomes an Allowed Other Priority Claim, a holder of an Allowed Other Priority Claim shall receive from the Reorganized Debtors, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Other Priority Claim, (i) Cash equal to the unpaid portion of the Face Amount of such Allowed Other Priority Claim, or (ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing.

                                      - Estimated Recovery: 100%

CLASS DESCRIPTION                     TREATMENT UNDER THE PLAN
-----------------                     ------------------------

Class 2: Other Secured Claims         - UNIMPAIRED
Secured Claims other than the
Secured Lender Claims                 - On the Distribution Date or as soon
Estimated Aggregate Allowed Amount:     thereafter as is practicable, a holder
$0.125 MILLION - $0.5 MILLION           of an Other Secured Claim shall, in full
                                        satisfaction, settlement, release, and
                                        discharge of, and in exchange for, such
                                        Allowed Other Secured Claim, in the sole discretion of the Reorganized Debtors or the Debtors, with the prior written consent of the Investors, (i) have its Allowed Other Secured Claim Reinstated,
                                        (ii) receive secured notes on terms that satisfy section 1129(b)(2)(A) of the
                                        Bankruptcy Code or such other treatment
                                        as is permitted thereunder, (iii)
                                        receive the collateral securing its
                                        Claim, or (iv) receive such other
                                        treatment as to which such holder and
                                        the Debtors (with the prior written
                                        consent of the Investors from and after
                                        the date of this Plan) or the
                                        Reorganized Debtors shall have agreed
                                        upon in writing.

                                      - Estimated Recovery: 100%

Class 3: Secured Lender Claims        - IMPAIRED
Estimated Aggregate Allowed Amount:
$370 MILLION                          - On the Distribution Date, or as soon
                                        thereafter as is practicable, each
                                        holder of a Secured Lender Claim shall,
                                        in full satisfaction, settlement,
                                        release, and discharge of, and in
                                        exchange for, such Allowed Secured
                                        Lender Claim, receive (i) from the
                                        Debtors, its Pro Rata share of one
                                        hundred percent (100%) of the New Common
                                        Shares, subject to dilution pursuant to
                                        the Rights Offering and the Equity
                                        Subscription Commitment Letter, to not
                                        less than the Secured Lender Percentage
                                        of the New Common Shares, (ii) from the
                                        Litigation Trust, its Pro Rata
                                        beneficial interest in the Litigation
                                        Trust and right to distribution in
                                        respect of twenty-five percent (25%) of
                                        the Net Preference Litigation Proceeds,
                                        (iii) from the Litigation Trust, its Pro
                                        Rata beneficial interest in the
                                        Litigation Trust and right to
                                        distribution in respect of seventy-five
                                        percent (75%) of the Net Other
                                        Litigation Proceeds upon the terms and
                                        conditions set forth in Articles VIII
                                        and IX of the Plan and in the Litigation
                                        Trust Agreement, and (iv) the right to
                                        participate in the Rights Offering on
                                        the terms and conditions thereof. Upon
                                        the Effective Date, the proofs of claim
                                        filed in respect of the Secured Lender
                                        Claims are Allowed as set forth therein.
                                        Upon the Effective Date, the holders of
                                        Class 3 Claims voting in favor of the
                                        Plan shall (i) be deemed to be released
                                        by all parties from any potential
                                        Avoidance Action in respect of such
                                        holder's Secured Lender Claims, (ii)
                                        shall be deemed to have elected secured
                                        treatment as set forth herein in
                                        accordance with Bankruptcy Code section
                                        1111(b) and (iii) shall be deemed to
                                        have agreed to enter into the
                                        Shareholder Agreement. The binding
                                        effect of such deemed election on Class
                                        3 shall be determined in accordance with Bankruptcy Code section 1111(b). In the event that Class 3 is determined not to have elected secured treatment in accordance with Bankruptcy Code section

CLASS DESCRIPTION                     TREATMENT UNDER THE PLAN
-----------------                     ------------------------

                                        1111(b), each holder of a Secured Lender
                                        Claim shall be deemed to have waived the right to receive a distribution on account of any unsecured portion of such Secured Lender Claim.

                                      - Estimated Recovery: 100% of the New
                                        Common Shares subject to dilution
                                        pursuant to the Rights Offering, plus
                                        share of undetermined recoveries by the
                                        Litigation Trust The estimated dilution
                                        may be as much as 30%.

Class 4: General Unsecured Claims     - IMPAIRED
Estimated Aggregate Allowed Amount:
$12 MILLION - $20 MILLION             - On, or as soon as reasonably practicable
                                        after, the later of (i) the Distribution
                                        Date, or (ii) the Quarterly Distribution
                                        Date immediately following the date such General Unsecured Claim becomes an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed General Unsecured Claim, receive (i) from the Plan Administrator its Pro Rata share of the Class 4 Fund, (ii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of seventy-five percent (75%) of the Net Preference Litigation Proceeds, and (iii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of twenty-five percent (25%) of the Net Other Litigation Proceeds, in the case of each of clauses (ii) and (iii) immediately above upon the terms and conditions set forth in Article VIII of the Plan and in the Litigation Trust Agreement. Until distribution to holders of Allowed Class 4 General Unsecured Claims, all Class 4 Funds shall be held by the Plan Administrator in a separate interest-bearing account solely for the benefit of such holders and shall not be commingled with the funds of any other Person or the Litigation Trust. Neither the Debtors nor the Reorganized Debtors shall have any interest in any Class 4 Funds.

                                      - Estimated Recovery: 5% to 10% plus share
                                        of undetermined recoveries by the
                                        Litigation Trust

Class 5: Subordinated Claims          - IMPAIRED
Estimated Aggregate Allowed Amount:
$0 - $4.7 MILLION                     - On the Effective Date, all Subordinated
                                        Claims shall be deemed cancelled and
                                        extinguished and each holder thereof
                                        shall not be entitled to, and shall not
                                        receive or retain any property under the Plan on account of such Subordinated Claims. Class 5 is deemed to have rejected the Plan and, therefore, holders of Subordinated Claims are not entitled to vote to accept or reject the Plan.

                                      - Estimated Recovery: 0%

CLASS DESCRIPTION                     TREATMENT UNDER THE PLAN
-----------------                     ------------------------

Class 6: Interests                    - IMPAIRED

                                      - On the Effective Date, the Interests in
                                        SLI, Inc. shall be canceled and each
                                        holder thereof shall not he entitled to, and shall not receive or retain any property or interest in property on account of, such Interests. Class 6 is deemed to have rejected the Plan, and, therefore, holders of Interests are not entitled to vote to accept or reject the Plan.

                                      - Equity interests in the Debtors other
                                        than SLI, Inc. are treated as
                                        Intercompany Claims under the Plan and
                                        are not included in Class 6. The Plan
                                        provides that Intercompany Claims shall
                                        he Reinstated and reaffirmed to the
                                        extent not otherwise paid in the
                                        ordinary course of business in
                                        accordance with the terms of any
                                        agreement relating thereto or shall
                                        receive other treatment which renders
                                        such Claims Unimpaired.

                                      - Estimated Recovery: 0%

     IN THE VIEW OF THE DEBTORS, THE PLAN PROVIDES THE HOLDERS OF CLAIMS WITH THE BEST RECOVERY POSSIBLE. THE PLAN CONTEMPLATES A GREATER POTENTIAL RECOVERY FOR SUCH HOLDERS THAN WOULD BE AVAILABLE IN A CHAPTER 7 LIQUIDATION. ACCORDINGLY, THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF SUCH HOLDERS AND STRONGLY RECOMMEND THAT ALL SUCH HOLDERS ENTITLED TO DO SO VOTE TO ACCEPT THE PLAN.

                        TABLE OF CONTENTS


                                                                                               Page
                                                                                               ----
EXECUTIVE SUMMARY OF THE PLAN OF REORGANIZATION
OF SLI, INC. AND ITS UNITED STATES SUBSIDIARIES AND AFFILIATES.................................  i
     A.   Background...........................................................................  i
     B.   Summary of the Plan..................................................................  i
     C.   Summary of Treatment of Claims and Interests Under the Plan.......................... ii
     D.   Summary of Anticipated Distributions Under the Plan.................................. ii

I. INTRODUCTION................................................................................  1

II. PLAN VOTING INSTRUCTIONS AND PROCEDURES....................................................  1
     A.   Definitions..........................................................................  1
     B.   Notice to Holders of Claims and Interests............................................  2
     C.   Solicitation Package.................................................................  3
     D.   Voting Procedures, Ballots and Voting Deadline.......................................  3
     E.   Parties in Interest Entitled to Vote.................................................  3
     F.   Confirmation Hearing and Deadline for Objections to Confirmation.....................  4
     G.   Cure Amount Hearing and Deadline for Objections to Cure Amounts......................  5

HISTORY AND STRUCTURE OF THE DEBTORS...........................................................  5
     A.   Business Overview....................................................................  5
     B.   Capital Structure....................................................................  7
     C.   Corporate Structure and Governance...................................................  7
          1.   Current Corporate Structure.....................................................  7
          2.   Biographies of Existing Officers and Directors..................................  9
     D.   Events Leading to the Filing of the Chapter 11 Cases................................. 10

IV. THE CHAPTER II CASES....................................................................... 12
     A.   Commencement of the Cases............................................................ 12
     B.   Significant "First Day" Orders....................................................... 12
     C.   Postpetition Financing............................................................... 13
          1.   The Fleet DIP Facility.......................................................... 13
          2.   Authorization to Use Cash Collateral............................................ 13
          3.   The Replacement DIP Facility.................................................... 13
     D.   Appointment of the Creditors' Committee.............................................. 14
     E.   Operating as Debtors-In-Possession................................................... 14
     F.   Other Material Relief Obtained During the Chapter II Cases........................... 15
          1.   Retention of Debtors' Professionals............................................. 15
          2.   Employee Retention Program...................................................... 15
          3.   Disposition of Surplus Property and Rejection of Certain Unexpired Leases and
               Executory Contracts............................................................. 15
          4.   VCH Transaction................................................................. 15
          5.   Assumption of Modified Executory Contract with Critical Trade Supplier
               Agilent Technologies, Inc....................................................... 15
          6.   Sale of Power Lighting Products Assets.......................................... 16
          7.   Insurance....................................................................... 16
          8.   Extensions of Time.............................................................. 16
               (a)  Extension of Time to Assume or Reject Non-Residential Real
                    Property Leases............................................................ 16
               (b)  Extension of Exclusive Period.............................................. 16
               (c)  Extension of Removal Period................................................ 16

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
     G.   Motions for Relief From Stay and Adversary Proceedings..............................  17
     H.   The Debtors' Exploration of Restructuring and Sale Alternatives.....................  17
     I.   Summary of the Claims Process and Bar Date..........................................  18
          1.   Claims Bar Date................................................................  18
          2.   Schedules and Statements of Financial Affairs..................................  19
     J.   SUMMARY OF THE COMPANY'S CURRENT BUSINESS PLAN......................................  19
          1.   Proposed Corporate Structure of Reorganized Debtors............................  19
          2.   Business Model.................................................................  19
               (a)  Operating Strategy........................................................  20
                    (i)   Improve Operating Efficiencies......................................  20
                    (ii)  Continue Integration of Operations..................................  20
                    (iii) Continue Focus on Responsiveness and Product
                          Quality.............................................................  20
               (b)  Business Strategy.........................................................  21
                    (i)   Increase Sales to Existing and New Customers........................  21
                    (ii)  Introduce New Lighting Technologies.................................  21
                    (iii) Expand distribution of the Provision product line...................  21
                    (iv)  Diversify Geographic Operations.....................................  22
                    (v)   Strategic Alliances.................................................  22
                    (vi)  Products and Markets................................................  22
               (c)  Lamps.....................................................................  22
               (d)  Fixtures..................................................................  22
               (e)  Miniature Lighting Assemblies.............................................  23
               (f)  Employees.................................................................  23
          3.   The Projections................................................................  23

V.   SUMMARY OF THE PLAN......................................................................  23
     A.   Overall Structure of the Plan.......................................................  23
     B.   Substantive Consolidation...........................................................  24
          1.   Consolidation of the Chapter 11 Cases..........................................  24
          2.   Substantive Consolidation Order................................................  25
     C.   Classification and Treatment of Claims and Interests................................  25
          1.   Unclassified Claims............................................................  25
               (a)  DIP Facility Claims.......................................................  25
               (b)  Administrative Claims.....................................................  26
               (c)  Priority Tax Claims.......................................................  26
               (d)  Intercompany Claims.......................................................  26
          2.   Unimpaired Claims..............................................................  26
               (a)  Class 1: Other Priority Claims............................................  26
               (b)  Class 2: Other Secured Claims.............................................  27
          3.   Impaired Claims................................................................  27
               (a)  Class 3: Secured Lender Claims............................................  27
               (b)  Class 4: General Unsecured Claims.........................................  27
               (c)  Class 5: Subordinated Claims..............................................  28
          4.   Interests......................................................................  28
               (a)  Class 6: Interests........................................................  28
          5.   Special Provision Regarding Unimpaired Claims..................................  28
          6.   Allowed Claims.................................................................  28
     D.   Provisions Governing Distributions..................................................  28
          1.   Distribution for Claims Allowed as of the Effective Date.......................  28
          2.   Disbursing Agent...............................................................  28
          3.   Delivery of Distributions and Unclaimed Distributions..........................  29
               (a)  Delivery of Distributions in General......................................  29
               (b)  Undeliverable and Unclaimed Distributions.................................  29
          4.   Calculation of Distribution Amounts of New Common Shares; Minimum
               Distributions..................................................................  29

          5.   Record Date For Distributions To Holders Of Secured Lender Claims..............  29
          6.   Prepayment.....................................................................  30
          7.   Means of Cash Payment..........................................................  30
          8.   Interest on Claims.............................................................  30
          9.   Cancellation of Existing Securities and Agreements.............................  30
          10.  Withholding and Reporting Requirements.........................................  30
          11.  Setoffs........................................................................  31
     E.   The Litigation Trust................................................................  31
          1.   The Litigation Trust and the Plan Administrator................................  31
          2.   Transfer of Trust Assets to the Litigation Trust...............................  31
          3.   The Litigation Trust...........................................................  31
          4.   Funding of the Litigation Trust................................................  32
          5.   Litigation Trust Reimbursement Obligations.....................................  32
               (a) Preference Litigation Reimbursement Obligation.............................  32
               (b) Other Litigation Reimbursement Obligation..................................  32
          6.   Distributions of Trust Assets..................................................  32
               (a) Preference Litigation Trust Assets.........................................  32
               (b) Other Litigation Trust Assets..............................................  32
     F.   Procedures for Resolving Disputed, Contingent, and Unliquidated Claims..............  32
          1.   Objection Deadline; Prosecution of Objections..................................  32
          2.   No Distributions Pending Allowance.............................................  33
          3.   Disputed Claims Reserves.......................................................  33
     G.   Treatment of Executory Contracts and Unexpired Leases...............................  33
          1.   Assumed and Rejected Contracts and Leases......................................  33
          2.   Payments Related to Assumption of Executory Contracts and
               Unexpired Leases...............................................................  34
          3.   Rejection Damages Bar Date.....................................................  34
     H.   Post-Consummation Operations........................................................  34
          1.   Continued Corporate Existence..................................................  34
          2.   Cancellation of Old Common Shares..............................................  34
          3.   Organizational Documents.......................................................  35
          4.   Issuance of New Common Shares..................................................  35
     I.   Revolving Credit Facility...........................................................  35
     J.   Directors and Officers..............................................................  35
     K.   Employee Retirement and Stock Option Plans; Employee Group Health Plans.............  35
     L.   Revesting Of Assets; Releases of Liens..............................................  36
     M.   Effectuating Documents; Further Transactions........................................  36
     N.   Preservation of Rights of Action....................................................  36
     O.   Special Provisions Regarding Claims Covered by Insurance............................  36
     P.   Exemption from Certain Transfer Taxes...............................................  37
     Q.   Professionals.......................................................................  37
     R.   Professional Fee Escrow.............................................................  37
     S.   Description of Securities to be Issued in Connection with the Plan..................  37
          1.   New Common Shares..............................................................  37
          2.   Rights Offering................................................................  38
     T.   Conditions Precedent to Confirmation and Consummation of the Plan...................  38
          1.   Conditions to Confirmation.....................................................  38
          2.   Conditions to Effective Date...................................................  38
          3.   Waiver of Conditions..........................................................   39
     U.   Effects of Confirmation............................................................   40
          1.   Binding Effect................................................................   40
          2.   Discharge of the Debtors......................................................   40
          3.   Injunction....................................................................   40
          4.   Releases And Satisfaction Of Subordination Rights.............................   41
          5.   Debtor Releases...............................................................   41
          6.   Other Releases................................................................   41


            7.    Indemnification Obligations.................................................. 42
            8.    Exculpation and Limitation of Liability...................................... 42
      V.    Retention of Jurisdiction.......................................................... 43
      W.    Miscellaneous Provisions........................................................... 44
            1.    Bar Dates for Certain Claims................................................. 44
                  a.   Administrative Claims................................................... 44
                  b.   Professional Fee Claims................................................. 44
            2.    Modifications and Amendments................................................. 44
            3.    Severability of Plan Provisions.............................................. 45
            4.    Successors and Assigns....................................................... 45
            5.    Settlement Authority......................................................... 45
            6.    Payment of Statutory Fees.................................................... 45
            7.    Revocation, Withdrawal, or Non-Consummation.................................. 45
            8.    Service of Documents......................................................... 45
            9.    Plan Supplement(s)........................................................... 47
            10.   Term of Injunctions or Stays................................................. 47
            11.   Creditors' Committee......................................................... 47

VI.   DESCRIPTION OF THE CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS; APPLICABILITY OF
      FEDERAL AND OTHER SECURITIES LAWS........................................................ 47
      A.    General............................................................................ 47
      B.    Shareholder........................................................................ 47
      C.    Applicability of Federal and Other Securities Laws................................. 48
            1.    Offer, Sale and/or Issuance of Plan Securities: Bankruptcy Code Exemption
                  From Registration Requirements............................................... 48
            2.    Subsequent Transfers of Plan Securities...................................... 48
                  a.    Federal Securities Laws: Section 1145(c) of the Bankruptcy Code........ 48
                  b.    Subsequent Transfers of Plan Securities Under State Securities Laws.... 49

VII.  CERTAIN FACTORS TO BE CONSIDERED......................................................... 49
      A.    Certain Bankruptcy Considerations.................................................. 49
            1.    Risk of Liquidation Of the Debtors........................................... 49
            2.    Risk Of Non-Confirmation Of Plan; Feasibility................................ 49
            3.    Non-Consensual Confirmation.................................................. 50
            4.    Risk Of Non-Occurrence Of Consummation Of Plan............................... 50
      B.    General Considerations............................................................. 50
            1.    International Operations..................................................... 50
            2.    Foreign Currencies and Interest Rate Risk.................................... 50
            3.    Customers.................................................................... 51
            4.    Competition.................................................................. 51
            5.    Sources of Raw Materials..................................................... 51
            6.    Environmental Matters........................................................ 52
            7.    Adverse Publicity............................................................ 52
            8.    Significant Holders.......................................................... 52
            9.    Projected Financial Information.............................................. 52
            10.   Absence of Public Market; Market Conditions for New Common Shares............ 52
            11.   Exchange Act Listing -- Potential Reporting Obligations...................... 53
            12.   Additional Financing Risk.................................................... 53

VIII. CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN.............................................. 53
      A.    Income Tax Consequences to the Debtors............................................. 54
      B.    Income Tax Consequences to Certain Claim Holders................................... 54
      C.    United States Federal Income Tax Consequences of the Litigation Trust.............. 56

IX.   FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST......................... 56
      A.    Feasibility of the Plan............................................................ 56
      B.    Best Interests Test................................................................ 58
      C.    Liquidation Analysis............................................................... 58
      D.    Valuation of the Reorganized Debtor................................................ 59
            1.    Estimated Valuation of Reorganized Debtors................................... 59
            2.    Application of the "Best Interests" Test to the Liquidation
                  Analysis and the Valuation of the Reorganized Debtors........................ 62

X.    ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN................................ 63
      A.    Alternative Plan of Reorganization................................................. 63
      B.    Liquidation Under Chapter 7 or Chapter 11.......................................... 63

SOLICITATION; VOTING PROCEDURES
      A.    Parties-In-Interest Entitled to Vote............................................... 64
      B.    Classes Impaired Under the Plan.................................................... 65
      C.    Waivers of Defects, Irregularities, Etc............................................ 65
      D.    Withdrawal of Ballots; Revocation.................................................. 65
      E.    Further Information................................................................ 66

XII.  CONFIRMATION HEARING; OBJECTIONS TO CONFIRMATION; RECOMMENDATION......................... 66
      A.    Hearing on and Objections to Confirmation.......................................... 66
            1.    Confirmation Hearing......................................................... 66
            2.    Date Set for Filing Objections to Confirmation............................... 66

XIII. RECOMMENDATION AND CONCLUSION............................................................ 67

                     TABLE OF EXHIBITS



Exhibit              Title
-------              -----

A                    Chapter 11 Plan of Reorganization of SLI, Inc. and its United States Subsidiaries and Affiliates

B                    Schedule of Debtors

C                    Schedule of Non-Debtor Affiliates

D                    Liquidation Analysis

E                    Projected Financial Information

F                    Debtors' Corporate Structure at the Petition Date

G                    Reorganized Debtors' Corporate Structure at the Effective Date


                                 I. INTRODUCTION

         The Debtors submit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code for use in the solicitation of votes on the Plan. A copy of the Plan is annexed to this Disclosure Statement as Exhibit A.

         This Disclosure Statement sets forth certain information regarding the Debtors' prepetition history, the reasons that the Debtors sought Chapter 11 protection, the significant developments during the Chapter 11 Cases and the anticipated reorganization of the Debtors after consummation of the Plan. This Disclosure Statement also describes the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risks that could affect the Debtors going forward, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims in Impaired Classes must follow for their votes to be counted.

         FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISKS AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, PLEASE SEE ARTICLES V AND VII OF THIS DISCLOSURE STATEMENT, ENTITLED "SUMMARY OF THE PLAN" AND "CERTAIN FACTORS TO BE CONSIDERED", RESPECTIVELY.

         THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS THAT HAVE OCCURRED IN THE CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN INCLUDING FINANCIAL INFORMATION IS WITHOUT ANY INACCURACY OR OMISSION.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CON-STRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE WITHOUT PREJUDICE SOLELY FOR SETTLEMENT PURPOSES, WITH FULL RESERVATION OF RIGHTS, AND IS NOT TO BE USED FOR ANY LITIGATION PURPOSE WHATSOEVER.

         THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING ANY DEBTOR OR ANY OTHER PARTY, OR BE DEEMED ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

         THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THE COMPANY TO SUCCESS-FULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND HOLDERS OF CLAIMS.

                   II. PLAN VOTING INSTRUCTIONS AND PROCEDURES

A.      DEFINITIONS

         Unless otherwise defined, capitalized terms used in this Disclosure Statement have the meanings ascribed to them in the Plan.

B.       NOTICE TO HOLDERS OF CLAIMS AND INTERESTS

         This Disclosure Statement is being transmitted to holders of Impaired Claims that are entitled to vote on the Plan. The primary purpose of this Disclosure Statement is to provide those creditors voting on the Plan with adequate information so that they can make a reasonably informed decision with respect to the Plan prior to exercising their right to vote to accept or to reject the Plan.

         Pursuant to an order dated         ,2003 (the "Solicitation Procedures
Order"), the Court approved the Debtors' solicitation procedures and authorized the Debtors to serve a Notice of Non-Voting Status in lieu of this Disclosure Statement and the Plan to holders of certain claims not entitled to vote on the Plan. The Solicitation Procedures Order directs that the Notice of Non-Voting Status be transmitted to certain holders not entitled to vote on the Plan, including holders of Unimpaired Claims and holders of Impaired Claims against, or Interests in, the Debtors that will receive or retain no distributions or property under the Plan.

         On or about        ,2003, the Court approved this Disclosure Statement
as containing information of a kind and in sufficient detail adequate to enable the holders of Impaired Claims to make an informed judgment with respect to acceptance or rejection of the Plan. This Disclosure Statement contains important information about the Plan, the Debtors' businesses and operations, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases. THE COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE COURT.

         WHEN AND IF CONFIRMED BY THE COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, WHETHER OR NOT SUCH HOLDERS ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT HOLDERS RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN. THUS, ALL HOLDERS OF IMPAIRED CLAIMS WHO ARE ENTITLED TO VOTE ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

         THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. NO SOLICITATION OF VOTES MAY BE MADE EXCEPT AFTER DISTRIBUTION OF THIS DISCLOSURE STATEMENT AND NO PERSON HAS BEEN AUTHORIZED TO DISTRIBUTE ANY INFORMATION CONCERNING THE DEBTORS OTHER THAN THE INFORMATION CONTAINED HEREIN.

         CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS, AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS. Except with respect to the projected financial information of the Debtors set forth in Exhibit E hereto (the "Projections") and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. The Debtors do not intend to update the Projections. Accordingly, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will he distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement shall not under any circumstances imply that the information in the Plan is correct or complete as of any time subsequent to the date hereof.

         THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND THUS HAS NOT BEEN DETERMINED TO BE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

C.       SOLICITATION PACKAGE

         Accompanying this Disclosure Statement are copies of (i) the Plan (Exhibit A), (ii) the notice of the time for submitting Ballots to accept or reject the Plan, the date, time and place of the hearing to consider the confirmation of the Plan, and the time for filing objections to the confirmation of the Plan (the "Confirmation Hearing Notice"), and, if applicable, (iii) one or more Ballots (and return envelopes) to be used in voting to accept or reject the Plan. If you did not receive a Ballot in your package and believe that you should have, please contact the Claims and Balloting Agent at the address or telephone number set forth in subsection D below.

D.       VOTING PROCEDURES, BALLOTS AND VOTING DEADLINE

         After carefully reviewing the Plan, this Disclosure Statement and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided so that it is RECEIVED by the Voting Deadline.

         Each Ballot has been coded to reflect the Class (or subclass) of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot sent to you with this Disclosure Statement.

         FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE, AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT,
AND RECEIVED NO LATER THAN          (EASTERN TIME) (THE "VOTING DEADLINE") BY
LOGAN & COMPANY, INC., 546 VALLEY ROAD, UPPER MONTCLAIR, NEW JERSEY 07043 (THE "CLAIMS AND BALLOTING AGENT"). DO NOT RETURN ANY DEBT INSTRUMENTS WITH YOUR BALLOT.

         If you have any questions about (i) the procedure for voting your Claim or with respect to the packet of materials that you have received, or (ii) if you wish to obtain, at your own expense (unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d)), an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Claims and Balloting Agent at the following address:

                              Logan & Company, Inc.
                              546 Valley Road
                              Upper Montclair, New Jersey 07043
                              Att'n: SLI, Inc.
                              Tel: (800) xxx-xxxx
                              Fax: (973) 509-3191

         FOR FURTHER INFORMATION AND INSTRUCTIONS ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE ARTICLE XI OF THIS DISCLOSURE STATEMENT ENTITLED "SOLICITATION; VOTING PROCEDURES."


E.       PARTIES IN INTEREST ENTITLED TO VOTE

         Under Bankruptcy Code section 1124, a class of claims or interests is deemed to be "impaired"under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

         In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

F.       CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION

         Pursuant to section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), the Court has scheduled a hearing on confirmation
of the Plan (the "Confirmation Hearing") to commence on         , 2003 at
(Eastern time), or as soon thereafter as counsel may be heard, before the Honorable Mary F. Walrath, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Court has directed that objections, if any, to confirmation of the Plan must be filed with the clerk of the Court and served so
that they are RECEIVED on or before           , 2003 at 4:00 p.m. Eastern time
by:

COUNSEL FOR THE DEBTORS:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Rodney Square
                  P.O. Box 636
                  Wilmington, Delaware 19899-0636
                  Attn: Gregg M. Galardi, Esq.

UNITED STATES TRUSTEE:

                  Office of the United States Trustee
                  844 North King Street, Suite 2313
                  Wilmington, Delaware 19801
                  Attn: Mark S. Kenney, Esq.

COUNSEL TO THE CREDITORS' COMMITTEE:

                  Pepper Hamilton, LLP
                  100 Renaissance Center
                  36th Floor
                  Detroit, Michigan 48243-1157
                  Attn: Robert S. Hertzherg, Esq,

                           - and -

                  Pepper Hamilton, LLP
                  1201 Market Street
                  Suite 1600
                  P.O. Box 1709
                  Wilmington, Delaware 19899-1709
                  Attn: David M. Fournier, Esq.

COUNSEL TO THE AGENT FOR THE PREPETITION AND POSTPETITION SECURED LENDERS

                   Mayer, Brown, Rowe & Maw
                   1675 Broadway
                   New York, New York 10019-5820
                   Attn: Brian Trust, Esq. William D. Gardner, Esq.

                           - and -

                   Buchanan Ingersoll Professional Corporation
                   1201 N. Market Street
                   Suite 1501
                   Wilmington, Delaware 19801
                   Attn: Margaret Manning, Esq.
                         Selinda A. Melnik, Esq.

COUNSEL FOR THE INVESTORS

                   Milbank, Tweed, Hadley & McCloy LLP
                   1 Chase Manhattan Plaza
                   New York, New York 10005
                   Attn: Dennis F. Dunne, Esq.
                         Risa M. Rosenberg, Esq.

                           - and -

                   Morris Nichols Arsht & Tunnell
                   1201 North Market Street
                   P.O. Box 1347
                   Wilmington, Delaware 19899-1347
                   Attn: Robert J. Dehney, Esq.
                         Daniel Butz, Esq.

         The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for the announcement of the adjournment date made at such hearing or at any subsequent adjourned hearing date. Objections to the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan other than objections to the fixing of maximum cure amounts due as a result of the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan will be considered at the Confirmation Hearing. All objections to the fixing of cure amounts are governed by the following section and will be heard at the Cure Amount Hearing (as defined below).

G.       CURE AMOUNT HEARING AND DEADLINE FOR OBJECTIONS TO CURE AMOUNTS

         Pursuant to Bankruptcy Code sections 365 and 1123(b)(2), the Bankruptcy Court has scheduled a hearing on the fixing of cure amounts due as a result of the assumption and assignment of executory contracts and unexpired leases
pursuant to the Plan (the "Cure Amount Hearing") to commence on             2003
at         (Eastern time), or as soon thereafter as counsel may be heard, before the Honorable Mary F. Walrath, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Court has directed that objections, if any, to the fixing of cure amounts due as a result of the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan must be filed with the clerk of the Court and served so that they are RECEIVED on or
before    2003 at 4:00 p.m. Eastern time by the parties identified in section F above.

         The Cure Amount Hearing may be respectively adjourned from time to time by the Court without further notice except for the announcement of the adjournment date made at such hearing or at any subsequent adjourned hearing date.

                   III. HISTORY AND STRUCTURE OF THE DEBTORS

A.       BUSINESS OVERVIEW

         The Debtors and their non-debtor subsidiaries and affiliates (collectively, the "Company")together comprise one of the world's largest full-line lighting companies. The Company serves a diverse, international customer base that includes some of the leading automotive companies, as well as companies in other industries. The Company operates 30 manufacturing plants, sales offices and distribution facilities in more than 28 countries around the world, including five manufacturing plants in the United States. Through strategic acquisitions and mergers, the Company grew from a specialized U.S. manufacturer and supplier of miniature lighting products into a leading vertically integrated manufacturer and supplier of lamps (incandescent, fluorescent, compact fluorescent, high intensity discharge, halogen, miniature incandescent, neon, light emitting diodes, and special lamps), fixtures and fiber optic lighting systems.

         As of December 30, 2001, the Company's global operations employed over 8,400 employees with approximately 400 persons in the United States. International operations accounted for 80.5% and 79.4% of the Company's net revenue for the six months ending June 30, 2002 and the fiscal year ending December 30, 2001, respectively. As of September 9, 2002, the Company had worldwide assets of $816.5 million and $729.9 million of liabilities at net book value.

         The Company is organized into two primary operating segments, Miniature Lighting and General Lighting. An overview of the business and history of each segment is set forth below.

         1.       MINIATURE LIGHTING

         Miniature Lighting is a vertically integrated manufacturer and supplier of a wide variety of miniature lighting products used in the automotive, electronics, communication, appliance and aviation industries. The Company's miniature lighting assemblies are used in various product applications, including automobile message centers, and aviation and telecommunications status arrays. With manufacturing facilities throughout North America and Europe, Miniature Lighting is one of the top five manufacturers of miniature lamps in the world.

         Miniature Lighting began in 1973 as a small neon bulb manufacturer. In 1992, Miniature Lighting acquired Chicago Miniature Lamp and subsequently took on the Chicago Miniature Lamp name. Two years later, Miniature Lighting acquired Industrial Devices, Inc. ("IDI") which was located in New Jersey. Thereafter, Miniature Lighting continued its growth with the acquisitions of several other facilities in North America and Europe. In 1995, Miniature Lighting acquired Plastomer, a miniature lighting manufacturer in Canada, a manufacturing facility in Costa Rica and Fredon, a tool shop in Newton, New Jersey. Later, Miniature Lighting also acquired ALBA, a manufacturer of incandescent lamps and socket assemblies in Bamberg, Germany in 1996. In 1998, Miniature Lighting acquired VCH, an incandescent lamp manufacturer in the United Kingdom and Socop, a manufacturer of automotive interior lighting assemblies in France. In 2000, Miniature Lighting acquired EBT, a manufacturer of LED electronics assemblies in Germany. After each acquisition Miniature Lighting absorbed the corporate overhead of the acquired operations.

         Through its North America ("MLNA") and European ("MLEU") operations, Miniature Lighting runs as a separate, autonomous business from the General Lighting division of SLI, which manufactures and sells lamps and fixtures mainly in Europe and Latin America. The Debtors which comprise the Miniature Lighting business include SLI, Inc., Chicago Miniature Optoelectronic Technologies, Inc., Electro-Mag International, Inc., and CML Air, Inc. None of the companies which comprise the MLEU operations are Debtors in the Chapter 11 Cases.

         2.       GENERAL LIGHTING

         General Lighting is a vertically integrated designer, manufacturer, and distributor of lighting solutions, lamps, and fixtures, including fluorescent ceiling mounted fixtures, accent and decorative fixture lines, downlights and spotlights, and high performance lighting fixtures for art galleries and museums. General Lighting has 20 manufacturing facilities throughout Europe and Latin America and one distribution facility in the United States. This segment produces a wide range of lamp and fixture products to wholesalers, OEMs, retailers, architects, designers and contractors.

         General Lighting has grown through a combination of organic growth and acquisitions into a leading provider of lighting solutions in the European, Latin America and Asian markets. The business dates back to the early twentieth century when the Poor Brothers started the HyGrade Incandescent Lamp Company that later became Sylvania Electric Products. In 1959, GTE acquired Sylvania Electric Products. From 1959 to 1993, under GTE's control, the business grew from its base in the U.S. to a business with operations in Europe, Australia, and Latin America.

         In 1993, GTE divested the Sylvania business. The North American business, including the Sylvania trade name for use in the U.S., Canada, Mexico and Puerto Rico was sold to Osram Acquisition Corporation, a division of Siemens AG now known as Osram Sylvania, Inc. ("Osram"). The remaining operations, including the Sylvania trademark for use elsewhere in the world, were acquired by CVC Capital Partners and established as Sylvania Lighting International. In 1997, Chicago Miniature Lamp, Inc. ("CML") acquired Sylvania Lighting International, and in 1998, CML changed its name to SLI, Inc. Since being acquired by CML, the business has been expanded by key strategic acquisitions that have broadened the product line and offerings of SLI. The Debtors that comprise the General Lighting business include SLI, Inc., SLI Lighting Solutions, Inc., Chicago Miniature Lamp-Sylvania Lighting International, Inc., SLI Lighting Products, Inc., and SLI Lighting Company. None of the General Lighting companies from outside the United States are Debtors in the Chapter 11 Cases.

B.       CAPITAL STRUCTURE

         The Debtors' capital structure consists of a single secured prepetition credit facility, as well as a postpetition credit facility described in subsection E below. The Debtors are party to a Second Amended and Restated Credit Agreement, dated October 29, 1999 (as amended, the "Prepetition Credit Facility") among Fleet National Bank, as Administrative Agent (the "Agent") for a syndicate of lender parties thereto (the "Prepetition Lenders"). SLI is the borrower under the Prepetition Credit Facility. The other Debtors, as well as various of the Debtors' non-debtor subsidiaries and affiliates, are guarantors under the Prepetition Credit Facility. As of September 9, 2002, the Company owed approximately $367 million plus interest under the Prepetition Credit Facility, which amounts are secured by all or substantially all of the Company's United States assets and certain assets outside of the United States. The Debtors understand that the Investors collectively hold approximately 90% of the face amount of the prepetition debt outstanding under the Prepetition Credit Facility. The Company has not issued any bonds or other debt securities. In a lawsuit pending in the United States District Court for the Southern District of New York, Banca Nazionale del Lavoro, S.p.A. ("BNL") has alleged that the Company is party to four promissory notes issued to BNL in an aggregate amount of $10,000,000, dated on or about March 1, 2002 (the "BNL Notes"). The Company disputes its alleged liability under the BNL Notes.

         As of June 30, 2002, SLI had over 33 million shares of common stock outstanding. SLl has no shares of preferred stock outstanding.

C.       CORPORATE STRUCTURE AND GOVERNANCE

         1.       CURRENT CORPORATE STRUCTURE

         SLI is the direct parent company of six of the other Debtors in the Chapter 11 Cases. SLI Lighting Company is a subsidiary of SLI Lighting Products, Inc. The chart below identifies each Debtor, its state of incorporation, and its current officers and directors.

                         STATE OF
DEBTOR ENTITY          INCORPORATION                    OFFICERS                             DIRECTORS
-------------          -------------                    --------                             ---------
SLI, Inc.                 Oklahoma            Frank M. Ward: President, Chief             Frank M. Ward
                                              Executive Officer                           (Chairman)
                                              Robert J. Mancini: Executive Vice           Frederick Howard
                                              President, Chief Financial Officer,         Donald Dewsnap
                                              Treasurer                                   John Booker
                                              Stephen N. Cummings: Executive              Frederick Kundhal
                                              Vice President, Secretary                   M. Barrington Hare
                                              Raymond E. Dombrowski: Chief
                                              Restructuring Officer
                                              Brian C. Whittman: Assistant
                                              Restructuring Officer
                                              Jay Bradford: Assistant
                                              Restructuring Officer
                                              Brian Burns: Assistant
                                              Restructuring Officer

Chicago                   Delaware            Frank M. Ward: President                    Frank M. Ward
Miniature                                     Robert J. Mancini: Vice President,
Optoelectronic                                Treasurer
Technologies, Inc.                            Paul Flynn: Executive Vice President
                                              Stephen N. Cummings: Secretary
Electro-Mag               Delaware            Frank M. Ward: President                    Frank M. Ward
International, Inc.                           Robert J. Mancini: Vice President,
                                              Treasurer
                                              Stephen N. Cummings: Secretary
Chicago-                  Delaware            Frank M. Ward: President                    Frank M. Ward
Miniature Lamp-                               Robert J. Mancini: Vice President,
Sylvania                                      Treasurer
Lighting                                      Paul A. Flynn: Executive Vice
International, Inc.                           President
                                              Stephen N. Cummings: Secretary
SLI Lighting              Delaware            Frank M. Ward: President                    Frank M. Ward
Products, Inc.                                Robert J. Mancini: Vice President,
                                              Treasurer
                                              Jeffrey Linden: Vice President
                                              Stephen N. Cummings: Secretary
SLI Lighting              Delaware            Frank M. Ward: President                    Frank M. Ward
Company                                       Robert J. Mancini: Vice President,
                                              Treasurer
                                              Stephen N. Cummings: Secretary
SLI Lighting So-          North Carolina      Frank M. Ward: President                    Frank M. Ward
lutions, Inc.                                 Robert J. Mancini: Vice President,
                                              Treasurer
                                              Stephen N. Cummings: Secretary

                         State of
Debtor Entity          Incorporation                    0fficers                             Directors
-------------          -------------                    --------                             ---------

CML Air, Inc.            New Hampshire         Frank M. Ward: President                 Frank M. Ward
                                               Robert J. Mancini: Vice President,
                                               Treasurer
                                               Stephen N. Cummings: Secretary



         2.       BIOGRAPHIES OF EXISTING OFFICERS AND DIRECTORS

         FRANK M. WARD has served as President and Chief Executive Officer and Chairman of the Board of Directors of the Company and its predecessor, Xenell Corporation, since 1985. Mr. Ward received a Bachelor of Science degree in Electrical Engineering from Northeastern University and has completed post graduate studies in physics and metallurgy.

         ROBERT J. MANCINI joined the Company in February 1998 and was appointed Executive Vice President of Finance and Chief Financial Officer in November 2001. In addition, Mr. Mancini held the position of Treasurer from September 1998 to November 2001. Prior to joining the Company Mr. Mancini was Assistant Treasurer of Hasbro, Inc. (1986 to 1998), a toy manufacturing company, where he was responsible for foreign exchange, cash management and capital markets. Mr. Mancini has a Bachelor of Science degree in Accounting from Boston College.

         STEPHEN N. CUMMINGS joined the Company in August 1999 and was appointed Executive Vice President of Finance and Tax in September 2001. From 1999 to 2001, he held the position of Corporate Tax Director. Prior to joining the Company, Mr. Cummings was Treasurer and Director of Taxes at ENSR Corporation (1990-1999), an engineering and consulting firm. Mr. Cummings has also worked for the IRS and Wiss & Co. Mr. Cummings has a Bachelor of Business Administration degree in Accounting and Finance from Pace University.

         RAYMOND E. DOMBROWSKI, JR. has been the Company's Chief Restructuring Officer since September 9, 2002. Mr. Dombrowski is also a Managing Director of Alvarez & Marsal, Inc. ("A&M"), a nationally-recognized turnaround consulting firm, with more than 15 years of restructuring experience. Mr. Dombrowski holds a B.S. degree (with high honors) from the United States Merchant Marine Academy, a J.D. degree (with honors) from Temple University, and an LL.M. (Taxation) degree from Temple University.

         BRIAN C. WHITTMAN has been an Assistant Restructuring Officer of the Company since September 9, 2002 and is a Director of A&M. He has B.A. degrees in Finance and in Accountancy from the University of Illinois. He is a Certified Public Accountant (CPA), a Certified Turnaround Professional (CTP), and a member of the Turnaround Management Association and the American Institute of Certified Public Accountants.

         JAY BRADFORD has been an Assistant Restructuring Officer of the Company since September 9, 2002 and a Director with A&M. Mr. Bradford earned his bachelor's degree in Accountancy from the University of Illinois and he earned a MBA from the University of Texas at Austin. He is a Certified Public Accountant.

         BRIAN BURNS has been an Assistant Restructuring Officer of the Company since September 9, 2002 and is an Associate with A&M. He holds a B.B.A. in accounting for the University of Iowa, is a Certified Public Accountant, and a member of the American Institute of Public Accountants and the Turnaround Management Association.

         PAUL A. FLYNN is President of SLI Miniature Lighting - North America. On March 1, 2002, Mr. Flynn was appointed to the position of President of SLI Miniature Lighting - Europe. Previously, Mr. Flynn served as Vice President of SLI Miniature Lighting - North America from 1994 to 1999. From 1992 to 1994, Mr. Flynn was the Director of Sales and Marketing for Industrial Devices, Inc. ("IDI"), which was acquired by the Company in 1994. Prior to such time, he was the National Sales Manager of IDI from 1987 to 1992. Mr. Flynn earned a Bachelor of Arts degree in Marketing from Fairfield University.

         JEFFREY LINDEN joined GTE in October 1972 and held numerous financial management positions. In January 1993, GTE sold the international operations of its Electrical Products business to a group of European private investors (Sylvania Lighting International). At that time, Mr. Linden was appointed Controller-Latin America. In November 1997, shortly after Chicago Miniature Lamp purchased the business, he was appointed

Controller-International. He was named Controller-The Americas for General Lighting in July 1999. Mr. Linden has a Bachelor of Business Administration degree in Accounting from the University of Miami.

         JOHN A. BOOKER is a director of SLI. Mr. Booker has been the President of JAB Investments (International), an international professional consulting firm, since 1987. Mr. Booker is a professional consultant and chairman working within a range of business sectors internationally, which require hands on restructuring, support and direction. For two years, he was Chairman of Chicago Miniature Lamp, Inc. until the time of its sale to the Company in 1992. He was also chairman of VCH (United Kingdom) from 1991 to 1995. Mr. Booker studied Mechanical Engineering in the Royal Navy and holds a Masters of Business Administration degree from Wright State University, Ohio. In March, 2003, Mr. Booker and M. Barrington Hare were appointed as interim management to oversee the Company's foreign operations.

         DONALD S. DEWSNAP, is a director of SLI. Mr. Dewsnap has been Chairman of Norlico Corp., a supplier of engineered chemical dispense systems to industrial users, since 1977. Prior thereto he was involved in industrial research at Arthur D. Little Corp. and spent fourteen years with GTE Sylvania Lighting Division in various product marketing, management and sales engineering positions. Mr. Dewsnap holds a Bachelor of Arts degree from Merrimack College.

         FREDERICK B. HOWARD is a director of SLI. Mr. Howard had been, until his initial retirement in June 1997, Vice President and General Manager of Electronic Control Systems, a division of Osram Sylvania Inc., since its formation in June 1996. From 1994 until 1996, he was Vice President and General Manager of Osram Sylvania Glass Technologies. Other positions held during his 35-year tenure with GTE Sylvania include Vice President of marketing for the Sylvania Lighting Division - U.S., Vice President of Lighting Special Products, and Vice President, Latin America, for International Lighting. Mr. Howard was appointed Executive Vice President of the Company in September 1998 and served in this capacity until his retirement in September 2000. Mr. Howard holds a B.A. degree in economics from Babson College.

         FREDRIC C. KUNDAHL is a director of SLI. Mr. Kundahl is the President of Sorenson Lighted Controls Inc., and Executive Vice President of Wes-Garde Components Group, Inc. He has been associated with these companies for over 33 years. Wes-Garde was ranked 29th in the 2001 listing of the top 50 Electronic Distributors as compiled by EBN. Mr. Kundahl studied business administration at the University of Hartford.

         M. BARRINGTON HARE is a director of SLI. Mr. Hare is the former President of SLI Miniature Lighting-Europe, a division formed by the amalgamation of Alba (Germany), Socop (France) and VCH (United Kingdom), subsidiaries of the Company. Mr. Hare was a Director and Chief Executive Officer of VCH at the date of acquisition, having headed the management buy-out of the USA and UK lamp interests of General Instrument Corporation in 1987. Mr. Hare retired from the Company on March 1, 2002. Prior to that date he served for 13 years as General Manager and Vice President of the General Instrument Lamp Division responsible for the USA and UK businesses. Prior thereto he was involved in various financial roles in diverse businesses both in Germany and the UK. Mr. Hare is a Fellow of the UK Association of Certified Accountants and a past member of the Institute of Taxation. In March, 2003, Mr. Hare and John A. Booker were appointed as interim management to oversee the Company's foreign operations.

D.       EVENTS LEADING TO THE FILING OF THE CHAPTER 11 CASES

         Over the past several years, the Company has grown its business operations through a number of acquisitions, including several small manufacturers. Many of these acquisitions were financed with cash from the Prepetition Credit Facility. In January 2001, the Company acquired EBT, a European distributor of light emitting diode products, for approximately $10 million in cash and 200,000 shares of common stock. Effective September 2000, the Company purchased certain assets of a UK based lampglass manufacturer for approximately $18 million in cash. In July, 2000, the Company acquired certain business lines from Emess Plc. in July, 2000 for approximately $102 million plus the assumption of certain liabilities. In 1999, the Company acquired 4 companies for approximately $7.5 million in cash plus shares of common stock valued at a total of approximately $21.1 million and the assumption of approximately $2.5 million of liabilities. In 1998, the Company acquired 6 companies for approximately $31.9 million in cash plus shares of common stock valued at approximately $21.0 million and the assumption of approximately $27 million in liabilities. In 1997, the Company acquired 4 companies for approximately $187.1 million in cash and the assumption of approximately $1.4 million of liabilities.

         Certain of these acquisitions proved to be less profitable than anticipated, resulting in decreased cash flows. Additionally, the Company's profitability and liquidity have suffered from, among other things, the decline of the U.S.dollar in recent quarters, general market pricing pressures, economic slowdowns in certain foreign markets, distribution of dividends, and stock repurchase programs. As a result of the foregoing, the Company commenced a program in March, 2001 to restructure its business operations. The Company's restructuring program focused on improve profitability through cost reductions in connection with acquired businesses and divestitures of non-core products and assets. Several prepetition restructuring transactions undertaken by the Company and other material events are summarized below.

         1.       POWER LIGHTING PRODUCTS

         At one time, the Company manufactured and sold lighting ballast and related products through its Power Lighting Products ("PLP") division from facilities in El Paso, Texas and Juarez, Mexico. As a result of a shift in corporate strategy, the Company marketed the PLP business for sale as a going concern. The Company was unable to sell the PLP division as a going concern, and closed the business in May, 2001. The Company sold most of the equipment and other assets of the PLP division at public auction in August, 2002, and has sold or abandoned the remainder since filing for bankruptcy. The Company continues to market for sale the real estate located in Juarez, Mexico.

         2.       EMESS DESIGN SALE TRANSACTION

         In April, 2002, SLI Lighting Company sold certain assets and properties to Emess Design Group LLC ("Emess Design"). Emess Design remains a tenant in a building owned by SLI Lighting Company in Ellwood City, Pennsylvania. Emess Design has refused to pay certain installment payments due to the Company under a promissory note (the "Emess Note") and asserts that it has set off such payment obligations against amounts allegedly due to it from the Company. The Company is investigating its claims against Emess Design.

         3.       PREPETITION FORBEARANCE

         As a result of the sustained economic slowdown during 2001 and 2002 and the costs associated with restructuring, the Company's liquidity situation continued to worsen notwithstanding the Company's continuing restructuring efforts. Thus, during the second quarter of 2002, the Company defaulted on certain covenants under the Prepetition Credit Facility. The Company was granted a series of waivers of its defaults, but the final waiver expired on June 30, 2002. On July 1, 2002, the Company defaulted on a principal payment obligation but entered into a certain Waiver and Forbearance Agreement, dated July 1, 2002 (the "Forbearance Agreement"), which granted the Company a waiver of certain covenants and forbearance from its principal payment default. On July 31, 2002, the Forbearance Agreement expired, and the Company was not granted a further an extension of the Forbearance Agreement or any waivers from the Prepetition Lenders.

         4.       LITIGATION

         In addition, during June 2002, BNL filed a complaint in the United States District Court for the Southern District of New York against the Company for payment of all outstanding amounts under the BNL Notes. The Company disputes the claims made by BNL. The action filed by BNL has been stayed as a result of the commencement of the Chapter 11 Cases. BNL's claim is classified as a general unsecured Class 4 Claim under the Plan. The outcome of the litigation or any settlement thereof could have a significant impact on creditor recoveries, but the possibilities are contemplated by the disclosed range of recoveries.

         The Company has also been involved in a trademark dispute with Osram. In 1992, as part of the allocation of rights to the Sylvania trademarks, Osram and Edil International (Holding) B.V., a Netherlands Corporation (now known as Sylvania Lighting International BV) ("Edil"), one of the Company's non-Debtor Subsidiaries, entered into an allocation agreement. Osram contends that it has specific rights under the Allocation Agreement, including (i) a non-exclusive license to have lighting products manufactured outside of North America marked with the SYLVAN-

IA trademark and intended for sale in North America, and (ii) the exclusive license to use the SYLVANIA trademark outside of North America for motor vehicle lamp and lighting products and precision material products. The Allocation Agreement provides for the arbitration of certain disputes before the International Chamber of Commerce in Paris, France.

         Osram contends that the Allocation Agreement was violated by a sale/transfer of the rights to the SYLVANIA trademark in Australia, New Zealand and Papua New Guinea by Edil in or about July, 2002. Osram also contends that Edil has not properly protected the trademark. Osram has drafted an arbitration complaint and provided a copy to the Debtors. Osram is seeking, among other things, the potential unraveling of the sale/transfer of the Australia/New Zealand/Papua New Guinea trademark rights (the "Australia Claim"). Osram contends that, if the Australia Claim is successful, the potential exposure could be as much as $23 million or more. Osram is also seeking monetary damages, specific performance of the Allocation Agreement and/or, in the alternative, surrender of the Sylvania Trademark.

         Osram has also sought relief from the automatic stay in order to pursue the arbitration complaint. The Debtors and the Investors have entered into a proposed stipulation with Osram that provides for, among other things, the termination of the automatic stay as early as June 5, 2003 but no later than July 16, 2003, and the voluntary agreement by the Company to refrain from selling or transferring until November, 2003 its interest in the Sylvania trademark, as defined in the Allocation Agreement. The Allocation Agreement defines "Trademark" to mean "all registered and unregistered trademarks, trade names, icons and logos and registrations and applications therefor, whether they are or are no longer in use or abandoned, all common law trademarks, and all rights to sue or recover for the infringement thereof."

         Osram further contends that the Plan Proponents should disclose in this Disclosure Statement the impact of the relief that Osram has proposed to seek in its draft arbitration complaint on the feasibility of the Plan, the continued operations of the Debtors, and the ability of the Debtors or their successors to obtain financing. The Debtors believe that Osram's claims as described in the proposed draft arbitration complaint are without merit and subject to defenses and potential counterclaims. The Debtors will defend all such claims vigorously. The Debtors do not believe that such an event would adversely impact the feasibility of the Plan, as the Debtors have no direct interest in the SYLVANIA trademark. Moreover, such event would not adversely effect distributions to holders of Class 4 Claims under the Plan because substantially all of the distributions under the Plan will occur on or shortly after the Effective Date. The holders of claims in Class 3 will receive New Common Shares, and the holders of claims in Class 4 will receive their pro rata shares of (i) the Class 4 Fund, and (ii) beneficial interests in the Litigation Trust. If Osram should ultimately succeed in obtaining the relief that it seeks in the draft arbitration complaint, however, such relief could adversely impact the operations of the Reorganized Debtors' General Lighting business, which holds and utilizes the SYLVANIA trademark. In such an event, the value of Reorganized SLI would be materially adversely effected.

         The foregoing events, together with the Company's liquidity crisis, led to the commencement of the Debtors' Bankruptcy Cases described below.

                            IV. THE CHAPTER 11 CASES

A.       COMMENCEMENT OF THE CASES

         On September 9, 2002, the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the District of Delaware. Since the Petition Date, the Debtors have continued to operate their businesses and manage their affairs as debtors-in-possession, subject to supervision of the Court and in accordance with the Bankruptcy Code. The Court has been jointly administering the Debtors' bankruptcy cases for procedural purposes only.

         An immediate effect of the filing of the Debtors' bankruptcy petitions is the imposition of an automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoins the commencement or continuation of all collection efforts by creditors, the enforcement of liens against property of the Debtors and the continuation of litigation against the Debtors. This relief provides the Debtors with the "breathing room" necessary to assess and reorganize their business. The automatic stay remains in effect, unless modified by the Court, until the consummation of a plan of reorganization.

B.       SIGNIFICANT "FIRST DAY" ORDERS

         Upon the filing of the Debtors' Chapter 11 bankruptcy petitions, the Debtors are authorized to operate their businesses as debtors-in-possession. As is customary in large Chapter 11 cases, the Debtors sought and obtained a number of "first day" orders from the Court at the commencement of the Chapter 11 Cases that have been of particular importance in the operation and stabilization of the Debtors' businesses, including orders that:

         o authorized the continued maintenance of the Debtors' bank accounts, continued use of existing business forms, and continued use of their consolidated cash management system;

         o authorized payments to employees of accrued prepetition wages, salaries and benefits and payment of withholding taxes, social security taxes and other payroll taxes;

         o granted administrative expense status to trade obligations arising from postpetition delivery of goods, and authorized the payment of such expenses in the ordinary course of business;

         o prohibited utilities from altering, refusing, or discontinuing service to the Debtors' facilities, and established procedures for determining requests for additional adequate assurance;

         o authorize the employment and compensation of ordinary course professionals;

         o authorize the retention of a claims, noticing and balloting agent;

         o waived the investment and deposit requirements under Bankruptcy Code section 345;

         o authorized the Debtors to honor and continue certain customer programs and practices; and

         o authorized the Debtors to pay the prepetition claims of certain critical vendors and other creditors.


C.       POSTPETITION FINANCING

         1.       THE FLEET DIP FACILITY

         At the time that the Chapter 11 Cases were commenced, the Company determined that it was in the best interests of the Company and its creditors to obtain a commitment for debtor-in-possession financing providing for additional borrowing capacity and the use of cash that constitutes cash collateral under section 363 of the Bankruptcy Code. Such financing would ensure sufficient liquidity and working capital for the Company to conduct its businesses during the Chapter 11 Cases and instill confidence in customers, critical vendors and employees that the Company would continue as a going concern. Accordingly, upon commencing these cases, the Debtors sought and obtained interim authority to enter into a debtor-in-possession financing facility (the "Fleet DIP Facility") with Fleet National Bank as administrative agent (the "Agent") and a syndicate of financial institutions consisting of a subset of the Prepetition Lenders (collectively, the "DIP Lenders"). Final authority to enter into the Fleet DIP Facility was granted by the Bankruptcy Court on October 24, 2002. The Fleet DIP Facility provided for a revolving credit and guarantee facility in an aggregate principal amount not to exceed $35 million, comprised of (i) a committed United States facility in an aggregate amount not to exceed $25 million and (ii) a discretionary controlled disbursement non-United States facility in an aggregate amount not to exceed $10 million. The Fleet DIP Facility provided for a maturity date of April 30, 2003.

         Under the terms of the Fleet DIP Facility, to secure the repayment of the borrowing and all other obligations arising under the Fleet DIP Facility, the Debtors granted the DIP Lenders first priority liens on substantially all of their assets, junior only to other valid liens existing on the Petition Date. Obligations under the Fleet DIP Facility were also granted "superiority" claim status under section 364(c)(1) of the Bankruptcy Code, meaning that they have priority over all other administrative expenses. The liens and claims granted to the DIP Lenders are junior to the fees and expenses of the Office of the United States Trustee under 28 U.S.C.
section 1930 and the Clerk of the Bankruptcy Court, as well as to a carve-out amount not to exceed $1,000,000.00 for the fees and disbursements of the professionals of the Debtors and the Creditors' Committee incurred after an event of default under the Fleet DIP Facility. The Fleet DIP Facility also contained covenants, representations and warranties, events of default, and other terms and conditions typical of credit facilities of a similar nature. The Fleet DIP Facility required that, if any borrowings thereunder were made, initial borrowings had to be sufficient to, and utilized to, pay all obligations to the Prepetition Secured Lenders in full. The Fleet DIP Facility also provided for the payment of a fee of $3 million upon the termination of the facility (the "Fleet Termination Fee"). Prior to the repayment of the Fleet DIP Facility described below, the Company had borrowed approximately $15 million thereunder.

         2.       AUTHORIZATION TO USE CASH COLLATERAL

         The cash that SLI had on hand as of the Petition Date, and substantially all cash received by such Debtors during the Chapter 11 Cases, constitutes "Cash Collateral" of the Prepetition Secured Lenders. Cash collateral is defined in section 363 of the Bankruptcy Code and includes, but is not limited to, "cash, negotiable instruments, documents of title, securities, deposit accounts, . . .other cash equivalents . . . and. .. proceeds, products, offspring, rents or profits of property subject to a security interest . . . ."
11 U.S.C. section 363(a). Under the Bankruptcy Code, the Debtors are prohibited from using, selling, or leasing Cash Collateral unless either the appropriate creditor(s) consent or the Bankruptcy Court, after notice and a hearing, authorizes such action. Accordingly, as part of the Fleet DIP Facility, the Debtors obtained authority to use the Cash Collateral to pay current operating expenses subject to the terms of a budget agreed upon by the Debtors and the Pre-Petition Secured Lenders. Such use of Cash Collateral is essential to the Debtors' continued viability.

         3.       THE REPLACEMENT DIP FACILITY

         Subsequent to the approval of the Fleet DIP Facility, the Company engaged in extensive negotiations with representatives of M Capital, LLC in respect of a transaction for the acquisition by M Capital, LLC or an affiliate of substantially all of the assets of the Miniature Lighting business. During this time, and pursuant to the terms of the Fleet DIP Facility, the maximum amount available thereunder was reduced to an amount approximately equal to the outstanding amount of the Company's borrowings, thus denying the Debtors the ability to borrow additional funds thereunder. The Company therefore solicited expressions of interest from a number of potential lenders for a new debtor-in-possession financing agreement to replace the Fleet DIP Facility. After considering several financing proposals, the Company sought approval of a replacement facility to be funded by M Capital LLC. Prior to the hearing seeking interim approval of this financing proposal, Fleet National Bank and certain of the lenders under the Fleet DIP Facility reached agreement with M Mini Funding, LLC ("M Funding") to jointly participate in extending a replacement facility to the Debtors (the "Replacement DIP Facility"). The Bankruptcy Court approved the Replacement DIP Facility on an interim basis on February 20, 2003 and on a final basis on March 12, 2003. The Debtors closed on the Replacement DIP Facility shortly after interim approval was granted, and have drawn approximately $23 million thereunder as of the date of this Disclosure Statement. The proceeds of the Debtors' borrowings under the Replacement DIP Facility have been utilized to pay, among other things, the outstanding balance of the Fleet DIP Facility and the Fleet Termination Fee.

         Many key terms of the Replacement DIP Facility are identical to the term of the Fleet DIP Facility, including interest rate, events of default, and cash collateral use. The following terms are different under the Replacement DIP Facility.

                  a.       Maturity Date

         Under the Replacement DIP Facility, the maturity date is June 30, 2003, and may be extended to September 30, 2003.

                  b.       Fees

         Under the Replacement DIP Facility, the Debtors are responsible to pay a $500,000 termination fee. To extend the maturity of the Replacement DIP Facility to September 30, 2003, the Debtors must pay an extension fee of $250,000. A $100,000 commitment fee has been paid by a non-debtor affiliate of the Debtors.

                  C.       Committed Amount

         Under the Replacement DIP Facility, as amended and modified, the committed, non-discretionary amount available to the Debtors is $30,000,000, and an additional $5,000,000 may be made available in the discretion of the lenders thereunder.

                  d.       363 Transaction Filing Deadline

         The Replacement DIP Facility did not require the Debtors to file by February 15, 2003 a motion to approve sale transaction for either Miniature Lighting or General Lighting. As noted below in section H, the Debtors filed on March 1,2003 motions to approve sales transactions for each of Miniature Lighting and General Lighting, which motions were thereafter withdrawn.

D.       APPOINTMENT OF THE CREDITORS' COMMITTEE

         On September 23, 2002, the Office of the United States Trustee (the "U.S. Trustee") formed the official committee of unsecured creditors (the "Creditors' Committee"). The Creditors' Committee is currently comprised of BNL, Osram Sylvania Products, Inc., Tek-Tron Enterprises, Inc., Manufacturas Estampadas, S.A. De C.V., and Dong Sung Ind. Co. The Creditors' Committee retained KPMG LLP as their financial advisors and the law firm of Pepper Hamilton LLP as its bankruptcy counsel. Since the Petition Date, the Debtors and their advisors have been in frequent, regular contact with the Creditors' Committee and its legal advisors.

E.       OPERATING AS DEBTORS-IN-POSSESSION

         The Debtors' management and professionals have spent considerable time and energy responding to the many demands placed on the Debtors as debtors and debtors-in-possession. The Debtors have thus filed initial and amended schedules of assets, liabilities and executory contracts and their statements of financial affairs. The Debtors have also caused notice of the commencement of the Chapter 11 Cases and notice of the general claims bar date to be sent to all parties-in-interest. The Debtors have also submitted monthly operating reports to the U.S. Trustee and conferred with representatives of the U.S. Trustee's Office. The Debtors and the Creditors' Committee also have negotiated and resolved a variety of issues that have arisen throughout the Chapter 11 Cases.

F.       OTHER MATERIAL RELIEF OBTAINED DURING THE CHAPTER 11 CASES

         In addition to the first day relief sought in the Chapter 11 cases, the Debtors have sought authority with respect to a multitude of matters designed to assist in the administration of the Chapter 11 Cases, to maximize the value of the Debtors' estates, and to provide the foundation for the Debtors' emergence from Chapter 11. Set forth below is a brief summary of certain of the principal motions the Debtors have filed during the pendency of the Chapter 11 Cases.

         1.       RETENTION OF DEBTORS' PROFESSIONALS

         During the Chapter 11 cases, the Bankruptcy Court has authorized the retention of various professionals by the Debtors, including: (i) Skadden, Arps, Slate, Meagher & Flom LLP and its affiliated law practice entities as bankruptcy counsel; (ii) Alvarez & Marsal, Inc. as restructuring advisor; (iii) FTI Consulting, Inc. as financial advisor; (iv) PricewaterhouseCoopers Securities as investment advisor; (v) Bingham McCutchen LLP as international and corporate counsel; (vi) Ernst & Young, LLP as auditor and tax consultant; and (vii) Asset Appraisal Corporation to aid in the liquidation of certain non-core assets.

         2.       EMPLOYEE RETENTION PROGRAM

         On October 3, 2002, the Debtors filed a motion with the Court seeking approval of an incentive program designed to retain certain key executives and employees during the Chapter 11 Cases. The program, which was approved by orders entered on October 30, 2002 and December 11, 2002, generally provides for retention payments to covered employees based upon an employee's continuation of employment by the Debtors through certain key dates. The program as approved also provides for severance payments to such employees if their employment is terminated by the Debtors, in lieu of any obligations in employment contracts. The maximum aggregate amount of payments authorized under the program is approximately $2.9 million.

         3. DISPOSITION OF SURPLUS PROPERTY AND REJECTION OF CERTAIN UNEXPIRED LEASES AND EXECUTORY CONTRACTS

         The Debtors have streamlined their operations by selling or otherwise disposing of property that was unnecessary to the Debtors' businesses and by rejecting unnecessary contracts and leases that were providing little or no benefit to the Estates. The Debtors have thus rejected certain executory contracts and unexpired leases, including seven unexpired real property leases.

         The Debtors also obtained authorization to sell their corporate jet, a 1997 Beechcraft Model 400A Beechjet, and to assume and assign to the buyer certain related executory contracts. The sale price of the jet, $3.3 million, was not sufficient to fully satisfy the debt secured thereby. The Debtors have stipulated to modify the automatic stay to permit payment of the proceeds of sale to the secured party, debis Financial Services LLC.

         4.       VCH TRANSACTION

         The Debtors have obtained approval of a restructuring primarily involving four nondebtor United Kingdom entities (the "VCH Entities"). The VCH Entities, which are a part of the Miniature Lighting business, formerly were included in the corporate structure of General Lighting. The approved restructuring resulted in the transfer of the VCH Entities to the Miniature Lighting corporate structure.

         5. ASSUMPTION OF MODIFIED EXECUTORY CONTRACT WITH CRITICAL TRADE SUPPLIER AGILENT TECHNOLOGIES, INC.

         The Debtors have assumed a modified contract with critical supplier Agilent Technologies, Inc. ("Agilent") pursuant to an order dated October
17, 2002. The modified Agilent contract enhances the Debtors' relationship with Agilent and is expected to generate significant future income for the Debtors.

         6.       SALE OF POWER LIGHTING PRODUCTS ASSETS

         The Debtors have obtained approval to liquidate the remaining equipment and property associated with their former Power Lighting Products business. Asset Appraisal Corporation has provided substantial assistance to the Debtors in the liquidation of the Power Lighting Products business.

         7.       MATERIAL FOREIGN LEASES

         SLI and certain of its non-Debtor subsidiaries are parties to certain master equipment leases and subleases related to the Company's operations in France and Germany, including a master lease agreement dated December 27, 2000, between GE Capital Equipment Finance SAS, as lessor and SLI as lessee (together with related documents, the "French Lease") and a master lease agreement dated December 21, 2000, between GE Capital Mietfinanz GmbH & Co. KG as lessor and SLI as lessee (together with related documents, the "German Lease"). Proofs of claim in connection with the French Lease and German Lease have been filed asserting liabilities of $11,879,747.44 and $17,788,091.13, respectively. The Debtors believe that they are current on their postpetition obligations under each of the French and German Leases. The Debtors may reject the French Lease and the German Lease if mutually agreeable assumption and assignment agreements are not reached by the Confirmation Date.

         8.       INSURANCE

         The Debtors have historically arranged insurance coverage for themselves and their non-debtor affiliates on an annual basis from March through the succeeding February. The Debtors historically finance the insurance premiums through AFCO Credit Corporation ("AFCO"). The Debtors have obtained authority to finance through AFCO their insurance premiums for the renewal period beginning March 1, 2003. Additionally, because the renewal coverage issued through affiliates of American International Group ("AIG") required the Debtors to obtain

Bankruptcy Court authorization to assume their prepetition AIG insurance program and enter into AIG's renewal insurance program for the postpetition period commencing March 1, 2003, the Debtors have filed a motion seeking such relief, which motion remains pending as of the date of this Disclosure Statement.

         9.       EXTENSIONS OF TIME

                  (a) EXTENSION OF TIME TO ASSUME OR REJECT NON-RESIDENTIAL REAL PROPERTY LEASES

         The Debtors' remaining unexpired leases of real property include leases for the following locations: (i) Canton, Massachusetts, which serves as corporate headquarters for SLI; (ii) Santa Clara, California, which serves as a purchasing office for Miniature Lighting; (iii) Barrington, Illinois, which serves as a sales/marketing office for Miniature Lighting; (iv) Livonia, Michigan, which serves as a sales/marketing office for Miniature Lighting; (v) Newton, New Jersey, which serves as a warehouse/storage facility for Miniature Lighting; (vi) Hackensack, New Jersey, which serves as a corporate office for Miniature Lighting and a production facilities office for Miniature Lighting;
(vii) Wall, New Jersey, which serves as an engineering and design office for Miniature Lighting; and (viii) Indianapolis, Indiana, which serves as a warehouse/storage facility for General Lighting. As of the date of this Disclosure Statement, the lease terms on the above properties have not expired and the Debtors continue to utilize these facilities.

         Given the size and complexity of these Chapter 11 Cases and the likely inclusion of some or all of their material real property leases in a restructuring or possible sales of Miniature Lighting or General Lighting, the Debtors were unable to complete their analysis of all nonresidential real property leases during the time limitation prescribed by section 365(d)(4) of the Bankruptcy Code. The Debtors accordingly sought an extension of such period. On November 27, 2002, the Bankruptcy Court entered an order extending the Debtors' time to assume or reject such leases until April 15, 2003. The Debtors have sought an additional extension of such period through the earlier of the conclusion of the Confirmation Hearing or July 15, 2003.

                  (b)      EXTENSION OF EXCLUSIVE PERIOD

         On January 6, 2003, the Debtors filed a motion seeking to extend their exclusive periods under Bankruptcy Code section 1121 in which to file a plan of reorganization and solicit acceptances thereon. The extension of the exclusivity period was necessary to permit the Debtors to pursue the sale process of one or both of their business divisions and continue to explore their prospects for reorganization. On February 25, 2003, the Bankruptcy Court entered an order extending the Exclusive Periods until April 23, 2003, and June 23, 2003, respectively. The Debtors have sought a further extension of the Exclusive Periods.

                  (c)      EXTENSION OF REMOVAL PERIOD

         On December 6, 2002, the Debtors filed a motion to extend the time in which to remove to federal court certain state court litigation actions pending against them. On January 6, 2003, the Bankruptcy Court extended the time in which the Debtors may seek to remove such actions through June 6, 2003.

G.       MOTIONS FOR RELIEF FROM STAY AND ADVERSARY PROCEEDINGS

         Since the commencement of the Chapter 11 Cases, the Debtors have worked diligently to comply with or respond to all creditor requests. To date, two parties have filed unilateral motions seeking relief from the automatic stay in order to set off certain amounts allegedly owing to them by the Debtors: Philips Lighting Company ("Philips") and Goody's Family Clothing, Inc. ("Goody's"). The Debtors have resolved Philips' motion by stipulation. The Debtors instituted an adversary proceeding against Goody's on November 12, 2002, seeking to compel Goody's to turn over amounts owing to the Debtors. The parties have entered into a scheduling order, have agreed to consolidate such proceeding with Goody's stay-related motion, and seek to have a trial in June, 2003. In addition, Ford Motor Credit Corporation has filed a stay relief motion in respect of eight vehicle leases with the Debtors. The Debtors resolved this motion by agreeing to modify certain insurance coverage in respect of the subject vehicles.

H.       THE DEBTORS' EXPLORATION OF RESTRUCTURING AND SALE ALTERNATIVES

         During the Chapter 11 Cases, the Company has aggressively sought to maximize the value of the Company's businesses and assets for the benefit of its creditors by continuing to explore opportunities to sell or restructure all or parts of the Company's business and assets. Pursuant to the Fleet DIP Facility, the Debtors were required to use their reasonable best efforts to negotiate and complete one or more purchase and sale agreements in connection with a 363 Sale Transaction (as defined in the Fleet DIP Facility) and file by December 15, 2002 with the Bankruptcy Court a motion seeking approval of the same (subject to higher and better offers). The Fleet DIP Facility was subsequently amended to extend the filing deadline through February 15, 2003. The Debtors and their investment advisors, Pricewaterhouse Coopers Securities LLC ("PwCS"), thus aggressively undertook a search for a purchaser of Miniature Lighting, General Lighting, or both lines of business. The Debtors and PWCS undertook extensive marketing efforts targeted to potential purchasers. The Debtors subsequently negotiated letters of intent and subsequent definitive agreements for the sale of General Lighting and Miniature Lighting. In addition, the Debtors entered into a letter of intent with the Investors providing for the restructuring of the Miniature Lighting and General Lighting businesses in the absence of a sale. Each of these matters are described in detail below.

         1.       General Lighting Sale - GL Acquisition

         On March 1,2003, the Debtors filed a motion seeking to approve, inter alia, the sale of substantially all of the assets of the General Lighting business to GL Acquisition, LLC ("GL Acquisition"). GL Acquisition is wholly owned by Mr. Frank Ward, the Debtors' chairman and chief executive officer. The key terms of the proposed sale to GL Acquisition were (i) cash of $24.8 million,
(ii) a note for $1.5 million, (iii) the assumption of certain of the Company's European liabilities of approximately 90 million Euros, and (iv) the waiver of Mr. Ward's right to he paid $400,000 under the approved postpetition employee severance/retention plan. The GL Acquisition offer was not subject to contingencies related to due diligence or financing. The Company estimated the enterprise value of the proposed GL Acquisition Sale as approximately $128 million.

         2.       Miniature Lighting Sale - M Capital, LLC

         On March 1,2003, the Debtors filed a motion seeking to approve, inter alia, the sale of substantially all of the assets of the Miniature Lighting business to M-Lite, LLC, an affiliate of M Capital, LLC ("M-Lite"). The key terms of the proposed sale to M-Lite were (i) a cash payment of $100,000,000 less deductions for certain assumed debt related to foreign subsidiaries of the Miniature Lighting business, and (ii) the assumption of certain related liabilities estimated to be approximately $12.4 million. The M-Lite sale was subject to both financing and due diligence contingencies. The Company estimated the enterprise value of the proposed M-Lite sale as approximately $100 million. The Debtors also sought approval of bidding procedures and protections in connection with the Sale Motions.

         3.       Financial Restructuring

         Prior to and subsequent to the filing of the motions to sell the General Lighting and Miniature Lighting businesses, the Investors advised the Debtors that the Investors believed that a "stand alone" plan of reorganization would provide greater value to creditors than the proposed sale transactions. The Investors advised the Debtors that the Investors held, controlled or had contractual rights to control approximately 90%of the face amount of the Debtors' prepetition secured bank debt and had reached an agreement with the Creditors' Committee regarding treatment of Claims under a plan of reorganization. The Investors and the Creditors' Committee then informed the Debtors that such parties favored a reorganization of the Debtors in the manner set forth in the Plan rather than the proposed sales of Miniature Lighting and General Lighting. The Investors and the Committee also filed objections to each of the Sale Motions. The Debtors withdrew the Sale Motions on the record at a hearing on March 21,2003, and advised the Court that the Debtors would proceed with a reorganization in accordance with the expressed desire of the representatives of the secured and unsecured creditor classes.

         4.       SUMMARY OF SETTLEMENT OF M CAPITAL, LLC AND M-LITE, LLC CLAIMS

         On March 30,2003, M-Lite terminated its asset purchase agreement (the M-Lite APA") with the Debtors. M Capital, LLC and M-Lite asserted claims against the Debtors in respect of the M-Lite APA and the letter of intent that preceded the M-Lite APA. The Debtors negotiated a resolution of the claims of M-Lite and M Capital, LLC which the Bankruptcy Court approved by order dated April 9,2003. The material terms of the settlement include (i) payment of an aggregate of $400,000 to M Capital, consisting of $200,000 to be paid by the Debtors and $200,000 to be paid by a non-Debtor, (ii) a release of all claims relating to the M-Lite APA and the letter of intent that preceded the M-Lite APA, including any claims for breakup fees or additional expense reimbursement, (iii) a $2 million increase in the committed, non-discretionary portion of the Replacement DIP Facility, and (iv) approval by M Funding of certain consent and waiver matters in respect thereof. In addition, the Debtors provide a release under the Plan to M Capital, LLC, M-Lite and certain affiliates of any claims related to the M-Lite APA and the proposed sale to M-Lite.

         5.       SUMMARY OF SETTLEMENT OF GL ACQUISITION CLAIMS

         Following withdrawal of the motion to approve the GL Acquisition sale, GL Acquisition requested payment of certain of its related expenses. Pursuant to the letter of intent agreement among Mr. Frank Ward, the principal of GL Acquisition, and the Company, one or more of the Company's non-debtor subsidiaries were obligated to reimburse GL Acquisition for certain expenses actually incurred in connection with the proposed transaction. A non-Debtor entity has agreed to pay GL Acquisition the sum of approximately $200,000 to cover expenses incurred by GL Acquisition in connection with the GL Acquisition sale, in exchange for, among other things, a release of the Debtors and each of their respective affiliates from any claim arising from the GL Acquisition sale agreement and/or the related letter of intent.

         During the Chapter 11 Cases, the Company has also continued to refocus its business strategy while further reducing operational and administrative expenses through the sale of non-core assets and the rejection of burdensome or unnecessary executory contracts and unexpired leases. As a result of the foregoing initiatives, and assuming that the Claims and Interests are restructured in accordance with the Plan, the Company believes that the Debtors will be well positioned to compete successfully in its industry in the future.

I.       SUMMARY OF THE CLAIMS PROCESS AND BAR DATE

         1.       CLAIMS BAR DATE

         On February 4,2003, the Court established March 31, 2003 as the bar date (the "Bar Date") for filing prepetition proofs of claim. On February 13, 2003, the Claims and Balloting Agent mailed notices of the Bar Date and proof of claim forms to known creditors of the Debtors. Additionally, the Debtors caused notice of the Bar Date to be published in the national edition of the The New York Times on February 13, 2003, and in various other regional newspapers in jurisdictions where the Debtors have employees.

         According to the Schedules, general unsecured claims (exclusive of intercompany claims and any unsecured deficiency claims) total approximately $13,622,000. In addition, Proofs of Claim aggregating approximately 335 in number and approximately $2.8 billion have been filed against the Debtors. The Debtors believe that they will not complete their review of all Claims filed until after the Confirmation Date. Based on their review of Claims and reconciliation of Proofs of Claim conducted through the date of this Disclosure Statement, the Debtors believe that approximately $12 million to $20 million of General Unsecured Claims will likely be Allowed. The Debtors believe that a significant amount of the Claims filed are duplicative in nature. The Debtors also believe that many of the Claims filed are without merit and intend to object to all such Claims. The Debtors cannot provide any assurance that they will be successful in contesting any Claims and make no representations regarding the duration of the Claims reconciliation process. The Debtors cannot provide any assurance that the amount of General Unsecured Claims that become Allowed will not materially exceed their estimates. If the amount of General Unsecured Claims that are Allowed materially exceed the Debtors' estimates, the percentage recoveries for holders of Class 4 Claims could be materially less than estimated in this Disclosure Statement.

         2.       SCHEDULES AND STATEMENTS OF FINANCIAL AFFAIRS

         On October 24, 2002, the Debtors filed initial partially-consolidated schedules of assets and liabilities and statements of financial affairs with the Court. On January 17, 2003, the Debtors filed amended non-consolidated schedules of assets and liabilities and statements of financial affairs (as amended, the "Schedules"). Among other things, the Schedules set forth the Claims of known creditors against each of the Debtors as of the Petition Date based upon the Debtors' books and records.

J.       SUMMARY OF THE COMPANY'S CURRENT BUSINESS PLAN

         1.       PROPOSED CORPORATE STRUCTURE OF REORGANIZED DEBTORS

         A chart depicting the Reorganized Debtors on and after the Effective Date is attached hereto as Exhibit G. Such chart reflects certain actions anticipated to be taken by the Debtors prior to the Effective Date under the Plan, pursuant to which the respective forms of organization of certain of the Debtors and/or Non-Debtor Subsidiaries shall have been changed from one entity type to another, their respective jurisdictions of organization shall have been changed, and all or a portion of the respective equity therein shall have been transferred, in each case to the satisfaction of the Debtors and the Investors.

         2.       BUSINESS MODEL

         The Company's current strategy ("Business Model") is to operate as three separate entities that support operations by product line and/or geographic region. The three operations include the Miniature Lighting business which continues to support the Miniature Lighting business for North America and Europe, the General Lighting business in Europe which operates the lamps and fixtures business in Europe and Asia, and the General Lighting business in Latin America which operates the lamps and fixtures business in Latin America and oversees the distribution business in the United States. The Company's overall strategic view is to focus on the growth prospects of core business activities and to continue to divest itself of non-core products, services and markets within the lighting business.

         The Miniature Lighting business ("ML") is a vertically integrated, highly automated, manufacturer providing "one stop" lighting solutions for its customers' lighting requirements by offering discrete lighting components, value-added integrated products and specialized lighting services. ML plans to continue to integrate its European operations in order to improve efficiencies and develop new products for the market.

         The General Lighting business in Europe ("GLEU") is a vertically integrated, highly automated, manufacturer providing "one stop" lighting solutions and has a full product line of lamps and fixtures that it sells to wholesalers, OEMS, retailers, architects, designers and contractors in Europe and Asia. GLEU plans to improve plant efficiencies in its competitive lamps business and outsource production to lower cost regions. GLEU looks to further expand its fixture brands across continental Europe.

         The General Lighting business in Latin America ("GLLA") is a vertically integrated, highly automated, manufacturer providing "one stop" lighting solutions and has a full product line of lamps and fixtures that it sells to wholesalers, OEMS and retailers in Latin America. GLLA also manages the U.S. Distribution business which sells lamp and fixture products into the U.S. by purchasing goods from Latin America, GLEU and other Asian suppliers. The GLLA business plans to expand its starters and glowbottle business where most products are purchased in Europe and continue to improve plant efficiency and increase sales volume across Latin America. GLLA plans to improve distribution efficiency in the U.S. and expand product sales in the U.S. marketplace.

                  (a)      OPERATING STRATEGY

         To implement the Business Model, the Company has adopted an operating strategy (the "Operating Strategy"). The Company's operating strategy is designed to enhance the Company's position as a leading international designer, manufacturer and supplier of lighting products, while at the same time increasing profitability through:

         -        improved operating efficiencies

         -        continued integration of operations

         -        continued focus on responsiveness and product quality

                  (i)      IMPROVE OPERATING EFFICIENCIES.

         In each of the business segments the Company continues to focus its efforts in realizing cost savings. The general lighting lamps business is a competitive business that requires the Company to implement plant efficiencies and utilize low cost production regions to maintain profitability. The Company recently consolidated plant operations for its fixtures business in the UK and now looks to further reduce the costs within the plant. GLLA has suffered a significant decrease in volume due to the market uncertainty. The Company hopes to increase volume to improve plant efficiency and evaluate plant performance. The miniature lighting business looks to improve plant production as operations in Europe become more aligned. Additionally, the Company intends on divesting itself of non-core products, services and markets within all businesses in an effort to improve operation margins.

                  (ii)     CONTINUE INTEGRATION OF OPERATIONS.

         The Company intends to continue to vertically integrate its operations by broadening the range of components which it manufactures and uses in its lighting products. The ML business' ability to manufacture a wide array of components facilitates the production of more complex, value-added lighting products, which generally have higher average selling prices per unit and higher margins than discrete lighting components. ML also expects to improve operating performance by integrating operations, product design and sales and marketing across Europe. The Company expects these initiatives to improve product development, lower production costs and reduce marketing costs.

         The GLEU business consolidated fixture operations in the UK. The Company plans to utilize its fixture brands in the UK to continental Europe to expand sales and improve production efficiency.

                  (iii)    CONTINUE FOCUS ON RESPONSIVENESS AND PRODUCT QUALITY.

         The Company's ability to conceive, design and engineer new products in a short period of time is a significant competitive advantage. Management has developed "Competency Centers" within its manufacturing facilities to optimize the expertise of the Company's design, engineering, manufacturing and technical sales support teams. In addition, the Company has developed technology to monitor and control its production performance. As a result of various quality initiatives, the Company has achieved a preferred supplier designation for its miniature lighting products from several of its OEM customers, including Q-1 certification from Ford Motor Company and a Quality Excellence award from Chrysler Corp. In addition, certain of the Company's facilities have received QS-9000, ISO 9001 and Euro-Net ISO 9000 and 9001 certifications. Such certifications in many instances are a pre-requisite for contractual orders, particularly with large industrial users of the Company's products.

         (b)      BUSINESS STRATEGY

         The Company is positioning itself to return to acceptable profitability levels. The Company projects profitable operations in 2003 excluding financial restructuring costs and the gain from extinguishment of debt despite lower sales volumes. The Company expects lower production costs and lower overhead costs to aid in the improved operating performance. Production costs decrease due to outsourcing product from low cost regions, lower production costs at the Tunisia plant, lower material pricing and reengineering plant operations. By 2004 the Company expects to improve its profitability by increasing sales as the European market improves for general lighting. The economic recovery will allow the Company to continue its internal growth by:

         -        increasing sales to existing and new customers

         -        introducing new lighting technologies

         -        expand distribution of the Provision product line

         -        diversify geographic operations

         -        strategic alliances

                  (i)      INCREASE SALES TO EXISTING AND NEW CUSTOMERS.

         The ML business sold approximately 75% of its products to the automotive industry in 2002. The Company expects new business from key customers in this industry as SLI Inc. emerges from its current credit concerns. ML also awaits the recovery of the telecommunications and technological markets as these customers have yet to recover from their respective slumps in the marketplace.

         ML plans to expand product offerings and improve customer service by designing, developing and marketing "one stop" lighting solutions, a strategy through which the Company seeks to capitalize on cross-selling opportunities between customers.

         The General Lighting business seeks to use its global distribution networks and recognized brand names, including Sylvania (outside the United States, Canada, Mexico and Puerto Rico) and Concord:Marlin, to market and sell the Company's products worldwide. The Company plans to utilize its relationships with current customers as an opportunity to increase sales as these customers expand their business to other regions. Moreover, the Company's international operations have broad product lines of consumer and industrial lamps and fixtures, which the Company plans to market domestically.

                  (ii)     INTRODUCE NEW LIGHTING TECHNOLOGIES.

         Through the introduction of new lighting technologies, the Company has been able to participate in the high growth and high margin segment of the lighting market. Further, because lighting products and the related manufacturing technology are becoming increasingly sophisticated, the ML business has sought to enhance its technological capabilities in order to fulfill its customers' outsourcing and "just-in-time" requirements and adjust to shifts in demand. Through the acquisition of various niche businesses operating within the lighting industry, the Company's technological expertise has expanded, thus enabling it to manufacture more sophisticated products. As a result of its technical know-how, the Company believes that it can expand its business by developing new products and entering new niche markets in which it can be one of a few leading suppliers.

                  (iii)    EXPAND DISTRIBUTION OF THE PROVISION PRODUCT LINE.

         The Miniature Lighting business plans to increase in its Provision products for 2003 and beyond. The management team of ML plan to increase the sales through improved marketing efforts and continued success from word of mouth advertising. The Company expects Provision sales to be one of the top growth categories for all of SLI Inc. in the near future.

                  (iv)     DIVERSIFY GEOGRAPHIC OPERATIONS.

         The Company's operations are currently located in the Americas, Europe and the Pacific Rim. The Company intends to continue to selectively expand its operations internationally to better serve its existing customers and to develop new customers. The Company continually evaluates its operations to determine if performance can improve by utilizing low cost regions for production or assembly.

                  (v)      STRATEGIC ALLIANCES.

         The Company plans to continue to use strategic alliances to effect its vertical and horizontal integration strategies. The alliance with Stanley is expected to result in increased production in Canada for LED products in the miniature lighting business.

                  (vi)     PRODUCTS AND MARKETS

         The following table sets forth the percentage of net sales by product category for Fiscal 2001 and Fiscal 2002


                                                                YEAR ENDED
                                                    ------------------------------------
PRODUCTS                                            12/30/01                    12/30/02
                                                    --------                    --------
Lamps.........................................      40.9%                       40.0%
Fixtures......................................      34.4                        33.8
Miniature Lighting Assemblies.................      20.7                        22.3
Ballasts......................................      00.5                        00.5
Other.........................................      03.6                        03.4
Total.........................................      100%                        100%

         The Company's manufacturing and developmental activities are focused around the following products:

         (c)      LAMPS.

         The Company intends to continue to address the market's demands for affordable, energy-efficient lamps with longer life cycles. In this regard, the Company has produced and is continuing to develop, among other lighting products, (i) compact fluorescent lamps with novel features and performance characteristics, (ii) tungsten halogen lamps using line voltage, which have the capability of replacing standard incandescent lamps, (iii) twin-arc high pressure sodium ("SHP") and mercury-free SHP lamps for general lighting as well as special applications such as film and theater use, (iv) triphosphor fluorescent lamps with improved lumen maintenance, and (v) metal halide lamps that combine energy efficient illumination, long lamp life, excellent color rendition and compact lamp size. Through the introduction of a new range of "high voltage" halogen reflector lamps, known as "Hi-Spot," which has been supplemented with a miniature 50 millimeter line voltage lamp, the Company has demonstrated leadership in product development in this area.

         (d)      FIXTURES.

         Trend setting accent fixtures track both the requirements of the marketplace and the emergence of new concept lamps, notably line voltage halogen, metal halide and compact fluorescents. New low glare fixture development by the Company has been launched in response to guidelines recommended by certain international engineering industry groups for reducing the potential harmful effects in the area of visual display units, as well as lower wattage per square meter of illuminated surface. In addition, the Company intends to continue to focus its efforts on providing industrial and commercial lighting fixtures that will meet the changing performance and aesthetic requirements of its customers. The Company also sells decorative lighting fixtures and table lamps into the retail market.

         (e)      MINIATURE LIGHTING ASSEMBLIES.

         The Company's miniature lighting assemblies are used mainly as visual fault or status indicators. Because of competition and rapid technological change, the Company believes that many OEMs are motivated to work with lighting manufacturers, such as the Company, in order to gain access to advanced manufacturing facilities without an increase in their overall capital requirements.

         (f)      EMPLOYEES

         The Debtors currently anticipate that the Reorganized Company will have approximately 7,082 full-time employees, 392 of whom will be engaged in the United States. The Debtors do not expect that the number of persons employed by the Reorganized Debtors will increase materially over the next several years absent a substantial increase in the volume of the Reorganized Debtors' business. Most of the foregoing employees are not represented by a labor union or covered by a collective bargaining agreement.

         3.       THE PROJECTIONS

         As discussed in more detail in Exhibit E hereto, the Company has prepared pro forma financial projections through 2005 for the Company on a consolidated basis. These projections are based on a number of assumptions and are subject to a number of risks and uncertainties discussed in more detail in
Article VII below.

                             V. SUMMARY OF THE PLAN

         THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN. THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY AND IS SUBJECT TO THE PLAN AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN. THE PLAN IS ANNEXED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN. REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

         THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN. UPON OCCURRENCE OF THE EFFECTIVE DATE, THE PLAN AND ALL SUCH DOCUMENTS SHALL BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS AND THEIR ESTATES, THE REORGANIZED DEBTORS, AND OTHER PARTIES-IN-INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, THE TERMS OF THE PLAN OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

A.       OVERALL STRUCTURE OF THE PLAN

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. Upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

         The consummation of a plan of reorganization is the principal objective of the Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by the Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of, or equity holder in, the debtor, whether or not such creditor or equity holder (i) is impaired under, or has accepted, the plan, or
(ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself, or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of the confirmation of the plan and substitutes therefore, the obligations specified under the confirmed plan, and terminates all rights and interest of equity security holders.

         The terms of the Debtors' Plan are based upon, among other things, their assessment of the ability of (i) Reorganized SLI to achieve the established goals contained in the Plan, (ii) the Reorganized Debtors to make the distributions contemplated under the Plan, and (iii) Reorganized Debtors to pay certain of their continuing obligations in the ordinary course of their business. Under the Plan, Claims against and Interests in the Debtors are divided into different Classes according to their relative seniority and certain other criteria.

         Under the Plan, Claims against, and Interests in, the Debtors are divided into different Classes. If the Plan is confirmed by the Court and consummated, on the Effective Date and the Distribution Date and at certain times thereafter as Claims are resolved, liquidated, or otherwise allowed, Reorganized SLI, as the case may be, will distribute securities, and other property in respect of certain Classes of Claims as provided in the Plan. The Classes of Claims and Interests created under the Plan, the treatment of those Classes under the Plan, and the securities and other property to be distributed under the Plan are described below.

B.       SUBSTANTIVE CONSOLIDATION

         1.       CONSOLIDATION OF THE CHAPTER 11 CASES

         The Plan contemplates and is predicated upon entry of an order by the Court substantively consolidating the Estates and the Chapter 11 Cases solely for voting and making distributions under the Plan.

         Generally, substantive consolidation of the estates of multiple debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors for certain purposes under a plan. The common effects of consolidation are (i) the pooling of the assets of, and claims against, the consolidated debtors; (ii) satisfying liabilities from a common fund; and (iii) combining the creditors of the debtors for purposes of voting on reorganization plans. Under the Plan, the substantive consolidation of the Debtors will be limited solely to voting and making distributions under the Plan.

         The Debtors believe that the facts and circumstances surrounding the historical business and operations of the Debtors generally support substantive consolidation of the Debtors for voting and distribution purposes only, as set forth in the Plan. The Debtors believe that many creditors view the Company as a single economic unit. In addition, creditors often trade with the Debtors under trade names such as "Chicago Miniature Lamp, Inc." that do not relate to a specific Debtor entity. SLI and the other Debtors generally have had common officers and directors and shared key employees and outside professionals, including, but not limited to, employees who performed accounting, legal, and tax functions for all the Debtors, and law firms, accounting firms and consultants who also perform services for all of the Debtors.

         The organizational and capital structure of the Debtors also supports substantive consolidation. SLI owns all of the stock of each of the other Debtors, other than SLI Lighting Company, which is a wholly-owned second tier subsidiary of SLI. All of the Debtors were parties to the Prepetition Credit Facility. The Debtors did not incur their own secured debt other than CML Air, Inc., which financed an airplane that has been sold during the Chapter 11 Cases. The Debtors utilized proceeds from the Prepetition Secured Debt to finance certain of their acquisitions prior to the Petition Date. In addition, the Debtors utilized a centralized cash management system. The Debtors and their non-Debtor subsidiaries have historically engaged in intercompany transactions, including loans, investments, and the purchase of product.

         The Debtors further believe that, in view of the limited funding available to unsecured creditors, the recovery by creditors of SLI will not be materially diminished by inclusion of claims asserted only against other Debtors and the recovery of creditors of the other Debtors will not be materially diminished by inclusion of claims asserted against SLI. All of the Debtors are either borrowers or guarantors under the Prepetition Credit Agreement, and no timely challenges were asserted to the liens provided thereunder. The holders of Class 3 Claims would, absent the negotiated treatment provided for in the Plan, hold substantial deficiency claims that would absorb the bulk of any distribution to unsecured creditors in a non-consolidated reorganization of each Debtor. As a result, absent the negotiated distribution to unsecured creditors and substantive consolidation as provided for in the Plan, it is likely that unsecured creditors would receive substantially less than provided for in the Plan. The Debtors further believe that administrative costs associated with the allocation of liabilities between and among SLI and the other Debtors would likely exceed the benefits of non-consolidation. Specifically, the Debtors concluded that, due to the complex nature of the intercompany obligations between and among the Debtor and non-Debtor subsidiaries, resolving all involved issues would be an extremely difficult, if not impossible task, would be extremely time consuming to complete, and would have uncertain results. Therefore, the Debtors believe that substantive consolidation for distribution purposes is warranted and appropriate in light of the foregoing issues as well as court determinations in other large, complex Chapter 11 cases.

On the Effective Date, and for the purposes of voting and making distributions to holders of Allowed Class 4 General Unsecured Claims only, the Estates shall be substantively consolidated as follows: (i) any obligation of a Debtor and all guarantees by one or more of the Debtors of any obligation of a Debtor or a non-Debtor shall be deemed to be one obligation of the Debtors collectively, and
(ii) each claim filed or to be filed against any Debtor shall be deemed a single claim against, and a single obligation of, the Debtors collectively. The foregoing (x) shall be solely for the purposes of voting and making distributions under the Plan, (y) shall not affect the rights of any holder of a Secured Claim, a Secured Lender Claim or a DIP Facility Claim with respect to the Collateral securing its Claim, or the terms and implementation of any settlement, and the rights and obligations of the parties thereto, entered into in connection with the confirmation of the Plan and (z) shall not, and shall not be deemed to, prejudice the Litigation Rights and the Avoidance Actions (subject to the release in favor of the Secured Lenders set forth in Article III.C.1 of the Plan), which shall survive entry of the Substantive Consolidation Order for the benefit of the Debtors and their Estates, as if there had been no substantive consolidation.

         During the Pre-Effective Period, the Debtors shall remain debtors-in-possession and shall remain subject to the jurisdiction and supervision of the Court. Any obligation incurred by the Debtors during the Pre-Effective Period in the ordinary course of business shall constitute an Administrative Claim. The Debtors are authorized and directed to take such action during the Pre-Effective Period as may be necessary and consistent with the Plan to prepare to effectuate and/or implement the Plan upon the expiration of such period; all other actions during such period shall be taken only with the prior written consent of the Investors.

         2.      SUBSTANTIVE CONSOLIDATION ORDER

         Unless the Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, the Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases for distribution and voting purposes only.

C.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor's creditors and equity interest holders. In accordance with section 1123, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than DIP Facility Claims, Administrative Claims, Priority Tax Claims, and Intercompany Claims, which pursuant to section 1123(a)(1) of the Bankruptcy Code, need not be and have not been classified). The Debtors also are required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in, the Debtors into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

         The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 and applicable case law, but, it is possible that a holder of a Claim or Interest may challenge the Debtors' classification of Claims and Interests and that the Court may find that a different classification is required for the Plan to be Confirmed. If such a situation develops, the Debtors intend, in accordance with the terms of the Plan, to make such permissible modifications to the Plan as may be necessary to permit its confirmation. Any such reclassification could adversely affect holders of Claims by changing the composition of one or more Classes and the vote required of such Class or Classes for approval of the Plan.

         The amount of any Impaired Claim that ultimately is allowed by the Court may vary from any estimated allowed amount of such Claim and, accordingly, the total Claims that are ultimately allowed by the Court with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the value of property that ultimately will be received by a particular holder of an Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims ultimately allowed in the applicable Class.

         The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Court.

         1.       UNCLASSIFIED CLAIMS

                  (a)      DIP FACILITY CLAIMS

         On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (i) Effective Date Cash equal to the unpaid portion of such Allowed DIP Facility Claim, or (ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing.

                  (b)      ADMINISTRATIVE CLAIMS

         Except as otherwise provided herein, and subject to the requirements of this Plan, on, or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (a) Effective Date Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim, or (b) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) prior to the Effective Date, by the Debtors, and
(y) subsequent to the Effective Date, by the Reorganized Debtors. Allowed Professional Fee Claims shall be paid from the Professional Fee Escrow pursuant to Article V of the Plan. Except as otherwise provided herein, and subject to the requirements of this Plan, on, or as soon as reasonably practicable after the date a Success Fee becomes an Allowed Claim, the Reorganized Debtors shall pay Cash to the holder of such Allowed Success Fee Claim in an amount equal to the amount of such Allowed Success Fee Claim.

                  (c)      PRIORITY TAX CLAIMS

         Except to the extent that an Allowed Priority Tax Claim has been paid by the Debtors prior to the Distribution Date, a holder of an Allowed Priority Tax Claim shall be entitled to receive from the Reorganized Debtors, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (i) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim in an aggregate principal amount equal to the Face Amount of such Allowed Priority Tax Claim, plus interest on the unpaid portion thereof at the Case Interest Rate from the Effective Date through the date of payment thereof, or
(ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing. If deferred Cash payments are made to a holder of an Allowed Priority Tax Claim, payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on the first anniversary of the Distribution Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon as practicable thereafter, together with any accrued and unpaid interest to the date of payment; and provided, further, that the Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty; and provided, further, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Plan, and the holder of an Allowed Priority Tax claim shall not assess or attempt to collect such penalty from the Debtors, the Estates, the Reorganized Debtors or any officer, director or affiliate of any thereof, or any of them.

                  (d)      INTERCOMPANY CLAIMS

         On the Effective Date, all Intercompany Claims shall be Reinstated and reaffirmed to the extent not otherwise paid in the ordinary course of business in accordance with the terms of any agreement relating thereto or shall receive such other treatment which renders such Claims Unimpaired and all Litigation Rights with respect thereto shall vest in the Reorganized Debtors.

         2.       UNIMPAIRED CLAIMS

                  (a)      CLASS 1: OTHER PRIORITY CLAIMS

         On or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the Quarterly Distribution Date immediately following the date such Other Priority Claim becomes an Allowed Other Priority Claim, a holder of an Allowed Other Priority Claim shall receive from the Reorganized Debtors, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Other Priority Claim, (i) Cash equal to the unpaid portion of the Face Amount of such Allowed Other Priority Claim, or (ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing.

                  (b)      CLASS 2: OTHER SECURED CLAIMS

         On the Distribution Date or as soon thereafter as is practicable, a holder of an Other Secured Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, in the sole discretion of the Reorganized Debtors or the Debtors, with the prior written consent of the Investors, (i) have its Allowed Other Secured Claim Reinstated, (ii) receive secured notes on terms that satisfy section 1129(b)(2)(A) of the Bankruptcy Code or such other treatment as is permitted thereunder, (iii) receive the collateral securing its Claim, or (iv) receive such other treatment as to which such holder and the Debtors (with the prior written consent of the Investors from and after the date of this Plan) or the Reorganized Debtors shall have agreed upon in writing.

         3.       IMPAIRED CLAIMS

                  (a)      CLASS 3: SECURED LENDER CLAIMS

         On the Distribution Date, or as soon thereafter as is practicable, each holder of a Secured Lender Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Secured Lender Claim, receive (i) from the Reorganized Debtors, its Pro Rata share of one hundred percent (100%) of the New Common Shares, subject to dilution pursuant to the Rights Offering and the Equity Subscription Commitment Letter, to not less than the Secured Lender Percentage of the New Common Shares, (ii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of twenty-five percent (25%) of the Net Preference Litigation Proceeds, (iii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of seventy-five percent (75%) of the Net Other Litigation Proceeds upon the terms and conditions set forth in Articles VIII and IX of the Plan and in the Litigation Trust Agreement, and (iv) the right to participate in the Rights Offering on the terms and conditions thereof. Upon the Effective Date, the proofs of claim filed in respect of the Secured Lender Claims are Allowed as set forth therein. Upon the Effective Date, the holders of Class 3 Claims voting in favor of the Plan shall (i) be deemed to be released by all parties from any potential Avoidance Action in respect of such holder's Secured Lender Claims,
(ii) shall be deemed to have elected secured treatment as set forth herein in accordance with Bankruptcy Code section 1111(b), and (iii) shall be deemed to have agreed to enter into the Shareholder Agreement. The binding effect of such deemed election on Class 3 shall be determined in accordance with Bankruptcy Code section 1111(b). In the event that Class 3 is determined not to have elected secured treatment in accordance with Bankruptcy Code section 1111(b), each holder of a Secured Lender Claim shall be deemed to have waived the right to receive a distribution on account of any unsecured portion of such Secured Lender Claim.

                  (b)      CLASS 4: GENERAL UNSECURED CLAIMS

         On, or as soon as reasonably practicable after, the later of (i) the Distribution Date, or (ii) the Quarterly Distribution Date immediately following the date such General Unsecured Claim becomes an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed General Unsecured Claim, receive (i) from the Plan Administrator its Pro Rata share of the Class 4 Fund, (ii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of seventy-five percent (75%) of the Net Preference Litigation Proceeds, and
(iii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of twenty-five percent (25%) of the Net Other Litigation Proceeds, in the case of each of clauses (ii) and (iii) immediately above upon the terms and conditions set forth in Article VIII of the Plan and in the Litigation Trust Agreement. Until distribution to holders of Allowed Class 4 General Unsecured Claims, all Class 4 Funds shall be held by the Plan Administrator in a separate interest-bearing account solely for the benefit of such holders and shall not be commingled with the funds of any other Person or the Litigation Trust. Neither the Debtors nor the Reorganized Debtors shall have any interest in any Class 4 Funds.

                  (c)      CLASS 5: SUBORDINATED CLAIMS

         This Class consists of Claims (i) subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Common Shares, any Claim for damages arising from the purchase or sale of any Old Common Shares, or any Claim for reimbursement, contribution or indemnification on account of any such Claim; or (ii) for punitive or exemplary damages or for a fine or penalty.

         On the Effective Date, all Subordinated Claims shall be deemed cancelled and extinguished and each holder thereof shall not be entitled to, and shall not receive or retain any property under the Plan on account of such Subordinated Claims. Class 5 is deemed to have rejected the Plan and, therefore, holders of Subordinated Claims are not entitled to vote to accept or reject the Plan.


         4.       INTERESTS

                  (a)      CLASS 6: INTERESTS

         On the Effective Date, the Interests shall be canceled and each holder thereof shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Interests. Class 6 is deemed to have rejected the Plan, and, therefore, holders of Interests are not entitled to vote to accept or reject the Plan.

         5.       SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

         Except as otherwise provided in the Plan, nothing shall affect the Debtors', the Reorganized Debtors' or the Disbursing Agent's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

         6.       ALLOWED CLAIMS

         Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until (and then only to the extent) that its Disputed Claim becomes an Allowed Claim. The Disbursing Agent may, in its discretion, withhold distributions otherwise due hereunder to the holder of a Claim until the Claims Objection

Deadline, to enable it to file a timely objection thereto. Any holder of a Claim that becomes an Allowed Claim after the Effective Date will receive its distribution in accordance with Article VII.A and Article X of the Plan.

D.       PROVISIONS GOVERNING DISTRIBUTIONS

         1.       DISTRIBUTION FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

         Except as otherwise provided in the Plan, including the provisions of
Article VIII of the Plan, or as ordered by the Court, all distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date by the Reorganized Debtors, except that distributions from the Class 4 Fund shall be made by the Plan Administrator or its Disbursing Agent. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of Article X of this Plan. Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date pursuant to an order of the Bankruptcy Court; (ii) is listed in the schedules as contingent, unliquidated, disputed, or in a zero amount; and for which a proof of claim has not been timely filed, or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently filed Proof of Claim that purports to amend the previously filed Proof of Claim. Regardless of the date on which any distribution of New Common Shares is actually made to a holder of a Claim that becomes an Allowed Claim, such holder shall be deemed to have the rights of a holder as of the Effective Date.

         2.       DISBURSING AGENT

         The Disbursing Agent shall make all distributions required under this Plan, subject to the provisions of Article VII of the Plan. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the entity so designating it as Disbursing Agent. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. The Disbursing Agent shall be authorized and directed to rely upon the Debtors' books and records and the Plan Administrator's or Reorganized Debtors' (as applicable) representatives and professionals in determining Allowed Claims not entitled to distribution under the Plan in accordance with Article VII of the Plan.

         3.       DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED
                  DISTRIBUTIONS

                  (a)      DELIVERY OF DISTRIBUTIONS IN GENERAL

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtors or the Disbursing Agent at the time of the distribution, or (e) in the case of the holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

                  (b)      UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS

         If the distribution to any holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Disbursing Agent until such distributions are claimed. All claims for undeliverable or unclaimed distributions made by the Disbursing Agent must be made on or before the first (1st) anniversary of the Effective Date, after which date (a) all unclaimed property constituting Class 4 distributions shall be paid to the holders of the remaining Allowed Class 4 General Unsecured Claims and (b) all unclaimed property constituting Class 3 distributions shall be distributed to the holders of the remaining Allowed Class 3 Secured Lender Claims, in either case free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors or any Disbursing Agent to attempt to locate any holder of an Allowed Claim.

         4. CALCULATION OF DISTRIBUTION AMOUNTS OF NEW COMMON SHARES; MINIMUM DISTRIBUTIONS

         No fractional shares of New Common Shares shall be issued or distributed under the Plan or by Reorganized SLI or the Disbursing Agent. Each Person entitled to receive New Common Shares will receive the total number of whole shares to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Shares, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions one-half (1/2) or greater shall be rounded to the next higher whole number, and
(b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. No consideration shall be provided in lieu of fractional shares that are rounded down.

         The Disbursing Agent shall not make any Cash payment of less than thirty dollars ($30.00) with respect to any Claim, unless prior to the Effective Date a request therefor is made in writing to the Disbursing Agent.

         5.       RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF SECURED LENDER
                  CLAIMS

         At the close of business on the Distribution Record Date, the transfer records for the Secured Lender Claims shall be closed, and there shall be no further changes in the record holders of the Secured Lender Claims. None of Reorganized SLI, the Disbursing Agent, nor the administrative agent for the Secured Lenders shall have any obligation to recognize any transfer of such Secured Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

         6.       PREPAYMENT

         Except as otherwise provided in this Plan or in the Confirmation Order, the Debtors or the Disbursing Agent, as the case may be, shall have the right to prepay, without penalty, all or any portion of an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Other Priority Claim or Allowed Secured Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

         7.       MEANS OF CASH PAYMENT

         Cash payments made pursuant to this Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Reorganized Debtors or the Disbursing Agent, as the case may be, by (i) checks drawn on or
(ii) wire transfers from a domestic bank selected by the Reorganized Debtors or the Disbursing Agent, as the case may be. In the case of foreign creditors, Cash payments may be made, at the option of the Reorganized Debtors or the Disbursing Agent, as the case may be, in such funds and by such means as are necessary or customary in a particular jurisdiction.

         8.       INTEREST ON CLAIMS

         Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

   9.       CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

         On the Effective Date, the promissory notes, share certificates and any other instruments or documents evidencing any Claim or Interest, other than Claims that are being Reinstated and rendered unimpaired (including without limitation Intercompany Claims), shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designation governing such Claims and Interests, as the case may be, shall be discharged.

         10.      WITHHOLDING AND REPORTING REQUIREMENTS

         In connection with the Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority. All distributions hereunder shall be subject to the withholding and reporting requirements, and the Disbursing Agent shall be authorized to take all actions as may be necessary or appropriate to comply with such requirements.

         Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim that is to receive a distribution of New Common Shares pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligations on account of such distribution, and (ii) no distribution shall be made to, or on behalf of, such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Common Shares to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Article VIIC.2 of the Plan.

         11.      SETOFFS

         The Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments or other distributions to be made under the Plan on account of the Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder thereof, provided, that any such right of setoff that is exercised shall be allocated, first, to the principal amount of the related Claim, and thereafter to any interest portion thereof, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

 E.      THE LITIGATION TRUST

         1.       THE LITIGATION TRUST AND THE PLAN ADMINISTRATOR

         The prosecution of Litigation Rights assigned to the Litigation Trust, the management of the assets contributed to the Litigation Trust, including without limitation the Class 4 Fund, and the distribution made in respect of the same shall be conducted by the Plan Administrator pursuant to the terms of the Litigation Trust Agreement. The Trust Advisory Board shall oversee the actions of the Plan Administrator. The Plan Administrator shall act as trustee and a fiduciary in respect of the Litigation Trust and shall have the rights and duties described herein and in the Litigation Trust Agreement. To the extent of any conflict between the provisions of the Plan and the terms of the Litigation Trust Agreement, the terms of the Plan shall govern.

         The Litigation Trust is the result of negotiations among the Creditors' Committee and the Investors. The structure, funding and operation of the same are the result of such negotiations.

         2.       TRANSFER OF TRUST ASSETS TO THE LITIGATION TRUST

         On the Effective Date, the Debtors shall transfer and shall be deemed to have irrevocably transferred to the Litigation Trust, for and on behalf of the beneficiaries of the Litigation Trust, the Preference Litigation Trust Assets and the Other Litigation Trust Assets, subject to the obligation of the Litigation Trust to pay the Preference Litigation Reimbursement Obligation and the Other Litigation Reimbursement Obligation as set forth in Article VIII.E below. On the Effective Date, the Plan Administrator shall succeed to all of the rights and privileges of the Debtors in respect of the Preference Litigation Trust Assets and the Other Litigation Trust Assets, shall be deemed to be a successor of the Debtors and the representative of the Debtors' Estates within the meaning of section 1123(a)(7) of the Bankruptcy Code, with respect to all Litigation Rights that are Other Litigation Trust Assets or Preference Litigation Trust Assets and shall enter into such joint defense/prosecution agreements with the Reorganized Debtors as shall be mutually agreed. For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under section 301.7701-4 of the Treasury regulations and that the Litigation Trust be owned by its beneficiaries. Accordingly, the Debtors, the beneficiaries of the Litigation Trust and the Plan Administrator will be deemed to agree to treat the transfer of assets as made directly to those holders of Claims receiving interests therein followed by the transfer by such holders of such assets to the Litigation Trust in exchange for beneficial interests therein. Consistent with this treatment, the holders of Claims receiving interests in the Litigation Trust will be treated for federal income tax purposes as the grantors and owners of their share of the assets transferred thereto.

         3.       THE LITIGATION TRUST AGREEMENT

         Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Litigation Trust Agreement, substantially in the form of Exhibit F to the Plan, shall become effective. The Plan Administrator shall have full authority to take any steps necessary to administer the Litigation Trust Agreement, including, without limitation, the duty and obligation to liquidate Preference Litigation Trust Assets and Other Litigation Trust Assets, to investigate, pursue and settle all Litigation Rights of the Debtors' estates for recovery of preferences under 11 U.S.C. Sections 547 and/or 550 and all other Litigation Rights held by the Litigation Trust, and to make distributions therefrom to the holders of Allowed Claims in accordance with the Plan.

         The Plan Administrator may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary, which professionals may include the Creditors' Committee's professionals (collectively, the "Litigation Trust Professionals"), subject to the reasonable acceptance by the Creditors' Committee, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the investigation and pursuit of preference actions and the liquidation and distribution of Preference Litigation Trust Assets and Other Litigation Trust Assets. The Plan Administrator shall he authorized to appoint the Disbursing Agent, subject to the reasonable acceptance by the Creditors' Committee and the Investors, and delegate to the Disbursing Agent the duty to make distributions to Allowed Claims under the Plan in the place of the Plan Administrator. The Plan Administrator may invest the corpus of the Litigation Trust in prudent investments in addition to those described in section 345 of the Bankruptcy Code; provided, however, that such investments will be investments permitted by a liquidating trust (as such term is defined in Treasury regulation section 301.7701-4(d)).

         The Plan Administrator will take such steps as it deems necessary to reduce the Preference Litigation Trust Assets and the Other Litigation Trust Assets to cash to make the distributions required hereunder, provided that the Plan Administrator's actions with respect to disposition of the Preference Litigation Trust Assets and the Other Litigation Trust Assets should be taken in such a manner so as reasonably to maximize the value of the Preference Litigation Trust Assets and the Other Litigation Trust Assets.

         Promptly following the Effective Date, the Plan Administrator will cause a good faith valuation of the Preference Litigation Trust Assets and the Other Litigation Trust Assets. This valuation shall be used by the Plan Administrator and the beneficiaries of the Litigation Trust, for federal income tax purposes.

         The Litigation Trust will terminate no later than five years after the Effective Date; provided, however, that the Plan Administrator may extend the term of the Litigation Trust for additional one-year terms, provided that the Plan Administrator receives court approval of such extensions for good cause within 2 months from the beginning of the extended term. The Plan Administrator will at all times act with respect to the Litigation Trust in a manner consistent with the classification of the Litigation Trust as a liquidating trust under section 301.7701-4 of the Treasury regulations.

         4.       FUNDING OF THE LITIGATION TRUST

         On the Effective Date, the Litigation Trust shall be funded from Effective Date Cash with (i) the Preference Litigation Expense Advance by delivery by the Debtors' Estates to the Plan Administrator of $75,000 to be used by the Plan Administrator in respect of Preference Litigation Trust Assets consistent with the purpose of the Litigation Trust and subject to the terms and conditions of this Plan and the Litigation Trust Agreement; (ii) the Other Litigation Expense Advance by delivery by the Debtors' Estates to the Plan Administrator of $150,000 to be used by the Plan Administrator in respect of Other Litigation Trust Assets consistent with the purpose of the Litigation Trust and subject to the terms and conditions of this Plan and the Litigation Trust Agreement; and (iii) the Class 4 Fund by delivery to the Plan Administrator of the Class 4 Fund.

         5.       LITIGATION TRUST REIMBURSEMENT OBLIGATIONS

                  (A)      PREFERENCE LITIGATION REIMBURSEMENT OBLIGATION

         Immediately upon receipt of the first proceeds on account of Preference Litigation Trust Assets by the Litigation Trust, the Plan Administrator shall pay the Preference Litigation Reimbursement Obligation to the Reorganized Debtors or the Secured Lenders, as the case may be, until such time as the Preference Litigation Reimbursement Obligation is paid in full.


                  (B)      OTHER LITIGATION REIMBURSEMENT OBLIGATION

         Immediately upon receipt of the first proceeds on account of Other Litigation Trust Assets by the Litigation Trust, the Plan Administrator shall pay the Other Litigation Reimbursement Obligation to the Reorganized Debtors or the Secured Lenders, as the case may be, until such time as the Other Litigation Reimbursement Obligation is paid in full.

         6.       DISTRIBUTIONS OF TRUST ASSETS

                  (A)      PREFERENCE LITIGATION TRUST ASSETS

         The Plan Administrator or Disbursing Agent, as the case may be, shall make distributions of the proceeds received by the Litigation Trust on account of Preference Litigation Trust Assets as follows:first, to pay the Preference Litigation Reimbursement Obligation, second, to pay the Preference Litigation Trust Expenses, and third, seventy-five percent (75%) to the holders of Allowed Class 4 General Unsecured Claims on a Pro Rata basis and twenty-five percent (25%) to the holders of Allowed Class 3 Secured Lender Claims on a Pro Rata basis. Such distributions shall be made at the times and in the manner set forth in the Litigation Trust Agreement.

                  (B)      OTHER LITIGATION TRUST ASSETS

         The Plan Administrator or Disbursing Agent, as the case may be, shall make distributions of the proceeds received by the Litigation Trust on account of Other Litigation Trust Assets as follows: first, to pay the Other Litigation Reimbursement Obligation, second, to pay the Other Litigation Trust Expenses, and third, twenty-five percent (25%) to the holders of Allowed Class 4 General Unsecured Claims on a Pro Rata basis and seventy-five percent (75%) to the holders of Allowed Class 3 Secured Lender Claims on a Pro Rata basis. Such distributions shall be made at the times and in the manner set forth in the Litigation Trust Agreement.

F.       PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

         1.       OBJECTION DEADLINE: PROSECUTION OF OBJECTIONS

         Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline shall be required to only be given to those persons or entities that have requested notice in the Chapter 11 cases.

         From the Confirmation Date through the Claims Objection Deadline, any party in interest may file objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Nothing contained herein, however, shall limit the Reorganized Debtors' right to object to Claims, if any, filed or amended after the Effective Date.

         2. NO DISTRIBUTIONS PENDING ALLOWANCE; DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY ARE ALLOWED AND ADDITIONAL DISTRIBUTIONS ON ACCOUNT OF PREVIOUSLY ALLOWED CLAIMS

         Notwithstanding any other provision of the Plan or the Litigation Trust Agreement, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a holder that is or may be liable to the Litigation Trust on account of a Preference Litigation Trust Asset or Other Litigation Trust Asset, no payments or distributions shall be made with respect to all or any portion of such Claim unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order.

         On each Quarterly Distribution Date, the applicable Disbursing Agent on behalf of the Reorganized Debtors or, as to Class 4 General Unsecured Claims only, the Plan Administrator will make distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, from the Disputed Claim reserves, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

         3.       DISPUTED CLAIMS RESERVES

         Prior to making any distributions to holders of Allowed Class 4 Claims, the Plan Administrator shall establish appropriate reserves for Disputed Claims in Class 4, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in Class 4 would be entitled under the Plan as of such date if such Disputed Claims in Class 4 were Allowed Claims in their Disputed Claim Amount. The amount fixed for the reserve for a Disputed Claim shall be not less than 25% and not more than 75% of the Pro Rata Share of the Face Amount to which the holder of a Disputed Claim would be entitled under the Plan if such holder's Disputed Claim were an Allowed Claim; provided, however, that the Plan Administrator shall have the right to seek and obtain a Court order estimating Disputed Claims or approving proposed reserve amounts on account of Disputed Claims. The Plan Administrator shall have the right to periodically adjust the amount fixed for reserves on account of Disputed Claims to the lesser of (i) the Face Amount of such Disputed Claims, or (ii) the unpaid portion thereof.

G.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         1.       ASSUMED AND REJECTED CONTRACTS AND LEASES

         Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, each of the executory contracts and unexpired leases to which any Debtor is a party shall be deemed automatically assumed by the applicable Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtors, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Bankruptcy Court as of the Confirmation Date, or (iv) is identified in the Plan or in Exhibit B to the Plan as executory contracts or unexpired leases to be rejected under the Plan; provided, however, that nothing contained in this Plan shall constitute an admission by any Debtor that any such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtors reserve their right, at any time before the Confirmation Date, to amend Exhibit B to add thereto or delete therefrom an executory contract or unexpired lease. The Confirmation Order shall constitute an order of the Court approving the assumptions and rejections described in Article IX of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         2. PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. In the event of a dispute regarding (i) the nature or the amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee, as the case may be, to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Court resolving the dispute and approving the assumption and, as the case may be, assignment.

         3.       REJECTION DAMAGES BAR DATE

         If the rejection of an executory contract or unexpired lease pursuant to Article 1X.A of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or Reorganized Debtor or their respective successors or properties unless a proof of claim is filed with the Bankruptcy Court and served on counsel for the Plan Proponents within thirty
(30) days after service of the earlier of (a) notice of entry of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.

 H.      POST-CONSUMMATION OPERATIONS

         1.       CONTINUED CORPORATE EXISTENCE

         On and after the Effective Date, the Reorganized Debtors shall continue to exist as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended by the Plan; provided, however, that on or before the Effective Date, the Investors shall have the right to designate for dissolution and/or liquidation any of the Debtors, and each Debtor so designated shall be dissolved and/or liquidated, as applicable, effective as of the Effective Date, without further order of the Court, and shall not be reorganized without further order of the Court. Without limiting the generality of the foregoing, the actions referred to in Article XI.B.12. of the Plan shall have been taken, as of the Effective Date and without further order of the Court, with respect to certain of the Debtors. After the Effective Date, the Reorganized Debtors may reincorporate in another jurisdiction in accordance with applicable law. Notice of the completion of a dissolution or liquidation of a Debtor as provided herein shall be filed with the Court prior to the closing of such Debtor's Chapter 11 Case.

         2.       CANCELLATION OF OLD COMMON SHARES

         As of the Effective Date, by virtue of the Plan and without any action necessary on the part of the holders thereof, except as specified herein, all Old Common Shares issued and outstanding or held in treasury shall be cancelled and retired, the obligations of the Debtors under any agreements governing the Old Common Shares shall be discharged and released, and no consideration will be paid or delivered with respect thereto. Notwithstanding anything in this Plan to the contrary, holders of Old Common Shares shall not be required to surrender their Old Common Shares to the Debtors.

         3.       ORGANIZATIONAL DOCUMENTS

         The certificate or articles of incorporation and by-laws or other organizational documents of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended organizational documents of the Reorganized Debtors shall be in substantially the forms attached to the Plan as Exhibits C and D, respectively.

         4.       ISSUANCE OF NEW COMMON SHARES

         On the Effective Date, Reorganized SLI shall issue, in accordance with the terms of the Plan, (a) the New Common Shares for distribution to holders of Allowed Class 3 Secured Lender Claims in accordance with the first sentence of
Article III.C.l of the Plan, and (b) the New Common Shares for sale to the Investors or holders of Allowed Class 3 Secured Lender Claims, pursuant to the Rights Offering or the Equity Subscription Commitment Letter, in the amount of up to the Total Rights Offering Percentage of the New Common Shares on a fully diluted basis. Each recipient of any of the New Common Shares under the Plan shall be deemed to be, and shall be, a party to the Shareholder Agreement and bound by the terms thereof as of the Effective Date.

         The issuance and distribution of the New Common Shares to holders of Allowed Secured Lender Claims pursuant to the Plan, the issuance and distribution of New Common Shares pursuant to the Rights Offering and the issuance and distribution of beneficial interests in the Litigation Trust shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

I.       REVOLVING CREDIT FACILITY

         On the Effective Date, one or more of the Reorganized Debtors will enter into one or more Revolving Credit Facility Agreements with the lenders party thereto. The Revolving Credit Facilities shall be senior secured obligations of such parties. Reorganized Subsidiary Debtors and/or Non-Debtor Subsidiaries that enter into such Revolving Credit Facility Agreements may dividend funds received under such agreements to other Reorganized Subsidiary Debtors and/or Reorganized SLI, in accordance with applicable law.

J.       DIRECTORS AND OFFICERS

         1. Board of Directors of Reorganized SLI and its Subsidiaries and Affiliates

         On the Effective Date, the term of the current directors of the Debtors shall expire. The initial board of directors or managers of Reorganized SLI shall consist of seven (7) directors or managers, and the initial board of directors or managers of each of the Reorganized Subsidiary Debtors shall
consist of [   ] directors or managers, each of whom shall be designated by the
Investors on a date that is not less than six (6) Business Days prior to the Confirmation Hearing. The Debtors shall file with the Bankruptcy Court notice of the identities of such members on a date that is not less than five (5) Business Days prior to the Confirmation Hearing.

         2.       Officers of Reorganized SLI and its Subsidiaries and
                  Affiliates

         The officers of the Reorganized Debtors shall be designated by the Investors on a date that is not less than six (6) Business Days prior to the Confirmation Hearing. The Debtors shall file with the Bankruptcy Court notice of the identities of such members on a date that is not less than five (5)Business Days prior to the Confirmation Hearing. The Investors are considering, among others, George Hamilton, for the position of CEO upon the Effective Date of the Plan. Mr. Hamilton is currently a consultant to Cerberus Capital Management, L.P. ("Cerberus"), and he is presently being paid by Cerberus pursuant to a Consulting Agreement, dated as of August 20,2001, between Cerberus and George Hamilton, LLC. In addition, Mr. Hamilton is on the board of directors of the following companies in which Cerberus has an investment, controls or has extended credit: Wam!Net, Inc., Airways Products and Anchor Glass Container Corporation. Cerberus presently holds approximately $60 million of Class 3 Secured Lender Claims in this case. On the Effective Date of the Plan, if he were to become the Debtors' CEO, Mr. Hamilton and Cerberus will terminate their consulting agreement, and he will cease to receive any compensation, fees, or reimbursement of expenses from Cerberus under that agreement.

K.       EMPLOYEE RETIREMENT AND STOCK OPTION PLANS; EMPLOYEE GROUP HEALTH PLANS

         All employee retirement programs, employee benefit plans, compensation plans, bonus plans, incentive plans, employee stock purchase plans, employee stock option plans and other such plans, programs and arrangements of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected under Article IX of the Plan, except and to the extent (other than in respect of any such stock option or stock purchase plans, programs or arrangements) that such plans, programs and arrangements (i) have been previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, (ii) constitute "employee pension benefit plans" as defined in Section 3(2)(A) of ERISA which are intended to be qualified under Section 401 of the Internal Revenue Code, or (iii) constitute "employee welfare benefit plans" as defined in Section 3(1) of ERISA. Pursuant to Article IX of the Plan, the Reorganized Debtors will assume the pension plan known as the Chicago Miniature Lamp, Inc. Union Employee Defined Benefit Pension Plan and Trust.

L.       REVESTING OF ASSETS; RELEASES OF LIENS

         Except as otherwise specified in the Plan, the property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall vest in the applicable Reorganized Debtor on the Effective Date, except Effective Date Cash, to the extent distributed on the Effective Date to holders of Allowed Claims, the Plan Administrator, the Litigation Trust or the Professional Fee Escrow. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.

         Except as otherwise provided in the Plan, the Confirmation Order or in any contract, instrument, release, or other agreement or document created or assumed in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against the property of any Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall transfer to the Reorganized Debtors and their successors and assigns. Without limiting the generality of the foregoing, each Debtor or Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

M.       EFFECTUATING DOCUMENTS: FURTHER TRANSACTIONS

         The Chief Restructuring Officer or any other appropriate officer of SLI or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of SLI or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

N.       PRESERVATION OF RIGHTS OF ACTION

         Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall retain the Litigation Rights and transfer all Litigation Rights that are Other Litigation Trust Assets or Preference Litigation Trust Assets on the Effective Date to the Litigation Trust in accordance with Articles VIII and IX of the Plan, including the rights to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) such Litigation Rights. All Litigation Rights not transferred to the Litigation Trust shall vest in the Reorganized Debtors. The substantive consolidation of the Debtors and their Estates pursuant to the Substantive Consolidation Order and Article V of the Plan shall not, and shall not be deemed to, prejudice the Litigation Rights, which shall survive entry of the Substantive Consolidation Order for the benefit of the Debtors and their Estates, and, upon the occurrence of the Effective Date, for the benefit of the Litigation Trust or the Reorganized Debtors, as applicable, as if there had been no substantive consolidation. A non-exclusive list of the Litigation Rights to be transferred to the Litigation Trust will be filed as Exhibit J to the Plan on or before the Confirmation Date. The Proponents have not conducted an investigation into the Litigation Rights. Accordingly, in considering the Plan, each party in interest should assume that Litigation Rights may exist against such Person or entity and should understand that any and all Litigation Rights that may exist against such Person or entity may be pursued by the Litigation trust or the Reorganized debtors, as the case may be, regardless of whether such Litigation Rights are listed on Exhibit J to the Plan or described herein.

O.       SPECIAL PROVISIONS REGARDING CLAIMS COVERED BY INSURANCE

         Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder under the relevant insurance policy and applicable law. Nothing in Article V.I of the Plan (a) shall constitute a waiver of any claim, obligation, suit, judgment, damage, debt, right, cause of action or liability that (i) non-Debtor entity may hold against any other entity, including the Debtors' insurance carriers, or (ii) the Debtors may hold against any Person, including the Debtors' insurance carriers or (b) is intended to, shall, or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any distribution such holder may receive pursuant to the Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the estate to which they are entitled.

         This Plan shall not expand the scope of, or alter in any other way, the insurers' obligations under their policies, and the insurers shall retain any and all defenses to coverage that they may have. The Plan shall not operate as a waiver of any other Claims the insurers have asserted or may assert in Proofs of Claim filed in the Debtors' bankruptcy cases or the Debtors' rights as to those Claims.

P.       EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Q.       PROFESSIONALS

         On the Effective Date, the Professionals employed by the Debtors during the Chapter 11 Cases may, but shall have no further responsibility or obligation to, act on behalf of, be employed by, or render services to, the Debtors, the Reorganized Debtors or any other party-in-interest in the Chapter 11 Cases, except that Ordinary Course Professionals shall continue to be retained by the Reorganized Debtors.

R.       PROFESSIONAL FEE ESCROW

         On the Effective Date, there shall be created and funded with Effective Date Cash the Professional Fee Escrow in the amount of the aggregate Professional Fee Estimate. The Escrow Agent shall (i) segregate and shall not commingle the Cash held therein, (ii) administer the same in accordance with the terms of the Professional Fee Escrow Agreement, and (iii) pay each Allowed Professional Fee Claim upon entry of a Final Order allowing such Claim. In the event that the Professional Fee Escrow lacks sufficient Cash to pay Allowed Professional Fee Claims and any unpaid reasonable fees and expenses of the Escrow Agent incurred under the Professional Fee Escrow Agreement, the Investors shall pay to the Escrow Agent within ten (10) days of a written request from the Escrow Agent Cash in the amount necessary to permit the Escrow Agent to do so. In the event that Cash remains in the Professional Fee Escrow after payment of all Allowed Professional Fee Claims and any unpaid reasonable fees and expenses of the Escrow Agent incurred under the Professional Fee Escrow Agreement, such Cash shall be paid to the Investors.

S.       DESCRIPTION OF SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

         On the Effective Date, Reorganized SLI or the Reorganized Debtors, as the case may be, shall issue or reserve for issuance the New Common Shares. A description of the terms of such securities is set forth below.

         1.       NEW COMMON SHARES

         The principal terms of the New Common Shares to be authorized and issued or reserved for issuance by Reorganized SLI pursuant to Article V.B.4 of the Plan shall be as follows:

         Issuer                           Reorganized SLI

         Authorization                    1,000 shares

         Initial Issuance                 [x] shares

         Par Value                        US$.001 per share, to the extent that
                                          the New Common Shares consist of
                                          shares of common stock

         Voting Rights                    One vote per New Common Share

         Conversion Rights                None

         2.       RIGHTS OFFERING

         The principal terms of the Rights Offering are set forth on Exhibit H to the Plan.

T.       CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         1.       CONDITIONS TO CONFIRMATION

         The following are conditions precedent to confirmation of the Plan:

                  i. The Court shall have entered an order approving the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

                  ii. The Substantive Consolidation Order, which may be the Confirmation Order, shall be in form and substance reasonably acceptable to the Debtors and the investors and, only in respect of matters affecting the interests of holders of Allowed Class 4 General Unsecured Claims, the Creditors' Committee and shall have been entered by the Court prior to or contemporaneously with the Confirmation Order.

                  iii. The proposed Confirmation Order shall be in form and
                       substance acceptable to the Debtors and, as required by the Equity Subscription Commitment Letter, the Investors (and, only in respect of matters affecting the interests of holders of Allowed Class 4 General Unsecured Claims, the Creditors' Committee).

         2.       CONDITIONS TO EFFECTIVE DATE

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with
Article XI.C of the Plan:

                  1. The Confirmation Order shall have been entered on the docket in the Chapter 11 Cases, its operation and effect shall not have been stayed, reversed or amended, and it shall be in form and substance reasonably satisfactory to the Plan Proponents and the Investors.

                  2. The Confirmation Order shall have become a Final Order.

                  3. The Confirmation Order shall:

                  (a) provide that the Debtors (with the prior written consent of the Investors) and the Reorganized Debtors are authorized and directed to (i) take all actions and (ii) enter into, implement and consummate all contracts, instruments, releases, agreements or other documents, in each case necessary or appropriate to implement the Plan or effectuate, achieve or further the purposes thereof;

                  (b) provide that the discharge, releases, exculpations, indemnifications and injunctions described in Article XIII of the Plan are approved;

                  (c) authorize the issuance of the New Common Shares; and

                  (d) provide that the New Common Shares and the beneficial interests in the Litigation Trust issued and distributed under the Plan in exchange for Claims against the Debtors, and the New Common Shares issued and distributed pursuant to the Rights Offering, are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code.

                  4. All Plan exhibits shall be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee (but only with respect to the Litigation Trust Agreement), and the Investors, and the Shareholder Agreement and the Litigation Trust Agreement shall have been executed or deemed to be executed and delivered.

                  5. The Reorganized Subsidiary Debtors shall have entered into the Revolving Credit Facility Agreement, and the conditions precedent thereto shall have been satisfied or waived.

                  6. The New Common Shares shall have been issued in accordance with the Plan,

                  7. The Certificate of Incorporation, Articles of Organization or other organizational instrument of each of the Reorganized Debtors shall have been (i) adopted substantially in the form set forth on Exhibit C to the Plan, and (ii) tiled with the appropriate state governmental office or agency in which such Reorganized Debtor is organized.

                  8. The By-laws, Operating Agreement or other internal governance instrument of each of the Reorganized Debtors shall have been adopted substantially in the form set forth on Exhibit D to the Plan.

                  9. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

                  10. All fees and expenses of the Investors referred to in the definition of "Administrative Claim" in Section 1.l of Article I.B of the Plan shall have been paid in Cash in full.

                  11. The Class 4 Fund and the $75,000 and $150,000 payments to the Plan Administrator in respect of the Litigation Trust described in
 Article VIII.D of the Plan shall have been paid or funded in Cash in full.

                  12. In respect of certain of the Debtors and/or Non-Debtor Subsidiaries, (i) their respective forms of organization shall have been changed from one entity type to another, (ii) the respective jurisdictions in which they are organized shall have BEEN changed, (iii) all or a portion of the respective equity therein shall have been transferred, and (iv) related tax, accounting and corporate issues shall have been finalized, in each case to the satisfaction of the Debtors and the Investors.

                  13. The Professional Fee Escrow shall have been funded in Cash in full.

                  14. The DIP Facility Claims shall have been paid in Cash in full.

         3.       WAIVER OF CONDITIONS

         Each of the conditions to the Effective Date, set forth in Article XI.B of the Plan, except the conditions stated in Article XI.B.1, B.10, B.11, B.12,
B.13 and B.14, may be waived in whole or in part jointly by the Investors, the Creditors' Committee (as to condition XI.B.4 (limited to the form of the Litigation Trust Agreement only) and B. 11)and the Debtors without any other notice to parties-in-interest or the Bankruptcy Court. The failure to satisfy or waive any condition to the Effective Date may be asserted jointly by the Investors, the Creditors' Committee (as to condition XI.B.4 (limited to the form of the Litigation Trust Agreement only) and B.11) or the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Investors, the Creditors' Committee (as to condition XI.B.4 (limited to the form of the Litigation Trust Agreement only) and B.11) or the Debtors). The failure of any party to exercise any of its foregoing rights shall not be deemed a waiver of any of its other rights, and each such right shall be deemed an ongoing right that may be asserted thereby at any time.

U.       EFFECTS OF CONFIRMATION

         1.       BINDING EFFECT

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims and Interests, whether or not such holders will receive or retain any property or interest in property under the Plan, and their respective successors AND assigns, including, but not limited to, the Reorganized Debtors and all other parties-in-interest in the Chapter 11 Cases.

         2.       DISCHARGE OF THE DEBTORS

         Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under section 1141(d)(l)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all Interests.

         As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests, pursuant to sections 524 and 1141 OF the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

         3.       INJUNCTION

         Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability that is discharged, or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights:
(i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, except as provided in Article VII.K of the Plan; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to Article XIII of the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance: (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and(v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in
Article XIII.C of the Plan.

         4.       RELEASES AND SATISFACTION OF SUBORDINATION RIGHTS

         All Claims against the Debtors and all rights and claims between or among Claim holders relating in any manner whatsoever to Claims against the Debtors, based upon any claimed subordination rights, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented under the Plan to Claim holders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claim holder by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

         5.       DEBTOR RELEASES

         AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTORS AND REORGANIZED DEBTORS WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER IN CONNECTION WITH OR RELATED TO THE DEBTORS AND THE SUBSIDIARIES, THE CHAPTER 11 CASE OR THE PLAN (OTHER THAN THE RIGHTS OF THE DEBTORS OR REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER) WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR SUBSIDIARIES, THE CHAPTER 11 CASES OR THE PLAN, AND THAT MAY BE ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES OR THE REORGANIZED DEBTORS AGAINST (i) THOSE PERSONS SERVING AS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS
AND PROFESSIONALS OF THE DEBTORS OR THEIR SUBSIDIARIES ON OR AFTER THE PETITION DATE, (ii) THE CREDITORS' COMMITTEE, ITS MEMBERS OR PROFESSIONALS, IN SUCH CAPACITIES, OR (iii) THE INVESTORS, OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROFESSIONALS; PROVIDED, HOWEVER, THAT NONE OF THE FOREGOING RELEASES, WAIVERS OR DISCHARGES SHALL EXTEND TO ACTIONS OR OMISSIONS THAT (w) ARE THE RESULT OF FRAUD, SELF-DEALING, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (x) CONSTITUTE CLAIMS OR CAUSES OF ACTION COVERED BY APPLICABLE INSURANCE, BUT ONLY TO THE EXTENT

OF SUCH INSURANCE, (y) CONSTITUTE CLAIMS OR CAUSES OF ACTION FOR WHICH SUCH PERSONS WOULD NOT BE ENTITLED TO INDEMNITY, CONTRIBUTION OR REIMBURSEMENT FROM THE DEBTORS AS ON ADMINISTRATIVE EXPENSE, THE REORGANIZED DEBTORS, OR ANY NON-DEBTOR SUBSIDIARY, OR (z) CONSTITUTE CLAIMS OR CAUSES OF ACTION AGAINST SUCH PERSONS ARISING UNDER OR WHICH MAY BE ASSERTED PURSUANT TO BANKRUPTCY CODE SECTIONS 544, 547, 548 OR 550. NOTHING HEREIN SHALL HOWEVER PRECLUDE THE DEBTORS OR THEIR SUCCESSORS FROM ASSERTING ANY CLAIMS OR CAUSES OF ACTION, INCLUDING CLAIMS OR CAUSES OF ACTION RELEASED UNDER THIS SECTION, FOR THE PURPOSES OF REDUCING OR OTHERWISE OFFSETTING ANY CLAIM ASSERTED BY A PARTY RELEASED HEREUNDER.

         6.      OTHER RELEASES - M CAPITAL, LLC AND AFFILIATES

         AS OF THE EFFECTIVE DATE, THE DEBTORS AND REORGANIZED DEBTORS SHALL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE M CAPITAL, LLC AND M-LITE, LLC AND THEIR RESPECTIVE AFFILIATES AND PARTNERS, OF AND FROM ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THE ML SALE AND THE ML SALE DOCUMENTS. NOTHING HEREIN SHALL HOWEVER PRECLUDE THE DEBTORS OR THEIR SUCCESSORS FROM ASSERTING ANY CLAIMS OR CAUSES OF ACTION, INCLUDING CLAIMS OR CAUSES OF ACTION RELEASED UNDER THIS SECTION, FOR THE PURPOSES OF REDUCING OR OTHERWISE OFFSETTING ANY CLAIM ASSERTED BY A PARTY RELEASED HEREUNDER.

         7.      INDEMNIFICATION OBLIGATIONS

                 A.     PREPETITION INDEMNIFICATION OBLIGATIONS - THIRD PARTIES

         Indemnification Obligations owed to any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, shall be deemed to be, and shall be treated as though they are, executory obligations or contracts with the Debtors that are deemed rejected pursuant to Bankruptcy Code section 365 under the Plan on the Effective Date.


                 B.     INDEMNIFICATION OF DEBTORS' DIRECTORS AND OFFICERS

         Indemnification obligations to present and former officers and directors arising out of acts that occurred prior to the Petition Date shall be deemed to be, and shall be treated as though they are, executory obligations or contracts with the Debtors that are deemed rejected pursuant to Bankruptcy Code section 365 under this Plan on the Effective Date. Indemnification obligations to present and former officers and directors arising out of acts that occurred from or after the Petition Date through the Effective Date shall not be assumed by the Reorganized Debtors and, to the extent executory shall be deemed rejected, and the Claims arising from such obligations shall have such status, Administrative or otherwise, as may be determined by the Court. The Reorganized Debtors shall provide standard and customary indemnification for all officers and directors who are employed or serve, as the case may be, after the Effective Date for all actions or events occurring after the Petition Date.

         8.      EXCULPATION AND LIMITATION OF LIABILITY

         Neither the Debtors, the Reorganized Debtors, the Creditors' Committee, the Investors, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates or agents, who served in such capacities after the Petition Date, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any post-Petition Date act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for actions or omissions that (w) are the result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, or (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors as an Administrative Expense, the Reorganized Debtors, or any Non-Debtor Subsidiary; provided, however, that nothing herein shall affect any Person's obligations under the Plan nor shall anything herein preclude any party in interest from enforcing the terms of the Plan.

         Notwithstanding any other provision of the Plan, no holder of a Claim or Interest, no other party interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Creditors' Committee, the Investors, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates or agents, who served in such capacities after the Petition Date, for any post-Petition Date act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for actions or omissions that (w) are the result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, or (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors as an Administrative Expense, the Reorganized Debtors, or any Non-Debtor Subsidiary; provided, however, that nothing herein shall affect any Person's obligations under the Plan nor shall anything herein preclude any party in interest from enforcing the terms of the Plan.

V.       RETENTION OF JURISDICTION

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

         - Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

         - Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330,331,503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of the fees and expenses of the retained Professionals of the Debtors or the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Court;

         - Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any Cure or the liquidation or allowance of any Claims arising therefrom;

         - Effectuate performance of and payments under the provisions of the Plan;

         - Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, the Plan or the Litigation Test Agreement;

         - Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         - Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

         - Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

         - Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         - Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         - Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         - Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

         - Except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

         - Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

         - Hear and determine all matters related to the property of the Estates from and after the Confirmation Date;

         - Hear and determine any causes of action constituting a Preference Litigation Trust Asset, and non-exclusive jurisdiction to hear and determine any cause of action constituting an Other Litigation Trust Asset or Other Litigation Right;

         - To hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

         - Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         - Enter a final decree closing the Chapter 11 Cases.

W.       Miscellaneous Provisions

         1.      BAR DATES FOR CERTAIN CLAIMS

                 A.       ADMINISTRATIVE CLAIMS


         All requests for payment of an Administrative Claim (other than as set forth in Article XIV.A.2 of the Plan) must be filed with the Court and served on counsel for the Debtors and counsel for the Creditors' Committee by the Administrative Claims Bar Date, which shall be no later than sixty (60) calendar days after the Confirmation Date. Unless the Plan Administrator objects to an Administrative Claim by the Administrative Claims Objection Deadline, which shall be no later than sixty (60) Business Days from the Administrative Claims Bar Date, such Administrative Claim shall be deemed allowed in the amount requested. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business. From and after the Effective Date, the Plan Administrator shall have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to requests for payment of Administrative Claims without approval of the Bankruptcy Court.

                 B.       PROFESSIONAL FEE CLAIMS

         All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Confirmation Date, unless otherwise ordered by the Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served only on the Reorganized Debtors and their counsel, the Office of the United States Trustee, those parties that have filed notices of appearance or requests for notices in these cases, and the requesting Professional or other entity no later than sixty (60) days (or such longer period as may be allowed by order of the Court) after the date on which the applicable application for compensation or reimbursement was served.

         2.       MODIFICATIONS AND AMENDMENTS


         With the prior written consent of the Investors, the Plan Proponents may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confutation Date. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, with the prior written consent of the Investors, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims under the Plan; provided, however,that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court. Notwithstanding the foregoing, any modification or amendment of the Plan that alters the distributions to Class 4 General Unsecured Claims shall require the prior written consent of the Creditors' Committee.


         3.       SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of any of the proponents of the Plan or the Investors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted, provided, however, that no change may be made to the provisions of Article 3 of the Plan (nor shall the provisions of such Article be severable) without the consent of the Investors and, as to the treatment of Class 4 only, the Creditors' Committee. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         4.       SUCCESSORS AND ASSIGNS

         The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

         5.       SETTLEMENT AUTHORITY

         Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors, Reorganized Debtors, or Plan Administrator may compromise and settle various Claims (i) against them and (ii) that they have against other Persons. After the Effective Date, the Reorganized Debtors expressly reserve the right (with Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them that would result in any new Allowed Class or Claim and claims that they may have against other Persons up to and including the Effective Date and, with the consent of the Plan Administrator in the case of any such compromise or settlement that would result in any new Allowed Class or Claim constituting a Class 4 General Unsecured Claim.

         6.       PAYMENT OF STATUTORY FEES

         All fees then due and payable under 28 USC. section 5 1930, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees which become due and payable thereafter by a Debtor shall be paid by the applicable Reorganized Debtor pending the dismissal, conversion or closure of such Debtor's Chapter 11 case.

         7.       REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

         Each Plan Proponent reserves the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans. If any Plan Proponent revokes or withdraws the Plan as to any or all of the Debtors, or if Confirmation or consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by such Debtors or any other Person.

         8.       SERVICE OF DOCUMENTS

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and (d) addressed as follows:

THE DEBTORS

SLI, Inc.
500 Chapman Street
Canton, Massachusetts 02021
Att'n: Raymond E. Dombrowski, Jr.
       Chief Restructuring Officer
Telephone: (781) 828-2948
Facsimile: (781) 828-2012

with a copy to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Att'n: Gregg M. Galardi, Esq.
       Robert A. Weber, Esq.
       Megan E. Cleghorn, Esq.
Telephone: (302) 651-3000
Facsimile: (302) 651-3001

THE CREDITORS' COMMITTEE:

Pepper Hamilton, LLP
100 Renaissance Center
36th Floor
Detroit, Michigan 48243-1157
Attn: Robert S. Hertzberg, Esq.
Telephone: (313) 259-7110
Facsimile: (313) 259-7926

       - and -

Pepper Hamilton, LLP
1201 Market Street
Suite 1600
P.O. Box 1709
Wilmington, Delaware 19899-1709
Attn: David M. Fournier, Esq.
Telephone: (302) 777-6500

Facsimile: (302) 656-8865

THE INVESTORS

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
Attn:  Dennis F. Dune, Esq.
       Risa M. Rosenberg, Esq.
Telephone: (212) 530-5000
Facsimile: (212) 822-5287


       - and -

Morris Nichols Arsht & Tunnel1
1201 North Market Street
P.O. Box 1341
Wilmington, Delaware 19899-1347
Attn: Robert J. Dehney, Esq.
      Daniel Butz, Esq.
Telephone: (302) 575-7353
Facsimile: (302) 658-3989

         9.       PLAN SUPPLEMENT(S)

         Any Plan Supplement (and amendments thereto) filed by the Debtors shall be deemed an integral part of the Plan and shall be incorporated by reference as if fully set forth herein. To the extent that any creditor is responsible for a document to be included in a Plan Supplement, the omission of such document from the materials provided to such creditor in connection with the voting on the Plan shall be deemed not to affect such creditor's ability to cast a vote in respect of the Plan.

         10.      TERM OF INJUNCTIONS OR STAYS

         Unless otherwise provided herein, in the Confirmation Order, or in any other order of the Court, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

         11.      CREDITORS' COMMITTEE

         On the Effective Date, the duties of the Creditors' Committee shall terminate, except with respect to (a) any request for modification of the Plan or any appeal of orders entered in the Chapter 11 Cases, but only to the extent the foregoing shall relate (i) to the treatment of or matters otherwise affecting Class 4 General Unsecured Claims under the Plan, (ii) to the duties of the Plan Administrator or Disbursing Agent under the Plan, or (iii) to the Litigation Trust, and (b) any applications for interim or final award of compensation and reimbursement of expenses to the members of the Creditors' Committee and professionals retained by the Creditors' Committee in the Chapter 11 Cases.


      VI. DESCRIPTION OF THE CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS; APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

A.       GENERAL

         The Certificate of Incorporation, Articles of Organization or other organizational instrument of Reorganized SLI will authorize the issuance of one thousand (1,000) shares of New Common Shares. Although such equity interests will be authorized, other than the New Common Shares to be issued in accordance with the Plan on the Effective Date, such equity interests will not be issued as of the Effective Date. The New Common Shares will have such rights with respect to distributions, liquidation, voting and other matters as set forth in Reorganized SLI's organizational documentation and as provided under applicable law.

B.       SHAREHOLDER AGREEMENT

         On the Effective Date, each of the parties receiving New Common Shares in accordance with the Plan and Reorganized SLI shall execute a shareholder agreement (the "Shareholder Agreement") in the form annexed to the Plan as Exhibit E or as filed with the Plan Supplement. The Shareholder Agreement will provide for, among other things, certain "rights of first offer," "drag-along rights," and "tag-along" rights as between the various holders of the New Common Shares, and, as between such holders, agreement as to certain matters of corporate governance and structure of Reorganized SLI. Additionally, Reorganized SLI will grant signatories thereto a right to participate in further issuances of equity securities of Reorganized SLI or of any subsidiary in accordance with the terms of the Shareholder Agreement. Upon issuance of the New Common Shares in accordance with the Plan, each recipient thereof shall be deemed to be a party to, and bound by, the Shareholder Agreement.

C.       APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

         No registration statement will be filed under the Securities Act or any state securities laws with respect to the issuance, distribution or subsequent transfer of the New Common Shares or the beneficial interests in the Litigation Trust under the Plan. The Debtors believe that, subject to certain exceptions described below, various provisions of the Securities Act, the Bankruptcy Code and state securities laws exempt from federal and state securities registration requirements the offer and the sale of such securities pursuant to the Plan and subsequent transfers of such securities.

         1. OFFER, SALE AND/OR ISSUANCE OF PLAN SECURITIES: BANKRUPTCY CODE EXEMPTION FROM REGISTRATION REQUIREMENTS

         Section 1145(a)(l) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under both the Securities Act and state securities laws, if three principal requirements are satisfied: (i) the securities must be issued "under a plan" of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor; (ii) the recipients of the securities must hold a pre-petition or administrative expense claim against the debtor or an interest in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. The Debtors believe that the offer and sale of the New Common Shares and the issuance of the beneficial interests in the Litigation Trust and the interests provided in respect of the Rights Offering under the Plan (collectively, the "Plan Securities") satisfy the requirements of section 1145(a)( 1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

         2.       SUBSEQUENT TRANSFERS OF PLAN SECURITIES

                  A. FEDERAL SECURITIES LAWS: SECTION 1145(c) OF THE BANKRUPTCY CODE

         Section 1145(c) of the Bankruptcy Code deems any offer or sale of securities of the kind and in the manner specified in section 1145(a)(l) of the Bankruptcy Code to have been a public offering. Accordingly, the Plan Securities generally will be freely transferable by holders of Claims under the Securities Act unless the holder is deemed, by section 1145(b) of the Bankruptcy Code, to be an "underwriter" for purposes of section 2(11) of the Securities Act with respect to such securities. Section 1145(b) of the Bankruptcy Code deems any entity to be an "underwriter" under section 2(11) of the Securities Act, if such entity:

                           - purchases a claim against, interest in, or claim
for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest;

                           - offers to sell securities offered or sold under a
plan for the holders of such securities;

                           - offers to buy securities offered or sold under the
plan from the holders of such securities, if the offer to buy is: (A) with view to distribution of such securities; and (B) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or

                           - is an "issuer" with respect to the securities, as
the term "issuer" is defined in section 2(11) of the Securities Act.

                  Under section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

                  To the extent that holders of Impaired Claims who receive Plan Securities pursuant to the Plan are deemed to be "underwriters" or "issuers" such securities may not be resold by such persons unless such securities are registered under the Securities Act or an exemption from such registration requirements is available.

                  Whether or not any particular person would be deemed to be an "underwriter" or "issuer" with respect to any of the Plan Securities would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular person under the Plan would be an "underwriter" or "issuer" with respect to the Plan Securities.

                  GIVEN THE COMPLEX AND SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER OR ISSUER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE PLAN SECURITIES. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF PLAN SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE THE SAME WITHOUT COMPLIANCE WITH THE SECURITIES ACT OR THE EXCHANGE ACT.

                  B. SUBSEQUENT TRANSFERS OF PLAN SECURITIES UNDER STATE SECURITIES LAWS

         If the New Common Shares are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, the New Common Shares will be generally freely tradeable under state securities laws. If the New Common Shares are not listed on any of the above exchanges, the New Common Shares will not be freely tradeable under state securities laws unless there is an available exemption from registration under such laws. A majority of states provide an exemption from registration for secondary market transactions under the so-called "manual exemption" if financial and other information about an issuer is published in certain manuals published by Moody's Investor Service, Inc. or Standard & Poor's.

                      VII. CERTAIN FACTORS TO BE CONSIDERED

         HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED HEREWITH AND/OR INCORPORATED HEREIN BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS ASSOCIATED WITH THE PLAN AND ITS IMPLEMENTATION.

A.       CERTAIN BANKRUPTCY CONSIDERATIONS

         1.       RISK OF LIQUIDATION OF THE DEBTORS

         If the Plan is not confirmed and consummated, there can be no assurance that the Debtors' Chapter 11 Cases will continue rather than be converted to a liquidation, or that any alternative plan of reorganization would be on terms as favorable to holders of Claims and Interests as the terms of the Plan. If a liquidation or protracted reorganization were to occur, the distributions to holders of Allowed Claims under the Plan would be drastically reduced. The Debtors believe that, in a liquidation under chapter 7, before holders of Allowed Claims received any distributions, additional administrative expenses of a chapter 7 trustee and such trustee's attorneys, accountants, and other professionals would cause a substantial diminution in the value of their Estates. In addition, certain additional Claims may arise by reason of the liquidation under chapter 7 and from the rejection of unexpired leases and other executory contracts in connection with the cessation of the Debtors' operations.

         The Debtors have prepared a liquidation analysis which is premised on a hypothetical liquidation in a chapter 7 case. The liquidation analysis is attached hereto as Exhibit D. In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of their assets, and the extent to which such assets are subject to liens and security interests. Based on this analysis, it is likely that a liquidation of the operations of the Debtors would produce less value for distribution to holders of claims than that recoverable in each instance under the Plan. In the opinion of the Debtors, the recoveries projected to be available in a liquidation are not likely to afford holders of Claims as great a recovery as does the Plan.

         2.       RISK OF NON-CONFIRMATION OF PLAN; FEASIBILITY

         Even if all impaired Classes of Claims accept or are deemed to have accepted the Plan, or, with respect to a Class that rejects or is deemed to reject the Plan, the requirements for "cramdown" are met, the Bankruptcy Court, which can exercise substantial discretion, may determine that the Plan does no meet the requirements for confirmation under section 1129(a) and (b) of the Bankruptcy Code. Section 1129(a) of the Bankruptcy Code requires, among other things, a demonstration that the confirmation of the Plan will not be followed by liquidation or need for further financial reorganization of the Debtors and that the value of distributions to creditors and equity security holders who vote or reject the Plan not be less than the value of distributions such creditors and equity security holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtors believe that the Plan will meet the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

         3.       NON-CONSENSUAL CONFIRMATION

         If any impaired Class of Claims (other than Class 3) does not accept the Plan by the requisite statutory voting thresholds provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors will (i) seek confirmation of the Plan from the Bankruptcy Court by employing the "cramdown" procedures set forth in section 1129(b) of the Bankruptcy Code and/or
(ii) modify the Plan in accordance with Article X1V.B thereof. In order to confirm the Plan under section 1129(b), the Bankruptcy Court must determine that, in addition to satisfying all other requirements for confirmation, the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired Class that has not accepted the Plan.

         If the Bankruptcy Court determines that the Plan violates section 1129 of the Bankruptcy Code in any manner, including, but not limited to, the cramdown requirements under section 1129(b) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in such manner so as to satisfy the requirements of section 1129 of the Bankruptcy Code. Such amendments may include, but are not limited to, the alteration of elimination of distributions to various Classes.

         4.       RISK OF NON-OCCURRENCE OF CONSUMMATION OF PLAN

         Consummation of the Plan is conditioned upon, among other things, the closing of the Revolving Credit Facility. There can be no assurance, however, that the Revolving Credit Facility will close. Accordingly, even in the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated.

B.       GENERAL CONSIDERATIONS

         1.       INTERNATIONAL OPERATIONS

         As of December 30, 2002, the Company had 30 manufacturing facilities, as well as sales offices and distribution facilities in more than 28 counties worldwide. For Fiscal 2002, approximately 86.8% and 88.5% of the Company's net sales and gross margins, respectively, were derived from operations outside the United States. As a result of its international operations, the Company is subject to risks associated with operating in foreign counties, including limitations on remittance of dividends and other payments by foreign subsidiaries, hyperinflation in certain foreign countries, imposition of investment and other restrictions by foreign governments, trade barriers, the effects of income and withholding taxes and governmental expropriation.

         2.       FOREIGN CURRENCIES AND INTEREST RATE RISK

         A significant amount of the Company's net sales are generated in foreign currencies. For Fiscal 2002, approximately 71.4% of the Company's net sales were denominated in European currencies, 25.8% in U.S. dollars, and the remaining 2.8% in other currencies. Costs of the Company are primarily incurred in the same currencies and in percentages which are not materially different from the net sales percentages. Since the Company's financial statements are denominated in U.S. dollars, devaluation and changes in exchange rates between the dollar and other currencies have had and will have an impact on the reported results of the Company. The Company may, from time to time, hedge specifically identified committed cash flows in foreign currencies using forward currency sale or purchase contracts. In addition, international operations are subject to a number of other currency risks, including, among others, currency exchange controls, transfer restrictions and rate fluctuations.

         3.       CUSTOMERS

         The future success of the Reorganized Debtors will depend, in large part, on their ability to retain a significant portion of the Company's existing customer base, expand the business relationships with such customers and attract and retain new customers. There can be no assurance that the Reorganized Debtors will be able to maintain a significant portion of the current customer base, increase the amount of business done with some or all these customers or grow the existing customer base. Failure by the Reorganized Debtors to maintain a significant portion of its existing customer base and to grow that base would have a material adverse effect on its future performance.

         The General Lighting operation in Europe relies on its relations with European wholesalers to absorb the majority of its sales volumes particularly with its lamps business. The Company faces the risk that these wholesalers do not find an alternative third party to fulfill sales volumes and create a necessary competitive threat to the top lighting distributors such as Philips, GE and Siemens. The Company must also be a leader in product development in order to ensure that its products remain relevant to the marketplace of wholesalers, retailers and contractors.

         Additionally, the Company's Miniature Lighting business operates in a specialized industry where over 75% of its sales in 2002 ultimately reached the automotive industry. This strong reliance on one sector places significant risk on the success of the auto industry. Further, the auto manufacturers continued pressure to lower pricing and consolidate purchasing from suppliers makes it challenging for the Company to maintain profitability levels.

         4.       COMPETITION

         The General Lighting business operates in the highly competitive global lighting industry. The Company competes primarily on the basis of brand awareness, price, product quality, design and engineering, customer service and distribution strength. Competitors range from large global diversified companies such as Philips Electronics N.M. ("Philips"), General Electric Corp. ("General Electric"), Siemens A.G. ("Sianens") and its North American subsidiary, Osram-Sylvania, Inc. ("Osram"), Matsushita Corp. and Toshiba Corp. to small brokers representing Pacific Rim manufacturers. Many of these competitors offer products which are substantially identical to those offered by the Company. In addition, certain of the Company's competitors are significantly larger than the Company and devote a substantial amount of money to research and development. As a result of these competitive pressures, there can be no assurance that the Company will be able to compete effectively or increase prices in the future. Price increases by the Company, price reductions by competitors, decisions by the Company with regard to maintaining profit margins rather than market share, or other competitive or market factors or strategies could adversely affect the Company's market share or results of operations. Competition could prevent the institution of price increases or could require price reductions or increased spending on research and development and marketing and sales which could adversely effect the Company's results of operations.

         5.       SOURCES OF RAW MATERIALS

         For Fiscal 2001, the Company purchased approximately 30% of its incandescent glass shells from a Belgium based joint venture between Philips and Osram. The joint venture agreement automatically renews for a two-year term unless notice of termination is provided by either party 12 months prior to the automatic renewal date. The Company purchases approximately 60% of its fluorescent glass tubing from Osram. The Osram agreement automatically renews for a one-year term unless notice of termination is provided by either party 24 months prior to the automatic renewal date. As a result of the 2000 acquisition of a glass manufacturer, the Company has reduced its purchases from Osram, compared to prior years. Osram has taken the Company to arbitration to force the Company to return to prior levels. The Company feels strongly that it will win the arbitration hearing. As of the date hereof, the Company has not received notice of termination for either agreement. There can be no assurance that such agreements will be renewed in the future. The Company purchases certain of its other raw materials, including plastic, metals, glass, copper, filaments, gases, electrodes, electronic components, wire and resistors for use in the manufacture of lamps, futures, ballasts and miniature lighting assemblies. All such raw materials are readily available and are generally purchased from a variety of independent, non-competing suppliers. Substantially all light emitting diodes ("LEDs") used by the Company in its miniature lighting assemblies are currently imported from the Pacific Rim. The Company acquired a European company primarily engaged in the production of LEDs, which now supplies the Company with a small portion of its LED requirements. In addition, the Company has entered into a joint venture to establish a North American manufacturing plant for the production of surface mount LEDs. Any interruption in the supply of incandescent glass shells, fluorescent glass tubing, LEDs or significant fluctuations in the prices of other raw materials could have an adverse effect on the Company's operations.

         6.       ENVIRONMENTAL MATTERS

         The Company's operations are subject to federal, state, local and foreign laws and regulations relating to the storage, handling, generation, treatment, emission, release, discharge and disposal of certain substances and wastes. While the Company believes that it is currently in material compliance with those laws and regulations, there can be no assurance that the Company will not incur significant costs to remediate violations of such laws and regulations, particularly in connection with the Company's acquisitions of existing operating facilities or to comply with changes in existing laws and regulations (or the enforcement thereof). Such costs could have a material adverse effect on the Company's results of operations.

         7.       ADVERSE PUBLICITY

         Adverse publicity or news coverage relating to the Reorganized Debtors, in connection with the Debtors' Chapter 11 cases, may negatively impact the Company's efforts to establish and promote name recognition and a positive image.

         8.       SIGNIFICANT HOLDERS

         On the Effective Date, the New Common Shares will be concentrated in the hands of the Investors as holders of Allowed Class 3 Claims. These holders, acting as a group, will be in a position to control the outcome of actions requiring shareholder approval, including the election of directors. Furthermore, because such holders, acting as a group, can elect a majority of the directors of Reorganized SLI, such holders will have effective control over the management of Reorganized SLI. This concentration could also facilitate or hinder a negotiated change of control of Reorganized SLI and, consequently, could have an impact upon the value of the New Common Shares.

         9.       PROJECTED FINANCIAL INFORMATION

         The financial projections included in this Disclosure Statement were prepared by the Debtors and are dependent upon the successful implementation of the restructuring of the Debtors provided for in the Plan and the accuracy of the assumptions upon which such assumptions are based. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions, competition, and other matters, many of which are beyond the control of the Debtors. In addition, the other risk factors outlined in this Disclosure Statement and unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of the Reorganized Debtors. Although the Debtors believe that the projections are reasonably attainable, because the actual results may vary from the projected results, the projections should not be relied upon as a guaranty, representation, or other assurance of the Reorganized Debtors' future financial performance.

         10.      ABSENCE OF PUBLIC MARKET; MARKET CONDITIONS FOR NEW COMMON
                  SHARES

         There is no existing market for the New Common Shares. Therefore, no assurance can be given that an active market for the New Common Shares will develop. If any such market does develop, the Debtors can make no assurances regarding its continued existence, price volatility with respect to the new Common Shares, the liquidity of the market for the New Common Shares or the price at which any sales may occur.

         There can be no assurance that the Reorganized Debtors will list its securities on Nasdaq or on any other exchange. In the event the Reorganized Debtors do not cause any of the New Common Shares to be listed on any exchange or quoted on any quotation system the liquidity of the New Common Shares will be materially impaired. Notwithstanding the foregoing, assuming a market for the New Common Shares, sales or offers could adversely affect the market for and price of the New Common Shares.

         11.      EXCHANGE ACT LISTING -- POTENTIAL REPORTING OBLIGATIONS

         If the New Common Shares are held of record by 500 or more U.S. persons, Reorganized SLI will become subject to the registration and reporting requirements of the Exchange Act. Compliance with the Exchange Act reporting requirements will result in added expense and may be administratively burdensome for the Reorganized Debtors. Further, should Reorganized SLI be required to register and report under the Exchange Act, there can be no guarantee that Reorganized SLI will be able to satisfy the SEC's disclosure requirements for purposes of the Exchange Act.

         12.      ADDITIONAL FINANCING RISK

         As of the date of this Disclosure Statement, the Company estimates that the Debtors will have approximately [ ] million of unrestricted cash available to fund its future operations. The Company believes that such amount, when coupled with the expected exit financing to be provided through the Revolving Credit Facility, will provide the Debtors with sufficient liquidity to fund its operations through [ ]. The ability of the Debtors to fund its operations through [ ], however, is subject to a number of uncertainties beyond the control of the Debtors. It is currently estimated that the Debtors will require an additional [ ] of funding to support its operations until the business of the Reorganized Debtors generates positive cash-flow. The Company can provide no assurance that the Debtors will be successful in raising the additional cash required to fund operations until it becomes cash flow positive.

         13.      REGULATORY APPROVALS

         The need for governmental consents or approvals may prevent or affect the date of consummation of the Plan, including consents and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any similar foreign competition laws and the New Jersey Industrial Site Recovery Act. Failure to obtain required consents and approvals in a timely manner, or at all, may delay or prevent consummation of the Plan. Governmental authorities may also impose conditions in connection with consummation of the Plan that may adversely affect the operation of Reorganized SLI after consummation of the Plan. Any New Common Shares to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the HSR Act or any similar foreign competition laws shall not be distributed until the notification and waiting periods applicable under such law to such entity shall have expired or been terminated.

         14.      OSRAM ARBITRATION CLAIMS

         Osram contends that the Allocation Agreement was violated by a sale/transfer of the rights to the SYLVANIA trademark in Australia, New Zealand and Papua New Guinea by Edil in or about July, 2002. Osram also contends that Edil has not properly protected the trademark. Osram has drafted an arbitration complaint and provided a copy to the Debtors. Osram is seeking, among other things, significant monetary damages, specific performance of the Allocation Agreement and the potential unraveling of the sale/transfer of the Australia/New Zealand/Papua New Guinea trademark rights (the "Australia Claim"). Osram contends that, if the Australia Claim is successful, the potential exposure could be as much as $23 million or more. The Debtors believe that Osram's claims as described in the proposed draft arbitration complaint are wholly without merit and subject to defenses. The Debtors do not believe that such an event would adversely impact the feasibility of the Plan, as the Debtors have no direct interest in the SYLVANIA trademark. Moreover, such event would not adversely affect distributions to creditors under the Plan because substantially all of the distributions under the Plan will occur on or shortly after the Effective Date. The holders of claims in Class 3 will receive New Common Shares, and the holders of claims in Class 4 will receive their pro rata shares of (i) the Class 4 Fund, and (ii) beneficial interests in the Litigation Trust. If Osram should ultimately succeed in obtaining the relief that it seeks in the draft arbitration complaint, however, such relief could adversely impact the operations of the Reorganized Debtors' General Lighting business, which holds an interest in the SYLVANIA trademark.

                VIII. CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN

         A summary description of certain income tax consequences of the Plan is provided below. The description of tax consequences below is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal consequences of the Plan for the Debtors (without regard to the effect of future retroactive elections, if any) and for holders of Claims who are entitled to vote to accept or reject the Plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service (the "IRS") or any other tax authorities have been sought or obtained with respect to the tax consequences of the Plan, and the discussion below is not binding upon the IRS or such other authorities. The Debtors are not making any representations regarding the particular tax consequences of the confirmation and consummation of the Plan as to any Claim holder, and are not rendering any form of legal opinion as to such tax consequences.

         The discussion of United States federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the "IRC"), the Treasury regulations promulgated thereunder, judicial decisions, and published administrative rulings and pronouncements of the IRS as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly affect the United States federal income tax consequences discussed below.

         The following discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the United States federal tax consequences of the Plan to special classes of taxpayers (such as foreign entities, S corporations, regulated investment companies, insurance companies, financial institutions, small business investment companies, broker-dealers and tax-exempt organizations). Furthermore, United States federal estate and gift tax issues are not addressed herein. The following discussion assumes that Claim holders hold their Claims as capital assets for United States federal income tax purposes.

         Each holder of a Claim is strongly urged to consult its tax advisor regarding the United States federal, state, and local and any foreign tax consequences of the transactions described herein and in the Plan.

A.       INCOME TAX CONSEQUENCES TO THE DEBTORS

         The Debtors do not believe that there will be any current material United States federal income tax payable by the Debtors as a result of the implementation of the Plan. The implementation of the Plan may have material future United States federal income tax consequences for the Debtors and may affect the tax planning options and tax elections available to the Reorganized Debtors. Those tax planning options and tax elections may have significant tax consequences for the Reorganized Debtors and such consequences may relate back to the time of the implementation of the Plan.

B.       INCOME TAX CONSEQUENCES TO CERTAIN CLAIM HOLDERS

         The tax treatment of holders of Allowed Secured Lender Claims and Allowed General Unsecured Claims and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan will depend upon, among other things, (i) whether the Claim (or portion thereof) constitutes a Claim for principal or interest; (ii) the type of consideration received by the holder in exchange for the Claim; (iii) whether the holder is a resident of the United States for tax purposes (or falls into any special class of taxpayers, such as those that are excluded from this discussion as noted above); (iv) the manner in which a holder acquired a Claim;
(v) the length of time the Claim has been held; (vi) whether the Claim was acquired at a discount; (vii) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (viii) whether the holder has previously included accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the holder; (x) whether the Claim is an installment obligation for United States federal income tax purposes; (xi) whether the Claim, and any instrument received in exchange therefore, is considered a "security" for federal income tax purposes; and (xii) whether the "market discount" rules are applicable to the holder. Therefore, holders of Claims should consult their tax advisors for information that may be relevant to their particular situation and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan.

         1.      UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

                 (a) GENERAL

         A holder of an Allowed Secured Lender Claim against a Debtor whose Allowed Secured Lender Claim is paid in full or otherwise discharged on the Effective Date will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between (A) the fair market value on the Effective Date of such holder's Pro Rata share of the New Common Shares and the Litigation Trust interests received in respect of its Allowed Secured Lender Claim and (B) the holder's adjusted tax basis in the Allowed Secured Lender Claim. A holder's tax basis in property received in exchange for its Allowed Secured Lender Claim will generally be equal to the fair market value of such property on the Effective Date. The holding period for any such property will begin on the day after the Effective Date.

         A holder of an Allowed General Unsecured Claim against a Debtor whose Allowed General Unsecured Claim is paid in full or otherwise discharged on the Effective Date will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between (A) the fair market value on the Effective Date of such holder's Pro Rata share of the Class 4 Fund and the Litigation Trust interests received in respect of its Allowed General Unsecured Claim and (B) the holder's adjusted tax basis in the Allowed General Unsecured Claim. A holder's tax basis in property received in exchange for its Allowed General Unsecured Claim will generally be equal to the fair market value of such property on the Effective Date. The holding period for any such property will begin on the day after the Effective Date.

         Gain or loss is not recognized on the Effective Date if the property received by a claimholder does not have an ascertainable fair market value on such date. Because of the substantial uncertainty regarding the valuation of the Litigation Trust interests, the Debtors intend to take the position that the fair market value of such claims cannot be ascertained and that so-called "open transaction treatment" applies. If the IRS takes a contrary position, holders of the Allowed Secured Lender Claims and the Allowed General Unsecured Claims would likely recognize gain or loss as described above. It is anticipated that promptly following the Effective Date, the Plan Administrator will cause a good faith valuation of the Preference Litigation Trust Assets and the Other Litigation Trust Assets. This valuation shall be used by the Plan Administrator and the beneficiaries of the Litigation Trust, for federal income tax purposes.

                  (b)       MARKET DISCOUNT

         The market discount provisions of the IRC may apply to holders of certain Claims. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a "market discount bond" as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, its revised issue price) exceeds the tax basis of the debt obligation in the holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount. Gain recognized by a Claim holder with respect to a "market discount bond" will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the Claim holder's period of ownership, unless the Claim holder elected to include accrued market discount in taxable income currently. A holder of a market discount bond that is required under the market discount rules of the IRC to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on disposition of such bond.

                  (c)      ALLOCATION BETWEEN PRINCIPAL AND INTEREST

         The manner in which distributions made pursuant to the Plan are to be allocated between accrued but unpaid interest and principal, if any, of the Allowed Secured Lender Claims and the Allowed General Unsecured Claims for federal income tax purposes is unclear under present law. Although there can be no assurance with respect to the issue, the Debtors intend to take the position that no portion of the distributions made to holders of Allowed Secured Lender Claims and Allowed General Unsecured Claims pursuant to the Plan is allocable to accrued and unpaid interest on the Allowed Secured Lender Claims and the Allowed General Unsecured Claims.

         A holder of an Allowed Secured Lender Claim or Allowed General Unsecured Claim that previously included in income accrued but unpaid interest attributable to its Allowed Secured Lender Claim or Allowed General Unsecured Claim should recognize an ordinary loss to the extent that such previously included accrued interest exceeds the amount of consideration, if any, received by the holder that is attributable to accrued interest for federal income tax purposes. To the extent a holder of an Allowed Secured Lender Claim or Allowed General Unsecured Claim did not previously include in income accrued but unpaid interest attributable to its Claim, any portion of the consideration received that is properly allocable to accrued but unpaid interest should be recognized as ordinary income, regardless of whether the holder realizes an overall gain or loss upon the surrender of its Claim or whether such gain or loss is recognized. Based on the Debtors' position that no portion of the property distributed pursuant to the Plan should be allocable to accrued and unpaid interest on the Allowed Secured Lender Claims and the Allowed General Unsecured Claims, no such income inclusion should be required.

         If, contrary to the Debtors' intention, a portion of the distributions made pursuant to the Plan are treated as made to a holder of an Allowed Secured Lender Claim or an Allowed General Unsecured Claim in respect of accrued but unpaid interest, the basis of such a Claim holder in such distributed property should be equal to the amount of interest income treated as satisfied by the receipt of such distributed property. The Allowed Secured Lender Claims and Allowed General Unsecured Claims holder's tax holding period in such distributed property should begin on the day following the Effective Date.

         2.       INFORMATION REPORTING AND BACKUP WITHHOLDING

         Certain payments, including the payments with respect to Claims pursuant to the Plan, are generally subject to information reporting by the payor (the relevant Debtor) to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the IRC's backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan, unless the holder: (1) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (2) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

         Holders of Claims that are Non-United States Persons and that receive payments or distributions under the Plan will not be subject to backup withholding, provided that the holders furnish certification of their status as Non-United

States Persons (and furnish any other required certifications), or are otherwise exempt from backup withholding. Generally, such certification is provided on IRS Form W-8BEN.

         Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a United States federal income tax return).

C.      UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE LITIGATION TRUST

         Under the IRC, amounts earned by an escrow account, settlement fund or similar fund must be subject to current tax. Although certain Treasury regulations have been issued, no Treasury regulations have been promulgated to address the tax treatment of such funds in a bankruptcy context. Accordingly, the proper tax treatment of such funds is uncertain. Depending on the facts and the relevant law, such funds possibly could be treated as grantor trusts, separately taxable trusts, or otherwise.

         The Debtors presently intend to treat the Litigation Trust as qualifying as a liquidating trust, as defined in Treasury regulation section 301.7701-4(d). The Debtors therefore intend to treat the assets held therein as held by a grantor trust with respect to which the holders of the Allowed Lender Secured Claims and Allowed General Unsecured Claims are treated as the grantors. Accordingly, the Debtors, the beneficiaries of the Litigation Trust, and the Plan Administrator will be deemed to agree to treat the transfer of assets as made directly to those holders of Claims receiving interests therein followed by the transfer by such holders of such assets to the Litigation Trust in exchange for beneficial interests therein. Consistent with this treatment, the holders of Claims receiving interests in the Litigation Trust will be treated for federal income tax purposes as the grantors and owners of their share of the assets transferred thereto. No tax should be imposed on the Litigation Trust on earnings generated by the assets it holds. Instead, holders of the Allowed Lender Secured Claims and Allowed General Unsecured Claims will be taxed on their allocable shares of such earnings in each taxable year, whether or not they receive any distributions from such earnings. The Plan Administrator will report each year to each holder of an Allowed Lender Secured Claim and Allowed General Unsecured Claim the amount of items of income, gain, loss, deduction or credit of the Litigation Trust allocable to such holder. The amount of distributions a holder of an Allowed Lender Secured Claim or Allowed General Unsecured Claim ultimately receives pursuant to the Plan may be less than the amount of earnings generated that are allocated and taxable to such holder.

         There can be no assurance that the IRS will respect the foregoing treatment. For example, the IRS may characterize the Litigation Trust as a grantor trust for the benefit of the Debtors, or as otherwise owned by and taxable to the Debtors. Alternatively, the IRS could characterize the Litigation Trust as a so-called "complex trust" subject to a separate entity level tax on its earnings, except to the extent that such earnings are distributed during the taxable year. Moreover, due to the possibility that the amounts of the consideration received by a holder of an Allowed Lender Secured Claim or Allowed General Unsecured Claim may increase or decrease, depending on whether the Litigation Trust is treated as a grantor trust, the holder could be prevented from recognizing a loss until the time at which there are no assets at all remaining in the Litigation Trust.

         Holders of the Allowed Lender Secured Claims and Allowed General Unsecured Claims are urged to consult their tax advisors regarding the potential United States federal income tax treatment of the Litigation Trust and the consequences to them of such treatment (including the effect on the computation of a holder's gain or loss in respect of its Claim, the subsequent taxation of any distributions from the Litigation Trust, and the possibility of taxable income without a corresponding receipt of cash or property with which to satisfy the tax liability).

D.       IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

                  THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIMHOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIMHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.



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
          IX. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST

A.       FEASIBILITY OF THE PLAN

         As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This is referred to as the "feasibility test." In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies the feasibility test, the Debtors have developed a set of financial projections as set forth in Exhibit E to this Disclosure Statement (the "Projections"). The Projections analyze the ability of the Reorganized Debtors to maintain sufficient liquidity and capital resources to (i) conduct their business and (ii) meet their obligations under the Plan. The Projections were also prepared to assist each holder of a Claim entitled to vote in determining whether to accept or reject the Plan.

         The Projections show that the Reorganized Debtors should have sufficient cash flow to (i) make the payments required under the Plan on the Effective Date or otherwise, (ii) repay and service debt obligations, and (iii) maintain operations on a going-forward basis. Accordingly, the Debtors believe that the Plan complies with section 1129(a)(11) of the Bankruptcy Code. The Projections should be read in conjunction with the assumptions, qualifications, and footnotes to the tables containing the Projections set forth in Exhibit E. The Debtors prepared the Projections in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. The Projections are based on assumptions existing as of the date of this Disclosure Statement and are based, in part, on the economic, competitive, and general business conditions prevailing at the time. Although as of the date of this Disclosure Statement such economic, competitive, and general business conditions have not materially changed, any future changes in these conditions may materially affect the ability of the Reorganized Debtors to achieve the Projections.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. NO INDEPENDENT AUDITORS HAVE COMPILED OR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, NONE HAS EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

         THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASHFLOWS. ACCORDINGLY, THE DEBTORS DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS AND INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW SHARES OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

         THE PROJECTIONS PROVIDED HEREIN HAVE BEEN PREPARED EXCLUSIVELY BY THE COMPANY'S MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE ACCURATE OR MAY NOT BE REALIZED. THE PROJECTIONS ARE FURTHER INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO REORGANIZED DEBTOR'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED

IN THE PROJECTIONS. THE VALUATION SET FORTH HEREIN HAS TAKEN THE PROJECTIONS INTO ACCOUNT AND TO THE EXTENT THE ESTIMATES OR ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE INACCURATE OR NOT REALIZED, THE VALUATION MIGHT VARY SIGNIFICANTLY. SEE SECTION VII HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT COULD AFFECT FINANCIAL FEASIBILITY OF THE PLAN. NEITHER THE PROJECTIONS NOR THE VALUATION SET FORTH IN SUBSECTION D BELOW NOR THE ASSUMPTIONS UNDERLYING EITHER HAVE BEEN AGREED TO OR APPROVED BY ANY PERSON OTHER THAN THE DEBTORS AND THEY ARE NOT BINDING ON ANY OTHER PERSON, FOR ANY OTHER PURPOSE OR IN ANY SUBSEQUENT PROCEEDING OTHER THAN CONFIRMATION OF THE PLAN.

         FINALLY, THE PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE ENTERPRISE VALUE OF REORGANIZED DEBTOR, THE FAIR VALUE OF ITS ASSETS, AND THE ACTUAL LIABILITIES AS OF THE EFFECTIVE DATE. ACTUAL ENTERPRISE VALUE, ASSET VALUES, AND LIABILITIES ON THE EFFECTIVE DATE COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE FOREGOING PROJECTIONS.

B.       BEST INTERESTS TEST

         Even if the Plan is accepted by each class of holders of Impaired Claims, the Bankruptcy Code requires that the Court find that the Plan is in the best interests of all holders of Claims and Interests that are Impaired by the Plan and that have not accepted the Plan. The "best interests" test, set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that all members of an impaired class of claims have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if a debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date.

         To calculate the probable distribution to members of each impaired class of holders of claims and equity interests if the debtors were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor's assets if its Chapter 11 case were converted to a Chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

         The amount of liquidation value available to holders of Unsecured Claims against, and Interests in, the Debtors would be reduced by, first, Secured Claims (to the extent of the value of the Collateral securing such claims), and second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 cases and the Chapter 11 Cases. Costs of a liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a Chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operations of the Debtors during the pendency of the Chapter 11 Cases. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay Unsecured Claims or to make any distribution in respect of Interests. The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of Unsecured Claims.

         In a Chapter 7 liquidation, no junior class of claims may be paid unless all classes of claims senior to such junior class are paid in full.
Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such agreements are enforceable under applicable non-bankruptcy law. Therefore, no class of claims that is contractually subordinated to another class would receive any payment on account of its claims, unless and until such senior class(es) were paid in full.

         Once the Court determines the recoveries in liquidation of the Debtors' secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Court. As shown in the Liquidation Analysis annexed hereto as Exhibit D (the "Liquidation Analysis") and discussed in further detail below, the

Debtors believe that each Class of impaired Claims will receive no less under the Plan than it would receive if the Debtors were liquidated. The Class of Impaired Interests would receive no distribution if the Debtors were liquidated.

C.       LIQUIDATION ANALYSIS

         As noted above, the Debtors believe that under the Plan each holder of Impaired Claims will receive property of a value not less than the value such holder would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. The Debtors' belief is based primarily upon extensive consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to Creditors, including, but not limited to (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a Chapter 7 trustee and professional advisors to the trustee, as well as to the various liquidators that would be appointed for each of the non-debtor subsidiaries of the Company, (ii) the erosion in value of assets in a Chapter 7 case in the context of a "forced sale" atmosphere that would prevail, (iii) the adverse effects on the Company's remaining businesses as a result of the likely departure of most remaining employees, (iv) the reduction of value associated with the attempted operation of the businesses of the non-Debtors by numerous foreign liquidators, (v) the substantial delay in distributions to the Debtors' Creditors that would ensue due to the inevitable delays that would accompany the unwinding of intercompany obligations in a complex, multi-jurisdictional liquidation, and (vi) the adverse tax consequences associated with the sale of the Debtors' assets. The Debtors belief is also based upon the Liquidation Analysis. The Liquidation Analysis does not reflect the likely delay in distributions to Creditors in a liquidation scenario and tax consequences from the "forced sale" of the Debtors' assets, which, if considered, would only further reduce the present value of any liquidation proceeds.

         The Debtors believe that any liquidation analysis is speculative because such an analysis is necessarily premised upon assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. Thus, there can be no assurance as to values that would actually be realized in a Chapter 7 liquidation, nor can there be any assurance that a bankruptcy court would accept the Debtors' conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

         Further, the Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. This estimate is based solely upon the Debtors' review of their books and records and of the additional Claims that have been or might be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the cases from Chapter 11 to Chapter 7. No order or finding has been entered by the Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Liquidation Analysis. In preparing the Liquidation Analysis, the Debtors have projected an amount of Allowed Claims that is at the lower end of a range of reasonableness such that, for purposes of the Liquidation Analysis, the largest possible liquidation dividend to holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The annexed Liquidation Analysis is provided solely to disclose to holders the effects of a hypothetical Chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein, and demonstrates that, in a liquidation, unsecured creditors would not receive any distribution or retain any property.

         To the extent that confirmation of the Plan requires the establishment of amounts for the Chapter 7 liquidation value of the Debtors, funds available to pay Claims, and the reorganization value of the Debtors, the Court will determine those amounts at the Confirmation Hearing.

D.       VALUATION OF THE REORGANIZED DEBTORS

         1.       ESTIMATED VALUATION OF REORGANIZED DEBTORS

         In order to provide information to parties in interest regarding the possible range of values of their distributions under the Plan, the Debtors requested that PricewaterhouseCoopers Securities LLC ("PwCS"), the Debtors' financial advisor, ascribe an estimated value, or range of values, to the New Common Shares.

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
                  (a)      Overview

         The Debtors have been advised by PwCS with respect to the estimated value of the Reorganized Debtors on a going concern basis. Solely for purposes of the Plan, the estimated range of reorganization value of the Reorganized Debtors was assumed to be approximately $225 million to $280 million. The components of this range are estimates of between $100 million and $120 million attributable to the Miniature Lighting business of the Company and between $125 million and $160 million attributable to the General Lighting (Europe and the Americas) businesses of the Company. PwCS' estimate of a range of reorganization values does not constitute an opinion as to the fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

         THE ASSUMED RANGE OF THE REORGANIZED VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF JUNE 30, 2003, REFLECTS WORK PERFORMED BY PWCS ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESSES AND ASSETS OF THE COMPANY AVAILABLE TO PWCS AS OF MARCH 31, 2003. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT PWCS CONCLUSIONS, PWCS DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATES.

         Based upon the assumed range of the reorganization value of the Reorganized Debtors of between $225 million and $280 million and assumed total debt and capital lease obligations of approximately $145 million, PwCS has employed an imputed estimate of the range of the equity value for the Reorganized Debtors (the "Equity Value") of between $80 million and $135 million.

         The foregoing estimate of the reorganization value of the Reorganized Debtors is based on a number of assumptions, including a successful reorganization of the Debtors' businesses and finances in a timely manner, the continued implementation of the Company's business plans, the achievement of the forecasts reflected in the Projected Financial Information (the "Projections"), access to adequate exit financing, the continuing leadership of qualified management, market conditions as of March 31, 2003 continuing through the assumed Effective Date of June 30, 2003 and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein.

         With respect to the financial Projections prepared by the management of the Company and included as Exhibit E to this Disclosure Statement, PwCS assumed that such Projections have been reasonably prepared in good faith and on a basis reflecting the best currently available estimates and judgements of the Company as to the future operating and financial performance of the Reorganized Debtors. PwCS' estimate of a range of reorganization values assumes that operating results projected by the Company will be achieved by the Reorganized Debtors in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. Certain of the results forecast by the management of the Company are materially better than the recent historical results of operations of the Company. As a result, to the extent that the estimate or reorganization value is dependent upon the Reorganized Debtors performing at the levels set forth in the Projections, such analysis must be considered speculative. If the businesses perform at levels below those set forth in the Projections, such performance may have a material impact on the Projections and on the estimated range of values set forth herein.

         In estimating the range of the reorganization value and Equity Value of the Reorganized Debtors, PwCS (i) reviewed certain historical financial information of the Company for recent years and interim periods; (ii) reviewed certain internal financial and operating data of the Company, including the Projected Financial Information, which was prepared and provided to PwCS by the Company's management and which relate to the Company's businesses and their prospects; (iii) met with certain members of senior management of the Company to discuss the Company's operations and future prospects; (iv) reviewed publicly available financial data and considered the market value of public companies that PwCS deemed generally comparable to the operating business of the Company;
(v) considered relevant precedent transaction in the lighting industry; (vi) considered certain economic and industry information relevant to the operating business; and (vii) conducted such other studies, analysis, inquiries and investigations as it deemed appropriate. Although PwCS conducted a review and analysis of the Company's businesses, operating assets and liabilities and the Company's business plans, it assumed and relied on the accuracy and completeness of all financial information furnished to it by the Company, as well as publicly available information.

          PwCS did not independently verify the Projections in connection with such estimates of the reorganization value and Equity Value and no independent valuations or appraisals of the Company were sought or obtained in connection herewith. Additionally, the Projections have not been audited, examined or otherwise reviewed by independent auditors.

          Estimates of the reorganization value and Equity Value do not purport to be appraisals or necessarily reflect the values that may be realized if assets are sold as going concerns, in liquidation, or otherwise.

          The estimates of the reorganization value of the Reorganized Debtors prepared by PwCS represent the hypothetical reorganization value of the Reorganized Debtors. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the analysis of implied relative recoveries to creditors thereunder. Such estimates reflect computations of the range of the estimated reorganization value of the Reorganized Debtors through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual outcomes, which may be significantly more or less favourable than those set forth herein.

          The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such businesses. As a result, the estimate of the range of the reorganization value of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favourable than those set forth herein. Since such estimates are inherently subject to uncertainties, neither the Debtors, PwCS, nor any other person assumes responsibility for their accuracy. In addition, the valuation of any newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of preparation creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities.

                  (b)      Valuation Methodology

         PwCS performed a variety of analyses and considered a variety of factors in preparing the valuation of the Reorganized Debtors. While several generally accepted valuation techniques for estimating the Reorganized Debtor's value were used, PwCS primarily relied on two methodologies: comparable public company analysis and discounted cash flow analysis. These valuation methodologies were performed separately for each of the Miniature Lighting, General Lighting Europe and General Lighting Americas businesses. PwCS placed different weights on each of these analyses and made judgements as to the relative significance of each analysis in determining the Reorganized Debtors' indicated reorganization value range. PwCs' valuation must be considered as a whole, and selecting just one methodology or portions of the analyses, without considering the analysis as a whole, could create a misleading or incomplete conclusion as to the Reorganized Debtors' value.

         In preparing its valuation estimate, PwCS performed a variety of analyses and considered a variety of factors, some of which are described herein. The following summary does not purport to be a complete description of the analyses and factors undertaken to support PwCs' conclusions. The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, as well as the application of those analyses and factors under the particular circumstances. As a result, the process involved in preparing a valuation is not readily summarized.

         The two primary methodologies considered by PwCS in preparing a valuation of the Reorganized Debtors are as follows:

                           (i)      Comparable Public Company Analysis

         A comparable public company analysis estimates value based on a comparison of the target company's financial statistics with the financial statistics of public companies that are similar to the target company. It establishes a benchmark for asset valuation by deriving the value of "comparable" assets, standardized using a common variable such as revenues, earnings and cash flows. The analysis includes a detailed multi-year financial comparison of each company's income statement, balance sheet and cash flow statement. In addition, each company's performance, profitability, margins, leverage and business trends are also examined. Based on this analysis, a number of financial multiples and ratios are calculated to gauge each company's relative performance and valuation.

         A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of businesses, business risks, target market segments, growth prospects, maturity of businesses, market presence, size and scale of operations. The selection of truly comparable companies is often difficult and subject to interpretation. The underlying concept, however, is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining value.

         In performing the comparable public company analysis, the following publicly traded companies deemed generally comparable to the Miniature Lighting business of the Company in some or all of the factors described above, were selected: Decoma International, Everlight Electronics, Fagerhult, Ichikoh Industries, Koito Manufacturing, Opto Tech, Stanley Electric and Valeo. In performing the comparable public company analysis, the following publicly traded companies deemed generally comparable to the General Lighting (Europe and the Americas) businesses of the Company in some or all of the factors described above, were selected: Acuity Brands, Genlyte Group, Gewiss, Juno Lighting, Nordisk Solar and Targetti Sankey. PwCS' excluded several manufacturers that were deemed not comparable because of size, specific product comparability and/or status of comparable companies. PwCS analysed the current trading value for the comparable companies as a multiple of the last twelve months of available revenue and EBITDA. These multiples were then applied to the Company's estimated fiscal year end 2002 and fiscal year end 2003 forecasted financial results to determine the range of enterprise values.

                           (ii)     DISCOUNTED CASH FLOW APPROACH (DCF)

         The discounted cash flow ("DCF) valuation methodology relates the value of a business to the present value of expected future cash flows to be generated by such business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical discount rate. The expected future cash flows have two components: the present value of the projected unlevered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections). PwCS discounted cash flow valuation is based on a three-year projection of the Company's operating results. PwCS discounted the projected cash flows using the Company's estimated risk-adjusted cost of capital, the weighted average cost of capital, and calculated the terminal value of the Company using EBITDA multiples consistent with the comparable public company analysis. The discounted cash flow valuation was performed separately for each of the Miniature Lighting, General Lighting Europe and General Lighting Americas businesses.

         This approach relies on the Company's ability to project future cash flows with some degree of accuracy. Since, the Company's projections reflect significant assumptions made by the Company's management concerning anticipated results, the assumptions and judgements used in the Projected Financial Information may or may not prove correct and therefore, no assurance can be provided that projected results are attainable or will be realized. PwCS does not make any representations or warranties as to the accuracy or completeness of the Company's Projections.

         THE ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DETERMINED BY PwCS REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF THE REORGANIZED DEBTORS ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR THE REORGANIZED DEBTORS ASSOCIATED WITH PwCS' VALUATION ANALYSIS.

         2. APPLICATION OF THE "BEST INTERESTS" TEST TO THE LIQUIDATION ANALYSIS AND THE VALUATION OF THE REORGANIZED DEBTORS

         A liquidation analysis prepared with respect to each of the Debtors is attached as Exhibit D to this Disclosure Statement. The Debtors believe that any liquidation analysis is speculative. For example, the liquidation analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims. This estimate is based solely upon the Debtor's incomplete review of Claims filed and the Debtors' books and records. No order or fading has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the liquidation analysis. The estimate of the amount of Allowed Claims set forth in the liquidation analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. In addition, as noted above, the valuation analysis of the Company also contains numerous estimates and assumptions. For example, the value of the New Common Shares cannot be determined with precision due to the absence of a public market for the New Common Shares.

         Notwithstanding the difficulties in quantifying recoveries to creditors with precision, the Debtors believe that taking into account the liquidation analysis and the valuation analysis of Reorganized Debtors, the Plan meets the "best interests" test of section 1129 (a)(7) of the Bankruptcy Code. The Debtors believe that the members of each impaired class will receive at least as much under the Plan that they would in a liquidation in a hypothetical chapter 7 case. Creditors will receive a better recovery through the distributions contemplated by the Plan because the continued operation of the Debtors as going concerns rather than a forced liquidation will allow the realization of more value for the Debtors' assets. Moreover, as a result of the reorganization of the Debtors, creditors such as the Debtors' employees (close to 7,500) would retain their jobs and most likely make few if any other claims against the estate. Lastly, in the event of liquidation, the aggregate amount of unsecured claims would no doubt increase significantly, and such claims would be subordinated to priority claims that would be created. For example, employees would file claims for wages, pensions and other benefits, some of which would be entitled to priority. Landlords would no doubt file large claims for both unsecured and priority amounts. The resulting increase in both general unsecured and priority claims would no doubt decrease percentage recoveries to secured and unsecured creditors of Debtors. All of these factors lead to the conclusion that recoveries under the Plan would be at least as much, and in many cases significantly greater, than the recoveries available in a chapter 7 liquidation.

            X. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         The Debtors believe that the Plan affords holders of Claims the potential for the greatest realization on the Debtors' assets and, therefore, is in the best interests of such holders. If, however, the Plan is not confirmed and consummated, the theoretical alternatives include: (i) formulation of an alternative plan of reorganization or (ii) liquidation of the Debtors under Chapter 7 or 11 of the Bankruptcy Code.

 A.      ALTERNATIVE PLAN OF REORGANIZATION

         If the Plan is not confirmed, the Debtors (or, if the Debtors' exclusive periods in which to file and solicit acceptances of a reorganization plan have expired, and are not extended by the Court, any other party-in-interest) could attempt to formulate and propose a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of assets.

         With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan enables the holders of Claims to realize the greatest possible value under the circumstances, and that as compared to any alternative plan of reorganization, has the greatest chance to be confirmed and consummated.

 B.      LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

         If no plan is confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors' assets for distribution in accordance with the priorities of the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against, or Interests in, the Debtors.

         The Debtors believe that a liquidation under Chapter 7 would result in a substantial diminution in the value of the Estates and the ultimate return for stockholders of the Debtors due to:

         1. substantial additional administrative expenses arising from the costs associated with the administration of the Chapter 7 process by a trustee lacking a substantial familiarity with the Debtors and their businesses, including trustee fees, attorney fees, and other necessary professionals, including accountants, auctioneers, brokers and other liquidation professionals;

         2. additional expenses and claims;

         3. the social costs associated with an orderly wind-down of the business operations over a three month period, including employee payroll, benefits and severance costs; and

         4. continuation of services critical to the orderly wind-down of business operations, including certain equipment leases, utility services, telecommunication services, and other services.

         Substantial delays will occur as the local liquidators and their associated advisors attempt to (a) understand (i) the complex intercompany loan arrangements that existing among the Debtors, among the Debtors and non-Debtor subsidiaries of SLI, and (ii) intercompany business relationships that exist among the SLI's subsidiaries which support the multi-jurisdictional nature of the Company's historical business, and (b) resolve the complex legal issues associated with terminating the various intercompany business relationships and settling intercompany liabilities.

         The Debtors could also be liquidated pursuant to the provisions of a Chapter 11 plan of reorganization. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially.

         The Debtors believe that, although preferable to a Chapter 7 liquidation, any alternative liquidation under Chapter 11 is a much less attractive alternative to Creditors than the Plan. THE DEBTORS BELIEVE THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO CREDITORS THAN WOULD A LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11 OF THE BANKRUPTCY CODE.

                                XI. SOLICITATION; VOTING PROCEDURES

         On or about [     ], the Court entered an order which, among other
things, established voting procedures and scheduled the hearing on confirmation
of the Plan (the "Procedures Order"). On or about [     ], the Court entered an
order approving this Disclosure Statement. A copy of the notice of the Confirmation Hearing is enclosed with this Disclosure Statement. The notice of the Confirmation Hearing sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The notice of Confirmation Hearing and the instructions attached to the Ballot should be read in connection with this section of this Disclosure Statement.

         The Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the Chapter 11 Cases. In addition, the Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law and, under Fed. R. Bankr. P. 3020(b)(2), it may do so without receiving evidence if no objection is timely filed.

         In particular, the Bankruptcy Code requires the Court to find, among other things, that (i) the Plan has been accepted by the requisite votes of the Classes of Impaired Claims, unless approval will be sought under section 1129(b) of the Bankruptcy Code despite the dissent of one or more such classes, which will be the case under the Plan, (ii) the Plan is "feasible," which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization, and
(iii) the Plan is in the "best interests" of all holders of Claims and Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code. The Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all Classes of Impaired Claims and Interests accept the Plan by the requisite votes, the Court must make an independent finding that the Plan conforms to the requirements of the Bankruptcy Code, that the Plan is feasible, and that the Plan is in the best interests of the holders of Claims against, and Interests in, the Debtors. These statutory conditions to Confirmation are discussed above.

A.       PARTIES-IN-INTEREST ENTITLED TO VOTE

         Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be impaired under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or equity interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or equity interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or equity interest as it existed before the default.

         In general, a holder of a claim or equity interest may vote to accept or to reject a plan if (i) the claim or equity interest is allowed, which means generally that no party in interest has objected to such claim or equity interest and (ii) the claim or equity interest is impaired by the Plan. If the holder of an impaired claim or interest will not receive or retain any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder's vote.

         The holder of a Claim against a Debtor that is Impaired under the Plan is entitled to vote to accept or reject the Plan if (i) the Plan provides a distribution in respect of such Claim and (ii) (a) the Claim has been scheduled by the Debtors (and such claim is not scheduled at zero or as disputed, contingent, or unliquidated) or (b) it has filed a proof of claim on or before the bar date applicable to such holder, pursuant to sections 502(a) and 1126(a) of the Bankruptcy Code and Fed. R. Bankr. P. 3003 and 3018. Any Claim as to which an objection has been timely filed and has not been withdrawn or dismissed or denied by Final Order is not entitled to vote unless the Court, pursuant to Fed. R. Bankr. P. 3018(a), upon application of the holder of the Claim with respect to which there has been objection, temporarily allows the Claim in an amount that the Court deems proper for the purpose of accepting or rejecting the Plan.

         A vote may be disregarded if the Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Procedures Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly.

B.       CLASSES IMPAIRED UNDER THE PLAN

         Class 3 and Class 4 are Impaired under the Plan and entitled to vote on the Plan. Classes 1 and 2 are not Impaired under the Plan, are deemed under section 1126(f) to have accepted the Plan, and their votes to accept or to reject the Plan will not be solicited. Classes 5 and 6 will not receive or retain any distribution or property under the Plan on account of their Claims or Interests and are presumed under section 1126(g) of the Bankruptcy Code to have rejected the Plan, and are therefore not entitled to vote to accept or reject the Plan.

C.       WAIVERS OF DEFECTS, IRREGULARITIES, ETC.

         Unless otherwise directed by the Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Claims and Balloting Agent and the Debtors in their sole discretion, which determination will be final and binding. As indicated below under "Withdrawal of Ballots; Revocation," effective withdrawals of Ballots must be delivered to the Claims and Balloting Agent prior to the Voting Deadline. The Debtors reserve the absolute right to contest the validity of any such withdrawal. The Debtors also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

D.       WITHDRAWAL OF BALLOTS; REVOCATION

         Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Claims and Balloting Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Claims and Balloting Agent in a timely manner at the address set forth below. The Debtors intend to consult with the Claims and Balloting Agent to determine whether any withdrawals of Ballots were received and whether the Requisite Acceptances of the Plan have been received. As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

         Unless otherwise directed by the Court, a purported notice of withdrawal of Ballots which is not received in a timely manner by the Claims and Balloting Agent will not be effective to withdraw a previously cast Ballot.

         Any party who has previously submitted to the Claims and Balloting Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his or its vote by submitting to the Claims and Balloting Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date will be counted for purposes of determining whether the Requisite Acceptances have been received.

E.       FURTHER INFORMATION

         If you (i) have any questions about the procedure for voting your Claim or about the packet of materials you received or (ii) wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Fed.
R. Bankr. P. 3017(d), please contact the Claims and Balloting Agent:

                                Logan & Company, Inc.
                                546 Valley Road
                                Upper Montclair, New Jersey 07043
                                (800)xxx-xxxx

             XII. CONFIRMATION HEARING; OBJECTIONS TO CONFIRMATION;
                                 RECOMMENDATION

         This Disclosure Statement was approved by the Court after notice and a hearing. The Court has determined that this Disclosure Statement contains information adequate to permit holders of Claims to make an informed judgment about the Plan. Such approval, however, does not mean that the Court recommends either acceptance or rejection of the Plan.

A.       HEARING ON AND OBJECTIONS TO CONFIRMATION

         1.       CONFIRMATION HEARING

         The hearing on confirmation of the Plan has been scheduled to commence
on [      ], at [      ], Eastern time, or as soon thereafter as counsel may be
heard, before the Honorable Mary F. Walrath, in the United States Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by announcing such adjournment in open court or otherwise, all without further notice to parties in interest, and the Plan may he modified by the Debtors pursuant to section 1127 of the Bankruptcy Code prior to, during, or as a result of that hearing, without further notice to parties in interest.

         2.       DATE SET FOR FILING OBJECTIONS TO CONFIRMATION

         Objections, if any, to confirmation of the Plan must be filed with the Court and received by the parties listed in the Confirmation Hearing Notice no later than 4:00 pm., Eastern time, on [ ]. A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement.

                      XIII. RECOMMENDATION AND CONCLUSION

         For all of the reasons set forth in this Disclosure Statement, the Debtors believe that confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all eligible holders of Impaired Claims to vote to ACCEPT the Plan, and to complete and return their ballots so that they will be RECEIVED by the Claims and Balloting Agent on or before the Voting Deadline.

Dated:   Wilmington, Delaware
         May 15, 2003



                                            SLI, INC., et al.
                                            Debtors and Debtors-in-Possession



                                     By:    ____________________________________
                                            Name:
                                            Title:






SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attorneys for SLI, Inc., et al.,
Debtors and Debtors-in-Possession

BY:    ___________________________________
       Gregg M. Galardi (No. 2991)
       Robert A. Weber (No. 4013)
       Megan E. Cleghorn (No. 4080)
       One Rodney Square
       P.O. Box 636
       Wilmington, Delaware 19899-0636
       (302) 651-3000




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
                                             THE OFFICIAL COMMITTEE
                                             OF UNSECURED CREDITORS

                                             By:____________________________
                                             Name:
                                             Title:
PEPPER HAMILTON, LLP

By:________________________________
David M. Fournier (No. 2812)
1201 Market Street
Suite 1600
P.O. Box 1709
Wilmington, Delaware 19899-1709

- and -

Robert S. Hertzberg
100 Renaissance Center
36th Floor
Detroit, Michigan 48243-1157

Attorneys for the Official Committee of
Unsecured Creditors

                                    EXHIBIT A
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
      FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                             PLAN OF REORGANIZATION

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

----------------------------------------
In re:                                               Chapter 11

SLI, INC.,                                           Case No. 02-12608 (MFW)
CHICAGO MINIATURE OPTOELECTRONIC
 TECHNOLOGIES, INC.,                                 Jointly Administered
ELECTRO-MAG INTERNATIONAL, INC.,
CHICAGO-MINIATURE LAMP-SYLVANIA
 LIGHTING INTERNATIONAL, INC.,
SLI LIGHTING PRODUCTS, INC.,
SLI LIGHTING COMPANY,
SLI LIGHTING SOLUTIONS, INC., AND
CML AIR, INC.,
                     Debtors.
----------------------------------------


          SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE
                          DEBTORS IN POSSESSION AND THE
                   OFFICIAL COMMITTEE OF UNSECURED CREDITORS


                                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                      Gregg M. Galardi (No. 2991)
                                      Robert A. Weber (No. 4013)
                                      Megan E. Cleghorn (No. 4080)
                                      One Rodney Square
                                      P.O. Box 636
                                      Wilmington, Delaware 19899-0636
                                      (302) 651-3000

                                      Attorneys for SLI, Inc., et al.,
                                      Debtors and Debtors-in-Possession

                                      PEPPER HAMILTON LLP
                                      David M. Fournier, Esq.
                                      1201 Market Street, Suite 1600
                                      P.O. Box 1709
                                      Wilmington, DE 19899-1709

                                         -and-

                                      PEPPER HAMILTON LLP
                                      Robert S. Hertzberg, Esq
                                      100 Renaissance Center, 36th Floor
                                      Detroit, MI 48243-1157

                                      Attorneys for the Official Committee
                                      of Unsecured Creditors





Dated: Wilmington, Delaware
       May 15, 2003

                                TABLE OF CONTENTS

INTRODUCTION .............................................................PLAN-1

                                    ARTICLE I

                      DEFINITIONS, RULES OF INTERPRETATION,
                          AND COMPUTATION OF TIMEPLAN-1

A.  Rules of Construction................................................ PLAN-1
B.  Definitions ......................................................... PLAN-1
C.  Rules of Interpretation .............................................PLAN-15
D.  Computation of Time .................................................PLAN-16
E.  Governing Law .......................................................PLAN-16

                                   ARTICLE II

                 CLASSIFICATION OF CLAIMS AND INTERESTSPLAN-16
A.  Introduction ........................................................PLAN-16
B.  Unclassified Claims .................................................PLAN-16
    1.  DIP Facility Claims .............................................PLAN-16
    2.  Administrative Claims ...........................................PLAN-16
    3.  Priority Tax Claims .............................................PLAN-16
    4.  Intercompany Claims .............................................PLAN-16
C.  Unimpaired Classes of Claims ........................................PLAN-17
    1.  Class 1: Other Priority Claims ..................................PLAN-17
    2.  Class 2: Other Secured Claims ...................................PLAN-17
D.  Impaired Classes of Claims ..........................................PLAN-17
    1.  Class 3: Secured Lender Claims ..................................PLAN-17
    2.  Class 4: General Unsecured Claims ...............................PLAN-17
E.  Impaired Classes of Claims ..........................................PLAN-17
    1.  Class 5: Subordinated Claims ....................................PLAN-17
F.  Impaired Classes of Interests .......................................PLAN-17
    1.  Class 6: Interests ..............................................PLAN-17

                                   ARTICLE III
                    TREATMENT OF CLAIMS AND INTERESTSPLAN-17
A.  Unclassified Claims .................................................PLAN-17
    1.  DIP Facility Claims .............................................PLAN-17
    2.  Administrative Claims ...........................................PLAN-18
    3.  Priority Tax Claims .............................................PLAN-18
    4.  Intercompany Claims .............................................PLAN-19
B.  Unimpaired Claims ...................................................PLAN-19
    1.  Class 1: Other Priority Claims ..................................PLAN-19
    2.  Class 2; Other Secured Claims ...................................PLAN-19
C.  Impaired Claims .....................................................PLAN-19
    1.  Class 3: Secured Lender Claims ..................................PLAN-19






                                    PLAN-iii

                                                                            Page
                                                                            ----


    2. Class 4: General Unsecured Claims ................................PLAN-20
    3. Class 5: Subordinated Claims .....................................PLAN-20
D.  Interests ...........................................................PLAN-20
    Class 6: Interests ..................................................PLAN-20
E.  Special Provision Regarding Unimpaired Claims .......................PLAN-21
F.  Allowed Claims ......................................................PLAN-21

                                   ARTICLE IV

                   ACCEPTANCE OR REJECTION OF THE PLANPLAN-21
A.  Impaired Classes of Claims and Interests Entitled to Vote ...........PLAN-21
B.  Acceptance by an Impaired Class .....................................PLAN-21
C.  Presumed Acceptances by Unimpaired Classes ..........................PLAN-21
D.  Classes Deemed to Reject Plan .......................................PLAN-21
E.  Summary of Classes Voting on the Plan ...............................PLAN-22
F.  Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code .....PLAN-22

                                    ARTICLE V

                   MEANS FOR IMPLEMENTATION OF THE PLANPLAN-22
A.  Substantive Consolidation............................................PLAN-22
        1.  Consolidation of the Chapter 11 Estates .....................PLAN-22
        2.  Substantive Consolidation Order .............................PLAN-23
B.  Corporate Action ....................................................PLAN-23
    1.  Continued Corporate Existence ...................................PLAN-23
    2.  Cancellation of Old Common Shares ...............................PLAN-23
    3.  Organizational Documents ........................................PLAN-23
    4.  Issuance of New Common Shares ...................................PLAN-24
C.  Revolving Credit Facility ...........................................PLAN-24
D.  Directors and Officers ..............................................PLAN-24
        1.  Board of Directors of Reorganized SLI and its Subsidiaries
            and Affiliates...............................................PLAN-24
        2.  Officers of Reorganized SLI and its Subsidiaries
            and Affiliates...............................................PLAN-24
E.  Employee Retirement and Stock Option Plans;
    Employee Group Health Plans; Etc. ...................................PLAN-25
F.  Revesting Of Assets; Releases of Liens ..............................PLAN-25
G.  Effectuating Documents; Further Transactions ........................PLAN-25
H.  Preservation of Rights of Action ....................................PLAN-26
I.  Special Provisions Regarding Claims Covered by Insurance ............PLAN-26
J.  Exemption from Certain Transfer Taxes ...............................PLAN-26
K.  Professionals........................................................PLAN-27
L.  Professional Fee Escrow .............................................PLAN-27





                                     PLAN-iv

                                                                            Page
                                                                            ----


                                   ARTICLE VI

                            DESCRIPTION OF SECURITIES
                 TO BE ISSUED IN CONNECTION WITH THE PLANPLAN-27
A.  New Common Shares ..................................................PLAN-27
B.  Rights Offering.....................................................PLAN-28

                                   ARTICLE VII

                    PROVISIONS GOVERNING DISTRIBUTIONSPLAN-28
A.  Distributions for Claims Allowed as of the Effective Date ..........PLAN-28
B.  Disbursing Agent ...................................................PLAN-28
C.  Delivery of Distributions and Undeliverable or
    Unclaimed Distributions ............................................PLAN-28
        1. Delivery of Distributions in General ....................... PLAN-28
        2. Undeliverable and Unclaimed Distributions ...................PLAN-29
D.  Calculation of Distribution Amounts of New Common Shares;
    Minimum Distributions ..............................................PLAN-29
E.  Record Date For Distributions To Holders Of Secured Lender Claims ..PLAN-29
F.  Prepayment .........................................................PLAN-30
G.  Means of Cash Payment ..............................................PLAN-30
H.  Interest on Claims .................................................PLAN-30
I.  Cancellation of Existing Securities and Agreements .................PLAN-30
J.  Withholding and Reporting Requirements .............................PLAN-30
K.  Setoffs ............................................................PLAN-31

                                  ARTICLE VIII

                             LITIGATION TRUSTPLAN-31
A   The Litigation Trust ...............................................PLAN-31
B.  Transfer of Trust Assets to the Litigation Trust ...................PLAN-31
C.  The Litigation Trust Agreement .....................................PLAN-32
D.  Funding of the Litigation Trust ....................................PLAN-32
E.  Reimbursement Obligations ..........................................PLAN-32
F.  Distributions of Trust Assets ......................................PLAN-33

                                   ARTICLE IX

                        TREATMENT OF EXECUTORY CONTRACTS
                          AND UNEXPIRED LEASESPLAN-33
A.  Assumed and Rejected Contracts and Leases ..........................PLAN-33
B.  Payments Related to Assumption of Executory Contracts
    and Unexpired Leases ...............................................PLAN-34
C.  Rejection Damages Bar Date .........................................PLAN-34


                                     PLAN-v

                                                                            Page
                                                                            ----


                                    ARTICLE X

                       PROCEDURES FOR RESOLVING DISPUTED,
                   CONTINGENT, AND UNLIQUIDATED CLAIMSPLAN-34

A.  Objection Deadline; Prosecution of Objections ......................PLAN-34
B.  No Distributions Pending Allowance .................................PLAN-35
C.  Disputed Claims Reserves ...........................................PLAN-35

                                   ARTICLE XI

                      CONDITIONS PRECEDENT TO CONFIRMATION
                       AND CONSUMMATION OF THE PLANPLAN-35
A.  Conditions to Confirmation .........................................PLAN-35
B.  Conditions to Effective Date .......................................PLAN-36
C.  Waiver of Conditions ...............................................PLAN-37

                                   ARTICLE XII

                        RETENTION OF JURISDICTIONPLAN-38

                                  ARTICLE XIII

                         EFFECTS OF CONFIRMATIONPLAN-39
A.  Binding Effect .....................................................PLAN-39
B.  Discharge of the Debtors ...........................................PLAN-39
C.  Injunction  ........................................................PLAN-40
D.  Releases And Satisfaction Of Subordination Rights ..................PLAN-41
E.  Debtor Releases.....................................................PLAN-41
F.  Other Releases - M Capital, LLC and Affiliates .....................PLAN-42
G.  Indemnification Obligations ........................................PLAN-42
        1.  Prepetition Indemnification Obligations - Third Parties ....PLAN-42
        2.  Indemnification of Debtors' Directors and Officers .........PLAN-42
H.  Exculpation and Limitation of Liability ............................PLAN-42

                                   ARTICLE XIV

                         MISCELLANEOUS PROVISIONSPLAN-43
A.  Bar Dates for Certain Claims .......................................PLAN-43
        1.  Administrative Claims.......................................PLAN-43
        2.  Professional Fee Claims ....................................PLAN-43
B.  Modifications and Amendments .......................................PLAN-44
C.  Severability of Plan Provisions ....................................PLAN-44
D.  Successors and Assigns .............................................PLAN-44
E.  Settlement Authority ...............................................PLAN-45


                                PLAN-vi

                                                                            Page
                                                                            ----


F.  Payment of Statutory Fees ..........................................PLAN-45
G.  Revocation, Withdrawal, or Non-Consummation ........................PLAN-45
H.  Service of Documents ...............................................PLAN-45
I.  Plan Supplement(s) .................................................PLAN-47
J.  Term of Injunctions or Stays .......................................PLAN-47
K.  Creditors' Committee ...............................................PLAN-48






                                    PLAN-vii

                                TABLE OF EXHIBITS

EXHIBIT           TITLE

   A          Schedule of Officers and Directors

   B          Identification of Rejected Contracts and Rejected Leases

   C Form of Certificate of Incorporation, Articles of Organization or Other Organizational Instrument for each of the Reorganized Debtors

   D Form of By-laws, Operating Agreement or Other Internal Governance Instrument for each of the Reorganized Debtors

   E          Form of Shareholder Agreement

   F          Form of Litigation Trust Agreement

   G          Non-Exclusive List of Litigation Rights

   H          Equity Subscription Commitment Letter

   I          Professional Fee Escrow Agreement




NOTE: TO THE EXTENT THAT THE FOREGOING EXHIBITS ARE NOT ANNEXED TO THIS PLAN, SUCH EXHIBITS WILL BE FILED WITH THE COURT IN PLAN SUPPLEMENT(S) FILED ON OR BEFORE THE DATE(S) SET FOR THE FILING OF SUCH DOCUMENTS AND FORMS OF DOCUMENTS.


                                   PLAN-viii

                                  INTRODUCTION

         SLI, Inc. ("SLI") with its above-captioned United States subsidiaries and affiliates (together with SLI, the "Debtors"), as debtors-in-possession in the above-captioned Chapter 11 cases, and their co-proponents, the Official Committee of Unsecured Creditors (the "Committee" and together with the Debtors, the "Plan Proponents"), together propose the following Joint Chapter 11 Plan of Reorganization (the "Plan") to resolve the outstanding Claims and Interests. Please refer to the Disclosure Statement, distributed herewith, for a discussion of the Debtors' history and businesses, the background, a summary and analysis of the Plan, and certain related matters. The Debtors and the Committee are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

         All holders of Claims are encouraged to read the Plan and Disclosure Statement in their entireties before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and Articles XII.C and XIV.B of this Plan, the Debtors and the Committee reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

                                    ARTICLE I

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

 A.      RULES OF CONSTRUCTION

         For purposes of this Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan or any Exhibit hereto. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

 B.      DEFINITIONS

         1.1 "Administrative Claim" means a Claim against any Debtor for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(l) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates of any of the Debtors and operating the businesses of any of the Debtors, including wages, salaries, or commissions for services rendered after the Petition Date, and amounts payable pursuant to the Severance/Retention Program, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U. S. C. ss. 1930, (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order under section 546(c)(2)(A) of the Bankruptcy Code, and (e) the Claim of the Investors for all fees and expenses (including without limitation attorneys fees and expenses) incurred in connection with the New Securities, the Revolving Credit Facilities, the Rights Offering, any transactions pursuant to the Equity Subscription Commitment Letter, any transactions pursuant to the Revolving Credit

Facilities Commitment Letter or otherwise in connection with their respective obligations under the Plan, which is an Allowed Claim pursuant to and upon confirmation of the Plan.

         1.2 "Administrative Claims Bar Date" means the last date by which a request for payment of an Administrative Claim may be filed, which date is sixty
(60) calender days after the Confirmation Date.

         1.3 "Administrative Claims Objection Deadline" means the deadline for filing objections to requests for payment of Administrative Claims filed on or before the Administrative Claims Bar Date, which shall be sixty (60) Business Days after the Administrative Claims Bar Date.

         1.4 "Administrative and Priority Claims Estimate" means, as of the Effective Date, the estimated amount, exclusive of Professional Fee Claims, of all Allowed Administrative Claims, all Allowed Priority Tax Claims and all Allowed Other Priority Claims.

         1.5 "Allowed" means, when used in reference to a Claim within a particular Class, an Allowed Claim in the specified Class or of a specified type.

         1.6 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, (b) that either (x) has been Scheduled as a liquidated, non-contingent, and undisputed Claim in an amount greater than zero on the Schedules, or (y) is the subject of a timely filed proof of claim as to which either (i) no objection to its allowance has been filed (either by way of objection or amendment to the Schedules) within the periods of limitation fixed by the Bankruptcy Code or by any order of the Court or (ii) any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in a liquidated amount in the Plan; provided, however, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely written request for payment has been made in accordance with applicable bar dates for such requests set by the Court (if such written request is required) in each case as to which the Debtors, or any other party-in-interest (x) has not interposed a timely objection or (y) has interposed a timely objection and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order.

         1.7 "Avoidance Action(s)" means, individually and collectively, all avoidance or recovery actions under sections 542, 544, 545, 547, 548, 549, 550, 551, and/or 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including, without limitation, fraudulent transfer or conveyance laws.

         1.8 "Ballot" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote under
Article II hereof in connection with the solicitation of acceptances of the Plan.

         1.9 "Bank Guarantee Claims" means any and all contingent or other Claims of the Secured Lenders arising under or as a result of the Bank Guarantee issued and outstanding as of the date hereof under the Prepetition Credit Agreement.

                                     PLAN-2

         1.10 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended prior to the Confirmation of the Plan.

         1.11 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

         1.12 "Bar Date" means March 31,2003, the date designated by the Court as the last date for filing Proofs of Claim in the Chapter 11 Cases.

         1.13 "BNL Claim" means any Claim of Banca Nazionale del Lavoro, S.p.A. or an affiliate thereof arising under or as a result of the BNL Notes (as defined in the Disclosure Statement).

         1.14 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

         1.15 "Case Interest Rate" means the federal judgment rate provided in 28 U.S.C. ss.1961 in effect on the Petition Date, which is 3.82%.

         1.16 "Cash" means legal tender of the United States.

         1.17 "Chapter 11 Case(s)" means, individually, the Chapter 11 case of any Debtor, and collectively, the Chapter 11 cases of the Debtors jointly administered under Case No. 02-12608 (MFW).

         1.18 "Claim" means a claim against any Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

         1.19 "Claims Objection Deadline" means the deadline for filing objections to Claims filed on or before the Bar Date, which shall be the date that is 120 days after the Confirmation Date and which date shall be subject to extension by Court order.

         1.20 "Class" means a category of holders of Claims or Interests, as described in Article II hereof.

         1.21 "Class 4 Fund" means the sum of $1,225,000 to be paid on the Effective Date from Effective Date Cash to the Litigation Trust pursuant to
Article VIII of the Plan.

         1.22 "Collateral" means any property or interest in property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.23 "Company" means, collectively, SLI and all of its Subsidiary Debtors and Non-Debtor Subsidiaries.


                                     PLAN-3

         1.24 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

         1.25 "Confirmation Date" means the date of entry of the Confirmation Order by the clerk of the Court.

         1.26 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

         1.27 "Confirmation Order" means the order entered by the Court confirming the Plan under section 1129 of the Bankruptcy Code.

         1.28 "Contingent" means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

         1.29 "Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

         1.30 "Creditor" means any Person who holds a Claim against any or all of the Debtors.

         1.31 "Creditors' Committee" means the official committee of unsecured creditors for the Debtors, appointed by the United States Trustee in the Chapter 11 Cases under section 1102(a) of the Bankruptcy Code, and co-proponents of the Plan.

         1.32 "Cure" means the payment of Cash by a Debtor, or the distribution of other property (as the parties may agree or the Court may order), in each case as necessary to cure defaults under an executory contract or an unexpired lease existing as of the Petition Date, which is necessary to permit that Debtor to assume such contract or lease under section 365(b) of the Bankruptcy Code.

         1.33 "Debtor(s)" shall have the meaning ascribed to such term in the Introduction to the Plan.

         1.34 "Debtor Exit Costs" means the total of (a) the Class 4 Fund, (b) the DIP Facility Claim, (c) the Administrative and Priority Claims Estimate, (d) the Litigation Trust Funds and (e) the Professional Fee Escrow.

         1.35 "DIP Facility" means the debtor-in-possession financing facility provided by M Mini Funding LLC as documentation agent and Fleet National Bank as administrative agent for the Postpetition Lenders and authorized by the Final DIP Order.

         1.36 "DIP Facility Agreement" means the Revolving Credit Agreement, dated as of February 21, 2003, as the same may be modified from time to time, between the Debtors, M Mini Funding LLC as documentation agent and Fleet National Bank as administrative agent for the Postpetition Lenders.


                                     PLAN-4

         1.37 "DIP Facility Claim" means a Claim of a Postpetition Lender arising under or as a result of the DIP Facility Agreement.

         1.38 "Disallowed" with reference to a Claim means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is scheduled at zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim has been filed by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order, or otherwise deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (c) is not Scheduled and as to which (i) no Proof of Claim has been filed by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (ii) no request for payment of an Administrative Claim has been filed by the Administrative Claims Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law.

         1.39 "Disbursing Agent" means Reorganized SLI, the Plan Administrator, or the person or persons identified by either Reorganized SLI or the Plan Administrator pursuant to Article VII of the Plan.

         1.40 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as approved by the Court under section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3017, as such disclosure statement may be amended, modified, or supplemented from time to time.

         1.41 "Disputed" with reference to a Claim means a Claim, or any portion thereof, that has not been Allowed pursuant to the Plan or a Final Order, and:

         (a) if no Claim has been, or deemed to have been filed, by the applicable Bar Date, which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Court;

         (b) if a Claim has been filed, or deemed to have been filed, by the applicable Bar Date (i) a Claim for which a corresponding Claim has been listed on the Schedules as unliquidated, contingent or disputed; (ii) a Claim for which a corresponding Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, but the amount of such Claim as asserted in the Claim varies from the amount of such Claim as listed in the Schedules; or
(iii) a Claim as to which any party in interest has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Court, or which is otherwise disputed by a Debtor, Reorganized Debtor or the Plan Administrator in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

         (c) if a request for payment of an Administrative Claim has been filed or deemed to have been filed by the Administrative Claims Bar Date, an Administrative Claim as to which any party in interest has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Court, or which is otherwise disputed by a Debtor or a Reorganized Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

                                     PLAN-5

         (d) for which a claim was required to be filed by order of the Court, but as to which a Claim was not timely or properly filed; or

         (e) that is disputed in accordance with the provisions of this Plan.

         1.42 "Disputed Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors, the Reorganized Debtors or Plan Administrator, as applicable, and the holder of such Disputed Claim; or (iii) if a request for estimation is filed by any party, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors, Reorganized Debtors or Plan Administrator, as applicable, and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

         1.43 "Disputed Claims Reserve" means a reserve established and maintained by the Disbursing Agent in accordance with Article X.C hereof.

         1.44 "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which initial distributions are made by the Disbursing Agent to holders of Allowed Claims entitled to receive distributions under the Plan.

         1.45 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order or any subsequent Court order.

         1.46 "Effective Date" means the first Business Day on which all conditions to the consummation of the Plan set forth in Article X.B hereof have been satisfied or waived.

         1.47 "Effective Date Cash" means Cash that is (i) property of the Debtors' Estates available to pay Allowed Claims, and (ii) the Investor Contribution.

         1.48 "Equity Subscription Commitment Letter" means the letter in substantially the form attached as Exhibit H to the Plan pursuant to which the Investors have committed to purchase an amount of New Common Shares up to the Total Rights Offering Percentage on a fully diluted basis, in exchange for the payment of the Investor Contribution on the Effective Date in an amount sufficient to fully fund the Net Debtor Exit Costs.

         1.49 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C.ss.ss.1301-1461 (2000).

         1.50 "Escrow Agent" means the escrow agent under the Professional Fee Escrow Agreement.


                                     PLAN-6

         1.51 "Estate(s)" means, individually, the estate of any Debtor in these Chapter 11 Cases, and, collectively, the estates of the Debtors created under section 541 of the Bankruptcy Code.

         1.52 "Face Amount" means (i) when used in reference to a Disputed or Disallowed Claim, either the full stated amount claimed by the holder of such Claim in any proof of claim timely filed with the Court or otherwise deemed timely filed by any Final Order of the Court or other applicable bankruptcy law, or the amount of such Claim as estimated by the Court under section 502(c) of the Bankruptcy Code, and (ii) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         1.53 "Final DIP Order" means the order entered by the Bankruptcy Court on or about March 13, 2003, authorizing and approving the DIP Facility and the agreements related thereto.

         1.54 "Final Order" means an order or judgment of the Court, as entered on the docket in the Chapter 11 Cases, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.55 "General Unsecured Claim" means a Claim against any or all of the Debtors, that is not an Administrative Claim, Priority Tax Claim, DIP Facility Claim, Other Priority Claim, Secured Lender Claim, Other Secured Claim, Intercompany Claim, Insured Claim, or Subordinated Claim. For the avoidance of doubt, and without limiting the generality of the foregoing, the BNL Claim, if Allowed, will constitute, in its entirety, a General Unsecured Claim.

         1.56 "Identified Directors and Officers" means the officers and directors identified on Exhibit A hereto.

         1.57 "Impaired" when used with reference to a Claim, Interest or a Class, means a Claim, Interest or a Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.58 "Indemnification Obligation" means any obligation of any of the Debtors to indemnify, reimburse or provide contribution to any present or former officer, director or employee, or any present or former professionals, advisors or representatives of the Debtors, pursuant to by-laws, articles of incorporation, contract or otherwise as may be in existence immediately prior to the Petition Date.

         1.59 "Insured Claim" means any Claim or portion of a Claim that is insured under the Debtors' insurance policies, but only to the extent of such coverage.

         1.60 "Intercompany Claim" means (i) any Claim held by a Debtor against another Debtor, including, without limitation: (a) any account reflecting intercompany book entries by a Debtor with respect to another Debtor, (b) any Claim not reflected in such book entries that is held by a Debtor against another Debtor, and (c) any derivative Claim asserted by or on behalf of one Debtor against another Debtor; (ii) any Claim held by a Non-Debtor Subsidiary against a Debtor, including, without limitation: (a) any account reflecting intercompany book entries by a Non-Debtor Subsidiary with respect to any Debtor,
(b) any Claim not reflected in such book entries that is held by a Non-Debtor

                                     PLAN-7

Subsidiary against any Debtor, and (c) any derivative Claim asserted by or on behalf of one Non-Debtor Subsidiary against any Debtor; and (iii) any interest in a Subsidiary.

         1.61 "Interest" means the legal, equitable, and contractual rights of any Person with respect to any of the Old Common Shares.

         1.62 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         1.63 "Investors" means, collectively, DDJ Capital Management, LLC, Cerberus Capital Management, LLC, and JPMorgan Securities, Inc., and their respective affiliates, members, and accounts or funds managed by such entities in their respective capacities under the Plan.

         1.64 "Investor Contribution" means all Cash to be paid by the Investors pursuant to the Equity Subscription Commitment Letter.

         1.65 "IRS" means the Internal Revenue Service.

         1.66 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.67 "Litigation Rights" means all claims, rights of action, suits, and proceedings, whether in law or equity, whether known or unknown, liquidated or unliquidated, including without limitation all Avoidance Actions, that any Estate or Debtor may hold against any Person.

         1.68 "Litigation Trust" means the trust that is to be created pursuant to Article VIII hereof to be administered by the Plan Administrator.

         1.69 "Litigation Trust Funds" means the Cash to be paid to the Litigation Trust on the Effective Date pursuant to Article VIII.D of the Plan.

         1.70 "Litigation Trust Agreement" means that certain Agreement, substantially in the form attached hereto as Exhibit F, pursuant to which, among other things, the Plan Administrator shall investigate and pursue the Preference Litigation Trust Assets and the Other Litigation Trust Assets and make distributions to Allowed Class 4 General Unsecured Claims, and which will, among other things, set forth a mechanism (i) by which, and the conditions on which, the Reorganized Debtors may designate Litigation Rights that will not be pursued and (ii) for the transfer of certain Litigation Rights held by the Litigation Trust to the Reorganized Debtors under certain circumstances.

         1.71 "Management Incentive Option Reserve" means up to ten per cent (10%) of the authorized capital stock of any Reorganized Subsidiary Debtor that is an operating company, as a reserve for the issuance of management incentive stock options, to be determined and directed by the board of directors of the related Reorganized Subsidiary Debtor.

         1.72 "ML Sale" means the proposed sale by the Debtors of the Miniature Lighting business to M Capital, LLC or an affiliate, as described in the ML Sale Motion.

                                     PLAN-8

         1.73 "ML Sale Documents" means (i) that certain letter of intent agreement dated December 4, 2002 among SLI, VCH International Limited, and M Capital, LLC; and (ii) that certain asset purchase agreement between SLI, Chicago Miniature Optoelectronic Technologies, Inc., and M-Lite LLC dated March 1, 2003, and attached as an exhibit to the ML Sale Motion.

         1.74 "ML Sale Motion" means the Debtors' motion dated March 1, 2003, Docket No. 437.

         1.75 "Net Debtor Exit Costs" means the Debtor Exit Costs less the sum of (i) all Cash available to the Debtors as of the Effective Date from internal sources (including without limitation from dividends from one or more Non-Debtor Subsidiaries and/or one or more Subsidiary Debtors) and (ii) funds (if any) received by one or more Reorganized Debtors through the consummation of one or more Revolving Credit Facilities on the Effective Date.

         1.76 "Net Other Litigation Proceeds" means the total amount of proceeds received by the Litigation Trust on account of Other Litigation Trust Assets minus the amount of the Other Litigation Reimbursement Obligation and the Other Litigation Trust Expenses.

         1.77 "Net Preference Litigation Proceeds" means the total amount of proceeds received by the Litigation Trust on account of Preference Litigation Trust Assets minus the amount of the Preference Litigation Reimbursement Obligation and the Preference Litigation Trust Expenses.

         1.78 "New Common Shares" means the common shares or common membership or other common equity interests to be issued by Reorganized SLI in connection with the Plan.

         1.79 "Non-Debtor Subsidiaries" means, collectively, the direct and indirect subsidiaries of SLI that did not commence Chapter 11 Cases, including without limitation those listed on Exhibit C to the Disclosure Statement.

         1.80 "New Securities" means the New Common Shares.

         1.81 "Old Common Shares" means the class of shares of SLI, Inc., designated as its common shares, that were issued and outstanding as of the Petition Date.

         1.82 "Other Litigation Expense Advance" means the $150,000 which shall be advanced by the Debtors' Estates to the Plan Administrator in respect of the Litigation Trust on the Effective Date to fund the investigation, and to the extent available, prosecution and administration, of the Other Litigation Trust Assets.

         1.83 "Other Litigation Reimbursement Obligation" means the obligation of the Litigation Trust to repay to the Reorganized Debtors or the Secured Lenders the Other Litigation Expense Advance from the first proceeds received from the Other Litigation Trust Assets.

         1.84 "Other Litigation Trust Assets" means those assets owned by the Litigation Trust, including without limitation, the Other Litigation Expense Advance to be paid to the Litigation Trust pursuant to the Plan, all Litigation Rights of the Debtors arising before the Effective Date, including all Avoidance Actions other than those arising under sections 547 or 550 of the Bankruptcy Code (but


                                     PLAN-9
only, as to section 550, to the extent related to a Litigation Right under such section 547), and any and all proceeds of the foregoing and interest accruing with respect thereto, but excluding (i) any and all Claims or Litigation Rights released under the Plan, (ii) trade accounts receivable incurred in the ordinary course of the Debtors' business, (iii) Litigation Rights against any Investors or any Non-Debtor Subsidiary, (iv) Litigation Rights arising under executory contracts and leases assumed by the Reorganized Debtors, (v) Litigation Rights arising from or related to intellectual property rights vested in the Reorganized Debtors or held by any Non-Debtor Subsidiary, including but not limited to Claims arising under or related to that certain Amended and Restated Intellectual Property and License Agreement with Osram Sylvania, Inc., and (vi) Litigation Rights in respect of Taxes.

         1.85 "Other Litigation Trust Expenses" means all reasonable costs, expenses and fees incurred by the Plan Administrator in the administration of its duties in respect of Other Litigation Trust Assets under the Litigation Trust Agreement.

         1.86 "Other Priority Claim" means a Claim against any Debtor entitled to priority under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

         1.87 "Other Secured Claim" means a Secured Claim against a Debtor other than a Secured Lender Claim.

         1.88 "Ordinary Course Professionals" means those professionals authorized to be paid by the Debtors pursuant to the Ordinary Course Professionals Order.

         1.89 "Ordinary Course Professionals Order" means the order entered by the Bankruptcy Court on December 9, 2002, Docket No. 279, as supplemented or modified.

         1.90 "Person" means Person as defined in section 101(41) of the Bankruptcy Code.

         1.91 "Petition Date" means September 9, 2002, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

         1.92 "Plan" means this plan proposed by the Debtors, the Committee and the Investors for the resolution of the outstanding Claims and Interests in the Chapter 11 Cases, as such plan may be amended from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

         1.93 "Plan Administrator" means such party as shall be designated as such by the Investors and the Creditors' Committee in the Plan Supplement and mutually acceptable thereto.

         1.94 "Plan Proponents" means the Debtors and the Committee.

         1.95 "Plan Supplement(s)" means the compilation(s) of documents and forms of documents, specified in the Plan, that the Debtors will file with the Court on or before the date that is (a) ten (10) days prior to the date of the hearing on confirmation of this Plan, or (b) set by the Court for the filing of such documents and forms of documents.


                                     PLAN-10

         1.96 "Postpetition Lenders" means the Lenders as defined in the DIP Facility Agreement.

         1.97 "Pre-Effective Period" shall mean the period from the Confirmation Date to the Effective Date.

         1.98 "Preference Litigation Expense Advance" means the $75,000 which shall be funded by the Debtors' Estates to the Plan Administrator in respect of the Litigation Trust on the Effective Date to fund the investigation, prosecution and administration of the Preference Litigation Trust Assets.

         1.99 "Preference Litigation Reimbursement Obligation" means the obligation of the Litigation Trust to repay the Reorganized Debtors or the Secured Lenders the Preference Litigation Expense Advance from the first proceeds of received on account of Preference Litigation trust Assets pursued by the Litigation Trust.

         1.100 "Preference Litigation Trust Assets" means those assets owned by the Litigation Trust, including without limitation, the Preference Litigation Expense Advance to be paid to the Litigation Trust pursuant to the Plan, all Litigation Rights of the Debtors under sections 547 or 550 of the Bankruptcy Code (as to section 550, to the extent related to a Litigation Right under such section 547), and any and all proceeds of the foregoing and interest accruing with respect thereto, but excluding any and all Claims and Litigation Rights (i) released under the Plan, (ii) against any Non-Debtor Subsidiary, (iii) against any Person that is included on the list of critical vendors prepared by the Debtors and approved by the Investors (which may include some of the Creditors that received payment as a "Critical Vendor" pursuant to order of the Court), which list shall be annexed to the final version of the Litigation Trust Agreement and shall be prepared in compliance with the side letter dated as of May 15, 2003 between the Investors and the Committee; provided further that all Avoidance Actions under section 547 or 550 of the Bankruptcy Code (to the extent related to Litigation Rights under section 547) against Persons on the aforementioned list shall be deemed waived by the Debtors, the Reorganized Debtors and the Litigation Trust, and (iv) arising from payment under an executory contract or unexpired lease assumed by the Debtors either during the Chapter 11 Cases or under the Plan.

         1.101 "Preference Litigation Trust Expenses" means all reasonable costs, expenses and fees incurred by the Plan Administrator in the administration of its duties in respect of Preference Litigation Trust Assets under the Litigation Trust Agreement.

         1.102 "Prepetition Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of October 29, 1999 (as amended, supplemented or otherwise modified) among SLI and the Secured Lenders, among others.

         1.103 "Prepetition Credit Facility" means the credit facility provided to SLI, as borrower, by the Secured Lenders pursuant to the Prepetition Credit Agreement.

         1.104 "Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

         1.105 "Professional" means any professional employed in the Chapter 11 Cases pursuant to sections 327,363 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking


                                     PLAN-11
compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code, other than Ordinary Course Professionals.

         1.106 "Professional Fee Claim" means a Claim of a Professional pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date.

         1.107 "Professional Fee Estimate" means (i) with respect to any Professional, a good-faith estimate of such Professional's accrued unpaid Professional Fee Claims (other than any Success Fees) to be provided by each Professional in writing to the Debtors prior to the commencement of the Confirmation Hearing, or in the absence of such a writing, to be prepared by the Debtors, and (ii) collectively, the sum of all individual Professional Fee Estimates, plus the Debtors' estimate of the accrued unpaid fees and expenses of the Escrow Agent under the Professional Fee Escrow Agreement.

         1.108 "Professional Fee Escrow" means the escrow account to be established and funded on the Effective Date for the payment of Allowed Professional Fee Claims in accordance with Article V of the Plan.

         1.109 "Professional Fee Escrow Agreement" means the escrow agreement in substantially the form attached to the Plan as Exhibit I pursuant to which the Professional Fee Escrow shall be administered.

         1.110 "Proof of Claim" means the proof of claim that must be filed on or before the Bar Date.

         1.111 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

         1.112 "Quarterly Distribution Date" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 30 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

         1.113 "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest

                                     PLAN-12
on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

         1.114 "Reorganized Debtor(s)" means, individually, any reorganized Debtor, and, collectively, Reorganized SLI and the Reorganized Subsidiary Debtors on or after the Effective Date.

         1.115 "Reorganized SLI" means reorganized SLI, or its successor, on and after the Effective Date.

         1.116 "Reorganized Subsidiary Debtors" means the reorganized Subsidiary Debtors, or their successors, on and after the Effective Date.

         1.117 "Revolving Credit Facilities" means one or more new secured revolving credit facilities that may be entered into on the Effective Date by the lenders party thereto and one or more Reorganized Debtors, in amounts agreed to by the Investors as sufficient to meet the working capital needs of such entities, on the terms and conditions set forth in the Revolving Credit Facilities Commitment Letter.

         1.118 "Revolving Credit Facility Agreements" means the credit agreements governing the respective Revolving Credit Facilities that may be entered into by one or more Reorganized Debtors and the lenders party thereto on or before the Effective Date.

         1.119 "Revolving Credit Facilities Commitment Letter" means the letter pursuant to which the lenders specified therein have committed to make available one or more Revolving Credit Facilities.

         1.120 "Rights Offering" means the offering of New Common Shares to holders of Allowed Class 3 Secured Lender Claims pursuant to the terms of the Plan.

         1.121 "Scheduled" means, with respect to any Claim, the status and amount, if any, of that Claim as set forth in the Schedules.

         1.122 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Court by the Debtors on or about October 24, 2002, as such schedules or statements have been or may be further amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Court.

         1.123 "Secured Claim" means a Claim that is secured by a Lien upon Collateral to the extent of the value of the Collateral and a Claim of a holder that has a valid right of setoff enforceable under section 553 of the Bankruptcy Code.

         1.124 "Secured Lenders" means the holders of secured claims arising under the Prepetition Credit Agreement and the other Loan Documents (as defined therein).

                                     PLAN-13

         1.125 "Secured Lender Claims" means the Claims of the Secured Lenders secured by the Secured Lender Collateral, including any deficiency claim with respect thereto and the Bank Guarantee Claims.

         1.126 "Secured Lender Collateral" means (i) the Collateral described in the Prepetition Credit Agreement, to the extent that such Collateral, as of the Effective Date, remains encumbered by valid, enforceable and perfected Liens of the Secured Lenders in the Debtors' interest in such property that are not avoidable under the Bankruptcy Code or applicable non-bankruptcy law, and (ii) the Replacement Liens (as defined in the Final DIP Order).

         1.127 "Secured Lender Percentage" means the percentage amount obtained by subtracting the Total Rights Offering Percentage from one hundred (100).

         1.128 "Securities Act" means the Securities Act of 1933, 15 U.S.C. ss.ss.77a-77aa, as now in effect or hereafter amended.

         1.129 "Severance/Retention Program" means the postpetition key employee severance/retention program approved by orders dated October 23, 2002, Docket No. 199, and December 10, 2002, Docket No. 278.

         1.130 "Shareholder Agreement" means an agreement to be entered into among shareholders of Reorganized SLI and Reorganized SLI in substantially the form set forth in Exhibit E to the Plan. To the extent that Reorganized SLI is reorganized as a limited liability company pursuant to the terms of the Plan, the Shareholder Agreement will serve as the operating company agreement for Reorganized SLI, with appropriate modifications to be agreed upon by the Debtors and the Investors.

         1.131 "SLI" means SLI, Inc., an Oklahoma corporation with an office at 500 Chapman Street, Canton, Massachusetts 02021, and the direct or indirect parent company of each Subsidiary Debtor and each Non-Debtor Subsidiary.

         1.132 "Solicitation" means the solicitation by the Plan Proponents of acceptances of the Plan.

         1.133 "Subordinated Claim" means any Claim (i) subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Common Shares, any Claim for damages arising from the purchase or sale of any Old Common Shares, or any Claim for reimbursement, contribution or indemnification on account of any such Claim; or (ii) for punitive or exemplary damages or for a fine or penalty.

         1.134 "Subsidiaries" means, collectively, the Subsidiary Debtors and the Non-Debtor Subsidiaries.

         1.135 "Subsidiary Debtors" means the direct and indirect subsidiaries of SLI listed on Exhibit B to the Disclosure Statement, each of which is a Debtor.

         1.136 "Subsidiary Interests" means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors directly or indirectly owned by SLI as of the Petition Date.

                                     PLAN-14

         1.137 "Substantial Contribution Claim" means a Claim, under section 503(b)(3), (4), or (5) of the Bankruptcy Code, for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

         1.138 "Substantive Consolidation Order" means the order of the Court, which may be the Confirmation Order, authorizing substantive consolidation of the Estates pursuant to Article V.A. hereof.

         1.139 "Success Fees" means any Claim by a Professional for a success fee or incentive fee calculated or payable based upon the consummation of a major transaction, such as the confirmation of the Plan or the sale of all or substantially all of the assets of a Debtor, and does not mean hourly fees, monthly allowances, or other periodic fees based upon time actually spent by a Professional rendering services, or expenses incurred.

         1.140 "Taxes" means any and all taxes, levies, imposts, assessments or other charges of whatever nature imposed at any time by any governmental authority or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto.

         1.141 "Total Rights Offering Percentage" means such percentage of the New Common Shares as determined by dividing (i) the Total Rights Offering Share Number by (ii) the sum of (A) the number of New Common Shares to be distributed to holders of Allowed Class 3 Secured Lender Claims in accordance with the first sentence of Article III.C.1 of the Plan and (B) the Total Rights Offering Share Number.

         1.142 "Total Rights Offering Share Number" means the aggregate number of New Common Shares to be issued pursuant to the Rights Offering and the Equity Subscription Commitment Letter, which shall equal the result obtained by dividing (i) the amount of the Investment (as defined in Exhibit A to the Equity Subscription Commitment Letter) by (ii) $55,555.56.

         1.143 "Trust Advisory Board" means the board that is to be created pursuant to Article VIII hereof for the purpose of advising the Plan Administrator with respect to decisions affecting the Litigation Trust.

         1.144 "Unimpaired" with reference to a Claim or Class means a Claim or Class that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.145 "Voting Deadline" means the date and time, as fixed by an order of the Court and set forth in the Disclosure Statement, by which all Ballots to accept or reject the Plan must be received in order to be counted.

C.       RULES OF INTERPRETATION

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means

                                    PLAN-15
such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.       COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

E.       GOVERNING LAW

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

                                   ARTICLE II
                     CLASSIFICATION OF CLAIMS AND INTERESTS

A.       INTRODUCTION

         All Claims and Interests, except DIP Facility Claims, Administrative Claims, Priority Tax Claims, and Intercompany Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(l) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims, Priority Tax Claims, and Intercompany Claims, as described below, have not been classified.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date. Except and to the extent otherwise specified in the Plan, all Allowed Claims shall be paid from Effective Date Cash.

B.      UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

         1.       DIP Facility Claims

                                     PLAN-16

         2.       Administrative Claims

         3.       Priority Tax Claims

         4.       Intercompany Claims

C. UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE ACCEPTED THE PLAN AND NOT ENTITLED TO VOTE ON THE PLAN)

          1.      Class 1: Other Priority Claims

                  Class 1 consists of all Other Priority Claims.

          2.      Class 2: Other Secured Claims

                  Class 2 consists of all Secured Claims other than the Secured Lender Claims.

D.       IMPAIRED CLASSES OF CLAIMS (ENTITLED TO VOTE ON THE PLAN)

         1.       Class 3: Secured Lender Claims

                  Class 3 consists of all Secured Lender Claims.

         2.       Class 4: General Unsecured Claims

                  Class 4 consists of all General Unsecured Claims.

E.       IMPAIRED CLASSES OF CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

          1.      Class 5: Subordinated Claims

                  Class 5 consists of all Subordinated Claims.

F.       IMPAIRED CLASSES OF INTERESTS (NOT ENTITLED TO VOTE ON THE PLAN)

          1.      Class 6: Interests

                  Class 6 consists of all Interests.

                                   ARTICLE III
                       TREATMENT OF CLAIMS AND INTERESTS

                                     PLAN-17

A.       UNCLASSIFIED CLAIMS

         1.       DIP Facility Claims

         On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of, and in exchange for such Allowed DIP Facility Claim, (i) Effective Date Cash equal to the unpaid portion of such Allowed DIP Facility Claim, or (ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing.

         2.       Administrative Claims

         Except as otherwise provided herein, and subject to the requirements of this Plan, on, or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (a) Effective Date Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim, or (b) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) prior to the Effective Date, by the Debtors, and
(y) subsequent to the Effective Date, by the Reorganized Debtors. Allowed Professional Fee Claims shall be paid from the Professional Fee Escrow pursuant to Article V. Except as otherwise provided herein, and subject to the requirements of this Plan, on, or as soon as reasonably practicable after the date a Success Fee becomes an Allowed Claim, the Reorganized Debtors shall pay Cash to the holder of such Allowed Success Fee Claim in an amount equal to the amount of such Allowed Success Fee Claim.

          3.      Priority Tax Claims

         Except to the extent that an Allowed Priority Tax Claim has been paid by the Debtors prior to the Distribution Date, a holder of an Allowed Priority Tax Claim shall be entitled to receive from the Reorganized Debtors, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (i) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim in an aggregate principal amount equal to the Face Amount of such Allowed Priority Tax Claim, plus interest on the unpaid portion thereof at the Case Interest Rate from the Effective Date through the date of payment thereof, or
(ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing. If deferred Cash payments are made to a holder of an Allowed Priority Tax Claim, payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on the first anniversary of the Distribution Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon as practicable thereafter, together with any accrued and unpaid interest to the date of payment; and provided, further, that the Reorganized Debtors shall have

                                     PLAN-18
the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty; and provided, further, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Plan, and the holder of an Allowed Priority Tax claim shall not assess or attempt to collect such penalty from the Debtors, the Estates, the Reorganized Debtors or any officer, director or affiliate of any thereof, or any of them.

         4.       Intercompany Claims

         On the Effective Date, all Intercompany Claims shall be Reinstated and reaffirmed to the extent not otherwise paid in the ordinary course of business in accordance with the terms of any agreement relating thereto or shall receive other treatment which renders such Claims Unimpaired, and all Litigation Rights with respect thereto shall vest in the Reorganized Debtors.

8.       UNIMPAIRED CLAIMS

         1.       Class 1: Other Priority Claims

         On or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the Quarterly Distribution Date immediately following the date such Other Priority Claim becomes an Allowed Other Priority Claim, a holder of an Allowed Other Priority Claim shall receive from the Reorganized Debtors, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Other Priority Claim, (i) Cash equal to the unpaid portion of the Face Amount of such Allowed Other Priority Claim, or (ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing.

         2.       Class 2: Other Secured Claims

         On the Distribution Date or as soon thereafter as is practicable, a holder of an Other Secured Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, in the sole discretion of the Reorganized Debtors or the Debtors, with the prior written consent of the Investors, (i) have its Allowed Other Secured Claim Reinstated, (ii) receive secured notes on terms that satisfy section 1129(b)(2)(A) of the Bankruptcy Code or such other treatment as is permitted thereunder, (iii) receive the collateral securing its Claim, or (iv) receive such other treatment as to which such holder and the Debtors (with the prior written consent of the Investors from and after the date of this Plan) or the Reorganized Debtors shall have agreed upon in writing.

C.       IMPAIRED CLAIMS

         1.       Class 3: Secured Lender Claims

         On the Distribution Date, or as soon thereafter as is practicable, each holder of a Secured Lender Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Secured Lender Claim, receive (i) from the Debtors, its Pro Rata share of one hundred percent (100%) of the New Common Shares, subject to dilution, pursuant to the Rights Offering and the Equity Subscription Commitment Letter, to not less than the Secured Lender Percentage of the New Common Shares, (ii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and

                                     PLAN-19
right to distribution in respect of twenty-five percent (25%) of the Net Preference Litigation Proceeds, and (iii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of seventy-five percent (75%) of the Net Other Litigation Proceeds upon the terms and conditions set forth in Articles VIII and IX hereto and in the Litigation Trust Agreement. Upon the Effective Date, the proofs of claim filed in respect of the Secured Lender Claims are Allowed as set forth therein. Upon the Effective Date, the holders of Class 3 Claims voting in favor of the Plan shall (i) be deemed to be released by all parties from any potential Avoidance Action in respect of such holder's Secured Lender Claims, (ii) be deemed to have elected secured treatment as set forth herein in accordance with Bankruptcy Code section 1111(b), (iii) be deemed to have agreed to enter into the Shareholder Agreement, and (iv) have the right to participate in the Rights Offering on the terms and conditions thereof. The binding effect of such deemed election on Class 3 shall be determined in accordance with Bankruptcy Code section 1111(b). In the event that Class 3 is determined not to have elected secured treatment in accordance with Bankruptcy Code section 1111(b), each holder of a Secured
Lender Claim shall be deemed to have waived the right to receive a distribution on account of any unsecured portion of such Secured Lender Claim.

         2.       Class 4: General Unsecured Claims

         On, or as soon as reasonably practicable after, the later of (i) the Distribution Date, or (ii) the Quarterly Distribution Date immediately following the date such General Unsecured Claim becomes an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed General Unsecured Claim, receive (i) from the Plan Administrator, its Pro Rata share of the Class 4 Fund, (ii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of seventy-five percent (75%) of the Net Preference Litigation Proceeds, and
(iii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of twenty-five percent (25%) of the Net Other Litigation Proceeds in the case of each of clauses (ii) and (iii) immediately above, upon the terms and conditions set forth in Article VIII of the Plan and in the Litigation Trust Agreement. Until distribution to holders of Allowed Class 4 General Unsecured Claims, all Class 4 Funds shall be held by the Plan Administrator in a separate interest-bearing account solely for the benefit of such holders and shall not be commingled with the funds of any other Person or the Litigation Trust. Neither the Debtors nor the Reorganized Debtors shall have any interest in any Class 4 Funds.

         3.       Class 5: Subordinated Claims

         On the Effective Date, all Subordinated Claims shall be deemed cancelled and extinguished and each holder thereof shall not be entitled to, and shall not receive or retain any property under the Plan on account of such Subordinated Claims. Class 5 is deemed to have rejected the Plan and, therefore, holders of Subordinated Claims are not entitled to vote to accept or reject the Plan.

                                     PLAN-20

 D.      INTERESTS

         Class 6: Interests

         On the Effective Date, the Interests shall be canceled and each holder thereof shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Interests. Class 9 is deemed to have rejected the Plan, and, therefore, holders of Interests are not entitled to vote to accept or reject the Plan.

 E.      SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

         Except as otherwise provided in the Plan, nothing shall affect the Debtors', the Reorganized Debtors' or the Disbursing Agent's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

 F.      ALLOWED CLAIMS

         Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until (and then only to the extent) that its Disputed Claim becomes an Allowed Claim. The Disbursing Agent may, in its discretion, withhold distributions otherwise due hereunder to the holder of a Claim until the Claims Objection Deadline, to enable it to file a timely objection thereto. Any holder of a Claim that becomes an Allowed Claim after the Effective Date will receive its distribution in accordance with Article VII.A and Article XI of the Plan.

                                   ARTICLE IV

                      ACCEPTANCE OR REJECTION OF THE PLAN

A.       IMPAIRED CLASSES OF CLAIMS AND INTERESTS ENTITLED TO VOTE

         Subject to Article IV.D of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

B.       ACCEPTANCE BY AN IMPAIRED CLASS

         In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

                                     PLAN-21

C.       PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES

         Classes 1 and 2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

D.       CLASSES DEEMED TO REJECT PLAN

         Holders of Claims in Class 5 and holders of Interests in Class 6 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, holders of Claims in Class 5 and holders of Interests in Class 6 are deemed to reject the Plan, and the votes of such Claim or Interest holders will not be solicited.

E.       SUMMARY OF CLASSES VOTING ON THE PLAN

         As a result of the provisions of Articles IV.A, IV.C and IV.D of this Plan, the votes of holders of Claims in Classes 3 and 4 will be solicited with respect to the Plan.

F.       CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE

         To the extent that any Impaired Class other than Class 3 rejects the Plan or is deemed to have rejected the Plan, the Plan Proponents will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Plan Proponents reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or Schedule, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary. Notwithstanding the foregoing, the Creditors' Committee shall have the right to participate in decisions of the Plan Proponents only in matters affecting holders of Class 4 General Unsecured Claims, the Litigation Trust, the Disbursing Agent and the Plan Administrator; any such consent to any such matter not to be unreasonably withheld. Notwithstanding any other provision of the Plan to the contrary, all decisions of the Plan Proponents from and after the Confirmation Date in respect of or under the Plan shall be subject to the prior written consent of the Investors.

                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       SUBSTANTIVE CONSOLIDATION

         1.      Consolidation of the Chapter 11 Estates

                 On the Effective Date, and for the purposes of voting and making distributions to holders of Allowed Class 4 General Unsecured Claims only, the Estates shall be substantively consolidated as follows: (i) any obligation of a Debtor and all guarantees by one or more of the Debtors of any obligation of a Debtor or a non-Debtor shall be deemed to be one obligation of the Debtors collectively, and (ii) each claim filed or to be filed against any Debtor shall be deemed a single claim against, and a single obligation of, the Debtors collectively. The foregoing (x) shall be solely for the purposes of voting and making distributions under the Plan, (y) shall not affect the rights of any holder

                                     PLAN-22
of a Secured Claim, a Secured Lender Claim or a DIP Facility Claim with respect to the Collateral securing its Claim, or the terms and implementation of any settlement, and the rights and obligations of the parties thereto, entered into in connection with the confirmation of the Plan and (z) shall not, and shall not be deemed to, prejudice the Litigation Rights and the Avoidance Actions (subject to the release in favor of the Secured Lenders set forth in Article III.C.I of the Plan), which shall survive entry of the Substantive Consolidation Order for the benefit of the Debtors and their Estates, as if there had been no substantive consolidation.

         During the Pre-Effective Period, the Debtors shall remain debtors-in-possession and shall remain subject to the jurisdiction and supervision of the Court. Any obligation incurred by the Debtors during the Pre-Effective Period in the ordinary course of business shall constitute an Administrative Claim. The Debtors are authorized and directed to take such action during the Pre-Effective Period as may be necessary and consistent with the Plan to prepare to effectuate and/or implement the Plan upon the expiration of such period; all other action during such period shall be taken only with the prior written consent of the Investors.

         2.      Substantive Consolidation Order

         Unless the Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases for distribution purposes only.

 B.       CORPORATE ACTION

          1.      Continued Corporate Existence

          On and after the Effective Date, the Reorganized Debtors shall continue to exist as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended by the Plan; provided, however, that on or before the Effective Date, the Investors shall have the right to designate for dissolution and/or liquidation any of the Debtors, and each Debtor so designated shall be dissolved and/or liquidated, as applicable, effective as of the Effective Date, without further order the Court, and shall not be reorganized without further order of the Court. Without limiting the generality of the foregoing, the actions referred to in Article XI.B.12 of the Plan shall have been taken, as of the Effective Date and without further order of the Court, with respect to certain of the Debtors. After the Effective Date, one or more of the Reorganized Debtors may reincorporate in another jurisdiction in accordance with applicable law. Notice of the completion of a dissolution or liquidation of a Debtor as provided herein shall be filed with the Court prior to the closing of such Debtor's Chapter 11 Case.

         2.      Cancellation of Old Common Shares

         As of the Effective Date, by virtue of the Plan and without any action necessary on the part of the holders thereof, except as specified herein, all Old Common Shares issued and outstanding or held in treasury shall be cancelled and retired, the obligations of the Debtors under any agreements governing the Old Common Shares shall be discharged and released, and no consideration will be paid or delivered

                                     PLAN-23
with respect thereto. Notwithstanding anything in this Plan to the contrary, holders of Old Common Shares shall not be required to surrender their Old Common Shares to the Debtors.

         3.       Organizational Documents

         The certificate or articles of incorporation and by-laws or other organizational documents of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended organizational documents of the Reorganized Debtors shall be in substantially the forms attached to the Plan as Exhibits C and D, respectively.

         4.       Issuance of New Common Shares

         On the Effective Date, Reorganized SLI shall issue, in accordance with the terms of the Plan, (a) the New Common Shares for distribution to holders of Allowed Class 3 Secured Lender Claims in accordance with the first sentence of
Article III.C.1 of the Plan, and (b) the New Common Shares for sale to the Investors or holders of Allowed Class 3 Secured Lender Claims, pursuant to the Rights Offering or the Equity Subscription Commitment Letter, in the amount of up to the Total Rights Offering Percentage of the New Common Shares on a fully diluted basis. Each recipient of any of the New Common Shares under the Plan shall be deemed to be, and shall be, a party to the Shareholder Agreement and bound by the terms thereof as of the Effective Date.

         The issuance and distribution of the New Common Shares to holders of Allowed Secured Lender Claims pursuant to the Plan, the issuance and distribution of New Common Shares pursuant to the Rights Offering, and the issuance and distribution of beneficial interests in the Litigation Trust shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

C.       REVOLVING CREDIT FACILITY

         On the Effective Date, one or more of the Reorganized Debtors will enter into one or more Revolving Credit Facility Agreements with the lenders party thereto. The Revolving Credit Facilities shall be senior secured obligations of such parties.

D.       DIRECTORS AND OFFICERS

          1. Board of Directors of Reorganized SLI and its Subsidiaries and Affiliates

         On the Effective Date, the term of the current directors of the Debtors shall expire. The initial board of directors or managers of Reorganized SLI shall consist of seven (7) directors or managers, and the initial board of directors or managers of each of the Reorganized Subsidiary Debtors shall consist of [__] directors or managers, each of whom shall be designated by the Investors on a date that is not less than six (6) Business Days prior to the Confirmation Hearing. The Debtors shall file with the Bankruptcy Court notice of the identities of such members on a date that is not less than five (5) Business Days prior to the Confirmation Hearing.


                                     PLAN-24

         2.       Officers of Reorganized SLI and its Subsidiaries and
                  Affiliates

         The officers of the Reorganized Debtors shall be designated by the Investors on a date that is not less than six (6) Business Days prior to the Confirmation Hearing. The Debtors shall file with the Bankruptcy Court notice of the identities of such members on a date that is not less than five (5) Business Days prior to the Confirmation Hearing.

E.       EMPLOYEE RETIREMENT AND STOCK OPTION PLANS; EMPLOYEE GROUP HEALTH
         PLANS; ETC.

         Notwithstanding any other provision of the Plan to the contrary, all employee retirement programs, employee benefit plans, compensation plans, bonus plans, incentive plans, employee stock purchase plans, other stock purchase plans, employee stock option plans, other stock option plans and other such plans, programs and arrangements of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected under Article IX of the Plan, except and to the extent (other than in respect of any such stock option or stock purchase plans, programs or arrangements) that such plans, programs and arrangements (i) have been previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, (ii) constitute "employee pension benefit plans" as defined in Section 3(2)(A) of ERISA which are intended to be qualified under Section 401 of the Internal Revenue Code, or (iii) constitute "employee welfare benefit plans" as defined in Section 3(1) of ERISA.

F.       REVESTING OF ASSETS; RELEASES OF LIENS

         Except as otherwise specified in the Plan, the property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall vest in the applicable Reorganized Debtor on the Effective Date, except Effective Date Cash, to the extent distributed on the Effective Date to holders of Allowed Claims, the Plan Administrator, the Litigation Trust or the Professional Fee Escrow. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.

         Except as otherwise provided in the Plan, the Confirmation Order or in any contract, instrument, release, or other agreement or document created or assumed in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against the property of any Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall transfer to the Reorganized Debtors and their successors and assigns. Without limiting the generality of the foregoing, each Debtor or Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

G.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

         The Chief Restructuring Officer or any other appropriate officer of SLI or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The


                                     PLAN-25
secretary or assistant secretary of SLI or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

H.       PRESERVATION OF RIGHTS OF ACTION

         Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall retain the Litigation Rights and transfer all Litigation Rights that are Other Litigation Trust Assets or Preference Litigation Trust Assets on the Effective Date to the Litigation Trust in accordance with Articles VIII and IX of the Plan, including the rights to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) such Litigation Rights. All Litigation Rights not transferred to the Litigation Trust shall vest in the Reorganized Debtors. The substantive consolidation of the Debtors and their Estates pursuant to the Substantive Consolidation Order and Article V of the Plan shall not, and shall not be deemed to, prejudice the Litigation Rights, which shall survive entry of the Substantive Consolidation Order for the benefit of the Debtors and their Estates, and, upon the occurrence of the Effective Date, for the benefit of the Litigation Trust or the Reorganized Debtors, as applicable, as if there had been no substantive consolidation. A non-exclusive list of the Litigation Rights to be transferred to the Litigation Trust will be filed as Exhibit J to the Plan on or before the Confirmation Date. The Proponents have not conducted an investigation into the Litigation Rights. Accordingly, in considering the Plan, each party in interest should understand that any and all Litigation Rights that may exist against such Person or entity may be pursued by the Litigation trust or the Reorganized debtors, as the case may be, regardless of whether such Litigation Rights are listed on Exhibit J to the Plan or described herein.

I.       SPECIAL PROVISIONS REGARDING CLAIMS COVERED BY INSURANCE

         Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder under the relevant insurance policy and applicable law. Nothing in this Article V.I (a) shall constitute a waiver of any claim, obligation, suit, judgment, damage, debt, right, cause of action or liability that (i) non-Debtor entity may hold against any other entity, including the Debtors' insurance carriers, or
(ii) the Debtors may hold against any Person, including the Debtors' insurance carriers or (b) is intended to, shall, or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any distribution such holder may receive pursuant to the Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the estate to which they are entitled.

         This Plan shall not expand the scope of, or alter in any other way, the insurers' obligations under their policies, and the insurers shall retain any and all defenses to coverage that they may have. The Plan shall not operate as a waiver of any other Claims the insurers have asserted or may assert in Proofs of Claim filed in the Debtors' bankruptcy cases or the Debtors' rights as to those Claims.


                                     PLAN-26

J.       EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

K.       PROFESSIONALS

         On the Effective Date, the Professionals employed by the Debtors during the Chapter 11 Cases may, but shall have no further responsibility or obligation to, act on behalf of, be employed by, or render services to, the Debtors, the Reorganized Debtors or any other party-in-interest in the Chapter 11 Cases, except that Ordinary Course Professionals shall continue to be retained by the Reorganized Debtors.

L.       PROFESSIONAL FEE ESCROW

         On the Effective Date, there shall be created and funded with Effective Date Cash the Professional Fee Escrow in the amount of the aggregate Professional Fee Estimate. The Escrow Agent shall (i) segregate and shall not commingle the Cash held therein, (ii) administer the same in accordance with the terms of the Professional Fee Escrow Agreement, and (iii) pay each Allowed Professional Fee Claim upon entry of a Final Order allowing such Claim. In the event that the Professional Fee Escrow lacks sufficient Cash to pay Allowed Professional Fee Claims and any unpaid reasonable fees and expenses of the Escrow Agent incurred under the Professional Fee Escrow Agreement, the Investors shall pay to the Escrow Agent within ten (10) days of a written request from the Escrow Agent Cash in the amount necessary to permit the Escrow Agent to do so. In the event that Cash remains in the Professional Fee Escrow after payment of all Allowed Professional Fee Claims and any unpaid reasonable fees and expenses of the Escrow Agent incurred under the Professional Fee Escrow Agreement, such Cash shall be paid to the Investors.

                                   ARTICLE VI

                            DESCRIPTION OF SECURITIES
                    TO BE ISSUED IN CONNECTION WITH THE PLAN

         On the Effective Date, Reorganized SLI or the Reorganized Debtors, as the case may be, shall issue or reserve for issuance the New Common Shares. A description of the terms of such securities is set forth below.

                                     PLAN-27

A.       NEW COMMON SHARES

         The principal terms of the New Common Shares to be authorized and issued or reserved for issuance by Reorganized SLI pursuant to Article V.B.4 of the Plan shall be as follows:

         Issuer                              Reorganized SLI

         Authorization                       1000 shares

         Initial Issuance                    [x] shares

         Par Value                           US$.001 per share, to the extent
                                             that the New Common Shares consist
                                             of shares of common stock

         Voting Rights                       One vote per New Common Share

         Conversion Rights                   None

B.       RIGHTS OFFERING

         The principal terms of the Rights Offering are set forth in the Equity Subscription Commitment Letter, which is attached hereto as Exhibit H.

                                   ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

         Except as otherwise provided herein, including the provisions of
Article VIII of the Plan, or as ordered by the Court, all distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date by the Reorganized Debtors, except that distributions from the Class 4 Fund shall be made by the Plan Administrator or its Disbursing Agent. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of Article X of this Plan. Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date pursuant to an order of the Bankruptcy Court; (ii) is listed in the schedules as contingent, unliquidated, disputed, or in a zero amount, and for which a proof of claim has not been timely filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently filed Proof of Claim that purports to amend the previously filed Proof of Claim. Regardless of the date on which any distribution of New Common Shares is actually made to a holder of a Claim that becomes an Allowed Claim, such holder shall be deemed to have the rights of a holder as of the Effective Date.

                                     PLAN-28

B.       DISBURSING AGENT

         The Disbursing Agent shall make all distributions required under this Plan, subject to the provisions of Article VIII hereof. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the entity so designating it as Disbursing Agent. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. The Disbursing Agent shall be authorized and directed to rely upon the Debtors' books and records and the Plan Administrator's or Reorganized Debtors' (as applicable) representatives and professionals in determining Allowed Claims not entitled to distribution under the Plan in accordance with the preceding
Article VII.A.

C.      DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         1.       Delivery of Distributions in General

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtors or the Disbursing Agent at the time of the distribution, or (e) in the case of the holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

         2.       Undeliverable and Unclaimed Distributions

         If the distribution to any holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Disbursing Agent until such distributions are claimed. All claims for undeliverable or unclaimed distributions made by the Disbursing Agent must be made on or before the first (1st) anniversary of the Effective Date, after which date (a) all unclaimed property constituting Class 4 distributions shall be paid to the holders of the remaining Allowed Class 4 General Unsecured Claim and (b) all unclaimed property constituting Class 3 distributions shall be distributed to the holders of the remaining Allowed Class 3 Secured Lender Claims, in either case free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors or any Disbursing Agent to attempt to locate any holder of an Allowed Claim.

                                     PLAN-29

D.       CALCULATION OF DISTRIBUTION AMOUNTS OF NEW COMMON SHARES; MINIMUM
         DISTRIBUTIONS

         No fractional shares of New Common Shares shall be issued or distributed under the Plan or by Reorganized SLI or the Disbursing Agent. Each Person entitled to receive New Common Shares will receive the total number of whole shares to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Shares, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions one-half (1/2) or greater shall be rounded to the next higher whole number, and
(b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. No consideration shall be provided in lieu of fractional shares that are rounded down.

         The Disbursing Agent shall not make any Cash payment of less than thirty dollars ($30.00) with respect to any Claim, unless prior to the Effective Date a request therefor is made in writing to the Disbursing Agent.

E.       RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF SECURED LENDER CLAIMS

         At the close of business on the Distribution Record Date, the transfer records for the Secured Lender Claims shall be closed, and there shall be no further changes in the record holders of the Secured Lender Claims. None of Reorganized SLI, the Disbursing Agent, nor the administrative agent for the Secured Lenders shall have any obligation to recognize any transfer of such Secured Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

F.       PREPAYMENT

         Except as otherwise provided in this Plan or in the Confirmation Order, the Debtors or the Disbursing Agent, as the case may be, shall have the right to prepay, without penalty, all or any portion of an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Other Priority Claim or Allowed Secured Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

G.       MEANS OF CASH PAYMENT

         Cash payments made pursuant to this Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Reorganized Debtors or the Disbursing Agent, as the case may be, by (i) checks drawn on or
(ii) wire transfers from a domestic bank selected by the Reorganized Debtors or the Disbursing Agent, as the case may be. In the case of foreign creditors, Cash payments may be made, at the option of the Reorganized Debtors or the Disbursing Agent, as the case may be, in such funds and by such means as are necessary or customary in a particular jurisdiction.

                                     PLAN-30

H.       INTEREST ON CLAIMS

         Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

I.       CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

         On the Effective Date, the promissory notes, share certificates and any other instruments or documents evidencing any Claim or Interest, other than a Claim that is being Reinstated and rendered unimpaired, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designation governing such Claims and Interests, as the case may be, shall be discharged.

J.       WITHHOLDING AND REPORTING REQUIREMENTS

         In connection with the Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority. All distributions hereunder shall be subject to the withholding and reporting requirements, and the Disbursing Agent shall be authorized to take all actions as may be necessary or appropriate to comply with such requirements.

         Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim that is to receive a distribution of New Common Shares pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligations on account of such distribution, and (ii) no distribution shall be made to, or on behalf of, such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Common Shares to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Article VII.C.2 hereof.

 K.         SETOFFS

         The Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments or other distributions to be made under the Plan on account of the Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder thereof, provided, that any such right of setoff that is exercised shall be allocated, first, to the principal amount of the related Claim, and thereafter to any interest portion thereof, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

                                     PLAN-31

                                   ARTICLE VII

                                LITIGATION TRUST

A.       THE LITIGATION TRUST

         The prosecution of Litigation Rights assigned to the Litigation Trust, the management of the assets contributed to the Litigation Trust, including without limitation the Class 4 Fund, and the distribution made in respect of the same shall be conducted by the Plan Administrator pursuant to the terms of the Litigation Trust Agreement. The Trust Advisory Board shall oversee the actions of the Plan Administrator. The Plan Administrator shall act as trustee and a fiduciary in respect of the Litigation Trust and shall have the rights and duties described herein and in the Litigation Trust Agreement. To the extent of any conflict between the provisions of the Plan and the terms of the Litigation Trust Agreement, the terms of the Plan shall govern.

B.       TRANSFER OF TRUST ASSETS TO THE LITIGATION TRUST

         On the Effective Date, the Debtors shall transfer and shall be deemed to have irrevocably transferred to the Litigation Trust, for and on behalf of the beneficiaries of the Litigation Trust, the Preference Litigation Trust Assets and the Other Litigation Trust Assets, subject to the obligation of the Litigation Trust to pay the Preference Litigation Reimbursement Obligation and the Other Litigation Reimbursement Obligation as set forth in Article VIII.E below. On the Effective Date, the Plan Administrator shall succeed to all of the rights and privileges of the Debtors in respect of the Preference Litigation Trust Assets and the Other Litigation Trust Assets, shall be deemed to be a successor of the Debtors and the representative of the Debtors' estates (within the meaning of section 1123(a)(7) of the Bankruptcy Code), with respect to all Litigation Rights that are Other Litigation Trust Assets or Preference Litigation Trust Assets, and shall enter into such joint defense/prosecution agreements with the Reorganized Debtors as shall be mutually agreed. For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under section 301.7701-4 of the Treasury regulations and that the Litigation Trust be owned by its beneficiaries. Accordingly, the Debtors, the beneficiaries of the Litigation Trust and the Plan Administrator will be deemed to agree to treat the transfer of assets as made directly to those holders of Claims receiving interests therein followed by the transfer by such holders of such assets to the Litigation Trust in exchange for beneficial interests therein. Consistent with this treatment, the holders of Claims receiving interests in the Litigation Trust will be treated for federal income tax purposes as the grantors and owners of their share of the assets transferred thereto.

C.       THE LITIGATION TRUST AGREEMENT

         Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Litigation Trust Agreement, substantially in the form of Exhibit F hereto, shall become effective. The Plan Administrator shall have full authority to take any steps necessary to administer the Litigation Trust Agreement, including, without limitation, the duty and obligation to liquidate Preference Litigation Trust Assets and Other Litigation Trust Assets, to investigate, pursue and settle all Litigation Rights of the Debtors' estates for recovery of preferences under 11 U.S.C. ss.ss. 547 and/or 550 and all other Litigation Rights held by the Litigation Trust, and to make distributions therefrom to the holders of Allowed Claims in accordance with the Plan.

                                     PLAN-32

         The Plan Administrator may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary, which professionals may include the Creditors' Committee's professionals (collectively, the "Litigation Trust Professionals"), subject to the reasonable acceptance by the Creditors' Committee, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the investigation and pursuit of preference actions and the liquidation and distribution of Preference Litigation Trust Assets and Other Litigation Trust Assets. The Plan Administrator shall be authorized to appoint the Disbursing Agent, subject to the reasonable acceptance by the Creditors' Committee and the Investors, and delegate to the Disbursing Agent the duty to make distributions to Allowed Claims under the Plan in the place of the Plan Administrator. The Plan Administrator may invest the corpus of the Litigation Trust in prudent investments in addition to those described in section 345 of the Bankruptcy Code; provided, however, that such investments will be investments permitted by a liquidating trust (as such term is defined in Treasury regulation section 301.7701-4(d)).

         The Plan Administrator will take such steps as it deems necessary to reduce the Preference Litigation Trust Assets and the Other Litigation Trust Assets to cash to make the distributions required hereunder, provided that the Plan Administrator's actions with respect to disposition of the Preference Litigation Trust Assets and the Other Litigation Trust Assets should be taken in such a manner so as reasonably to maximize the value of the Preference Litigation Trust Assets and the Other Litigation Trust Assets.

         Promptly following the Effective Date, the Plan Administrator will cause a good faith valuation of the Preference Litigation Trust Assets and the Other Litigation Trust Assets. This valuation shall be used by the Plan Administrator and the beneficiaries of the Litigation Trust, for federal income tax purposes.

         The Litigation Trust will terminate no later than five years after the Effective Date; provided, however, that the Plan Administrator may extend the term of the Litigation Trust for additional one-year terms, provided that the Plan Administrator receives court approval of such extensions for good cause within 2 months from the beginning of the extended term. The Plan Administrator will at all times act with respect to the Litigation Trust in a manner consistent with the classification of the Litigation Trust as a liquidating trust under section 301.7701-4 of the Treasury regulations.

D.       FUNDING OF THE LITIGATION TRUST

         On the Effective Date, the Litigation Trust shall be funded from Effective Date Cash with (i) the Preference Litigation Expense Advance by delivery by the Debtors' Estates to the Plan Administrator of $75,000 to be used by the Plan Administrator in respect of Preference Litigation Trust Assets consistent with the purpose of the Litigation Trust and subject to the terms and conditions of this Plan and the Litigation Trust Agreement; (ii) the Other Litigation Expense Advance by delivery by the Debtors' Estates to the Plan Administrator of $150,000 to be used by the Plan Administrator in respect of Other Litigation Trust Assets consistent with the purpose of the Litigation Trust and subject to the terms and conditions of this Plan and the Litigation Trust Agreement; and (iii) the Class 4 Fund by delivery to the Plan Administrator of the Class 4 Fund.

                                     PLAN-33

E.       REIMBURSEMENT OBLIGATIONS

         1.       Preference Litigation Reimbursement Obligation

         Immediately upon receipt of the first proceeds on account of Preference Litigation Trust Assets by the Litigation Trust, the Plan Administrator shall pay the Preference Litigation Reimbursement Obligation to the Reorganized Debtors or the Secured Lenders, as the case may be, until such time as the Preference Litigation Reimbursement Obligation is paid in full.

         2.       Other Litigation Reimbursement Obligation

         Immediately upon receipt of the first proceeds on account of Other Litigation Trust Assets by the Litigation Trust, the Plan Administrator shall pay the Other Litigation Reimbursement Obligation to the Reorganized Debtors or the Secured Lenders, as the case may be, until such time as the Other Litigation Reimbursement Obligation is paid in full.

F.       DISTRIBUTIONS OF TRUST ASSETS

         1.       Preference Litigation Trust Assets

         The Plan Administrator or Disbursing Agent, as the case may be, shall make distributions of the proceeds received by the Litigation Trust on account of Preference Litigation Trust Assets as follows: first, to pay the Preference Litigation Reimbursement Obligation, second, to pay the Preference Litigation Trust Expenses, and third, seventy-five percent (75%) to the holders of Allowed Class 4 General Unsecured Claims on a Pro Rata basis and fifty percent (25%) to the holders of Allowed Class 3 Secured Lender Claims on a Pro Rata basis. Such distributions shall be made at the times and in the manner set forth in the Litigation Trust Agreement.

         2.       Other Litigation Trust Assets

         The Plan Administrator or Disbursing Agent, as the case may be, shall make distributions of the proceeds received by the Litigation Trust on account of Other Litigation Trust Assets as follows: first, to pay the Other Litigation Reimbursement Obligation, second, to pay the Other Litigation Trust Expenses, and third, twenty-five percent (25%) to the holders of Allowed Class 4 General Unsecured Claims on a Pro Rata basis and seventy-five percent (75%) to the holders of Allowed Class 3 Secured Lender Claims on a Pro Rata basis. Such distributions shall be made at the times and in the manner set forth in the Litigation Trust Agreement.


                                     PLAN-34

                                   ARTICLE IX

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       ASSUMED AND REJECTED CONTRACTS AND LEASES

         Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, each of the executory contracts and unexpired leases to which any Debtor is a party shall be deemed automatically assumed by the applicable Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtors, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Bankruptcy Court as of the Confirmation Date, or (iv) is identified in the Plan or in Exhibit B hereto as executory contracts or unexpired leases to be rejected under the Plan; provided, however, that nothing contained in this Plan shall constitute an admission by any Debtor that any such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtors reserve their right, at any time before the Confirmation Date, to amend Exhibit B to add thereto or delete therefrom an executory contract or unexpired lease. The Confirmation Order shall constitute an order of the Court approving the assumptions and rejections described in this Article IX, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

B.       PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES

         Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under section 365(b)(l) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. In the event of a dispute regarding (i) the nature or the amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee, as the case may be, to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Court resolving the dispute and approving the assumption and, as the case may be, assignment.

C.       REJECTION DAMAGES BAR DATE

         If the rejection of an executory contract or unexpired lease pursuant to Article IX.A above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or Reorganized Debtor or their respective successors or properties unless a proof of claim is filed with the Bankruptcy Court and served on counsel for the Plan Proponents within thirty
(30) days after service of the earlier of (a) notice of entry of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.

                                     PLAN-35

                                    ARTICLE X

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT, AND UNLIQUIDATED CLAIMS

A.       OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS

         Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline shall be required to be given only to those persons or entities that have requested notice in the Chapter 11 Cases.

         From the Confirmation Date through the Claims Objection Deadline, any party in interest may file objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Nothing contained herein, however, shall limit the Reorganized Debtors' right to object to Claims, if any, filed or amended after the Effective Date.

B.       NO DISTRIBUTIONS PENDING ALLOWANCE

         Notwithstanding any other provision of the Plan or the Litigation Trust Agreement, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a holder that is or may be liable to the Litigation Trust on account of a Preference Litigation Trust Asset or Other Litigation Trust Asset, no payments or distributions shall be made with respect to all or any portion of such Claim unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order.

         On each Quarterly Distribution Date, the applicable Disbursing Agent on behalf of the Reorganized Debtors or, as to Class 4 General Unsecured Claims only, the Plan Administrator will make distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, from the Disputed Claim reserves, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

                                    PLAN-36

C.       DISPUTED CLAIMS RESERVES

         Prior to making any distributions to holders of Allowed Class 4 Claims, the Plan Administrator shall establish appropriate reserves for Disputed Claims in Class 4, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in Class 4 would be entitled under the Plan as of such date if such Disputed Claims in Class 4 were Allowed Claims in their Disputed Claim Amount. The amount fixed for the reserve for a Disputed Claim shall be not less than 25% and not more than 75% of the Pro Rata Share of the Face Amount to which the holder of a Disputed Claim would be entitled under the Plan if such holder's Disputed Claim were an Allowed Claim; provided, however, that the Plan Administrator shall have the right to seek and obtain a Court order estimating Disputed Claims or approving proposed reserve amounts on account of Disputed Claims. The Plan Administrator shall have the right to periodically adjust the amount fixed for reserves on account of Disputed Claims to the lesser of (i) the Face Amount of such Disputed Claims, or (ii) the unpaid portion thereof.

                                   ARTICLE XI

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.       CONDITIONS TO CONFIRMATION

         The following are conditions precedent to confirmation of the Plan:

         1. The Court shall have entered an order approving the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

         2. The Substantive Consolidation Order, which may be the Confirmation Order, shall be in form and substance reasonably acceptable to the Debtors and the Investors and, only in respect of matters affecting the interests of holders of Allowed Class 4 General Unsecured Claims, the Creditors' Committee and shall have been entered by the Court prior to or contemporaneously with the Confirmation Order.

         3. The proposed Confirmation Order shall be in form and substance acceptable to the Debtors and, as required by the Equity Subscription Commitment Letter, the Investors (and, only in respect of matters affecting the interests of holders of Allowed Class 4 General Unsecured Claims, the Creditors' Committee).

B.       CONDITIONS TO EFFECTIVE DATE

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with
Article XI.C hereof:

                                     PLAN-37

         1. The Confirmation Order shall have been entered on the docket in the Chapter 11 Cases, its operation and effect shall not have been stayed, reversed or amended, and it shall be in form and substance satisfactory to the Plan Proponents and the Investors.

         2. The Confirmation Order shall have become a Final Order.

         3. The Confirmation Order shall:

         (a) provide that the Debtors (with the prior written consent of the Investors) and the Reorganized Debtors are authorized and directed to (i) take all actions and (ii) enter into, implement and consummate all contracts, instruments, releases, agreements or other documents, in each case necessary or appropriate to implement the Plan or effectuate, achieve or further the purposes thereof;

         (b) provide that the discharge, releases, exculpations, indemnifications and injunctions described in Article XIII of the Plan are approved;

         (c) authorize the issuance of the New Common Shares; and

         (d) provide that the New Common Shares and the beneficial interests in the Litigation Trust issued and distributed under the Plan in exchange for Claims against the Debtors, and the New Common Shares issued and distributed pursuant to the Rights Offering, are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code.

         4. All Plan exhibits shall be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee (but only with respect to the Litigation Trust Agreement), and the Investors, and the Shareholder Agreement and the Litigation Trust Agreement shall have been executed or deemed to be executed and delivered.

         5. The Reorganized Debtors shall have entered into the Revolving Credit Facility Agreement, and the conditions precedent thereto shall have been satisfied or waived.

         6. The New Common Shares shall have been issued in accordance with the Plan.

         7. The Certificate of Incorporation, Articles of Organization or other organizational instrument of each of the Reorganized Debtors shall have been (i) adopted substantially in the form set forth on Exhibit C hereto, and (ii) filed with the appropriate state governmental office or agency in which SLI is organized.

         8. The By-laws, Operating Agreement or other internal governance instrument of each of the Reorganized Debtors shall have been adopted substantially in the form set forth on Exhibit D hereto.

         9. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

                                     PLAN-38

         10. All fees and expenses of the Investors referred to in the definition of "Administrative Claim" in Section 1.1 of Article I.B of the Plan shall have been paid in Cash in full.

         11. The Class 4 Fund, the $75,000 and $150,000 payments to the Plan Administrator in respect of the Litigation Trust described in Article VIII.D of the Plan shall have been paid or funded in Cash in full.

         12. In respect of certain of the Debtors and/or Non-Debtor Subsidiaries, (i) their respective forms of organization shall have been changed from one entity type to another, (ii) the respective jurisdictions in which they are organized shall have been changed, (iii) all or a portion of the respective equity therein shall have been transferred, and (iv) related tax, accounting and corporate issues shall have been finalized, in each case to the satisfaction of the Debtors and the Investors.

         13. The Professional Fee Escrow shall have been funded in Cash in full.

         14. The DIP Facility Claims shall have been paid in Cash in full.

C.       WAIVER OF CONDITIONS

         Each of the conditions to the Effective Date, set forth in Article XI.B of the Plan, except the conditions stated in Article XI.B.1, B.10, B.11, B.12,
B.13 and B.14, may be waived in whole or in part jointly by the Investors, the Creditors' Committee (as to condition XI.B.4 (limited to the form of the Litigation Trust Agreement only) and B.11) and the Debtors without any other notice to parties-in-interest or the Bankruptcy Court. The failure to satisfy or waive any condition to the Effective Date may be asserted jointly by the Investors, the Creditors' Committee (as to condition XI.B.4 (limited to the form of the Litigation Trust Agreement only) and B.11) or the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Investors, the Creditors' Committee (as to condition XI.B.4 (limited to the form of the Litigation Trust Agreement only) and B.11) or the Debtors). The failure of any party to exercise any of its foregoing rights shall not be deemed a waiver of any of its other rights, and each such right shall be deemed an ongoing right that may be asserted thereby at any time.

                                   ARTICLE XII

                           RETENTION OF JURISDICTION

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

         A. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;


                                     PLAN-39

         B. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of the fees and expenses of the retained Professionals of the Debtors or Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Court;

         C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any Cure or the liquidation or allowance of any Claims arising therefrom;

         D. Effectuate performance of and payments under the provisions of the Plan;

         E. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, the Plan, or the Litigation Trust Agreement;

         F. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         G. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

         H. Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

         I. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         J. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         K. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         L. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

         M. Except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

         N. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                                     PLAN-40

         O. Hear and determine all matters related to the property of the Estates from and after the Confirmation Date;

         P. Hear and determine any causes of action constituting a Preference Litigation Trust Asset, and non-exclusive jurisdiction to hear and determine any cause of action constituting an Other Litigation Trust Asset or Other Litigation Right;

         Q. To hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

         R. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         S. Enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIII

                            EFFECTS OF CONFIRMATION

A.       BINDING EFFECT

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims and Interests, whether or not such holders will receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors and all other parties-in-interest in the Chapter 11 Cases.

B.      DISCHARGE OF THE DEBTORS

         Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under section 1141(d)(l)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all Interests.

         As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests, pursuant to sections 524 and 1141 of the

                                     PLAN-41

Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

C.      INJUNCTION

         Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability that is discharged, or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights:
(i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, except as provided in Article VII.K of the Plan; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to Article XIII of this Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance: (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Article XIII.C.

D.      RELEASES AND SATISFACTION OF SUBORDINATION RIGHTS

         All Claims against the Debtors and all rights and claims between or among Claim holders relating in any manner whatsoever to Claims against the Debtors, based upon any claimed subordination rights, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented under the Plan to Claim holders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claim holder by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

                                     PLAN-42

E.       DEBTOR RELEASES

         As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter 11 Cases or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) those persons serving as directors, officers, employees, agents and professionals of the Debtors or their Subsidiaries on or after the Petition Date, (ii) the Creditors' Committee, its members or professionals, in such capacities, or (iii) the Investors, or their directors, officers, employees, agents or professionals; provided, however, that none of the foregoing releases, waivers or discharges shall extend to actions or omissions that (w) are the result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors as an Administrative Claim, the Reorganized Debtors, or any Non-Debtor Subsidiary, or (z) constitute claims or causes of action against such persons arising under or which may be asserted pursuant to Bankruptcy Code sections 544, 547, 548 or 550. Nothing herein however shall preclude the Debtors or their successors from asserting any claims or causes of action, including claims or causes of action released under this section, for the purposes of reducing or otherwise offsetting any claim asserted by a party released hereunder.

F.       OTHER RELEASES - M CAPITAL, LLC AND AFFILIATES

         As of the Effective Date, the Debtors and Reorganized Debtors shall be deemed to forever release, waive and discharge M Capital, LLC and M-Lite, LLC and their respective affiliates and partners, of and from any and all claims arising out of or in connection with the ML Sale and the ML Sale Documents. Nothing herein however shall preclude the Debtors or their successors from asserting any claims or causes of action, including claims or causes of action released under this section, for the purposes of reducing or otherwise offsetting any claim asserted by a party released hereunder.

G.       INDEMNIFICATION OBLIGATIONS

         1.       PREPETITION INDEMNIFICATION OBLIGATIONS - THIRD PARTIES

         Indemnification Obligations owed to any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, shall be deemed to be, and shall be treated as though they are, executory obligations or contracts with the Debtors that are deemed rejected pursuant to Bankruptcy Code section 365 under this Plan on the Effective Date.

                                     PLAN-43

         2.       INDEMNIFICATION OF DEBTORS' DIRECTORS AND OFFICERS

         Indemnification obligations to present and former officers and directors arising out of acts that occurred prior to the Petition Date shall be deemed to be, and shall be treated as though they are, executory obligations or contracts with the Debtors that are deemed rejected pursuant to Bankruptcy Code section 365 under this Plan on the Effective Date. Indemnification obligations to present and former officers and directors arising out of acts that occurred from or after the Petition Date through the Effective Date shall not be assumed by the Reorganized Debtors and, to the extent executory shall be deemed rejected, and the Claims arising from such obligations shall have such status, Administrative or otherwise, as may be determined by the Court. The Reorganized Debtors shall provide standard and customary indemnification for all officers and directors who are employed or serve, as the case may be, after the Effective Date for all actions or events occurring after the Petition Date.

H.      EXCULPATION AND LIMITATION OF LIABILITY

         Neither the Debtors, the Reorganized Debtors, the Creditors' Committee, the Investors, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates or agents, who served in such capacities after the Petition Date, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any post-Petition Date act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for actions or omissions that (w) are the result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, or (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors as an Administrative Claim, the Reorganized Debtors, or any Non-Debtor Subsidiary; provided, however, that nothing herein shall affect any Person's obligations under the Plan nor shall anything herein preclude any party in interest from enforcing the terms of the Plan.

         Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Creditors' Committee, the Investors, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates or agents, who served in such capacities after the Petition Date, for any post-Petition Date act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for actions or omissions that (w) are the result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, or (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors as an Administrative Claim, the Reorganized Debtors, or any Non-Debtor Subsidiary; provided, however, that nothing herein shall affect any Person's obligations under the Plan nor shall anything herein preclude any party in interest from enforcing the terms of the Plan.


                                     PLAN-44

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

A.       BAR DATES FOR CERTAIN CLAIMS

         1.       Administrative Claims

         All requests for payment of an Administrative Claim (other than as set forth in Article XIV.A.2 of this Plan) must be filed with the Court and served on counsel for the Debtors and counsel for the Creditors' Committee by the Administrative Claims Bar Date, which shall be no later than sixty (60) calendar days after the Confirmation Date. Unless the Plan Administrator objects to an Administrative Claim by the Administrative Claims Objection Deadline, which shall be no later than sixty (60) Business Days from the Administrative Claims Bar Date, such Administrative Claim shall be deemed allowed in the amount requested. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business. From and after the Effective Date, the Plan Administrator shall have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to requests for payment of Administrative Claims without approval of the Bankruptcy Court.

         2.       Professional Fee Claims

         All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Confirmation Date, unless otherwise ordered by the Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served only on the Reorganized Debtors and their counsel, the Office of the United States Trustee, those parties that have filed notices of appearance or requests for notices in these cases, and the requesting Professional or other entity no later than sixty (60) days (or such longer period as may be allowed by order of the Court) after the date on which the applicable application for compensation or reimbursement was served.

B.       MODIFICATIONS AND AMENDMENTS

         With the prior written consent of the Investors, the Plan Proponents may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, with the prior written consent of the Investors, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court. Notwithstanding the foregoing, any modification or amendment of the Plan that affects Class 4 General Unsecured Claims, the Plan Administrator or the Litigation Trust


                                     PLAN-45
shall require the prior written consent of the Creditors' Committee, which consent shall not unreasonably be withheld.

C.       SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of any of the proponents of the Plan or the Investors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, that no change may be made to the provisions of Article 3 of the Plan (nor shall the provisions of such Article be severable) without the consent of the Investors and, as to the treatment of Class 4 only, the Creditors' Committee. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.       SUCCESSORS AND ASSIGNS

         The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

E.       SETTLEMENT AUTHORITY

         Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors, Reorganized Debtors, or Plan Administrator may compromise and settle various Claims (i) against them and (ii) that they have against other Persons. After the Effective Date, the Reorganized Debtors expressly reserve the right (with Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them that would result in any new Allowed Class or Claim and claims that they may have against other Persons up to and including the Effective Date and, with the consent of the Plan Administrator in the case of any such compromise or settlement that would result in any new Allowed Class or Claim constituting a Class 4 General Unsecured Claim.

F.       PAYMENT OF STATUTORY FEES

         All fees then due and payable under 28 U.S.C. ss. 1930, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees which become due and payable thereafter by a Debtor shall be paid by the applicable Reorganized Debtor pending the dismissal, conversion or closure of such Debtor's Chapter 11 Case.

                                     PLAN-46

G.       REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

         Each Plan Proponent reserves the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans. If any Plan Proponent revokes or withdraws the Plan as to any or all of the Debtors, or if Confirmation or consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person,
(ii) prejudice in any manner the rights of such Debtors or any other Person, or
(iii) constitute an admission of any sort by such Debtors or any other Person.

H.         SERVICE OF DOCUMENTS

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and (d) addressed as follows:

THE DEBTORS

SLI, Inc.
500 Chapman Street
Canton, Massachusetts 02021
Att'n: Raymond E. Dombrowski, Jr.
       Chief Restructuring Officer
Telephone: (781) 828-2948
Facsimile: (781) 828-2012

with a copy to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Att'n: Gregg M. Galardi, Esq.
       Robert A. Weber, Esq.
       Megan E. Cleghorn, Esq.
Telephone: (302) 651-3000
Facsimile: (302) 651-3001



                                     PLAN-47

 THE CREDITORS' COMMITTEE:

 Pepper Hamilton, LLP
 100 Renaissance Center
 36th Floor
 Detroit, Michigan 48243-1157
 Attn:      Robert S. Hertzberg, Esq.
 Telephone: (313) 259-7110
 Facsimile: (313) 259-7926

         - and -

 Pepper Hamilton, LLP
 1201 Market Street
 Suite 1600
 P.O. Box 1709
 Wilmington, Delaware 19899-1709
 Attn:      David M. Fournier, Esq.
 Telephone: (302) 777-6500
 Facsimile: (302) 656-8865

 THE INVESTORS

 Milbank, Tweed, Hadley & McCloy LLP
 1 Chase Manhattan Plaza
 New York, New York 10005
 Attn:      Dennis F.  Dunne, Esq.
            Risa M. Rosenberg, Esq.
 Telephone: (212) 530-5000
 Facsimile: (212) 822-5287

         - and -

 Morris Nichols Arsht & Tunnell
 1201 North Market Street
 P.O. Box 1347
 Wilmington, Delaware 19899-1347
 Attn:      Robert J. Dehney, Esq.
            Daniel Butz, Esq.
 Telephone: (302) 575-7353
 Facsimile: (302) 658-3989

                                    PLAN-48

I.       PLAN SUPPLEMENT(S)

         Any Plan Supplement (and amendments thereto) filed by the Debtors shall be deemed an integral part of the Plan and shall be incorporated by reference as if fully set forth herein. To the extent that any creditor is responsible for a document to be included in a Plan Supplement, the omission of such document from the materials provided to such creditor in connection with the voting on the Plan shall be deemed not to affect such creditor's ability to cast a vote in respect of the Plan.

J.       TERM OF INJUNCTIONS OR STAYS

         Unless otherwise provided herein, in the Confirmation Order, or in any other order of the Court, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

K.       CREDITORS' COMMITTEE

         On the Effective Date, the duties of the Creditors' Committee shall terminate, except with respect to (a) any request for modification of the Plan or any appeal of orders entered in the Chapter 11 Cases, but only to the extent the foregoing shall relate (i) to the treatment of or matters otherwise affecting Class 4 General Unsecured Claims under the Plan, (ii) to the duties of the Plan Administrator or Disbursing Agent under the Plan, or (iii) to the Litigation Trust, and (b) any applications for interim or final award of compensation and reimbursement of expenses to the members of the Creditors' Committee and professionals retained by the Creditors' Committee in the Chapter 11 Cases.

                                     PLAN-49

 Dated: Wilmington, Delaware
        May 15, 2003


                                               SLI, INC. et al.,
                                               Debtors and Debtors-in-Possession

                                               By:
                                                  ----------------------------
                                               Name:
                                               Title:



 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

 By:
    -------------------------------------
    Gregg M. Galardi (No. 2991)
    Robert A. Weber (No. 4013)
    Megan E. Cleghorn (No. 4080)
    One Rodney Square
    P.O. Box 636
    Wilmington, Delaware 19899-0636
    (302) 651-3000

Attorneys for Debtors and Debtors-in-Possession

                                         THE OFFICIAL COMMITTEE OF UNSECURED
                                         CREDITORS

                                         By:
                                            --------------------------------
                                         Name:
                                         Title:



PEPPER HAMILTON, LLP

By:
   -------------------------------
David M. Fournier (No. 2812)
1201 Market Street
Suite 1600
P.O. Box 1709
Wilmington, Delaware 19899-1709

- and -

Robert S. Hertzberg
100 Renaissance Center
36th Floor
Detroit, Michigan 48243-1157

Attorneys for the Official Committee of
Unsecured Creditors

                                    EXHIBIT A

     TO FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS


                       SCHEDULE OF OFFICERS AND DIRECTORS


                                    PLAN-50

                        TO BE FILED WITH PLAN SUPPLEMENT

                                    EXHIBIT B

     TO FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
        IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

            IDENTIFICATION OF REJECTED CONTRACTS AND REJECTED LEASES


             (REMAINDER OF CONTRACTS AND LEASES TO BE REJECTED TO BE
                           FILED WITH PLAN SUPPLEMENT)

 CONTRACT/LEASE TO BE REJECTED                          COMMENTS
--------------------------------------------------------------------------------------------------------------
 Master lease agreement dated December 27, 2000,        SLI and certain of its non-Debtor subsidiaries
 between GE Capital Equipment Finance SAS, as lessor    are parties to the French Lease related to the
 and SLI as lessee (together with related documents,    Company's operations in France. A proof of claim
 the "French Lease")                                    in connection with the French Lease has been filed
                                                        asserting liabilities of $11,879,747.44. The
                                                        Debtors may reject the French Lease if mutually
                                                        agreeable assumption and assignment agreements are
                                                        not reached by the Confirmation Date.

--------------------------------------------------------------------------------------------------------------
 Master lease agreement dated December 21, 2000,        SLI and certain of its non-Debtor subsidiaries are
 between GE Capital Mietfinanz GmbH & Co, KG as         parties to the German Lease related to the
 lessor and SLI as lessee (together with related        Company's operations in Germany. A proof of claim
 documents, the "German Lease")                         in connection with the German Lease has been filed
                                                        in the amount of $17,788,091.13. The Debtors may
                                                        reject the German Lease if mutually agreeable
                                                        assumption and assignment agreements are not
                                                        reached by the Confirmation Date.


                                    PLAN-53

                                   EXHIBIT C

     TO FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

     FORM OF CERTIFICATE OF INCORPORATION, ARTICLES OF ORGANIZATION OR OTHER
         ORGANIZATIONAL INSTRUMENT FOR EACH OF THE REORGANIZED DEBTORS

                         DRAFTS SUBJECT TO NEGOTIATION

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003

                            CERTIFICATE OF FORMATION

                                       OF

                                  [NEW SLI LLC]

         This Certificate of Formation of [New SLI] LLC (the "LLC") dated as of [ ________], 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq.

FIRST:       The name of the LLC formed hereby is:

                     [New SLI] LLC

SECOND: The address of the registered office of the LLC in the State of Delaware is:

                     The Corporation Trust Company
                     Corporation Trust Center
                     1209 Orange Street
                     Wilmington, Delaware 19801

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

                     The Corporation Trust Company
                     Corporation Trust Center
                     1209 Orange Street
                     Wilmington, Delaware 19801

FOURTH:  The principal office and the mailing address of the LLC are:

                     500 Chapman Street
                     Canton, Massachusetts 02021

FIFTH:   The LLC shall not issue any non-voting equity interests.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written:


                                                By:
                                                   -----------------------------
                                                   [                  ]
                                                    ------------------
                                                    Authorized Person

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003

                            CERTIFICATE OF FORMATION

                                       OF

               CHICAGO MINIATURE OPTOELECTRONIC TECHNOLOGIES, LLC

         This Certificate of Formation of Chicago Miniature Optoelectronic Technologies, LLC (the "LLC") dated as of [ _______ ], 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq.

FIRST:   The name of the LLC formed hereby is:

               Chicago Miniature Optoelectronic Technologies, LLC

SECOND: The address of the registered office of the LLC in the State of Delaware is:

               The Corporation Trust Company
               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware 19801

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

               The Corporation Trust Company
               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware 19801

FOURTH:  The principal office and the mailing address of the LLC are:

               500 Chapman Street
               Canton, Massachusetts 02021

FIFTH:   The LLC shall not issue any non-voting equity interests.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written:


                                                By:
                                                   -----------------------------
                                                   [                  ]
                                                    ------------------
                                                    Authorized Person

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

               CHICAGO MINIATURE OPTOELECTRONIC TECHNOLOGIES, LLC

         This Limited Liability Company Agreement (this "Agreement") of Chicago Miniature Optoelectronic Technologies, LLC, a Delaware limited liability company (the "Company"), is entered into as of the ______ day of _______ , 2003, by [New SLI LLC], as the sole member of the Company ("Member").

         Pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware, (6 Del. C. Section 18-101, et seq.), as amended from time to time (the "Act") the Member hereby states as follows:

         1. Name. The name of the limited liability company shall be Chicago Miniature Optoelectronic Technologies, LLC.

         2. Office. The location of the principal office of the Company shall be 500 Chapman Street, Canton, Massachusetts 02021, or such other place or places as the Member shall determine.

         3. Term. The term of the Company commenced as of _________, 2003, the date of filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware and the Company shall be dissolved and its affairs wound up as provided in said Certificate of Formation, in this Agreement or as otherwise provided in the Act. The Member acknowledges __________ as the authorized person for purposes of such filing.

         4. Purpose. The Company is formed for to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which limited liability companies may be formed under the Act.

         5. Members. The name and the mailing address of the Member is as follows:

                Name                             Address
                ----                             -------

            [New SLI LLC]                        500 Chapman Street
                                                 Canton, Massachusetts 02021

         6. Management; Powers. The business and affairs of the Company shall be managed by the Member. The Member may appoint one or more officers with such titles and authority as designated by the Member. The Member, and any such officers are authorized to execute any and all documents on behalf of the Company necessary or appropriate in connection with the acquisition, financing, operation, management or development of the Company.

         7. Capital Contributions. The Member has contributed $[1.00] in exchange for 100% of the member interests of the Company.

         8. Additional Contributions. The Member is not required to make any additional capital contribution to the Company, provided however, that additional capital contributions may be made at such time and in such amounts as the Member shall determine.

         9. Allocation of Profits and Losses. The Company's profits and losses shall be allocated 100% to the Member.

         10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member in accordance with the same percentages as profits and losses are allocated.

         11. Assignments. The Member may assign or transfer in whole or in part his interest in the Company.

         12. Withdrawal of a Member; Termination of the Company. The Member may withdraw from the Company, provided that such withdrawal from the Company shall result in the constructive termination of the Company.

         13. Admission of Additional Members. The Member may cause the Company to admit one or more additional members to the Company.

         14. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement.


                                        [NEW SLI LLC], as sole Member


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         ELECTRO-MAG INTERNATIONAL, INC.

                    Incorporated pursuant to a Certificate of
                 Incorporation filed with the Secretary of State
                  of the State of Delaware on October 18, 1996.

         ELECTRO-MAG International, Inc. hereby amends and restates its Certificate of Incorporation in its entirety to read as follows:

         FIRST: The name of the corporation (hereinafter called, the "Corporation") is:

                         ELECTRO-MAG International, Inc.

         SECOND: The principal office and the mailing address of the Corporation shall be:

                               500 Chapman Street
                           Canton, Massachusetts 02021

         THIRD: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is CT Corporation System. The Corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

         FOURTH: The business and purposes to be conducted and promoted by the Corporation are as follows:

         To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is [l,000]. The par value of each such shares is $[.00l]. All such shares are of one class and are shares of Common Stock. No shares of stock shall be issued without voting rights.

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, (i) on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or
(ii) on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, or (iii) on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote, unless provisions for such classification shall be set forth in this Certificate of Incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.


         NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         ELEVENTH: From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all right at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

 Signed on:

                                           ELECTRO-MAG INTERNATIONAL, INC.


                                           -----------------------------------
                                                        [NAME]
                                                        [TITLE]

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003

                            CERTIFICATE OF FORMATION

                                       OF

          CHICAGO MINIATURE LAMP - SYLVANIA LIGHTING INTERNATIONAL, LLC

         This Certificate of Formation of Chicago Miniature Lamp - Sylvania Lighting International, LLC (the "LLC") dated as of [________], 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq.

FIRST:   The name of the LLC formed hereby is:

                Chicago Miniature Lamp - Sylvania Lighting International, LLC

SECOND: The address of the registered office of the LLC in the State of Delaware is:

                The Corporation Trust Company
                Corporation Trust Center
                1209 Orange Street
                Wilmington, Delaware 19801

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

                The Corporation Trust Company
                Corporation Trust Center
                1209 Orange Street
                Wilmington, Delaware 19801

FOURTH:  The principal office and the mailing address of the LLC are:

                500 Chapman Street
                Canton, Massachusetts 02021

FIFTH:   The LLC shall not issue any non-voting equity interests.

                IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written:


                                                   By:
                                                      --------------------------
                                                      [                 ]
                                                       -----------------
                                                       Authorized Person

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

          CHICAGO MINIATURE LAMP - SYLVANIA LIGHTING INTERNATIONAL, LLC

         This Limited Liability Company Agreement (this "Agreement") of Chicago Miniature Lamp - Sylvania Lighting International, LLC, a Delaware limited liability company (the "Company"), is entered into as of the ______ day of _______, 2003, by [New SLI LLC], as the sole member of the Company ("Member").

         Pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware, (6 Del. C. Section 18-101, et seq.), as amended from time to time (the "Act") the Member hereby states as follows:

         1. Name. The name of the limited liability company shall be Chicago Miniature Lamp - Sylvania Lighting International, LLC.

         2. Office. The location of the principal office of the Company shall be 500 Chapman Street, Canton, Massachusetts 02021, or such other place or places as the Member shall determine.

         3. Term. The term of the Company commenced as of ________, 2003, the date of filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware and the Company shall be dissolved and its affairs wound up as provided in said Certificate of Formation, in this Agreement or as otherwise provided in the Act. The Member acknowledges __________ as the authorized person for purposes of such filing.

         4. Purpose. Company is formed for to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which limited liability companies may be formed under the Act.

         5. Members. The name and the mailing address of the Member is as follows:

              Name                      Address
              ----                      -------
          [New SLI LLC]                 500 Chapman Street
                                        Canton, Massachusetts 02021

         6. Management; Powers. The business and affairs of the Company shall be managed by the Member. The Member may appoint one or more officers with such titles and authority as designated by the Member. The Member, and any such officers are authorized to execute any and all documents on behalf of the Company necessary or appropriate in connection with the acquisition, financing, operation, management or development of the Company.

         7. Capital Contributions. The Member has contributed $[1.00] in exchange for 100% of the member interests of the Company.

         8. Additional Contributions. The Member is not required to make any additional capital contribution to the Company, provided however, that additional capital contributions may be made at such time and in such amounts as the Member shall determine.

         9. Allocation of Profits and Losses. The Company's profits and losses shall be allocated 100% to the Member.

         10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member in accordance with the same percentages as profits and losses are allocated.

         11. Assignments. The Member may assign or transfer in whole or in part his interest in the Company.

         12. Withdrawal of a Member; Termination of the Company. The Member may withdraw from the Company, provided that such withdrawal from the Company shall result in the constructive termination of the Company.

         13. Admission of Additional Members. The Member may cause the Company to admit one or more additional members to the Company.

         14. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement.


                                            [NEW SLI LLC], as sole Member


                                            By:
                                               ------------------------------
                                               Name:
                                               Title:

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           SLI LIGHTING PRODUCTS, INC.

         SLI Lighting Products, Inc. hereby amends and restates its Certificate of Incorporation in its entirety to read as follows:

         FIRST: The name of the corporation (hereinafter called, the "Corporation") is:

                           SLI Lighting Products, Inc.

         SECOND: The principal office and the mailing address of the Corporation shall be:

                            1770 Commerce Park Drive
                              El Paso, Texas 79912

         THIRD: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is CT Corporation System. The Corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

         FOURTH: The business and purposes to be conducted and promoted by the Corporation are as follows:

         To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is [1,000]. The par value of each such shares is $[.001]. All such shares are of one class and are shares of Common Stock. No shares of stock shall be issued without voting rights.

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, (i) on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or
(ii) on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, or (iii) on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote, unless provisions for such classification shall be set forth in this Certificate of Incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of

Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         ELEVENTH: From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all right at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on:

                                        SLI LIGHTING PRODUCTS, INC.



                                        ---------------------------------
                                                   [NAME]
                                                   [TITLE]

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SLI LIGHTING SOLUTIONS, INC.

         The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation (hereinafter called, the "Corporation") is:

                          SLI Lighting Solutions, Inc.

         SECOND: The principal office and the mailing address of the Corporation shall be:

                              2925 Huntleigh Drive
                                   Suite 104
                          Raleigh, North Carolina 27604

         THIRD: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is CT Corporation System. The Corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

         FOURTH: The business and purposes to be conducted and promoted by the Corporation are as follows:

         To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is [1,000]. The par value of each such shares is $[.001]. All such shares are of one class and are shares of Common Stock. No shares of stock shall be issued without voting rights.

         SIXTH: The name and mailing address of the incorporator are as follows:


               NAME                             ADDRESS
               [ ____________ ]                 [ _______________ ]
                                                _________________
                                                _________________

         SEVENTH: The Corporation is to have perpetual existence.

         EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, (i) on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or
(ii) on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, or (iii) on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

         NINTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote, unless provisions for such classification shall be set forth in this Certificate of Incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.


         TENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         ELEVENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         TWELFTH: From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all right at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.

Signed on:

                                           -----------------------------------
                                           [ _______________, as Incorporator]

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              SLI LIGHTING COMPANY

                    Incorporated pursuant to a Certificate of
          Incorporation filed with the Secretary of State of the State of Delaware on May 30, 2000.

         SLI Lighting Company hereby amends and restates its Certificate of Incorporation in its entirety to read as follows:

         FIRST: The name of the corporation (hereinafter called, the "Corporation") is:

                              SLI Lighting Company

         SECOND: The principal office and the mailing address of the Corporation shall be:

                               500 Chapman Street
                          Canton, Massachusetts 02021

         THIRD: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is CT Corporation System. The Corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

         FOURTH: The business and purposes to be conducted and promoted by the Corporation are as follows:

         To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is [1,000]. The par value of each such shares is $[.001]. All such shares are of one class and are shares of Common Stock. No shares of stock shall be issued without voting rights.

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, (i) on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or (ii) on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, or (iii) on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote, unless provisions for such classification shall be set forth in this Certificate of Incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         ELEVENTH: From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all right at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on:

                                       SLI LIGHTING COMPANY




                                       ---------------------------------
                                                [NAME]
                                                [TITLE]

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  CML AIR, INC.

         The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation (hereinafter called, the "Corporation") is:

                                  CML Air, Inc.

         SECOND: The principal office and the mailing address of the Corporation shall be:

                               500 Chapman Street
                           Canton, Massachusetts 02021

         THIRD: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is CT Corporation System. The Corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

         FOURTH: The business and purposes to be conducted and promoted by the Corporation are as follows:

         To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is [1,000]. The par value of each such shares is $[.001]. All such shares are of one class and are shares of Common Stock. No shares of stock shall be issued without voting rights.

         SIXTH: The name and mailing address of the incorporator are as follows:

                NAME                            ADDRESS
                ----                            -------
                [               ]               [
                 ---------------                 -------------------

                                                --------------------

                                                --------------------]

         SEVENTH: The Corporation is to have perpetual existence.

         EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, (i) on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or
(ii) on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, or (iii) on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

         NINTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote, unless provisions for such classification shall be set forth in this Certificate of Incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section

         242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         TENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         ELEVENTH: THE corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         TWELFTH: From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all right at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.

Signed on:


                                             -----------------------------------
                                             [                , as Incorporator]
                                              ----------------

                                    EXHIBIT D
    TO FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

        FORM OF BY-LAWS, OPERATING AGREEMENT OR OTHER INTERNAL GOVERNANCE
                 INSTRUMENT FOR EACH OF THE REORGANIZED DEBTORS

                         DRAFTS SUBJECT TO NEGOTIATION

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003

                                     BYLAWS

                                       OF

                          SLI LIGHTING SOLUTIONS, INC.

                            (a Delaware corporation)


                                    ARTICLE I

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         5. RECORD DATE FOR STOCKHOLDERS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

         7. STOCKHOLDER MEETINGS.

              TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

              PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.

              CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

              NOTICE OR WAIVER OF NOTICE. Written notice of meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

              STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

              CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the Corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

              PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

              INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

              QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

              VOTING. The share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General

Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

         8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II

                                    DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three (3) individuals. The number of directors may be increased or decreased by action of the stockholders.

         3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4. MEETINGS.

              TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

              PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

              CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

              NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

              QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

              Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

              CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

         The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

         All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

         I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of SLI Lighting Solutions, Inc., a Delaware corporation, as in effect on the date hereof.

Dated: [               ], 2003


                                           -------------------------------------
                                               [          , Secretary]
                                                 ---------

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003

                                 AMENDED BYLAWS

                                       OF

                          SLI LIGHTING PRODUCTS, INC.

                            (a Delaware corporation)


                                    ARTICLE I

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         5. RECORD DATE FOR STOCKHOLDERS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

         7. STOCKHOLDER MEETINGS.

         TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

         PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.

         CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

         NOTICE OR WAIVER OF NOTICE. Written notice of meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

         CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the Corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

         PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

         QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

         VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General

Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

         8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II

                                    DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three (3) individuals. The number of directors may be increased or decreased by action of the stockholders.

         3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4. MEETINGS.

         TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

         CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

         NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

         Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

         The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

         All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

                  I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of SLI Lighting Products, Inc., a Delaware corporation, as in effect on the date hereof.


Dated: [     ], 2003


                                    -------------------------------------------
                                      [              , Secretary]
                                       --------------

                                                             MILBANK TWEED DRAFT
                                                                    MAY 12, 2003

                                 AMENDED BYLAWS

                                       OF

                        ELECTRO-MAG INTERNATIONAL, INC.

                            (a Delaware corporation)


                                    ARTICLE I

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         5. RECORD DATE FOR STOCKHOLDERS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

         7. STOCKHOLDER MEETINGS.

         TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

         PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.

         CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

         NOTICE OR WAIVER OF NOTICE. Written notice of meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

         CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the Corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

         PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

         QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

         VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General

Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

         8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II

                                    DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three (3) individuals. The number of directors may be increased or decreased by action of the stockholders.

         3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4. MEETINGS.

         TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

         CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

         NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

         Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

         The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

         All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

             I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of ELECTRO-MAG International, Inc., a Delaware corporation, as in effect on the date hereof.

 Dated: [         ], 2003



                                    -------------------------------------------
                                      [              , Secretary]
                                       --------------

                                 AMENDED BYLAWS

                                       OF

                              SLI LIGHTING COMPANY

                            (a Delaware corporation)


                                    ARTICLE I

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         5. RECORD DATE FOR STOCKHOLDERS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

         7. STOCKHOLDER MEETINGS.

         TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

         PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.

         CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

         NOTICE OR WAIVER OF NOTICE. Written notice of meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

         CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a

Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the Corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

         PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

         QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

         VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

         8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II

                                    DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three (3) individuals. The number of directors may be increased or decreased by action of the stockholders.

         3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4. MEETINGS.

         TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

         CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

         NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

         Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

         The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

         All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

             I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of SLI Lighting Company, a Delaware corporation, as in effect on the date hereof.

Dated: [      ], 2003




                                    -------------------------------------------
                                      [              , Secretary]
                                       --------------

                                     BYLAWS

                                       OF

                                  CML AIR, INC.

                            (a Delaware corporation)


                                    ARTICLE I

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         5. RECORD DATE FOR STOCKHOLDERS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


         6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "shares" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

         7. STOCKHOLDER MEETINGS.

         TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

         PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.

         CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

         NOTICE OR WAIVER OF NOTICE. Written notice of meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

         CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a

Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the Corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

         PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

         QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

         VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

         8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II

                                    DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three (3) individuals. The number of directors may be increased or decreased by action of the stockholders.

         3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4. MEETINGS

         TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

         CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

         NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

         Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

         The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

         All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

             I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of CML Air, Inc., a Delaware corporation, as in effect on the date hereof.

Dated: [     ], 2003



                                    -------------------------------------------
                                      [              , Secretary]
                                       --------------

                                    EXHIBIT E
    TO FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
        IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                         FORM OF SHAREHOLDER AGREEMENT

                          DRAFT SUBJECT TO NEGOTIATION

                                                                   MILBANK DRAFT
                                                                         5/12/03


                        FORM OF STOCKHOLDERS' AGREEMENT

    NOTE: THIS FORM OF AGREEMENT HAS BEEN DRAFTED TO APPLY IN THE EVENT THAT REORGANIZED SLI IS IN THE FORM OF A STANDARD DELAWARE CORPORATION. IN THE EVENT
    THAT THE PARTIES DETERMINE TO ORGANIZE REORGANIZED SLI IN THE FORM OF A
     DELAWARE LIMITED LIABILITY COMPANY, THE PROVISIONS WILL BE ADJUSTED TO ACCOMMODATE THAT FORM OF ORGANIZATION AND THE TERMINOLOGY APPLICABLE TO SUCH
   ENTITIES, BUT THE SUBSTANTIVE PROVISIONS OF THIS AGREEMENT WITH RESPECT TO TRANSFERS, CORPORATE GOVERNANCE AND OTHER ASPECTS WILL CONTINUE TO APPLY.



         This Stockholders' Agreement (the "Agreement"), dated [     ], 2003,
is made and entered into by B III-A Capital Partners, L.P. and B IV Capital Partners, L.P. (collectively, "DDJ"), [insert Cerberus entities that will be stockholders] (collectively, "Cerberus"), JP Morgan Securities, Inc., [insert other stockholders], (collectively with "Cerberus" and DDJ, the "Parties") and [insert name of Reorganized SLI] (the "Company").

         [APPROPRIATE RECITALS TO BE ADDED UPON FURTHER DEVELOPMENT OF THE PLAN]

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         SECTION 1. Certain Defined Terms.

         In addition to the terms defined elsewhere herein, the following terms shall have the following meanings when used herein with initial capital letters:

         "Affiliate" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, and (ii) with respect to any Stockholder, (A) any managing director, general partner, limited partner, director, member, officer or employee thereof, and (B) spouses, lineal descendants and heirs of individuals referred to in clause (A) and trusts controlled by or for the benefit of such individuals, provided that no Stockholder shall be deemed an Affiliate of any other Stockholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Common Stock" shall mean all the common stock of the Company now or hereafter issued.

         "Competing Company" shall mean any Person that engages, directly or indirectly, in (i) any lines of business that the Company is engaged in as of the date hereof, or (ii) any lines of business that are related to, connected with, or reasonable extensions of such lines of business.

         "Confidential Information" shall mean any information concerning (i) the Company or its subsidiaries, including without limitation, information concerning the financial condition, business, operations or prospects of the Company or its subsidiaries, and (ii) this Agreement, the transactions contemplated hereby, the terms and conditions hereof or any discussions, correspondence or other communications among the parties to this Agreement or their respective Representatives relating to this Agreement or any of the transactions contemplated hereunder; provided that the term "Confidential Information" does not include information which (x) was or becomes generally available publicly (other than as a result of a disclosure by a Party or its Representatives in violation of any confidentiality provision contained in this Agreement) or (y) becomes available to a Party on a non-confidential basis from a source other than the Company, any regulatory entity, or another Party or its Representatives; provided that such source is not, to the best of such Party's knowledge, bound by a confidentiality agreement with the Company or another Person.

         "Fully Diluted" shall mean, with respect to Shares and without duplication, all outstanding shares, shares issuable in respect of securities convertible into or exchangeable for Shares, stock appreciation rights or options, warrants and other rights to purchase or subscribe for Shares or securities convertible into or exchangeable for Shares.

         "GAAP" shall mean generally accepted accounting principles in the United States,

         "Major Holder" shall mean any Party that holds at least five percent of all the Shares outstanding on a Fully Diluted basis.

         "Permitted Transferee" shall mean, with respect to any Stockholder, any of its Affiliates and any Permitted Transferee of its Permitted Transferee.

         "Person" shall mean any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

         "Publicly-Traded Securities" shall mean securities of a class with a market capitalization of at least $50 million that are listed on a recognized domestic or overseas stock exchange and are not subject to limitations on resale under applicable securities laws.

         "Qualified Public Offering" shall mean the sale, in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, of shares of Common Stock having an aggregate offering price of at least $50 million.

         "Representative" shall mean, with respect to a Party, its directors, officers, employees, agents, Affiliates, managing directors, general partners, limited partners, members, fund investors and co-investors, counsel, legal and financial advisers, accountants, consultants and controlling persons.

         "Shares" shall mean (i) all or any shares of Common Stock, (ii) all or any securities exchangeable for or convertible into shares of Common Stock,
(iii) all or any options, warrants or other rights to acquire shares of Common Stock, and (iv) all or any options, warrants or other rights to acquire securities exchangeable for or convertible into shares of Common Stock, in each case now or hereafter issued by the Company. Any reference to Shares or to any number of Shares herein shall be appropriately adjusted to reflect any increase or decrease in the outstanding Shares by reason of any dividend in Shares, split-up of Shares, redemption of Shares, combination of Shares into a lesser number of Shares, recapitalization, reclassification, or other such event.

         "Share Percentage" shall mean, with respect to any Stockholder, the number of Shares such Stockholder owns divided by the total number of issued and outstanding Shares on a Fully Diluted basis.

         "Stockholder" shall mean each Person (other than the Company) party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof or otherwise.

         "Third-Party Purchaser" shall mean a prospective transferee of Shares in an arm's length transaction from a Stockholder where such transferee is not a Permitted Transferee of such Stockholder.

         "Transfer" shall mean to sell, exchange, assign, pledge, charge, grant a security interest, make a hypothecation, gift or other encumbrance, or entering into any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other legal or beneficial interest in any of the Shares, creating any other claim thereto or to make any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in, to or of such Shares, and "Transfer", "Transferred" and "Transfers" shall have correlative meanings.

         SECTION 2. Restrictions on Transfers of Shares.

         (a) Each Party, severally and not jointly, agrees and acknowledges that such Party will not, directly or indirectly, Transfer any Shares except in accordance with the provisions set forth herein.

         (b) A Party shall not Transfer any of its Shares to a Person if such Person or any of its Affiliates: (i) is a Competing Company; (ii) is known by the transferor, after due inquiry, to be a material supplier or material vendor to the Company or any of its subsidiaries of any products or services (a "Supplier"); or (iii) is known by the transferor, after due inquiry, to be a material distributor or material vendor of any of the Company's or any of its subsidiaries' products or services (a "Distributor"), unless, in each case, prior to such Transfer, a majority of the Board of Directors of the Company has approved such Transfer; provided further, however a Party seeking to Transfer any of its Shares to a Competing Company, Supplier and/or a Distributor must also, prior to such Transfer, comply with and satisfy any other applicable restrictions or limitations on Transfers of Shares set forth in this Agreement. Notwithstanding the limitations set forth in the foregoing sentence of this Section 2(b), (X) DDJ may, at its option, transfer all (but not less than all) of its Shares in one or more Transfers to one or more Persons, (Y) DDJ shall be entitled to exercise its rights under Section 4 hereunder (and the Dragged Parties (as that term is defined in Section 4 hereunder) shall be required to satisfy their obligations under such Section 4), and (Z) each Major Holder shall be entitled to exercise their rights under Section 5 hereunder, in each case, without obtaining the approval of the Company's Board of Directors, so long as any Transfer or Transfers contemplated by or under (X), (Y) or (Z) otherwise comply with and satisfy any other applicable restrictions on Transfers of Shares set forth in this Agreement.

         (c) Any Transfer of Shares by any Party shall be in compliance with all applicable laws, regulations and stock exchange rules, including, without limitation, all securities laws.

         (d) If a Party Transfers, directly or indirectly, any or all of its Shares for any reason and such transfer is not to a Permitted Transferee (a "Non-Permitted Transferee") or is otherwise in violation of the Agreement, such Transfer shall be void and the Parties shall undertake all reasonable efforts to procure that the Company (i) refuses to record the Non-Permitted Transferee in the stock ledger of the Company, and (ii) refuses to treat any purported transferee of such Shares as the owner of such Shares for any purpose.

         (e) Each Party agrees and acknowledges that such Party will not, directly or indirectly, Transfer any Shares to any Person, other than to a Permitted Transferee, for consideration other than cash and/or Publicly-Traded Securities.

         SECTION 3. Right of First Offer.

         (a) Any Party (the "Section 3 Seller") that desires to Transfer shares owned by it representing less than five percent of the Shares then outstanding on a Fully Diluted basis to a Third-Party Purchaser in one or more connected or related transactions shall provide each non-selling Major Holder (each an "Offeree" and collectively, the "Offerees") written notice of its desire to so Transfer Shares (a "Right of First Offer Notice"). The Right of First Offer Notice shall set forth the number of Shares which the Section 3 Seller desires to Transfer, the per share consideration to be received for the Shares and any other proposed material terms and conditions relating to such Sale.

         (b) (i) The delivery of a Right of First Offer Notice shall constitute an offer, irrevocable for 14 days (the "Right of First Offer Notice Period"), by the Section 3 Seller to Transfer to each Offeree the Shares subject to the Right of First Offer Notice, for the per share price set forth in the Right of First Offer Notice (such consideration to consist solely of cash or Publicly-Traded Securities) and on the same economic terms and conditions set forth therein.

Each Offeree shall have the right, but not the obligation, to accept the offer set forth in the Right of First Offer Notice to purchase up to all of the Shares subject thereto by giving written notices thereof (each, a "Purchase Notice") to the Section 3 Seller prior to the expiration of the Right of First Offer Notice Period. Notwithstanding anything to the contrary in this Section 3, any Offeree may pay cash in an amount equal to the fair market value of the Publicly-Traded Securities being offered in lieu of offering such Publicly-Traded Securities. In the event that the Offerees in the aggregate indicate acceptances of more than the number of Shares subject to the Right of First Offer Notice, each Offeree shall be deemed to have accepted the offer so that the aggregate acceptances are equal to the number of Shares subject to the Right of First Offer Notice. Each Offeree shall have a right to purchase up to such number of Shares as shall be equal to the aggregate Shares subject to the Right of First Offer Notice multiplied by a fraction, the numerator of which is the number of Shares then owned by such Offeree and the denominator of which is the aggregate number of Shares then held by all of the Offerees (the "Pro Rata Fraction"). Any Shares not accounted for after each Offeree has been allocated the lesser of the number of Shares in its Purchase Notice and its Pro Rata Fraction of the Shares subject to offer shall first be allocated in proportion to the Pro Rata Fraction of each Offeree that indicated an acceptance in excess of its Pro Rata Fraction of the Shares and thereafter be allocated in proportion to any additional acceptances in proportion to unfilled acceptances of Offerees. Subject to acceptances equal to at least all of the Shares subject to the Right of First Offer being received and Section 3(b)(ii), delivery of a Purchase Notice by an Offeree to the Section 3 Seller shall constitute a contract between such Offeree and the Section 3 Seller for the Transfer of the Shares subject to the Right of First Offer Notice for the per share price set forth in the Right of First Offer Notice and on the terms and conditions set forth therein.

               (ii) In the event more than one Offeree shall deliver a Purchase Notice to the Section 3 Seller prior to the expiration of the Right of First Offer Notice Period, each such Purchase Notice shall constitute a separate contract between the Section 3 Seller and such Offeree delivering a Purchase Notice for the Transfer of Shares subject to the Right of First Offer Notice, at the per share price set forth therein. The number of Shares subject to each such separate contract shall be determined on a pro rata basis based upon the Pro Rata Fraction of each Offeree delivering a Purchase Notice, or on such other basis as such Offerees may agree. The aggregate number of Shares, and the aggregate purchase price thereof, subject to all such contracts shall at all times equal the number of Shares set forth in the Right of First Offer Notice and the purchase price per share set forth therein multiplied by the number of Shares set forth therein, respectively.

         (c) The closing of any Transfer of Shares between the Section 3 Seller and any Offeree pursuant to this Section shall take place on the date designated by such Offeree within 30 days from the termination of the Right of First Offer Notice Period; provided that if the Transfer of such Shares is subject to any prior approval or other consent required by applicable law, regulation or stock exchange rule, the time period during which the closing of such Transfer may occur shall be extended (but not to exceed 120 days in the aggregate) until the expiration of ten days after all such approvals and consents shall have been received. The Section 3 Seller and each Offeree, to the extent applicable, shall use reasonable efforts to obtain all such approvals and consents. Any proposed Transfer to a Third-Party Purchaser pursuant to this Section 3 shall be in compliance with all applicable laws, regulations and stock exchange rules, including, without limitation, all securities laws.

         (d) If the Offerees do not deliver one or more Purchase Notices in accordance with Section 3(b) prior to the termination of the Right of First Offer Notice Period aggregating all of the Shares offered pursuant to this
Section in compliance with the provisions of this Agreement, there shall commence a 120 day period during which the Section 3 Seller shall have the right, subject to Section 4 (Drag Along Rights), to enter into an agreement to Transfer the Shares subject to the Right of First Offer Notice to one or more Third-Party Purchasers for per share prices equal to at least the per share prices set forth in the Right of First Offer Notice and otherwise on economic terms and conditions not more favorable in the aggregate to the purchaser than those set forth in the Right of First Offer Notice. If the Section 3 Seller does not consummate the Transfer of the Shares subject to the Right of First Offer Notice in accordance with the above time limitations, it may not thereafter Transfer such Shares except in compliance in full with all the provisions of this Section 3.

         (e) Promptly after consummation of any Transfer to a Third-Party Purchaser pursuant to Section 3(d), the Section 3 Seller shall notify each Offeree of the consummation thereof and shall furnish such evidence of the completion of such Transfer and of the terms thereof as such Offeree may reasonably request, including, without limitation, evidence that the per share price paid by such Third-Party Purchaser was equal to at least the per share price set forth in the Right of First Offer Notice and otherwise on terms and conditions not more favorable in the aggregate to such Third-Party Purchaser than those set forth in the Right of First Offer Notice.

         SECTION 4. Drag-Along Rights.

         (a) In each instance that DDJ receives, and is willing to accept, a bona fide offer (a "Dragging Offer") from a Third-Party Purchaser to purchase, for consideration consisting solely of cash and/or Publicly-Traded Securities, all Shares owned by DDJ (as long as (a) DDJ maintains at least 45% of the record and beneficial ownership of the Common Stock of the Company on a Fully Diluted basis, and (b) the Dragging Offer does not include any assets other than the Shares owned by DDJ) (a "Drag-Along Sale"), then, with respect to each such proposed Drag-Along Sale, DDJ may, but shall not be obligated to, provide all (but not less than all) of the other Parties (collectively, the "Dragged Parties") written notice (a "Drag-Along Notice") of such Drag-Along Sale. In the event DDJ wishes to exercise its rights set forth herein, the Drag-Along Notice shall be delivered not less than 20 days prior to the proposed closing date of the proposed Drag-Along Sale (the "Proposed Closing Date"). The Drag-Along Notice shall set forth (i) the name of the proposed Third-Party Purchaser, (ii) the proposed price per Share, and (iii) the terms and conditions of the Drag-Along Sale. If DDJ timely delivers a Drag-Along Notice to the Dragged Parties, each Dragged Party shall Transfer to such Third-Party Purchaser in such Drag-Along Sale, at the same price and on the same terms and conditions specified in the Drag-Along Notice, all of its Shares.

         (b) Any proposed Transfer of Shares pursuant to this Section 4 shall be consummated within 120 days of the Proposed Closing Date; provided that if the Transfer of such Shares is subject to any prior regulatory approval or consent, the time period during which such Transfer may be consummated may be extended until the expiration of 10 days after all such approvals and consents shall have been received, provided that the expiration will be no later than 180 days after the date of delivery of the Drag-Along Notice. The Transfer of any Shares by DDJ pursuant to a Drag-Along Sale may not be consummated unless such Transfer shall occur concurrently with the Transfer of Shares by the Dragged Parties pursuant to such Drag-Along Sale.

         (c) DDJ may at any time prior to the consummation of the Drag-Along Sale, without any liability to any Party, terminate its sale of all or any portion of its Shares, in which case, the sale by all Dragged Parties shall be terminated.

         SECTION 5. Tag-Along Rights.

         (a) Any Party (the "Section 5 Seller") that proposes to sell or otherwise dispose (a "Section 5 Sale") in one or more connected transactions Shares owned by it representing at least five percent of the Shares then outstanding on a Fully Diluted basis to a Third-Party Purchaser shall provide written notice of such proposed Section 5 Sale to the non-selling Parties ("Tag Along Notice") and a copy of the Agreement pursuant to which the Section 5 Seller proposes to sell or dispose such Shares (the "Section 5 Agreement"). The Tag Along Notice shall identify the beneficial owner of the proposed purchaser, if known, the number of Shares subject to the Section 5 Sale, the per share consideration for which the Section 5 Sale is proposed to be made (the "Section 5 Sale Price") and all other material terms and conditions of the proposed
Section 5 Sale. The provisions of this Section 5 shall be applicable to prospective sales or dispositions of Shares by DDJ only if DDJ has not delivered a Drag-Along Notice (as provided in Section 4). The provision of this Section 5 shall be inapplicable to the sale of Shares sold pursuant to and in accordance with Section 4.

         (b) Each non-selling Major Holder shall have the right and option, exercisable as set forth below, to participate in the Section 5 Sale for up to the number of Shares (the "Participating Shares") as constitute its Tag Along Pro Rata Portion (as defined below) of the number of Shares subject to the
Section 5 Sale, and the number of Shares which the Section 5 Seller is entitled to sell or dispose in the Section 5 Sale shall be reduced to the extent of the participation of the non-selling Stockholders pursuant to this Section 5. "Tag Along Pro Rata Portion" means, with respect to each participating non-selling Stockholder, at the time of the Section 5 Sale, that number of Shares equal to the product of (x) the number of Shares owned by such non-selling Stockholder, at the time of the Tag Along Notice, multiplied by (y) the quotient determined by dividing (1) the number of Shares to be actually transferred by the Section 5 Seller in the Section 5 Sale (after giving effect to the reduction required in the foregoing sentence) and (2) the number of Shares owned by the Section 5 Seller at the time of the Tag Along Notice. Each non-selling Stockholder that desires to exercise such option shall provide the Section 5 Seller with written irrevocable notice within 20 days after the date the Tag Along Notice is given (the "Tag Along Notice Period") and shall simultaneously provide a copy of such notice to the Company and the other non-selling Stockholders. Such notice shall include evidence of the shareholding of such non-selling Stockholder and the number of Participating Shares that such non-selling Stockholder wishes to sell or dispose in the Section 5

Sale. Until the termination of the Tag Along Notice Period (unless each non-selling Stockholder shall have contemporaneously sold Shares pursuant to such Section 5 Sale prior to the termination of the Tag Along Notice Period or each non-selling Stockholder shall have waived such notice), the Section 5 Seller shall not sell or dispose any of the Shares subject to the Section 5 Sale.

         (c) The per share consideration to be paid to the Section 5 Seller and each non-selling Stockholder participating in the Section 5 Sale shall be the
Section 5 Sale Price. Each of the non-selling Stockholders electing to participate in the Section 5 Sale (i) shall be responsible for delivering to the Third-Party Purchaser the certificate or certificates representing all Shares that such non-selling Stockholder is Selling and collecting directly from the Third-Party Purchaser the consideration to be paid in connection with the sell or dispose of such Shares and (ii) shall cooperate in good faith to effect the
Section 5 Sale to such Third-Party Purchaser hereunder.

         (d) If at the termination of the Tag Along Notice Period any non-selling Stockholder shall not have elected to participate in the Section 5 Sale, such non-selling Stockholder will be deemed to have waived any of and all of its rights under this Section 5 with respect to the sale or disposition of its Shares pursuant to such Section 5 Sale. If any non-selling Stockholder(i) has not elected to sell or dispose any of the Participating Shares it is entitled to sell or dispose in the Section 5 Sale, (ii) has elected to sell or dispose some but not all of the Participating Shares it is entitled to sell or dispose in the Section 5 Sale, or (iii) has elected to sell or dispose any or all of the Participating Shares it is entitled to sell or dispose in the Section 5 Sale but subsequently fails to deliver to the Third-Party Purchaser the certificate or certificates representing any of the Participating Shares that it has elected to sell or dispose, then the Section 5 Seller and the non-selling Stockholders which have elected to participate in the Section 5 Sale (excluding any non-selling Stockholder referred to in clauses (i), (ii) and (iii) above) shall be entitled to sell or dispose additional Shares in an amount not exceeding the sum of (x) the number of Shares that the non-selling Stockholder referred to in clause (i) above was entitled to sell or dispose, plus (y) the number of Shares that the non-selling Stockholder referred to in clause (ii) above has elected not to sell or dispose, plus (z) the number of Shares that the non-selling Stockholder referred to in clause (iii) above elected to sell or dispose but as to which it subsequently failed to deliver certificates ("Extra Shares"). The number of Extra Shares that each of the Section 5 Seller and such non-selling Stockholders (excluding any non-selling Stockholder referred to in clauses (i), (ii) and (iii) above) is entitled to sell or dispose in the Section 5 Sale shall be determined on a pro rata basis, based upon (X) as to the Section 5 Seller, the number of Shares it would be entitled to sell or dispose if all non-Selling Stockholders elected to participate fully in the Section 5 Sale and
(Y) as to such non-Selling Stockholders, the number of Shares that each has elected to sell or dispose in the Section 5 Sale.

         (e) The Section 5 Seller shall provide to each non-selling Stockholder a copy of any amendment or modification of the Section 5 Agreement in connection with the Section 5 Sale. Notwithstanding anything in this Section 5 to the contrary, any material modification or amendment to the Section 5 Agreement after execution thereof by an accepting non-selling Stockholder including, without limitation, any decrease in the Section 5 Sale Price, any change in the form of consideration or any amendment which could increase the potential liability of the accepting non-selling Stockholder, shall not be binding upon the non-selling Stockholder unless the accepting non-selling Stockholder consents to such amendment or modification, or fails to reject such modification or amendment within seven days after written receipt of notice thereof (and any rejection shall be deemed to be a revocation of such non-selling Stockholder's right to participate in such Section 5 Sale).

         (f) Any proposed sale or disposition of Shares pursuant to this Section 5 shall be consummated within 120 days of the expiration of the Tag-Along Notice Period; provided that if the sale or disposition of such Shares is subject to any prior regulatory approval or consent, the time period during which such sale or disposition may be consummated may be extended until the expiration of 10 days after all such approvals and consents shall have been received, provided that the expiration shall be no later than 180 days after the expiration of the Tag Along Notice Period.

         (g) Seller may, at any time, prior to the consummation of a Section 5 Sale, terminate such Section 5 Sale.

         SECTION 6. Rights of Participation.

         (a) In the event that, after the date hereof, the Company proposes to sell or otherwise issue Shares, any other class of its capital stock, or cause to be sold or issued any capital stock of any subsidiary (collectively, the "Additional Shares"), each Major Holder shall have the right to acquire that number of Additional Shares at the price and upon substantially the same terms and conditions as such Additional Shares are to be offered or placed by the Company to third parties, as shall enable such Party to maintain, on a Fully Diluted basis, the percentage interest held by such Major Holder of all Shares issued and outstanding immediately prior to such issuance. No such Additional Shares shall be issued by the Company unless the Company has first offered such Additional Shares to the Major Holders in accordance with this Section 6.

         (b) In the event that the Company intends to issue Additional Shares, it shall first give the Major Holders written notice (the "Participation Notice") of such intention, the number of Additional Shares to be offered, the price of such offering, the terms and conditions of such offering and the number of Additional Shares that each Major Holder is entitled to purchase pursuant to the terms specified herein. Each Major Holder shall have 20 days from the date of receipt of a Participation Notice (the "Participation Period") to agree to purchase all or a portion of the Additional Shares offered to it in the Participation Notice upon the terms and conditions specified in such notice. A Major Holder shall be entitled to apportion the right of participation herein granted to it among itself and its Affiliates.

         (c) If all Additional Shares that the Major Holders are entitled to purchase pursuant to Section 6(a) are not purchased, the Company may, during the 90 day period following the expiration of the Participation Period, offer such Additional Shares, in addition to all other Additional Shares that the Company is entitled to offer to Persons other than the Major

Holders, to any person or persons at a price not less than, and upon terms and conditions no more favorable to the offeree than those specified in the Participation Notices. If the Company does not enter into agreements for the sale of such Additional Shares during such 90 day period, or if such agreements are not consummated within 90 days of the execution thereof, the right of participation provided hereunder shall be deemed to be revived with respect to such Additional Shares and such Additional Shares shall not be offered unless first re-offered to the Major Holders in accordance herewith.

         (d) The right of participation in this Section 6 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to (a) employees, directors and consultants of Stockholders, who are not Major Holders, for the primary purpose of soliciting or retaining their services, and (b) to George [MIDDLE INITIAL] Hamilton, notwithstanding the fact that he may be a consultant to a Major Holder at the time of such issuance or sale, for the primary purpose of soliciting or retaining his services; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock either (X) registered under the Securities Act of 1933, as amended (the "Securities Act"), or(Y) which are to be listed on a recognized overseas stock exchange; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities issued prior to the date of this Agreement or in accordance with this Agreement, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise and (v) the issuance of stock, warrants or other securities or rights to customers, Suppliers or Distributors with which the Company has business relationships (who are not Affiliates of Major Holders).

         (e) If legal counsel to the Company shall advise that the inclusion of any one or more Major Holders to an offer pursuant to this Section 6 would require the Company to file a registration statement under the Securities Act in order to effect the offer and sale, such Major Holder(s) shall not have any rights under this Section 6. The Company undertakes to take commercially reasonable steps to allow all or as many Major Holders as possible to exercise rights under this Section 6.

         SECTION 7. Corporate Governance.

         (a) Each Major Holder agrees that it will vote its Shares and take such other action (including in order to satisfy any quorum requirement) in order to ensure that:

                  (i) the composition of the Company's Board of Directors is as follows:

                           A.   four (4) directors designated by DDJ;

                           B.   one (1) director who shall be the Chief
                                Executive Officer of the Company; and

                           C    two (2) directors designated by Cerberus;

               (ii) Subject to limitations imposed under the Sarbanes Oxley Act of 2002 and other statutory or regulatory limitations, one member of each committee of the Company's Board of Directors shall be designated by each of DDJ and Cerberus.

         provided, however, that in the event that Cerberus Transfers more than 50% of its Shares to a Third-Party Purchaser and at the time of such Transfer DDJ has not Transferred more than 50% of its Shares to a Third-Party Purchaser, then (X) Cerberus agrees that it shall no longer have the right to designate two
(2) directors or any committee members as provided above and shall vote its Shares and take all other necessary action (including to satisfy any quorum requirement) to promptly replace the two (2) directors designated by Cerberus with two (2) additional directors designated by DDJ, and (Y) each Major Shareholder agrees that it will vote its Shares and take all other necessary action (including in order to satisfy any quorum requirement) in order to accomplish the foregoing.

         (b) Unless otherwise determined by at least six members of the Company's Board of Directors, each Party agrees that it will vote its Shares and take all other necessary action (including in order to satisfy any quorum requirement) in order to ensure that the composition of each of the Company's subsidiaries' Board of Directors is as follows:

               (i) with respect to each of the Company's subsidiaries incorporated within the United States, the Board of Directors shall be comprised of three officers of the Company; and

               (ii) with respect to each of the Company's subsidiaries that are not incorporated in the United States, the Board of Directors shall be comprised of (a) three officers of the Company, and (b) to the extent required by applicable law, the lowest, even number of outside directors (which lowest number may be zero), the identity of which shall be mutually agreeable to DDJ and Cerberus, provided that Cerberus has not Transferred more than 50% of its Shares to a Third-Party Purchaser and at the time of such Transfer DDJ has not transferred more than 50% of its Shares to a Third-Party Purchaser.

         (c) Each Party agrees that if, at any time, it is then entitled to vote for the removal of any of the Directors of the Company, it will not vote any of its Shares in favor of the removal of any Director who shall have been selected or appointed pursuant to this Section 7 unless such removal shall be for Cause or the Persons entitled to select or appoint such Director shall have consented to such removal in writing; provided, however, if a Director is removed for Cause or with the consent of the Person entitled to select or appoint such Director, the Person entitled to select or appoint such Director as provided in
Section 8(a)(i) above shall retain the right to select or appoint such Director's replacement. Removal for "Cause" shall mean removal of a Director because of (i) such Director's willful and continued failure to substantially perform his duties as a Director of the Company, (ii) such Director's willful conduct which is significantly injurious to the Company, monetarily or otherwise, (iii) such Director's being convicted or investigated in a criminal proceeding (other than traffic violations and other minor offences), or (iv) such Director's being censured or subject to equivalent action by any internationally recognized securities exchange.

         (d) Each Party covenants and agrees that, except as a result of transfers permitted by, and pursuant to and in accordance with, this Agreement such Party will have sole voting power with respect to such Party's Shares and will not grant any proxy with respect to such Shares, enter into any voting trust or other voting agreement or arrangement with respect to such Shares or grant any other rights to vote such Shares.

         (e) The Company shall bear all reasonable out-of-pocket travel and related expenses incurred by the members of the Board of Directors in connection with attending meetings thereof; provided, however, that any reimbursement of expenses of a Director who is also an employee of the Company shall be in accord with Company policies governing the reimbursement of expenses of Company employees.

         (f) The Parties agree to undertake their best efforts to procure that none of the following actions shall be taken by the Company or any of its subsidiaries without the prior approval of at least six members of the Company's Board of Directors:

               A. the operation by the Company or any of its subsidiaries in a line of business other than (i) any of its' lines of business in existence as of the date hereof (collectively, the "Business") or (ii) the entrance by the Company or any of its subsidiaries into any lines of business that are related to, connected with, or reasonable extensions of, the Business;

               B. any material transaction by the Company or any of its subsidiaries with an Affiliate of any Party other than transactions in the ordinary course of business on an arm's length basis on commercially reasonable terms that, in all cases, do not involve the payment funds or accrual of expenses or liabilities in excess of $25 million in any calendar year;

               C. the entrance by the Company or any of its subsidiaries into any contract or agreement to acquire the stock or assets of an entity that is not an Affiliate of the Company or of any of its subsidiaries (whether to be effected by a merger, asset acquisition or otherwise) under which the purchase price by the Company and/or any its subsidiaries would, in the reasonable determination of a majority of the Company's Board of Directors, be in excess of $20 million;

               D. appointment of a chief executive officer (or an officer or employee with like duties and responsibilities) for the Company or any subsidiary;

               E. any increase to the number of shares of common stock available for issuance under any equity incentive plan adopted by the Company or any subsidiary of the Company, such that the total number of shares of common stock available for issuance under the equity incentive plan of the Company or the applicable subsidiary exceeds ten percent of all shares of capital stock of the Company or such subsidiary issued and outstanding as of the date of this Agreement;

               F. any reclassification of securities (including any reverse stock split) or recapitalization;

               G. any borrowing (or guarantees thereof) or capital leases by the Company or any of its subsidiaries in excess of $20 million in the aggregate from any bank or other Person (other than the replacement or refinancing of existing credit facilities or existing capital lease obligations; provided that such replacement or refinancing credit facilities or capital lease obligations are not with an Affiliate of any Party); and

               H. the entrance by the Company or any of its subsidiaries into, or the consummation of, any contract or agreement to sell or otherwise transfer
(i) all or substantially all of the assets or stock of the Company or any of its subsidiaries (whether by a merger, asset sale or otherwise) or (ii) any stock or assets of the Company or any of its subsidiaries (whether by a merger, asset sale or otherwise), in either case under which the purchase price to the Company and/or its subsidiaries would, in the reasonable determination of the majority of the Board of Directors, be in excess of $20 million; provided, however, that the provisions of this paragraph H shall not be apply to any sale or transfer (whether by a merger, asset sale or otherwise) of all or substantially all of the assets of the Company during any time that DDJ would have the right to exercise drag-along rights pursuant to Section 4 for a qualifying sale of Shares in the event that DDJ provides confirmation prior to any such transaction of its intent to cause the net proceeds of such sale, after expenses and the payment or setting aside of reserves for payment of all other obligations of the Company, to be distributed to the holders of equity interests of the Company.

         SECTION 8. Information.

         (a) The Company shall deliver to each Party:

         (i) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated income statement for such fiscal year, a consolidated balance sheet of the Company and its subsidiaries, a consolidated statement of stockholder's equity as of the end of such year, and a consolidated statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company; and

as soon as practicable, but in any event within 4.5 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated unaudited income statement, a consolidated statement of cash flows for such fiscal quarter and a consolidated unaudited balance sheet as of the end of such fiscal quarter.

         (b) The Company shall deliver to each Major Holder:

               (i) as soon as practicable, but in any event within 180 days after the end of each fiscal year of the Company, for the General Lighting and Miniature Lighting lines of business, a consolidating income statement for such fiscal year, a consolidating balance sheet, a consolidating statement of stockholder's equity as of the end of such year, and a consolidating statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (ii) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, for the General Lighting and Miniature Lighting lines of business, a consolidating unaudited income statement, a consolidating statement of cash flows for such fiscal quarter and a consolidating unaudited balance sheet as of the end of such fiscal quarter;

               (iii) within the earlier of (i) 45 days of the end of each month and (ii) the time when such reports are delivered to DDJ, a consolidated and, for the General Lighting and Miniature Lighting lines of business, a consolidating unaudited income statement and a consolidated and, for the General Lighting and Miniature Lighting lines of business, a consolidating statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

               (iv) as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, a consolidated budget and business plan, for each of the General Lighting and the Miniature Lighting lines of business for the next fiscal year, prepared on a monthly basis, including consolidated and, for the General Lighting and Miniature Lighting lines of business, consolidating balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company and/or its subsidiaries;

               (v) such other information relating to the financial condition, business, prospects or corporate affairs of the Company and its subsidiaries as any Major Holder receives from the Company or its subsidiaries on a regular basis; and

               (vi) such other information relating to the financial condition, business, prospects or corporate affairs of the Company and its subsidiaries as the Major Holder may from time to time reasonably request.

         SECTION 9. Confidentiality.

         (a) Each Party hereby agrees that Confidential Information has been and will be made available to it in connection with such Party's investment in the Company. Each Party agrees that it will not use the Confidential Information in any way to the competitive disadvantage of the Company. Each Party further acknowledges and agrees that it will not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed (i) to such Party's Representatives in the normal course of the performance of their duties; provided that such Representatives agree to abide by the terms of this
Section 9, (ii) to the extent required by applicable law, rule, regulation, legal process or regulatory authority (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process to which such Party is subject) or the rules of any securities exchange on which the Company is listed;

provided that such Party has not taken action that caused or could have reasonably been foreseen to cause such legal obligation for disclosure and such action could have reasonably been avoided, (iii) to any Person to whom such Party in good faith is contemplating a Transfer of its Shares; provided that such Transfer would not be in violation of the provisions of this Agreement and as long as such Person is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement on substantially the same basis as this Section 9, and (iv) if the prior written consent of the Company's Board of Directors shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Company, its subsidiaries, or any Party. The parties hereto acknowledge that this Section 9 supersedes all prior agreements entered in among any of the parties hereto with respect to the confidentiality of the matters specified in this Section 9.

         SECTION 10. Representations and Warranties.

         Each of the parties hereto, severally and not jointly, represents and warrants (as to itself only) to each of the other parties hereto as follows:

         (a) Each such party that is a corporation, limited liability company, limited partnership, trust or other entity, is duly organized, validly existing and in good standing, in each case to the extent applicable, under the laws of the jurisdiction of its organization. Each such party that is a corporation, limited liability company, limited partnership, trust or other entity has the requisite power and authority, and each such party that is an individual has the capacity, to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by such party will not violate any provision of the charter, bylaws or other governing instruments, if any, of such party, any provision of applicable law, any order of any court or other agency of government applicable to such party, or any provision of any indenture, agreement or other instrument to which such party or any of such party's properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

         (b) This Agreement has been duly executed and delivered by such party, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

         SECTION 11. Miscellaneous.

         (a) Headings. Headings of sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

         (b) Avoidance of Conflict; Necessary Actions. Each Party shall, subject to applicable law, vote its Shares, take all actions necessary and advisable to
(i) implement the provisions of this Agreement, (ii) ensure compliance by such Party with its obligations under this Agreement and (iii) ensure that the certificate of incorporation, bylaws or other basic organizational documents of the Company and any of its subsidiaries facilitate and do not at any time conflict with any provision of this Agreement.

         (c) Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

         (d) Benefits of Agreement. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Subject to compliance with the terms of this Agreement, each Party shall have the right to Transfer its Shares provided that (i) any such Transfer complies with all applicable securities laws, and (ii) all such transferees of such Shares agree in writing, prior to such Transfer, that the rights and obligations of this Agreement shall apply to them the same extent applicable as if they were the transferors of such Transferred Shares; provided, however, that no such transferee shall be entitled to exercise any of the rights (or be bound by any of the obligations) specified in Sections 5 and 6 of this Agreement. Except as expressly permitted hereby, each Party's rights and obligations under this Agreement shall not be subject to assignment or delegation by any party hereto, and any attempted assignment or delegation in violation hereof shall be null and void ab initio. Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

         (e) Legend on Share Certificates. (i) In addition to any other legend that may be required, each certificate for Shares shall bear a legend in substantially the following form:

         "THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN
         THE STOCKHOLDERS' AGREEMENT DATED AS OF        , 2003, A COPY OF EACH
         OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE SECRETARY OF THE COMPANY. NO SUCH TRANSFER SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF THE AFORESAID STOCKHOLDERS' AGREEMENT HAVE BEEN COMPLIED WITH IN FULL."

         (ii) If any Shares cease to be subject to any restrictions on Transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the legend required above.

         (f) Notices. Any notice, request, consent or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

         (i)  if to the Company, at:

                 [            ]
                  ------------

              with a copy to:

                 [            ]
                  ------------

         (ii) if to DDJ, at:

                          DDJ Capital Management, LLC
                          141 Linden Street, Suite S-4
                          Wellesley, MA 02482-791
                          Facsimile Number: (781) 283-8541
                          Attention: Joshua L. McCarthy

              with a copy to:

                          Milbank, Tweed, Hadley & McCloy LLP
                          1 Chase Manhattan Plaza
                          New York, New York 10005
                          Facsimile Number: (212) 530-5219
                          Attention: Dennis F. Dunne, Esq.

         (iv) if to Cerberus, at:

                          Cerberus Capital Management, L.P.
                          450 Park Avenue
                          New York, NY 10022-2605
                          Facsimile Number: (212) 909-1409
                          Attention: Christopher S. Brody

              with a copy to:

                          Schulte Roth & Zabel LLP
                          919 Third Avenue
                          New York, NY 10022
                          Facsimile Number: (212) 593-5955
                          Attention: Stuart D. Freedman, Esq.

         (v) other Parties at addresses provided to the Company from time to time.

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing by first class certified mail, postage prepaid, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

         (g) Cooperation Upon Transfer/Instrument of Accession. The parties hereto agree to cooperate in good faith in negotiating any adjustments to this Agreement that may be necessary as a result of any Transfer of Shares by a Party in accordance with this Agreement. Additionally and notwithstanding anything to the contrary, all transferees of Shares shall take such Shares subject to the terms and conditions of this Agreement, and shall execute and deliver to the Company an Instrument of Accession in the form of Exhibit A attached hereto.

         (h) Entire Agreement; Modification; Termination of Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the holders of at least 75% of the outstanding shares of Common Stock of the Company, except (i) to the extent that such amendment, supplement or modification would materially adversely effect any of the rights and obligations of the Company, in which case the prior written consent of the Company shall also be needed, and (ii) that no such amendment, supplement or modification that adversely affects the rights and obligations of any Major Holder may be effected without the consent of such Major Holder. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate in its entirety and be of no further force and effect upon the earliest of: (a) the consummation of the Company's sale of its Common Stock or other securities pursuant to (i) a Qualified Public Offering, or (ii) a public offering with an aggregate offering price of at least $50 million following which Shares of its Common Stock are to be listed on a recognized overseas stock exchange, (b) the consummation of the acquisition of the Company by a Person that is neither an Affiliate nor a Permitted Transferee of any of the Parties hereto by means of any transaction or series of related transaction (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 75% or more of the outstanding voting power of the Company or
(c) the consummation, and distribution of the net proceeds of such sale to the holders of equity securities of the Company, of a sale of all or substantially all of the assets of the Company.

         (i) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (j) Specific Performance. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to pursue specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

         (k) Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein, " "hereby" and derivative or similar words refer to this entire Agreement; (iv) the term "Section" refers to the specified Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Company and its related entities taken as a whole or each entity, as the context requires. Whenever this Agreement refers to a number of days, such number shall refer to calendar days.

         (l) Governing Law. This Agreement shall be governed by and construed in Accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

         (m) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         (n) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Shares imposed by, any other agreement entered into by the Parties and the Company.

                        [PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.

SHAREHOLDERS:

                          B III-A Capital Partners, L.P.
                          By: GP III-A, LLC, its General Partner
                          By: DDJ Capital Management, LLC, Manager


                          By:
                             ----------------------------------------
                          Name: Judy K. Mencher
                          Title: Member


                          B IV Capital Partners, L.P.
                          By: GP Capital IV, LLC, its General Partner
                          By: DDJ Capital Management, LLC, Manager


                          By:
                             ----------------------------------------
                          Name: Judy K. Mencher
                          Title: Member


                          [Names of Cerberus Funds]

                          By: Cerberus Capital Management, L.P.

                             By:
                                -------------------------------------

                          Name:
                               --------------------------------------
                          Title:
                               --------------------------------------

                          JP Morgan Securities, Inc.

                          By:
                             ----------------------------------------
                          Name:
                               --------------------------------------

                          Title:
                                -------------------------------------

                          [ADD OTHER SIGNATURE BLOCKS AS APPROPRIATE]

COMPANY:
                          [Name of Reorganized SLI]

                          By:
                             ----------------------------------------

                          Name:
                               --------------------------------------

                          Title:
                                -------------------------------------

                                   Exhibit A

                            INSTRUMENT OF ACCESSION

         The undersigned _________________________, as a condition precedent to
becoming the owner of holder of record of ___________ (      ) shares of Common
Stock of [Name of Reorganized SLI], a [      ] corporation ("Company"), hereby
agrees to become a Stockholder, party to and bound by the terms and conditions
of that certain Stockholders Agreement, dated as of [      ], 2003, by and among
the Company and certain stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of the said Stockholder Agreement immediately upon execution and delivery to the Company of this Instrument.

         IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned as of the date below written.

                          [For Entities]


                          ----------------------------------------


                          By:
                             -------------------------------------

                             Name:
                             Title:

                          [For Individuals]

                          ----------------------------------------
                          Name:

                          Address: -------------------------------

                                   -------------------------------

                          Date:
                                   -------------------------------


Accepted:

[Name of Reorganized SLI]

By:
   ---------------------
Date:
     -------------------

                                   EXHIBIT F
    TO FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
        IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                       FORM OF LITIGATION TRUST AGREEMENT

                        TO BE FILED WITH PLAN SUPPLEMENT

                                   EXHIBIT G
    TO FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
        IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                    NON-EXCLUSIVE LIST OF LITIGATION RIGHTS

                        TO BE FILED WITH PLAN SUPPLEMENT

                                   EXHIBIT H
    TO FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
        IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                     EQUITY SUBSCRIPTION COMMITMENT LETTER

                          DRAFT SUBJECT TO NEGOTIATION

                                                                    CONFIDENTIAL

DDJ CAPITAL MANAGEMENT, LLC                    CERBERUS CAPITAL MANAGEMENT, L.P.

                           JP MORGAN SECURITIES, INC.

                                  May 13, 2003

SLI, Inc.
500 Chapman Street
Canton, MA 02021
Attention: Ray Dombrowski

                       Re: Equity Subscription Commitment

Gentlemen:

          Reference is made to the chapter 11 cases of SLI, Inc. ("SLI") and certain of its subsidiaries (collectively the "Debtors") now pending before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

          The undersigned, severally and not jointly, (collectively, the "Investors"), are pleased to provide a commitment to make an investment (the "Investment") in the amount and on the terms and conditions set forth herein and in the term sheet attached hereto as Exhibit A (the "Term Sheet"). Each of the Investors is being advised by a financial advisor identified on Exhibit B hereto (the "Advisors"). The Investment will be made to purchase common stock of the successor entity to SLI ("Reorganized SLI") pursuant to the terms and conditions of a plan of reorganization for the Debtors in substantially the form attached hereto as Exhibit C (the "Plan"). The Investment shall be used by one or more of the Debtors, Reorganized SLI, one or more reorganized debtor subsidiaries (together, the "Reorganized Debtors") and/or one or more non-debtor affiliates of SLI (together, the "Non-Debtors" and with the "Reorganized Debtors", the "SLI Entities") to fund Exit Costs (as defined herein) that are not first satisfied by cash available from (i) any internal (specifically excluding the proceeds from any Working Capital Financing (as that term is defined below)) and (ii) the net funding available from the Working Capital Financing.

          The Investors' commitment for the Investment is also subject to (i) there having not occurred, from March 31, 2003 through the consummation of the Investment, any material adverse change in the assets, business, condition (financial or otherwise), operations,

SLI, Inc.
May 13, 2003
Page 2

performance or properties of the Debtors and the Non-Debtors (a "Material Adverse Change") and no debtor being aware of any such threatened change and
(ii) the satisfaction of each of the terms and conditions set forth in the Term Sheet.

          Upon execution hereof, SLI and each other Debtor will, and each agrees to use its reasonable best efforts to cause each Non-Debtor to, afford each of the Investors and their counsel, consultants, accountants, appraisers, potential lenders and their advisors, financial advisers and other representatives (collectively, "Representatives") full and complete access to the books, records and properties of each of the Debtors and Non-Debtors and the opportunity to discuss the business, affairs and finances of each such entity with each such entity's respective directors, officers, employees, accountants, attorneys and representatives in order to enable the Investors and their Representatives to make such investigations of each of the Debtors and Non-Debtors and their respective businesses as they deem appropriate. SLI and each other Debtor will, and each agrees to use its reasonable best efforts to cause each Non-Debtor to, cause the officers, directors, employees, counsel, accountants, restructuring advisers and tax advisers and other representatives of each of the Debtors and Non-Debtors to cooperate so that the Investors can complete such review, including promptly disclosing to the Investors any material facts known to such parties which has resulted in, or could be expected to result in, a Material Adverse Change.

          Additionally, SLI and each other Debtor agrees and acknowledges, and each agrees to use its reasonable best efforts to cause each Non-Debtor to agree and acknowledge that, upon consummation of the Investment and for so long as any particular Investor shall own any securities purchased pursuant to the Investment until the earliest of: (a) the consummation of the Company's sale of its common stock or other securities pursuant to (i) a sale, in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, of shares of common stock having an aggregate offering price of at least $50 million, or (ii) a public offering with an aggregate offering price of at least $50 million following which shares of its common stock are to be listed on a recognized overseas stock exchange, (b) the consummation of the acquisition of Reorganized SLI by a person that is not an affiliate of any of the parties hereto by means of any transaction or series of related transaction (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 75% or more of the outstanding voting power of Reorganized SLI, or (c) the consummation of a sale of all or substantially all of the assets of Reorganized SLI and the distribution of the net proceeds of such sale to the holders of equity securities or Reorganized SLI, such Investor shall have:

     a) the right to discuss the assets, business, operations, properties and financial and other condition of the SLI Entities with each such entity's respective management;

     b) the right to make suggestions to each of the SLI Entities' respective management teams from time-to-time; provided that each such entity's management will discuss such proposals or suggestions with the Investor within a reasonable period after such submission; and

SLI, Inc.
May 13, 2003
Page 3

     c) the right to tour each of the SLI Entities' respective business premises and other properties, to receive financial statements, operating reports, budgets or other financial reports of the SLI Entities prepared by the SLI Entities in the ordinary course of business, and to reasonably request information at reasonable times and intervals concerning the general status of the SLI Entities' financial condition and operations.

          Each of the Debtors, jointly and severally, to reimburse the Investors for all fees and expenses (the "Expenses") incurred by or on behalf of the Investors in connection with these chapter 11 cases and the negotiation, preparation, execution and delivery of this Commitment Letter, Term Sheet and the Plan and any and all definitive documentation or other acts relating hereto or thereto, including, but not limited to, all fees and expenses of counsel, accountants, appraisers, financial advisers and/or consultants to the Investors and the fees and expenses incurred by the Investors in connection with any due diligence with respect to this Commitment Letter, Term Sheet or any financing to be provided to the SLI Entities in connection with the implementation of the Plan (an "Exit Financing"), including fees and expenses payable to counsel, accountants, appraisers, potential lenders, financial advisers or consultants. The obligations of each of the Debtors to jointly and severally reimburse expenses as provided herein (the "Expense Obligations") shall remain effective whether or not any definitive documentation is executed and notwithstanding any termination of this Commitment Letter, subject only to the approval of the Bankruptcy Court.

          Each of the Debtors, jointly and severally, agree to pay directly the cost of the Investors through the Effective Date relating to the retention of George E. Hamilton LLC ("Hamilton LLC") as financial consultant to the Investors. The Debtors will apply for Bankruptcy Court Approval of such payments as soon as practicable and obtain such approval by June 5, 2003. Immediately following approval, SLI will make a deposit equal to $100,000 (the "Consultant Fee") with Hamilton LLC, which amount will be used to pay costs accrued from the date Investors retained such firm through the Effective Date.

          Excluding any Indemnity Claim (as defined herein) arising solely from an Indemnified Party's (as defined herein) breach of this Commitment Letter and/or the Term Sheet, the Debtors each agree to jointly and severally indemnify and hold harmless the Investors and their respective affiliates, advisors, directors, officers, partners, members, employees, agents and assignees (including affiliates thereof) (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities or other expenses to which such Indemnified Party may become subject (each an "Indemnity Claim"), insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or are connected with this Commitment Letter or the Term Sheet and/or the Exit Financing, and each of the Debtors jointly and severally agrees to reimburse (on an as-incurred monthly basis) each Indemnified Party for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which indemnified expenses arise), but excluding therefrom all expenses, losses, claims, damages and liabilities that are finally determined in a

SLI, Inc.
May 13, 2003
Page 4

non-appealable decision of a court of competent jurisdiction to have resulted solely form the gross negligence or willful misconduct of such Indemnified Party. In the event of any litigation or dispute involving this Commitment Letter and/or the Term Sheet, the Investors shall not be responsible or liable to any of the Debtors, any of their successors thereto, or any other person or entity for any special, indirect, consequential, incidental or punitive damages. The obligations of Debtors under this paragraph (the "Indemnification Obligations") shall remain effective whether or not any of the transactions contemplated in this Commitment Letter are consummated, any definitive legal documentation is executed and notwithstanding any termination of this Commitment Letter, subject only to the approval of the Bankruptcy Court.

          In connection with the Investment, each of the Debtors agree jointly and severally to pay to the Advisors a fee in an aggregate amount equal to $1,000,000 (the "Advisory Fee"), which shall be payable at the Effective Date (as that term is defined herein), when and if the Investors consummate the Investment. The Advisory Fee, Expense Obligations and Indemnification Obligations payable hereunder shall be paid in immediately available funds.

          In connection with the execution of this Commitment Letter, each of the Debtors covenants to use its reasonable best efforts to ensure that the SLI Entities shall have consummated, prior to the effective date of the Plan (the "Effective Date"), working capital debt financing from third party lenders to be agreed by upon by such entities and the Investors, which financing is currently anticipated to be approximately $20,000,000 but will be such amount as may be approved by the Investors and supported by the credit of the SLI Entities, upon such market terms and conditions and subject to such customary documentation as to which the Investors have consented (collectively, the "Working Capital Financing"); provided however, that to the extent that the SLI Entities are unable to obtain the Working Capital Financing, the Investors shall provide debt financing in an amount and upon terms acceptable to the Investors. An amount equal to the net Working Capital Financing funds less $5,000,000, shall be used by one or more of the Debtors and/or one more of the SLI Entities to fund the various exit costs associated with the consummation of the Plan, each as specified thereunder (collectively, the "Exit Costs"). Unless otherwise agreed to by the Investors, $5,000,000 of the Working Capital Financing shall be held available after the satisfaction of the Exit Costs for use by one or more of the SLI Entities for general post-Effective Date working capital financing needs.

          To the best of their knowledge, the Debtors jointly and severally represent, warrant and covenant that (i) all written information and other materials concerning any of them and the Plan (the "Information") which has been, or is hereafter, prepared by, or on behalf of any of them and delivered to the Investors is, or when delivered will be, when considered as a whole, complete and correct in all material respects and does not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which they were made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests which are believed by one or more of the Debtors and/or Non-Debtors to be reasonable and (B) information believed by one or more of the Debtors and Non-Debtors to have been accurate

SLI, Inc.
May 13, 2003
Page 5

based upon the information available to them at the time such projections were furnished to the Investors.

          Except to the extent otherwise required by law, the Debtors will not, and will use reasonable best efforts to cause the Non-Debtors not to, issue any press release that references any Investor or the Investment without the consent of each such Investor.

          Subject to the receipt of Bankruptcy Court approval by the Debtors with respect to the performance of certain of their obligations hereunder and under the Term Sheet, this Commitment Letter and the Term Sheet (together, the "Agreement") are a binding commitment among each of the parties hereto. Each Debtor agrees and acknowledges that each of the representations, warranties and covenants set forth in the Term Sheet are incorporated by reference herein and shall have been deemed to have been made by each Debtor as of the date first set forth above and shall survive the consummation of the Investment or any termination of the transactions contemplated herein and/or in the Term Sheet.

          This Agreement: (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto; (b) shall be governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof that require that application of the law of another jurisdiction; (c) may not be assigned nor may any of the rights hereunder be assigned or any of the obligations hereunder be delegated without the written consent of the other parties, except that each Investor may assign any of its rights and/or delegate any of its obligations under this Agreement to any affiliate thereof, including, without limitation, to any entity related to or under common control with such Investor so long as such prospective assignee has agreed to be bound the terms and conditions contained herein and in the Term Sheet (and any purported assignment in violation of this clause without such consent shall be null and void); (d) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto; and (e) may not be amended or waived except by an instrument in writing signed by each of the parties hereto. This Agreement will apply to, be binding in all respects upon, and inure to, the benefit of the successors and permitted assigns.

          This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          Notwithstanding anything herein to the contrary, the obligations of the Debtors hereunder and under the Term Sheet are subject to the approval of the Bankruptcy Court. The Debtors shall obtain approval of the Bankruptcy Court for payment of the Consultant Fee on or before June 5, 2003 and obtain approval of each of their other obligations hereunder and under the Term Sheet on or before June 19, 2003.

          If the foregoing correctly sets forth our agreement, please indicate your

SLI, Inc.
May 13, 2003
Page 6

acceptance of the terms hereof and of the Term Sheet by returning to us executed counterparts hereof not later than 7:00 p.m., New York City time, on May 14, 2003. The Investors' commitment and agreements herein will expire at such time in the event the Investors have not received such executed counterparts in accordance with the immediately preceding sentence.


                              Very truly yours,


                                 FUNDS AND ACCOUNTS MANAGED BY DDJ CAPITAL
                                 MANAGEMENT, LLC:


                                 B III-A Capital Partners, L.P.
                                 By: GP III-A, LLC, its General Partner
                                 By: DDJ Capital Management, LLC, Manager


                                 By:
                                    -------------------------------------------
                                    Name:  David J. Breazzano
                                    Title: Member



                                 B IV Capital Partners, L.P.
                                 By: GP Capital IV, LLC, its General Partner
                                 By: DDJ Capital Management, LLC, Manager


                                 By:
                                    -------------------------------------------
                                    Name:  David J. Breazzano
                                    Title: Member



                                 Cerberus Capital Management, L.P.,
                                 on behalf of certain managed accounts and funds


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:



                                 JP Morgan Securities, Inc.


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

SLI, Inc.
May 13, 2003
Page 7

Agreed to and Accepted as of the Date first set forth above:

SLI, INC.                               CHICAGO MINIATURE LAMP-
                                        SYLVANIA LIGHTING INTERNATIONAL, INC.



By:                                     By:
   -----------------------------           -------------------------------
   Name:                                   Name:
   Title:                                  Title:

CHICAGO MINIATURE OPTOELECTRONIC        SLI LIGHTING COMPANY
TECHNOLOGIES, INC.



By:                                     By:
   -----------------------------           -------------------------------
   Name:                                   Name:
   Title:                                  Title:

ELECTRO-MAG INTERNATIONAL, INC.         SLI LIGHTING SOLUTIONS, INC.



By:                                     By:
   -----------------------------           -------------------------------
   Name:                                   Name:
   Title:                                  Title:

SLI LIGHTING PRODUCTS, INC.             CML AIR, INC.



By:                                     By:
   -----------------------------           -------------------------------
   Name:                                   Name:
   Title:                                  Title:

                                   EXHIBIT "A"

                                   TERM SHEET

     This Term Sheet is part of the commitment letter dated May 13, 2003 (the "Commitment Letter"), addressed to SLI by the Investors and is subject to the terms and conditions of the Commitment Letter. Capitalized terms used herein shall have the meanings set forth in the Commitment Letter, unless otherwise defined herein.

ISSUER:                       Reorganized SLI

SECURITIES                    Newly issued shares of common stock, common
TO BE ISSUED:                 membership interests or other common equity
                              interests (the "New Common Shares") of Reorganized
                              SLI.

AGGREGATE                     The New Common Shares shall be issued in
INVESTMENT FOR                consideration of an aggregate investment in
NEW COMMON                    Reorganized SLI equal to: (a) the aggregate total
SHARES                        of all payments to be made by one or more of the
                              Debtors and/or one or more of the SLI Entities to
                              satisfy the Exit Costs, net of cash from all other
                              sources (other than the Working Capital Financing)
                              available to pay such costs on the Effective Date,
                              less (b) the amount drawn on the Working Capital
                              Financing, (such drawn amount not to exceed the
                              net Working Capital Financing funds less
                              $5,000,00) used to pay Exit Costs (such Exit Costs
                              less the amount drawn on the Working Capital
                              Financing, the "Investment"). Closing on the
                              Investment will take place on the Effective
                              Date, by the delivery to Reorganized SLI, by wire
                              transfer of immediately available funds, in the
                              amount of the Investment.

NUMBER OF NEW                 Assuming, solely for purposes of illustration,
COMMON SHARES                 that Reorganized SLI has 10,000,000 shares
TO BE ISSUED:                 outstanding on the Effective Date (i) after giving
                              effect to all other shares of common stock to be
                              issued pursuant to the Plan on such date and (ii)
                              without regard to any shares of common stock
                              subject to an option to repurchase by Reorganized
                              SLI or any affiliate and warrants, options or
                              other rights exercisable into common stock issued
                              or granted to or reserved for any management of
                              Reorganized SLI or any direct or indirect
                              subsidiary, an aggregate number of New Common
                              Shares equal to the aggregate Investment divided
                              by $5.55 per share. By way of example, with
                              10,000,000 initial shares, using the $5.55 per
                              share purchase price, if the Investment is $20
                              million, Reorganized SLI will issue a number of
                              New Common Shares for the Investment such that the
                              holders of such New Common Shares will hold 26.5%
                              of such outstanding common shares of Reorganized
                              SLI. If the Investment is $10 million, Reorganized
                              SLI will issue a number of New Common Shares for
                              the Investment such that the holders of such New
                              Common Shares will hold 15.3% of such outstanding
                              shares of common stock. In the event that the
                              number of New Common Shares outstanding prior to
                              the Investment differs from 10,000,000, the per
                              share price will be


                              adjusted to maintain the same relative cost for the same percentage. For example, with 8,000,000 initial shares, the adjusted purchase price would be $6.94 per share, so that if the Investment is $20 million, Reorganized SLI will still issue a number of New Common Shares for the Investment such that the holders of such New Common Shares will hold 26.5% of such outstanding common shares of Reorganized SLI.

PARTICIPATION IN              All holders, including Investors, of an Allowed
INVESTMENT BY                 Class 3 Secured Lender Claims (as defined in the
RIGHTS OFFERING               Plan) shall have the right to elect, on the ballot
                              distributed to solicit acceptances of the Plan, to
                              purchase (the "Equity Subscription Rights") the
                              New Common Shares on a pro rata basis (i.e., based
                              on their holdings of Allowed Class 3 Secured
                              Lender Claims in relation to the total amount of
                              Allowed Class 3 Secured Lender Claims including
                              the claims of the Investors). (All holders of
                              Allowed Class 3 Secured Lender Claims other than
                              the Investors who elect to participate in the
                              Investment are referred to hereinafter as
                              "Participating Other Holders."). If any of the
                              Investors does not purchase its specified share of
                              New Common Shares, the other Investors and
                              Participating Other Holders shall have the right
                              (but not the obligation) to purchase all such
                              unpurchased New Common Shares pro rata based on
                              its election to participate in the Investment. The
                              Equity Subscription Rights shall not be
                              transferable and shall only be exercisable by the
                              Participating Other Holders by payment in full in
                              cash on the Effective Date.

STANDBY                       Each Investor, severally and not jointly, and
PURCHASE                      subject to the terms and conditions set forth in
COMMITMENT:                   this Term Sheet, agrees to fully exercise its
                              allocable portion of Equity Subscription Rights,
                              and further agrees, subject to the terms and
                              conditions set forth in this Term Sheet to
                              purchase its pro rata portion of the New Common
                              Shares not purchased by reason of the non-exercise
                              of any Equity Subscription Rights up to an
                              aggregate financial commitment of each Investor
                              equal to the percentage derived from dividing the
                              dollar value of the Allowed Class 3 Secured Lender
                              Claims held by each such Investor on the date of
                              the voting deadline for the Plan by the dollar
                              value of all the Investors' Allowed Class 3
                              Secured Lender Claims on such date.

                              No one Investor shall be obligated for the any other's commitment, nor shall any of the Investors be required to fund any part of any other
                              Investor's portion of the Investment.

USES OF                       On the Effective Date, the proceeds received by
PROCEEDS:                     the Reorganized Debtors upon exercise of Equity
                              Subscription Rights (including pursuant to the
                              standby commitment of the Investors) shall be
                              used, solely and exclusively, to fund the portion
                              of the Exit Costs not covered by the allocable
                              portion of the Working Capital Financing.

PLAN OF                       Each Investor's Investment obligation pursuant to
REORGANIZATION:               the terms hereof is contingent upon the
                              confirmation and consummation of the Plan, which
                              shall be in form and substance acceptable to each
                              such Investor.

CONDUCT OF                    From the date hereof through the Effective Date,
BUSINESS:                     each Debtors shall, and shall use its reasonable
                              best efforts to cause each Non-Debtor to, conduct
                              its business in the ordinary course consistent
                              with past practice taking into account the
                              pendency of the bankruptcy proceeding, and each
                              Debtor shall use its reasonable best efforts to,
                              and shall use its reasonable best efforts to cause
                              each Non-Debtor to preserve intact the business
                              organizations and relationships with third parties
                              and to keep available the services of each of
                              their respective present employees. Without
                              limiting the generality of the foregoing, from the
                              date hereof through the Effective Date, each
                              Debtor shall not, and shall use its reasonable
                              best efforts to cause each Non-Debtor not to:

                                        (a) amend its charter, bylaws or other
                                   comparable organizational documents other than in accordance with this Agreement;

                                        (b) purchase, lease, license or otherwise
                                   acquire any assets or property (whether
                                   tangible or intangible) except in the ordinary course consistent with past practice;

                                        (c) issue shares or other securities
                                   except in compliance with the Plan;

                                        (d) sell, lease, license or otherwise
                                   dispose of any assets or property (whether tangible or intangible) except in the ordinary course consistent with past practice;

                                        (e) (i) incur any additional indebtedness,
                                   except as permitted the debtors by the M Mini
                                   Funding LLC DIP Financing Facility (the "DIP
                                   Financing Facility"), or (ii) make any loans,
                                   advances or capital contributions to, or
                                   investments in, any person or entity (including
                                   any subsidiary or affiliate), except as
                                   permitted under the DIP Financing Facility and
                                   as may be agreed to in writing by the Investors;

                                        (f) modify the compensation or benefits
                                   of, or hire or terminate any employees, except for increases, or hirings or terminations in the ordinary course consistent with past practice; provided that any modification to the compensation or benefits, or any hiring or termination of any (1) employee with a base salary in excess of $100,000 per year or (2) any officer shall require the prior written consent of the Investors;

                                        (g) enter into any agreement with Osram
                                   Sylvania, Inc. with respect to licensing, surrender or termination of any trademark or similar intellectual property rights, in each case unless consented to in writing by a majority by commitment of the Investors;

                                        (h) change the members of the Boards of
                                   Directors or management of the Non-Debtors or any agreement or practice relating to the management of the Non-Debtors unless consented to in writing by a majority by commitment of the Investors;

                                        (i) agree or commit to do any of the
                                   foregoing; or

                                        (j) take or agree or commit to take any
                                   action that would make any representation or warranty contained in this Agreement inaccurate in any respect at, or as of any time prior to, the Effective Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

NOTICES: Each of the Debtors shall, and shall use its reasonable best efforts to cause each Non-Debtor to, promptly notify each Investor of:

                                        (a) any notice or other communication
                                   from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement and/or the Plan;

                                        (b) any notice or other communication
                                   from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement and/or the Plan;

                                        (c) any actions, suits, claims,
                                   investigations or proceedings commenced or, to its knowledge threatened, after the date hereof, against, relating to or involving or otherwise affecting (i) the Debtors,
                                   Non-Debtors or any of their respective
                                   businesses or (ii) the consummation of the transactions contemplated herein and/or the
                                   Plan;

                                        (d) the damage or destruction by fire or
                                   other casualty of any material asset or part thereof or in the event that any material asset or part thereof becomes the subject of any proceeding or, to its knowledge, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action;

                                        (e) the occurrence of any of the Investor

                                   Termination Events;

                                        (f) the occurrence of any event, or the
                                   existence of any material fact which has resulted in, or could be expected to result in, a Material Adverse Change; or

                                        (g) any fact, event, transaction or
                                   circumstance that (i) causes or could
                                   reasonably be expected to cause any covenant or agreement of this Agreement to be breached,
                                   (ii) that renders or could reasonably be expected to render untrue any representation or warranty contained in this Agreement as if the same were made on or as of the date of such fact, event, transaction or circumstance or (iii) renders or could reasonably be expected to render the satisfaction of any condition to the Investors' obligations under this Agreement impossible or impracticable with the use of commercially reasonable efforts.

NON-                          From and after the date hereof until the earlier
SOLICITATION:                 of (x) the Effective Date and (y) termination of
                              this Agreement, no Debtor shall, and each Debtor
                              shall use reasonable best efforts to cause each
                              Non-Debtor not to, authorize and/or permit any of
                              their respective directors, officers, employees,
                              representatives, agents and advisers (including
                              any investment banker, financial adviser,
                              attorney, accountant, restructuring adviser or
                              other agent or representative retained by any of
                              them) directly or indirectly to (i) solicit,
                              initiate, or take any other action designed to
                              solicit a proposal or offer for (A) a
                              restructuring transaction or a plan of
                              reorganization, merger, consolidation, transfer or
                              exchange of shares, issuance of equity securities
                              (or securities convertible into equity securities)
                              and/or debt refinancing involving one or more of
                              the Debtors and/or SLI Entities or (B) the sale of
                              any material asset of any of the Debtors and/or
                              SLI Entities (the proposed transactions in (A) and
                              (B) above, collectively, an "Alternative
                              Proposal"), (ii) participate in any discussions or
                              negotiations (whether solicited or unsolicited)
                              regarding an Alternative Proposal, (iii) enter
                              into any letter of intent, agreement in principle,
                              acquisition agreement or other similar agreement
                              related to any Alternative Proposal or (iv)
                              furnish any information to any person in
                              connection with any Alternative Proposal; provided
                              that any person may take action with respect to
                              any unsolicited Alternative Proposal to the extent
                              required by applicable fiduciary obligations.

WAIVERS,                      The Debtors shall be jointly and severally
CONSENTS AND                  responsible for all costs, fees and expenses
APPROVALS                     associated with obtaining all necessary
                              governmental, regulatory and third party approvals
                              (including HSR Act approvals), waivers and/or
                              consents in connection with the Investment.

REPRESENTATIONS               Each Debtor represents and warrants, jointly and
AND WARRANTIES:               severally, that, as of the date hereof:

                                   (a) Each of the Debtors and Non-Debtors: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary; except in each case where the failure, individually or in the aggregate, would not result in a Material Adverse Change.
                                        SLI has heretofore delivered to the
                                        Investors true and complete copies of
                                        the certificate of incorporation and
                                        bylaws (or analogous organizational
                                        documents) of each of the Debtors and
                                        Non-Debtors as currently in effect.

                                   (b)  Subject only to the receipt of approval
                                        by the Debtors from the Bankruptcy Court to enter into this Agreement (the
                                        "Approval"), each of the Debtors and
                                        Non-Debtors has all corporate right,
                                        power and authority to enter into this
                                        Agreement, to consummate the
                                        transactions contemplated hereby and
                                        thereby and to comply with the terms,
                                        conditions and provisions hereof and
                                        thereof. The execution and delivery by
                                        the Debtors and Non-Debtors of this
                                        Agreement, and the issuance, sale and
                                        delivery of the New Common Shares by
                                        Reorganized SLI and the compliance by
                                        the Debtors and/or Non-Debtors with each of the provisions of this Agreement, are
                                        (i) within the corporate power and
                                        authority of each of the Debtors and/or
                                        Non-Debtors, as the case may be, subject in the case of the Debtors to the receipt of the Approval and (ii) have been duly authorized by all requisite corporate action of the Debtors and Non-Debtors. This Agreement has been duly and validly executed and delivered by each of the Debtors and Non-Debtors constitutes valid and binding agreement of each of the Debtors and Non-Debtors in accordance with its terms, subject in the case of the Debtors to the receipt of the Approval, except as such enforcement is limited by bankruptcy, reorganized, insolvency and other similar laws affecting the enforcement of creditors' rights generally and limitations imposed by general principles of equity.

                                   (c)  Upon consummation of the Plan, and
                                        before issuance of any New Common Shares pursuant to this Agreement, the authorized capital stock of Reorganized
                                        SLI will consist solely of 1000 shares
                                        common stock. After giving effect to the consummation of the Plan and this Agreement all of the issued and outstanding shares of common stock shall have been duly authorized, validly issued, fully paid
                                        and nonassessable. Except for this
                                        Agreement, there are no outstanding
                                        security, subscription, warrant, or
                                        option rights or other contracts or
                                        agreements that gives the right to
                                        purchase or otherwise receive or be
                                        issued any shares of capital stock of
                                        any of the Debtors and/or SLI Entities
                                        or any security of any kind convertible
                                        into or exchangeable or exercisable for
                                        any shares of capital stock with respect to any of the Debtors and/or SLI
                                        Entities.

                                   (d)  The execution, delivery and performance
                                        by the Debtors and/or the Non-Debtors of the Agreement and/or the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than compliance with any applicable requirements of the Hart-Scott-Rodino Act or similar non-United States filings relating to anti-competition regulation.

                                   (e)  Assuming the making or receipt of all
                                        filings, notices, registrations,
                                        consents, approvals, permits and
                                        authorizations described in the
                                        following paragraph, neither the
                                        execution and delivery of this Agreement by any Debtor or Non-Debtor and each other agreement, instrument and document required to be executed by any Debtor or Non-Debtor in connection with the Plan, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by the SLI Entities with any of the provisions hereof or thereof, will: (i) conflict with, violate or result in any breach of the Certificate of Incorporation or By-Laws (or any comparable charter documents) of the SLI
                                        Entities, (ii) result in violation or
                                        breach of, or constitute (with or
                                        without due notice or lapse of time or
                                        both) a default or give rise to any
                                        right of termination, cancellation or
                                        acceleration under, or result in the
                                        creation of any lien on or against, any
                                        of the properties of any SLI Entity,
                                        pursuant to any of the terms or
                                        conditions of any note, bond, mortgage,
                                        indenture, license, agreement or other
                                        instrument or obligation to which any
                                        SLI Entity is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any statute, law, ordinance, rule, regulation, writ, injunction, judgment, order or decree of any governmental entity, binding on any SLI Entity or any of their properties or assets, excluding from the foregoing clauses (ii) and
                                        (iii) violations, breaches, defaults,
                                        rights of termination, cancellation or
                                        acceleration, and liens that, have not
                                        resulted in and would not reasonably be
                                        likely to result, individually or in the aggregate, in a Material Adverse Change.

                                   (f)  The disclosure statement for the Plan
                                        and any supplements thereto taken as a
                                        whole comply with the requirements of
                                        Section 1125 of the Bankruptcy Code.

                                   (g)  To the best of the knowledge of the
                                        Debtors, this Agreement, the Plan and
                                        the disclosure statement for the Plan,
                                        and any supplements thereto, and any
                                        written statements or certificates
                                        furnished to the Investors by any SLI
                                        Entity prior to the date hereof, and as
                                        of the Effective Date, in connection
                                        with the transactions contemplated
                                        hereby, taken as a whole, do not and
                                        will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   (h)  The offer, sale and issuance of the New
                                        Common Shares by the Company in
                                        accordance with the terms and conditions of the Plan and this Agreement have not violated, and will not violate the Securities Act of 1933, as amended, or any state securities law;

                                   (i)  Since March 31, 2003, the business of the
                                        Debtors and the Non-Debtors has been
                                        conducted in the ordinary course
                                        consistent with past practice (taking
                                        into consideration the pendency of
                                        the bankruptcy proceedings) and there
                                        has been no Material Adverse Change.

FURTHER                       Each of the parties hereto agrees to use its
ASSURANCES:                   reasonable best efforts to take, or cause to be
                              taken, all actions, and to do, or cause to be
                              done, and to assist and cooperate with the other
                              parties in doing, all things necessary, proper or
                              advisable to consummate and make effective, in the
                              most expeditious manner possible, the transactions
                              contemplated herein.

REGISTRATION                  Reorganized SLI shall enter into a registration
RIGHTS AND                    rights agreement and a stockholders' agreement
STOCKHOLDERS                  with the Investors and Participating Other Holders
AGREEMENTS:                   substantially on the terms set forth, respectively,
                              in Exhibits "D" and "E" to the Commitment Letter.

CONDITIONS                    The obligations of each Investor to make the
PRECEDENT:                    Investment will be subject to the satisfaction of
                              the following conditions precedent on or prior to
                              the Effective Date:

                                   (a)  The Plan shall be in form and substance
                                   satisfactory to the Investors.

                                   (b)  An order confirming the Plan (the
                                   "Confirmation Order") in form and substance satisfactory to the Investors, shall have been entered and shall have become a Final Order
                                   (as defined in the Plan).

                                   (c)  There shall not have occurred any
                                   Material Adverse Change.

                                   (d)  Each of the Reorganized Debtors shall
                                   have adopted corporate charters and bylaws pursuant to the terms of the Plan in form and substance satisfactory to the Investors.

                                   (e)  All necessary governmental, regulatory
                                   and third party approvals (including Hart-
                                   Scott-Rodino Act approvals), waivers and/or consents in connection with the Investment shall have been obtained and remain in full force and effect.

                                   (f)  There shall exist no (i) temporary
                                   restraining order preliminary or permanent injunction or other order issued by any court of competent jurisdiction and (ii) claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which, in each case, would restrict the making of the Investment.

                                   (g) The issuance of all the New Common Shares on the Effective Date and purchase thereof in their entirety by the Investors and, to the extent applicable, the Participating Other
                                   Holders.

                                   (h)  The continuation of all rights to
                                   trademarks of the Debtors and Non-Debtors held as of the date hereof and, from the date hereof, no licensing, surrender or termination of any such trademark or similar intellectual property rights, in each case unless consented to in writing by a majority by commitment of the Investors.

                                   (i)  Compliance of all Investors with their
                                   obligations to purchase New Common Shares pursuant to this Agreement.

                                   (j) The payment in full of the Advisory Fee, the Expense Obligations and Indemnification
                                   Obligations outstanding on the Effective Date required to be paid to or for the benefit of Investors.

                                   (k)  No change, from the date hereof, in the
                                   members of the Boards of Directors or management
                                   of the Non-Debtors or in any agreement or
                                   practice relating to the management of the
                                   Non-Debtors without the prior written consent
                                   of the Investors.


                                   (l)  Neither any of the Debtors nor any of
                                   the Non-Debtors shall have entered into any agreement, whether oral or written, whatsoever with Osram Sylvania, Inc. unless consented to in writing by a majority by commitment of the Investors.

                                   (m)  No bankruptcy, insolvency or like
                                   proceedings with respect to any of the
                                   Non-Debtors shall have been instituted or otherwise commenced, except such proceedings that have been disclosed to the Investors as of the date hereof.

                                   (n)  The Working Capital Financing as
                                   specified in the Commitment Letter shall have been consummated (whether provided by third parties or the Investors).

                                   (o)  The representations and warranties set
                                   forth hereunder or other writing delivered pursuant hereto shall be true in all material respects at and as of the Effective Date as if made at and as of such time, in each case individually and in the aggregate.

INVESTOR                      "Investor Termination Event", wherever used herein,
TERMINATION                   means any of the following events (whatever the
EVENTS:                       reason for such Investor Termination Event and
                              whether it will be voluntary or involuntary):

                                   (a)  The Bankruptcy Court does not approve
                                   the motion seeking authority for the Debtors to pay the Consultant Fee on or before June 5, 2003.

                                   (b)  The Debtors do not obtain Bankruptcy
                                   Court approval of the disclosure statement for the Plan on or before May 15, 2003.

                                   (c)  The Bankruptcy Court does not confirm
                                   the Plan on or before June 19, 2003.

                                   (d)  The Bankruptcy Court does approve the
                                   Debtors' entry into the Commitment Letter and this Terms Sheet and each of their obligations with respect thereto on or before June 19, 2003.

                                   (e)  The Effective Date of the Plan does not
                                   occur on or before June 30, 2003.

                                   (f)  The Bankruptcy Court does not approve a
                                   motion for payment of the due diligence and related costs incurred by potential lenders in the Exit Financing on or before June 5, 2003.

                                   (g)  A trustee, responsible officer, or any
                                   examiner with powers beyond the duty to
                                   investigate and report, as set forth in
                                   subclauses (3) and (4) of clause (a) of section
                                   1106 of Chapter 11 of Title 11 of the United
                                   States Code (inclusive of the Federal

                                   Rules of Bankruptcy Procedure and the local rules of Bankruptcy Procedure applicable to the bankruptcy case of the Debtors), as amended from time to time (the "Bankruptcy
                                   Code") the Bankruptcy Code shall have been appointed under section 1104 or 105 of the Bankruptcy Code for service in the Debtors' chapter 11 cases.

                                   (h)  The Debtors' chapter 11 cases are
                                   converted to cases under chapter 7 of the Bankruptcy Code.

                                   (i) Any of the Debtors and/or the Non-Debtors shall have breached any material provision or obligation contained in this Agreement.

                                   (j)  The failure or non-occurrence of any
                                   condition precedent in the Commitment Letter or this Term Sheet.

                                   (k)  There shall be any law that makes
                                   consummation of the Investment illegal or otherwise prohibited or if any court of competent jurisdiction or governmental entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the
                                   Investment and such order, decree, ruling or other action shall have become final and non-appealable.

                              All provisions of the Commitment Letter and this Term Sheet shall terminate automatically without the act of any party to the Commitment Letter upon the occurrence of any of Investor Termination
                              Event prior to the consummation of the Investment, unless (x) the occurrence of such Investor
                              Termination Event is waived in writing within five business days of its occurrence by each of the Investors (except if such Investor Termination
                              Event is due to the failure of condition precedent
                              (j), only the waiver of Investors who have not failed to fund the Investment is required); or (y) the Investor Termination Event that has occurred is that set forth under subparagraph (h) above, in which case termination is effective upon written notice being provided to SLI by the Investors that
                              (A) one or more Debtors or Non-Debtors has breached a material provision of this Agreement and (B) sets forth the provisions of this Agreement that have been breached.

FEES: The Advisory Fee in an amount equal to $1,000,000, which shall be jointly and severally payable by the Debtors, and paid to the Advisors on the Effective Date provided the Investors consummate the Investment.


GOVERNING LAW:                All documentation in connection with the Investment
                              shall be governed by the laws of the State of New
                              York.

ASSIGNMENT:                   The Investors and the Participating Other Holders
                              may assign their right to purchase the New Common
                              Shares without limitation.

                                  EXHIBIT "B"

                                  THE ADVISORS

                                  EXHIBIT "C"

                                    THE PLAN

    REFERENCE IS MADE TO THAT CERTAIN FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR THE DEBTORS IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS FILED WITH THE UNITED STATES BANKRUPTCY COURT FOR THE
DISTRICT OF DELAWARE ON MAY 13, 2003 IN CONNECTION WITH THE CHAPTER 11 CASES OF
   SLI, INC. AND CERTAIN OF ITS DEBTOR SUBSIDIARIES AND TO WHICH SUCH PLAN OF
     REORGANIZATION THE COMMITMENT LETTER SERVES AS EXHIBIT H. SUCH PLAN OF
       REORGANIZATION IS INCORPORATED BY REFERENCE AS IF FULLY SET FORTH.

                                  EXHIBIT "D"

                         REGISTRATION RIGHTS AGREEMENT

                     FORM OF REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement"), dated [      ],
2003, is made and entered into by B III-A Capital Partners, L.P. and B IV Capital Partners, L.P. (collectively, "DDJ"), [insert Cerberus entities that will be stockholders] (collectively, "Cerberus") and JP Morgan Securities Inc. (collectively with Cerberus and DDJ, the "Major Investors") and [insert name of Reorganized SLI] (the "Company") [Add names of other stockholders as to be determined and conform agreement].

                                    RECITALS

             [APPROPRIATE RECITALS TO BE ADDED REFLECTING THE PLAN]

                                   AGREEMENT

          In consideration of the mutual covenants and agreements herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          SECTION ONE. Definitions.

          As used in this Agreement the following terms have the meanings indicated:

          "Affiliate" shall mean any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, Permitted Transferees of the Major Investors shall also be Affiliates of the Major Investors.

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" means the common stock of the Company or any other capital stock or equity interest of the Company into which such stock is reclassified, exchanged, or otherwise reconstituted, and includes shares of operating subsidiaries received by reason of the holding of Common Stock of the Company.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Company Underwriter" has the meaning set forth in Section 3(a) of this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Fund Affiliate" means, with respect to any Major Investor or Permitted Transferee, as appropriate (i) any Affiliate or any managing director, general partner, limited partner, director, member, officer or employee thereof or any Affiliate thereof, and (ii) spouses, lineal descendants and heirs of individuals referred to in clause (i) and trusts controlled by or for the benefit of such individuals.

          "Holders' Counsel" has the meaning set forth in Section 5(a)(i) of this Agreement.

          "Incidental Registration" has the meaning set forth in Section 3(a) of this Agreement.

          "Indemnified Party" has the meaning set forth in Section 6(c) of this Agreement.

          "Indemnifying Party" has the meaning set forth in Section 6(c) of this Agreement.

          "Initial Public Offering" means an initial public offering of the equity securities of the issuer of Common Stock pursuant to an effective Registration Statement filed under the Securities Act.

          "Inspector" has the meaning set forth in Section 5(a)(vii) of this Agreement.

          "IPO Effectiveness Date" means the date upon which an Initial Public Offering is closed.

          "Liability" has the meaning set forth in Section 6(a) of this Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability partnership, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Permitted Transferee" means, with respect to any Major Investor, any of its Fund Affiliates.

          "Records" has the meaning set forth in Section 5(a)(vii) of this Agreement.

          "Registrable Securities" means any and all shares of Common Stock owned by, or hereafter acquired by, the Major Investors and their Permitted Transferees and any shares of Common Stock issued or issuable upon conversion of any shares of capital stock or exercise of any warrants or options or other such rights owned by any of the Major Investors and their Permitted Transferees or that are acquired by a Major Investor or a Permitted Transferee holding Registrable Securities, and any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referred to above by reason of any dividend, distribution, split-up or recapitalization, reclassification, reconstitution merger, combination, reorganization, sale of assets or other such event.

          "Registration Expenses" has the meaning set forth in Section 5(d) of this Agreement.

          "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.


          SECTION TWO. General; Securities Subject to this Agreement.

          (a) Grant of Rights. The Company hereby grants registration rights to the Major Investors and their Permitted Transferees upon the terms and conditions set forth in this Agreement. In the event that the Company distributes securities of a subsidiary or other entity, in exchange for, or in substitution of, its Common Stock by reason of any dividend, distribution, split-up or recapitalization, reclassification, reconstitution, merger, combination, reorganization, sale of assets or other such event, the Company as a condition of making such distribution will cause the issuer of the new securities to undertake to be bound by all the terms of this Agreement and will enter into any appropriate documentation reasonably acceptable to the Major Holders to document such agreement. Whenever appropriate in this Agreement, references to the Company herein will include any such issuer of Registrable Securities.

          (b) Registrable Securities. For the purposes of this Agreement, Registrable Securities of a Major Investor or a Permitted Transferee will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities held by such Major Investor or Permitted Transferee may be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company and such Major Shareholder or Permitted Transferee, without any limitations as to volume or manner of sale pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Major Investor or Permitted Transferee owns less than two percent of the outstanding Common Stock or any other class of securities to which such Registrable Securities belong, in each case on a fully diluted basis.


            SECTION THREE. Incidental or "Piggy-Back" Registration.

          (a) Request for Incidental Registration. At any time after the IPO Effectiveness Date, if the issuer of Common Stock proposes to file a Registration Statement with respect to an offering by such issuer for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of such issuer other than the Major Investors and their Permitted Transferees, then such issuer shall give written notice of such proposed filing to each Major Investor and Permitted Transferee at least 30 days before the anticipating filing date, and such notice shall describe in detail the proposed registration and distribution, and such issuer shall offer such Major Investors and their Permitted Transferees the opportunity to register the number of Registrable Securities as each such Major Investor and

Permitted Transferee may request (an "Incidental Registration"). Upon the written request of any Major Investor or Permitted Transferee within 20 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered), the Company shall use its reasonable best efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Major Investors and Permitted Transferees who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 3(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the applicable Major Investor or Permitted Transferee accepts the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes, in its sole discretion, will not materially jeopardize the success of the offering by the Company. If the company Underwriter determines, in its sole discretion, that the registration of all or part of the Registrable Securities which the Major Investors and their Permitted Transferees have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, only to the extent of the amount that the Company Underwriter believes, in its sole discretion, may be sold without causing such adverse effect: first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Major Investors and their Permitted Transferees pursuant to this Section 3, pro rata based on the number of Registrable Securities owned by each such Major Investor and Permitted Transferee; and third, any other securities requested to be included in such offering.

          (b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 3, whether or not such Incidental Registration becomes effective.

          SECTION FOUR. Holdback Agreements.

          (a) Restrictions on Public Sales. To the extent requested by the Company Underwriter in connection with an underwritten public offering, the Company and each Major Investor and Permitted Transferee of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 90 day period (or 180 days period in the case of the Initial Public Offering) or such shorter period, if any, mutually upon by such Major Investor and Permitted Transferee and the requesting party beginning on the effective date of the applicable Registration Statement (except as part of such registration). The Company will use its reasonable best efforts to cause each director or officer of the Company and each holder of 2% or more of the equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or in a public sale) to so agree.

          SECTION FIVE.  Registration Procedures.

          (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3 of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

               (i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Major Investors and their Permitted Transferees holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

               (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 180 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

               (iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (iv) register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonable necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5(a)(IV), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

               (v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain and untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (vi) enter into and perform customary agreements (including an underwriting agreement in customary form with the Company Underwriter, if any, selected as provided in Section 3) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Company Underwriter;

               (vii) make available at reasonable times for inspection by any seller of Registrable Securities any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holder's Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgement, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom, or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (viii) if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

               (ix) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

               (x) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (xi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that the applicable listing requirements are satisfied;

               (xii) keep Holders' Counsel advised in writing as to the initiation and progress of any registration under Section 3 hereunder;

               (xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

               (xiv) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

          (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          (c) Notice to Discontinue. Each Major Investor of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(v), such Major Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Major Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a)(v) and, if so directed by the Company, such Major Investor shall deliver to the Company all copies, other than permanent file copies then in such Major Investor's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 5(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 5(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 5(a)(v).

          (d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses,
(iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Company and fees, charges and disbursements of Holders' Counsel, and (v) any liability insurance or other premiums for insurance obtained in connection with any Incidental Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this
Section 5(d) are referred to herein as "Registration Expenses." The holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such holders' Registrable Securities and, subject to clause (iv) above and Section 6 below, shall bear the fees and expenses of their own counsel.

          SECTION SIX. Indemnification; Contribution.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities sold pursuant to a Registration Statement and each person who controls (within the meaning of Section 15 of the Securities Act) such holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance upon information concerning such holder furnished in writing to the Company by such holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 6(b).

          (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Major Investor or Permitted Transferee is participating pursuant to Section 3 hereof, each such Major Investor and Permitted Transferee shall promptly furnish to the Company in writing such information with respect to such Major Investor and Permitted Transferee as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Major Investor and Permitted Transferee not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Major Investor and Permitted Transferee necessary in order to make the statements therein not misleading. If any Registration Statement or comparable statement under "blue sky" laws refers to any Major Investor or Permitted Transferee by name or otherwise as the holder of any securities of the Company, then such Major Investor or Permitted Transferee shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Major Investor or Permitted Transferee and the Company, to the effect that the holding by such Major Investor or Permitted Transferee of such securities is not to be construed as a recommendation by such Major Investor or Permitted Transferee of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Major Investor or Permitted Transferee will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such Major Investor or Permitted Transferee by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Major Investor or Permitted Transferee. Each Major Investor and Permitted Transferee agrees, separately and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and each person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Major Investors and Permitted Transferees, but only with respect to any such information with respect to such Major Investor or Permitted Transferee Holder furnished in writing to the Company by such Major Investor or Permitted Transferee expressly for use in such registration statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 6(b); provided, however, that the total amount to be indemnified by such Major Investor or Permitted Transferee pursuant to this Section 6(b) shall be limited to the net proceeds received by such

Major Investor or Permitted Transferee in the offering to which the Registration Statement or prospectus relates.

          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceedings.

          (d) Contribution. If the indemnification provided for in this Section 6 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 6(a), 6(b) and 6(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Major Investor or Permitted Transferee shall be limited to the net proceeds received by such Major Investor or Permitted Transferee in the offering.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


          SECTION SEVEN. Rule 144.

          The Company covenants that from and after the IPO Effectiveness Date, it shall (a) file any reports required to be filed by it under the Exchange Act, and (b) take such further action as each holder of Registrable Securities may reasonably request (including, without limitation, providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any holder of Registrable Securities, deliver to such holder a written statement as to whether it has complied with such requirements.


          SECTION EIGHT. Miscellaneous.

          (a) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Major Investors herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Major Investors in this Agreement or grant any additional registration rights to any person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

          (b) Remedies. The Major Investors, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this

Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

          (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) each Major Investor or Permitted Transferees who owns at least 2% of the Registrable Securities outstanding as of the Effective Date of the Plan. Any such written consent shall be binding upon the Company and all of the Major Investors and Permitted Transferees holding Registrable Securities.

          (d) Notices. Any notice, request, consent or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

               (i)  if to the Company, at:

                    [             ]
                     -------------

                    with a copy to:

                    [             ]
                     -------------

               (ii) if to DDJ, at:

                    DDJ Capital Management, LLC
                    141 Linden Street, Suite S-4
                    Wellesley, MA 02482-791
                    Facsimile Number: (781) 283-8541
                    Attention: Joshua L. McCarthy

                    with a copy to:

                    Milbank, Tweed, Hadley & McCloy LLP
                    1 Chase Manhattan Plaza
                    New York, New York 10005
                    Facsimile Number: (212) 530-5219
                    Attention: Dennis F. Dunne, Esq.

               (iii) if to Cerberus, at:

                     Cerberus Capital Management, L.P.
                     450 Park Avenue, 28th Floor
                     New York, NY 10022-2605
                     Facsimile Number: (212) 909-1409
                     Attention: Christopher S. Brody
                    with a copy to:

                    Schulte Roth & Zabel LLP
                    919 Third Avenue
                    New York, NY 10022
                    Facsimile Number: (212) 593-5955
                    Attention: Stuart D. Freedman, Esq.

               (iv) if to JP Morgan Securities Inc., at:

                    [             ]
                     -------------

                    with a copy to:

                    [             ]
                     -------------

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing by first class certified mail, postage prepaid, on the fifth day following the date of such mailing and (c) in the case of facsimile, when received.

          (e) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors and permitted assigns of each of the parties hereto as hereinafter provided. The Incidental or "Piggy-Back" registration rights of the Major Investors and their Permitted Transferees contained in Section 3 hereof and the other rights of each of the Major Investors and Permitted Transferees with respect to this Agreement shall be, with respect to any Registrable Security, automatically transferred to any person who is the transferee of such Registrable Security. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 6, no person other than the parties hereto and their heirs, legatees, legal representatives, successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          (g) Headings. Headings of sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

          (h) Governing Law. This Agreement shall be governed by and construed in Accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

          (i) Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          (k) Further Assurances; Entity Form. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Agreement. In the event that any issuer of Registrable Securities is in a form other than a corporation, then organizational or governance terms in the Agreement may be deemed to encompass the equivalents for the actual form, and if required the Agreement shall be amended to accomplish the purposes of this Agreement.

          (l) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities imposed by any other agreement including, but not limited to, the Stockholders' Agreement.

          (m) Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the term "Section" refers to the specified Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Company and its related entities taken as a whole or each entity, as the context requires. Whenever this Agreement refers to a number of days, such number shall refer to calendar days.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BANK]

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.


                                     B III-A Capital Partners, L.P.
                                     By: GP III-A, LLC, its General Partner
                                     By: DDJ Capital Management, LLC, Manager

                                     By:
                                            ------------------------------------
                                     Name:  Judy  K. Mencher
                                     Title: Member


                                     B IV Capital Partners, L.P.
                                     By: GP Capital IV, LLC, its General Partner
                                     By: DDJ Capital Management, LLC, Manager

                                     By:
                                            ------------------------------------
                                     Name:  Judy  K. Mencher
                                     Title: Member


                                     [Name of Cerberus Funds]
                                     By: Cerberus Capital Management, L.P.

                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     JP Morgan Securities, Inc.

                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     [ADD OTHER SIGNATURE BLOCKS AS APPROPRIATE]

                                     [Name of Reorganized SLI]

                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  EXHIBIT "E"
                            STOCKHOLDERS' AGREEMENT

                                                                      SCHEDULE A


                                   EXCEPTIONS

                                   EXHIBIT I
    TO FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
        IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                       PROFESSIONAL FEE ESCROW AGREEMENT

                        TO BE FILED WITH PLAN SUPPLEMENT

                                   EXHIBIT B
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
      FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
        IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                              SCHEDULE OF DEBTORS

                              SCHEDULE OF DEBTORS

The Debtors are the following entities:

     1.   SLI, Inc., Tax No. 73-1412000
     2.   Chicago Miniature Optoelectronic Technologies, Inc.,
          Tax No. 04-3539966
     3.   Electro-Mag International, Inc., Tax No. 04-3375740
     4. Chicago Miniature Lamp - Sylvania Lighting International, Inc., Tax No. 04-3407478
     5.   SLI Lighting Products, Inc., Tax No. 44-0708390
     6.   SLI Lighting Company, Tax No. 06-1583821
     7.   SLI Lighting Solutions, Inc., Tax No. 59-1490835
     8.   CML Air, Inc., Tax No. 04-3407874

                                   EXHIBIT C
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
      FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
        IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                       SCHEDULE OF NON-DEBTOR AFFILIATES

                       SCHEDULE OF NON-DEBTOR AFFILIATES

ALBA Technology (M) Sdr. Bhd.
IDI International S.A.
ALBA Speziallampen Holding GmbH
Ong Swee Guan
Chicago Miniature Lamp (Canada) Inc.
Chicago Miniature Holding S.L.
W. Albrecht Grundstueckgesseelschaft GmbH & Co. GbR
OHT Optoelektronik GmbH
A&S Electric spol s.r.o.
EBT Optronic GmbH & Co. KG
EBT Optronic Systems GmbH
ALBA Speziallampen GmbH
SLI Miniature Lighting GmbH und Co. KG
SLI Miniature Lighting GmbH
Guslav Brueckner GmbH Maschinenfabrik
SLI Miniature Lighting SARL
SLI Opto, Inc.
Stanley Electric Co. Ltd.
Ladislav Sejrek
EBT Technologies Ltd.
Kingbright Electronic GmbH
SLI Miniature Lighting S.A.
Socop de Mexico SA
VCH International Limited
VCH Incorporated
Vitality Limited
Hivac Limited
SLI Miniature Lighting Ltd.
Lighthouse Investment Holdings (Limited)
Chicago Miniature Lamp-Sylvania B.V.
CCC de Mexico S.A. de C.V.
Waltham Holdings Limited
Hampshire Holdings, Ltd.
Saturn Telecommunications Ltd.
Brilliant Holding GmbH
Brilliant Aktiengesellschaft
Chicago Miniature Lamp-Sylvania II B.V.
SLI Colombia S.A.
Brilliant Lighting (Aust) Ply Ltd.
Badalex Limited
Sylvania Lighting International B.V.
Familla Garza Escalante
Brilliant UK Ltd.
McLight Distribution GmbH
Brilliant Netherlands B.V.
Brilliant Iberica S.A.
Brilliant France SARL
Flowil International Lighting (Holding) B.V.
Desarollo Integrado
Sylvania (UK) Holding Co. Ltd.
Sylvania N.V.
S&I Electric NV
Sylvania Lighting SA
Sylvania Ltda
SLI France S.A.
SLI Sylvania SA
Sylvania Thailand Ltd.
SLI de Mexico S.A. de CV
Martin Lighting Limited
SLI Lighting Ltd.
Concord Lighting Ltd.
Sylvania Lumiance OY
SLI Lichtsysteme GmbH
Lumiance B.V.
Sylvania A/S
Sylvania Asia Pacific Ltd.
Sylvania S.A. N.V.
VCH International Limited
Linolite Ltd.
Sylvania S.p.A.
Sylvania OY
Precision Materials (France) SARL
Sylvania AB
Sylvania Illuminacao Ltda.
Sylvania Illuminacion S.A.
Sylvania Lighting International PTY Ltd.
Sylvania Export Corporation N.V.
Sylvania AS
Sylvania Ges. mbH
SLI Sylvania A.E.E.E.
Sylvania SARL
VCH Incorporated
Vitality Limited
Hivac Limited
Sylvania S.A. de C.V.
SLI Miniature Lighting Ltd.
Sylvania Lighting Superanuation Fund Pty Ltd.
Sylvania Lighting Accumulation Fund Pty Ltd.
Sylvania Lighting International Ltd.
Sylvania S.A.
Sylvania de Panama S.A.
Sylvania S.A. de C.V.
Sylvania S.A.

                                    EXHIBIT D
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
      FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                              LIQUIDATION ANALYSIS

                              LIQUIDATION ANALYSIS

SLI INC.
NOTES TO LIQUIDATION ANALYSIS

INTRODUCTION

The Liquidation Analysis (the "Analysis") is based upon SLI Inc.'s (the "Company") preliminary balance sheet (unaudited) as of December 29,2002.

The Analysis presents management's current estimated net value of the Company's assets, if liquidated under the provisions of Chapter 7 of the United States Bankruptcy Code and distribution of net proceeds of the liquidation to the Company's creditors. The Company reserves the right to periodically update or modify the estimates set forth herein.

The Analysis has not been examined or reviewed by independent accountants in accordance with the standards promulgated by the AICPA. The estimates and assumptions, although considered reasonable by the Company, are inherently subject to significant uncertainties and contingencies beyond the control of the Company. Accordingly, there can be no assurance that the results shown would be realized if the Company was liquidated. Actual results in such case could vary materially from those presented.

The Analysis has been conducted in five parts:

         1. SLI Corporate (Miniature Lighting North America ("MLNA"), U.S. Distribution and SLI Corporate)

         2.       Miniature Lighting Europe Operations ("MLEU")

         3.       General Lighting Latin America ("GLLA")

         4.       General Lighting Europe ("GLEU")

The notes to the Analysis are an integral part of the Analysis. All information is in US Dollars, unless otherwise stated.

I.       SLI CORPORATE

         A. The SLI Corporate liquidation analysis includes the detailed balance sheet analysis for SLI's North American operations plus the net results of the liquidation of the European and Latin American operations. Proceeds received from these other SLI operations are included in the Equity Distribution section. Amounts include minimal proceeds from MLEU, GLEU and GLLA. The European and Latin American operations are segregated out as they have separate security and legal issues to be addressed before any proceeds reach the US bankruptcy estate. The proceeds from MLEU and GLEU are subject to additional uncertainties due to the different procedures used to distribute proceeds from those operations by each country's respective liquidators. The following summarizes the liquidation of SLI Corporate:

The first table details the projected proceeds from the liquidation of assets and the proceeds collected from SLI's operating entities:

                                                               Est. BV       Low        Low        High       High
                                                             12/29/2002    Recovery   Recovery   Recovery   Recovery
(US$ in 000s)                                                (Unaudited)     (%)        ($)        (%)        ($)
                                                             -----------   --------   --------   --------   --------
Current Asset
   Equity Distribution [C]
       GLEU                                                                           $  5,264              $  8,422
       GLLA (Includes Proceeds from Colombia)                                           4,485                10,480
       MLEU                                                                                  -                 1,717
   Cash & Cash Equivalents [D]                                     4,940     100.0%      4,940    100.0%       4,940
   Accounts Receivable, trade [E]                                 23,999      76.2%     18,287     88.5%      21,244
   Accounts Receivable, intercompany                           1,162,808       0.3%      3,275      0.7%       8,035
   Inventory, net [F]                                             30,570      36.4%     11,133     55.7%      17,027
   Prepaid Expenses [G]                                            6,284      19.0%      1,194     23.7%       1,492
   Other Current Assets
                                                             -----------   -------    --------   ------     --------
   Total Current Assets                                        1,228,601       4.0%    48,5760      6.0%     73,3564

Property, Plant & Equipment, net

   Total PP&E [H]                                                 51,550      21.4%     11,034     36.5%     18,8023
   Accumulated Depreciation                                       15,627
                                                             -----------   -------    --------   ------     --------
   Net PP&E                                                       35,923      30.7%     11,034     52.3%     18,8023

Other Assets [I]
   Intangible Assets, net (Investments and Intangibles)           90,275        00%          -       00%           -
   LT Intercompany Receivables                                         -        00%          -       00%           -
   Other Non-Current Assets                                         2691        00%          -       00%           -
                                                             -----------   -------    --------   ------     --------
   Total Other Assets                                             92,966        00%          -       00%          00
                                                             -----------   -------    --------   ------     --------
Total Assets                                                 $ 1,357,490       4.4%   $ 59,610      6.8%    $ 92,159
                                                             ===========   =======    ========   ======     ========
Assets and Other Items Available for Distribution                                     $ 59,610              $ 92,159
                                                                                      ========              ========

                                                                           Balance     Scenario   Recovery%  Scenario   Recovery%
                                                                         -----------   --------   ---------  --------   ---------
Assets and Other Items Available for Distribution                                      $ 59,610              $ 92,159

Costs Associated with Liquidation/Wind down
   DIP Financing (estimated outstanding in Closing)                           30,000     30,000     1000%      30,000     1000%
   Company Shutdown Costs [J]                                                             4,042     1000%       4,042     1000%
   Key Employee Retention Plan                                                            2,934     1000%       2,984     1000%
   Miscellaneous Costs                                                                        -     1000%           -     1000%
   Chapter 7 Professional Fees [K]                                   3%                   1,788     1000%       2,766     1000%
   Trustee Fees [L]                                                  1%                     596     1000%         922     1000%
                                                                                       --------              --------
   Total Costs                                                                           39,360                40,662
                                                                                       --------              --------
Net Estimated Liquidation Proceeds Available for Allocation                            $ 20,250              $ 51,497

Less Secured Claims:
   Senior Bank Debt                                                          366,120     20,250      5.5%      51,497     14.1%
                                                                         -----------   --------              --------
   Total Debt

Net Estimated Liquidation Proceeds After Secured Claims                                $      -              $      -

Less chapter 11 Administrative and Priority Claims
   Payroll, taxes & benefits                                                       -          -       00%           -       00%
   Taxclaims                                                                    3121          -       00%           -       00%
   Sevenance                                                                    2423          -       00%           -       00%
                                                                         -----------   --------              --------
   Total Administrative and Priority Claims                                   5,5440          -                     -

Net Estimated Liquidation Proceeds After Secured Claims,                               $      -              $      -
   Administrative and Priority Claims

Net Estimated Liquidation Proceeds Available for
 General Unsecured Claims
   Accounts Payable                                                            8,841          -       00%           -       00%
   ENL Claims                                                                 10,000          -       00%           -       00%
   Accrued Expenses                                                           14,759          -       00%           -       00%
   Deficiency Claims (Unfulfilled Secured Claims - low High)   345,870       314,623          -       00%           -       00%
                                                               -------   -----------   --------              --------
                                                                         $   348,223   $      -              $      -

[1] MLNA, USD & SLI Corporate represents SLI Consolidated. All proceeds collected by the U.S. SLI Inc. entity form its subsidiaries is reflected in the Equity Distribution line(s)

PLEASE NOTE THAT THE CLAIMS BAR DATE WAS ON MARCH 31, HOWEVER WE HAVE NOT PROCESSED OR ADJUDICATED THE UNSECURED CLAIMS SO THE AMOUNTS LISTED ARE ESTIMATES.

         B. SLI Corporate ("SLIC") operations include the operating activities of SLI's Corporate office in Canton, the operating businesses of Miniature Lighting North America ("MLNA") which includes the United States, Canada, and Costa Rica, the U.S. Distributbion operations and the discontinued operations (SLI Lighting Company Inc, SLI Lighting Solutions, Inc., and the Power Lighting Products Division of SLI Lighting Products, Inc.).

C. The equity distribution includes a high recovery of $1.7M from MLEU, $5.3 to $8.4M from GLEU (assuming that GLEU is able to collect proceeds against the lien on assets it has in place in Europe), and between $4.5M and $10.5M from GLLA (primarily from Colombia).

D. SLIC's estimated cash and cash equivalents' balance as of December 29, 2002 was $4.9M. In liquidation, the estimated recovery is 100%.

E. Trade accounts receivable is comprised primarily of amounts owed to MLNA and USD by their customers. The net accounts receivable balance reported at December 29, 2002 is $24.0M.

         In liquidation, the estimated recovery is detailed below:

     AR Recovery Analysis              NET AR                 Low Recovery                      High Recovery
                                                         ---------------------            ------------------------
        (US$ in 000s)                12/29/2002            %            $                   %              $
                                   --------------        -----     -----------            -----       ------------
Current                            $    18,154.7         85.0%     $  15,431.5            95.0%       $   17,247.0
31-60                                    5.710.8         50.0%         2,855.4            70.0%            3,997.5
61-90                                    1,122.6          0.0%               -             0.0%                  -
91-365                                      90.0          0.0%               -             0.0%                  -
Allowance for Doubtful Account          (1,079.0)         0.0%               -             0.0%                  -
                                   -------------         ----      -----------            ----        ------------
Total AR                           $    23,999.0         76.2%     $  18,286.9            88.5%       $   21,244.5
                                   =============         ====      ===========            ====        ============

F. Inventory is comprised of Raw Materials, Finished Goods, and Work-in-Progress ("WIP") located at MLNA manufacturing and MLNA and USD distribution facilities. The balance sheet reflects a valuation of inventory at the lower of cost or market value. Cost is determined on a FIFO basis.

         In liquidation, the estimated recovery is detailed below based on balances as of December 29, 2002.

                                                                        Low                        High
                                                                ------------------          --------------------
                 Total         Reserved           Net             %          $                %            $
              -----------     ----------       ----------       -----    ----------         ----      ----------
Raw Material  $   7,659.5     $        -       $  7,659.5       30.0%    $  2,297.9         50.0%     $  3,829.8
WTP               2,195.8              -          2,195.8       25.0%         549.0         35.0%          768.5
FG               22,993.7       (2,279.0)        20,714.7       40.0%       8,285.9         60.0%       12,428.8
              -----------     ----------       ----------       -----    ----------         ----      ----------
Total         $  32,849.0     $ (2,279.0)      $ 30,570.0                $ 11,132.7                   $ 17,027.1

G. Other current assets are comprised mainly of prepaid expenses (including rent and insurance) and the $3.3M deposit on the plane from the CEO of SLI. The amount has already been paid to the secured airplane lender and is therefore not a recoverable asset to the estate.

         In liquidation, the overall estimated recovery for these items is between 19.0% and 23.7%.

H. The $35.9M balance of property, plant and equipment is net of $15.6M of accumulated depreciation. Depreciation and amortization are provided using the straight-line method, at rates designed to distribute the cost of assets over their estimated service lives or, for leasehold improvements, the shorter of their estimated service lives or their remaining lease terms.

         The following details the projected recoveries from a liquidation of the MLNA, USD and SLI Corporate fixed assets:

                                                                                MLNA
                                   --------------------------------------------------------------------------------------------
                                      Book                         Net            Low         Low          High        High
                                     Value        Accum        Book Value      Recovery       FMV        Recovery       FMV
(US$ in 000s)                      12/29/02       Deprec        12/29/02           %           $             %           $
                                   ---------    ---------      ----------      --------   ----------     --------    ---------
Land                               $   487.0    $       -       $   487.0        75.0%    $    365.3       90.0%     $   438.3

Buildings                            4,911.0      1,012.0         3,899.0        55.0%       2,701.1       70.0%       3,437.7

Leashold Improvements                  151.0            -           151.0         0.0%             -        0.0%             -

Machinery & Equipment               19,135.0      7,200.0        11,935.0        20.0%       3,827.0       30.0%       5,740.5

Computer Equipment                      49.0            -            49.0        25.0%          12.3       50.0%          24.5

Furniture & Office Equipment           395.0        192.0           203.0        15.0%          59.3       25.0%          98.8

Autos & Trucks                       9,515.0      2,616.0         6,899.0        25.0%       2,378.8       50.0%       4,757.5
                                   ---------    ---------       ---------                  ---------                 ---------

Total (Hack & Corporate}           $34,643.0    $11,020.0       $23,623.0        39.6%    $  9,343.6       61.4%     $14,497.3
                                   ---------    ---------       ---------                  ---------                 ---------

Other PPE (Opto, Canada & Disco.)   16,907.0      4,607.0        12,300.0        10.0%       1,690.7       35.0%       4,305.0
                                   ---------    ---------       ---------                  ---------                 ---------

TOTAL PPE                          $51,550.0    $15,627.0       $35,923.0        30.7%    $ 11,034.3       52.3%     $18,802.3
                                   =========    =========       =========                  =========                 =========

I. Intangibles include approximately $70.8M in investments (primarily Valmont ($22.3M) and Topluz ($29.9M)). Any proceeds obtained from the investments are reflected in the liquidation value of the underlying assets.

         Other Non-Current Assets are comprised of Deferred Financing Charges, which are amortized based on the principal balance outstanding are recognized. The analysis does not project any recoveries from these assets

J. Closing Costs. The following assumptions were made to complete a 3-month wind-down analysis:

         1. Payroll & Benefits: Operating plant payroll projected to be at 75%, 50% and 25% for the three months. The gradual decline results from a halt on production as goods are sold or removed from the Company. Any severance related costs are assumed to be included as part of the shutdown costs (working severance). These costs do not include the key employee retention plan that was committed to by the Company upon filing.

         2. Computer Costs: The closing assumes that the Company will need to have full access to its computer system. As such, the lease payment for this system would continue to be made. Amounts recorded are estimated computer costs.

         3.       Real Estate Taxes are estimated amounts.

         4. Utilities and Telecommunication: These costs decline in sequence with the wind-down of plant production.

         5. Insurance: The wind-down projects insurance costs to be 100% for the three months.

         6. Security: Assumption for security costs is consistent with the insurance assumption.

                                                    Estimated
                                                     Monthly
 Closing Costs                     # of Employees      Pay           Jun-03           Jul-03           Aug-03        Total
                                   ---------------------------------------------------------------------------      -------
(US$ in 000s)                                                           75.0%           50.0%             25.0%
Administrative (Salary & Fringe)         37          $  4.5        $     125       $      83          $     42      $   250
Sales (Salary & Fringe)                  29             3.0               65              44                22          131
Manufacturing (Salary & Fringe)         479             2.0              719             479               240        1,437
                                   Monthly Costs
Rent Expense (Leases)                   129             100%             129             129               129          387
Computer Costs                           10             100%              10              10                10           30
Real estate taxes                        10             100%              10              10                10           30
Utilities                               118                               89              59                30          177
Telecommunications                       25                               19              13                 6           38
Insurance                                15             100%              15              15                15           45
Security                                 10                                8               5                 3           15
Other                                   444                              333             222               111          666
Miscellaneous                            25                               19              13                 6           38
                                                                   -------------------------------------------      -------
Totals                                                             $   1,539       $   1,081          $    622      $ 3,242
                                                                   ===========================================      =======

         In addition to the shutdown costs for MLNA, the Company estimates an additional $800k to close the USD operations.

         K. Chapter 7 Professional Fees correspond to the costs related to the professionals required to support a Chapter 7 trustee and auctioneers, brokers and other liquidation professionals engaged to sell and liquidate the assets of the Company. These costs are estimated for at 3.0% of the net distributable proceeds.

         L. Chapter 7 trustee fees are estimated at 1.0% of net distributable proceeds.

II.        ML EUROPE OPERATIONS

     MLEU's liquidation analysis was completed by individual entity due to country specific liquidation procedures and operating performance. The liquidation analysis combines the individual scenarios to comprise a total MLEU liquidation. Any proceeds that remain in the consolidation are shown in the SLI, Inc. liquidation analysis as an equity distribution from MLEU. (Note: All amounts in U.S. Dollars converted at 1.00 E to $1.04 or
     L 1.00 to $1.60).

         A. MLEU's estimated cash and cash equivalents' balance as of December 29, 2002 was $2.3M.

                  In liquidation, the estimated recovery ranges from 98% to 100%.

     B. Accounts receivable is comprised primarily of amounts owed to MLEU by its customers. The net trade accounts receivable balance of $16.3M reported at December 29, 2002 is net of bad debt reserves of $0.6M.

          The following details the estimated recovery based on the aging of the accounts:

                                                Low Recovery                 High Recovery
AR Recovery Analysis          NET AR       ----------------------       -----------------------
(US$ in 000s)              12/29/2002        %            $               %            $
                         ---------------   -----     ------------       -----     -------------
Current                  $     14,417.1    85.0%     $   12,254.5       95.0%     $   13,696.2
31-60                           1,720.6    50.0%            860.3       70.0%          1,204.4
61-90                             254.4     0.0%                -        0.0%                -
91-365                            603.2     0.0%                -        0.0%                -
AR Reserves                      (608.1)    0.0%                -        0.0%                -
                         --------------    ----      ------------       ----      ------------
Total AR                 $     16,387.2    80.0%     $   13,114.8       90.9%     $   14,900,7
                         ==============    ====      ============       ====      ============

     C. Inventory is comprised of Raw Materials, Components, Bulks, Finished Goods, and Work-in-Progress ("WIP"). The balance sheet reflects a valuation of inventory at the lower of cost or market value. Cost is determined on a FIFO basis.

          In liquidation, the estimated recovery is detailed below, based on the net balance of inventory as of December 29, 2002.

                                                                 Low                      High
                                                           -----------------       -------------------
                   Total       Reserved         Net          %         $             %           $
               ------------   ----------    ------------   -----   ---------       -----    ----------
Raw Material   $    4,726.9   $  (290.2)    $    4,436.8   50.0%   $ 2,218.4       70.0%    $  3,105.7
WIP                 4,220.3       (49.9)         4,170.4   25.0%     1,042.6       35.0%       1,459.6
FG                  4,722.8      (996.8)         3,726.1   40.0%     1,490.4       60.0%       2,235.6
               ------------   ---------     ------------   ----    ---------       ----     ----------
Total          $   13,670.0   $(1,336.8)    $   12,333.2   38.5%   $ 4,751.4       55.1%    $  6,801.0

     D.   The analysis does not expect any collections from prepaid assets.

     E. The $38.7M balance of property, plant and equipment is net of $14.7M of accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method, at rates designed to distribute the cost of assets over their estimated service lives or, for leasehold improvements, the shorter of their estimated service lives or their remaining lease terms. Amortization of assets recorded under capital leases is included in depreciation expense.

          MLEU removes all capital leases related PP&E from the analysis as these assets are secured by the lessor and therefore cannot be used by MLEU as part of its PP&E asset disposal.

          The following table provides an analysis of the gross and net balances of property, plants and equipment by category. It also provides the estimated recovery in liquidation. The percentages used to determine estimated recovery are based on estimated recovery rates from the sale or disposal of PP&E:

                                                                                MLEU
                               ---------------------------------------------------------------------------------------------------
                                  Book                            Net            Low               Low         High        High
                                  Value           Accum        Book Value      Recovery            FMV       Recovery      FMV
     (US$ is 000s)              12/29/02         Deprec         12/29/02          %                $            %           $
                               ----------      ----------      ----------      --------        ----------    --------   ----------
Land                           $  3,213.2      $     15.6      $  3,197.6       75.00%         $  2,409.9       90.0%   $  2,891.9

Buildings                         4,774.3           870.5         3,903.7       70.00%            3,342.0       85.0%      4,058.1

Leashold Improvements             2,060.2               -         2,060.2       10.00%              206.0       20.0%        412.0

Machinery & Equipment            35,967.6         9,937.9        26,029.7       25.00%            8,991.9       40.0%     14,387.0

Computer Equipment                2,964.2         1,682.4         1,281.8       10.00%              296.4       25.0%        741.1

Furniture & Office Equipment      4,291.5         2,075.6         2,216.0       20.00%              858.3       35.0%      1,502.0

Autos & Trucks                      208.9           166.6            42.3       10.00%               20.9       20.0%         41.8
                               ----------      ----------      ----------                      ----------               ----------
Total                          $ 53,480.0      $ 14,784.7      $ 38,731.3                      $ 16,125.4               $ 24,034.0
                               ----------      ----------      ----------                      ----------               ----------

     F. Investments primarily relate to Alba's investment in EBT. Any proceeds recognized from the investment will be realized on the underlying assets and rolled into total MLEU. In an actual consolidation of operations the investment balances would be eliminated.

     G. The analysis projects distribution of Intercompany obligations. These amounts are assumed to be disbursements to MLNA. The proceeds of these amounts are included in MLNA's Intercompany receivable balance.

     H. Closing Costs. The following assumptions were made to complete a 3-month wind-down analysis:

          1. Payroll & Benefits: Operating payroll costs are projected at 100% for each month. These costs relate to operations but also reflect working severance costs.

          2. All remaining closing costs are excluded as the Company is expected to obtain some funds from the sale of goods which will cover other operating costs. Payroll costs are excluded because these costs exist due to legal social cost policies.

          3. Social cost policies vary for each operation because of the different locations in operation. Each operation's severance costs were reduced by 3 months as these costs were included in closing costs (working severance). Total social cost exposure ranges from $18.7M to $32.2M. The payment of social costs is determined by individual entity so certain costs may not be covered but overall MLEU proceeds may still contribute funds to the U.S. entities (equity proceeds).


                                                 Estimated
                                     % of         Monthly
Windows Costs                     Employees         Pay             Jun-03           Jul-03        Aug-03           Total
                                  -------------------------------------------------------------------------        -------
(US $ in 000s)                                                        100.0%         100.00%        100.00%

Administrative (Salary & Fringe)       113        $   3.5          $    396         $   396       $    396         $ 1.187
Sales (Salary & Fringe)                 35            3.0               105             105            105             315
Manufacturing( Salary $ Fringe)     1100.3            2.0             2,201           2,201          2,201           6.602

Totals                                                             $  2,701         $ 2,701       $  2,701         $ 8.103
                                                                   ---------------------------------------         -------

                                                   Low Total               High Total
                                                   ----------------------------------
Social Costs                      # of Months      13,768.9                 32,205.0

     I. Administrative Costs relate to costs needed to support a trustee, auctioneers, brokers and other liquidation professionals engaged to sell and liquidate the assets of the Company. These costs are estimated between $1.0M and $1.4M for MLEU operations.

The following details the hypothetical outcome of a liquidation at MLEU. Any remaining proceeds will be contributed to SLI Corporate / MLNA as proceeds to the U.S. debtor estate:

                                                             Est.BV      Low        Low         High          High
                                                          12/29/2002  Recovery   Recovery     Recovery     Recovery
(US$ is 000$)                                            (Unaudited)     (%)       ($)           (%)          ($)
                                                       ------------   --------  ---------     -------     ----------
Current Asset
   Equity Distribution                                 $          -      0.0%   $       -         0.0%    $        -
   Cash & Cash Equivalents [A]                              2,356.6     98.0%     2,309.5       100.0%       2,356.6
   Accounts Receivable, trade [B]                          16,387.2     77.0%    12,611.9        90.9%      14,890.5
   Accounts Receivable, intercompany [G]                    2,393.4      0.0%           -         0.0%             -
   Inventory, net [C]                                      l2,333.2     38.5%     4,751.7        55.1%       6,801.0
   Prepaid Expenses [D]                                     2,592.5      0.0%           -         0.0%             -
   Othet Current Assets                                           -                     -                          -
                                                       ------------     ----    ---------        ----     ----------
 Total Current Assets                                      36,063.0             19,672.8         66.7%      24,048.2

Property, Plant & Equipment, net

  Total PP&E                                               53,480.0     30.2%   16,125.4         44.9%      24,034.0
  Accumulated depreciation                                 14,748.7      0.0%        0.0          0.0%           0.0
                                                       ------------     ----    ---------        ----     ----------
  Net PP&E [E]                                             38,731.3     41.6%    16,125.4        62.1%      24,034.0

Other Assets
  Intangible Asset, net                                           -      0.0%           -         0.0%             -
  LT Intercompany Receivable [G]                            7,101.6      0.0%           -         0.0%             -
  Other Non-Current Assets [F]                             26,904.8      0.0%           -         0.0%             -
                                                       ------------     ----    ---------        ----     ----------
  Total Other Assets                                       34,006.4      0.0%           -         0.0%           0.0
                                                       ------------     ----    ---------        ----     ----------
Total Assets                                           $  108,800.7     32.9%   $35,798.2        44.2%    $ 48,082.2
                                                       ============     ====    =========        ====     ==========
                                                                                =========                 ==========
Assets and Other Items Available for distribution                               $35,798.2                 $ 48,082.2
                                                                                =========                 ==========

                                                                                  Worst                      Best
Distribution of Assets (Liquidation)                           Total Balance    Scenario   % of Estate     Scenario      %of Estate
                                                               -------------    --------   ------------    ----------    -----------
Shutdown Costs [H]                                                               8,103.3     22.6%           8,103.3
                                                                                --------                    --------
Availability to First Priority                                                  27,694.9                    39,978.9

 Administrative Costs                                            1,073.9         1,059.1      3.0%           1,442.5
 Social Costs           Notice and Severance for employees      32,205.0        15,812.4     44.2%          12,999.6        27.0%
 Preferred Creditors    Government/Taxes                         1,741.5         1,739.3      4.9%           1,741.5         3.6%
 Secured Creditors      Long-Term Debt                           4,924.9         4,924.9     13.8%           4,924.9        10.2%
 Secured Creditors      Overdraft/Short-Term Debt                7,179.2         2,586.5      7.2%           4,765.8         9.9%
 Unsecured              Other Leases                                  -                -(I)   0.0%                 - (I)     0.0%
 Unsecured              Intercompany Payables                   39,604.3           312.8      0.9%           3,536.3         7.4%
 Unsecured              Trade Payables                           9,452.8           697.8      1.9%           5,586.0        11.6%
 Unsecured              Accrued Liabilities                      9,400.2           561.8      1.6%           3,265.5         6.8%
                                                               ---------        --------     ----           --------        ----
 Total Claims/Distributions                                    105,581.9        27,694.9     74.4%          38,262.1        76.6%

Estimated Liquidation Proceeds Available (No Distribution) for Equity           $      -                   $ 1,716.8

[I] The liquidation assumes that the lessors to all operating leases reclaim the assets is a liquidation

III.     GENERAL LIGHTING LATIN AMERICA OPERATIONS

         General Lighting Latin America ("GLLA")'s operations have recently faced significant loss in asset values due to currency devaluations. This risk continues and may significantly impact the recovery of assets in Latin America. Unless noted all GLLA information includes the Colombian operations.

         A. The GLLA estimated cash balance as of December 29,2002 was $5.5M. In liquidation, the estimated recovery ranges from 98% to 100%.

         B. Accounts receivable is comprised primarily of amounts owed to GLLA by its customers. The balance of $12.1M, including $2.3M of intercompany receivables, is net of bad debt reserves of $l.0M. Based on discussions with GLLA Management, an estimated recovery percentage has for trade accounts receivable is as follows:

                                                     Low Recovery                High Recovery
AR Recovery Analysis           Gross AR          ---------------------        ---------------------
(US$ in 000s)                  12/29/2002           %           $                %              $
                               ---------         ------    -----------        ------          -----
    Current                   $ 7,835.0          70.0%     $ 5,484.5          80.0%        $ 6,268.0
    1-30                        1,223.0          50.0%         611.5          70.0%            856.1
    31-60                         212.0          20.0%          42.4          50.0%            106.0
    61-90                         181.0           0.0%             -           0.0%                -
    Over 90                     1,248.0           0.0%             -           0.0%                -
                              ---------          ----      ---------          ----         ---------
    Total AR                  $10,699.0          57.4%     $ 6,138.4          67.6%        $ 7,230.1
                              =========          ====      =========          ====         =========

                  The intercompany receivables included receivables within GLLA. The analysis assumes that these intercompany balances are paid and the proceeds increase the return on assets. GLLA also had intercompany payables within Latin America and externally. The amounts collected from external Intercompany receivables were recognized in the receiving operations intercompany receivable collections (MLNA Intercompany asset recovery included approximately $5.0M from GLLA through USD and the Ft. Lauderdale operations).

         C. Inventory is comprised of Raw Materials, Labels & Boxes, WIP, Finished Goods and Wholesale located at the South Carolina distribution facility. The balance sheet reflects a valuation of inventory at the lower of cost or market value. Cost is determined by the FIFO method of valuation. The balance of $11.7M is net of inventory reserve of $0.5M. The following table analyzes the categories of gross and net inventory, as well as the assumed recovery percentages for each category:

                                                                                Low Recovery            High Recovery
Inventory Recovery Analysis           Total@                     Net@        ------------------      --------------------
(US$ in 000s)                       12/29/2002   Reserve      12/29/2002      %           $           %            $
                                    ---------    -------      ----------     ----       -------      ----       ------
  Raw Materials                     $ 3,512.0    $ (83.0)     $ 3,429.0       85.0%     $2,914.7     95.0%      $ 3,257.6
  WIP                                   195.0          -          195.0       75.0%        146.3     85.0%          165.8
  FG                                  8,487.0     (412.0)       8,075.0       40.0%      3,230.0     60.0%        4,845.0
                                    ---------    -------      ---------       ----       -------     ----       ---------
  Total Inventory                   $12,194.0    $(495.0)     $11,699.0       51.6%     $6,290.9     67.8%      $ 8,268.3
                                    =========    =======      =========       ====      ========     ====       =========

D. In liquidation, the estimated recovery of the pre-paid assets is assumed to be 0.0%.

E. The $43.5M balance of GLLA's property, plant and equipment is net of $19.6M of accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method, at rates designed to distribute the cost of assets over their estimated service lives.

         The following table provides an analysis of the gross and net balances of GLLA property, plants and equipment by category. It also provides the estimated recovery in liquidation.

PP&E Recovery Analysis                  BV@       Accum          Net BV@          Low Recovery           High Recovery
                                                                              --------------------     ------------------
(US$ in 000s)                       12/29/2002     Dept        12/29/2002        %           $           %           $
                                    ---------    ----------   ------------    -------    ---------     ------   ---------
    Land                            $   623.0    $        -   $   623.0         65.0%    $   405.0      80.0%   $   498.4
    Buildings                         4,318.0      (2,470.0)    1,848.0         55.0%      1,016.4      70.0%     1,293.6
    Product Tooling                     269.0        (134.0)      135.0         20.0%         27.0      30.0%        40.5
    Machinery & Equipment            54,065.0     (14,640.0)   39,425.0         20.0%      7,885.0      50.0%    19,712.5
    Computer Equipment                2,045.0        (996.0)    1,049.0         10.0%        104.9      20.0%       209.8
    Furniture & Office Equipment      1,103.0        (786.0)      317.0         25.0%         79.3      45.0%       142.7
    Autos & Trucks                      615.0        (553.0)       62.0         10.0%          6.2      15.0%         9.3
                                    ---------    ----------   ---------         ----     ---------      ----    ---------
    Total PP&E                      $63,038.0    $(19,579.0)  $43,459.0         15.1%    $ 9,523.7      34.8%   $21,906.8
                                    =========    ==========   =========         ====     =========      ====    =========

F. In liquidation, the estimated recovery of the Long-Term Intercompany receivables is assumed to range from 66.7% and 91.7%. The amounts paid relate to intracompany receivables.

G. Based on discussions with GLLA management, it has been decided to use the actual monthly operating costs of each facility as a basis to estimate the closing costs for GLLA.

         The following assumptions were made to complete the 3-month closing:

                                      # of      Estimated
Total GLLA                          Employees  Monthly Pay   June-03    Jul-03     Aug-03      Total
                                    ---------  -----------   -------    ------     -------    ------
(US$ in 000s)                                                 100.0%      50.0%      25.0%

Administrative (Salary & Fringe)         93       $179.3     $  179     $   90     $   45     $  314
Sales (Salary & Fringe)                 107        243.7        244        122         61        426
Manufacturing (Salary & Fringe)        1409        862.3        862        431        216      1,509
Rent Expense (Leases)                                            34         34         34        101
Computer costs                                                   23         21         21         62
Real estate taxes                                                14         14         14         43
Utilities                                                       113        113        113        339
Telecommunications                                               28         28         28         83
Insurance                                                        22         22         22         65
Security                                                         13         13         13         38
Other                                                            81         81         81        242
Miscellaneous                                                    10         10         10         30
                                                             ------     ------     ------     ------
Totals                                                       $1,619     $  976     $  655     $3,250
                                                             ======     ======     ======     ======

                                                               Low    Low Total  High   High Total
                                                               ---    ---------  ----   ----------
Social Costs - Production                    # of Months         1       862       3       2,587
Social Costs - Administrative                # of Months         3       538       6       1,076
Social Costs - Marketing & Engineering       # of Months         2       487       4         975

1. Payroll & Benefits: Operating plant payroll projected to be at 100% for the first two months. The number of employees expected to be at the plant during these two months is less than 100%, but payroll costs assume severance related costs would cause additional amounts to be paid. The third month projects payroll costs are assumed to decline to 60%.

2. Severance: Severance is based on the current severance policy in place at the company.

3. Equipment Leases: The wind-down assumes that GLLA will need to have full access to its computer system. As such, the lease payment for this system would continue to be made.

4. Real Estate Taxes: Real estate taxes are projected to be at 100% for the three months. Sale of property related assets is not expected until the fourth month.

5. Utilities and Telecommunication: Utility costs remained at 100% for the three months, telecommunication costs declined in proportion with operations.

6.       Insurance: The wind-down projects insurance costs to be 100%.

H. Chapter 7 trustee fees are estimated at 3% of net distributable proceeds.

         The following Liquidation scenario of GLLA excludes Colombia. Flowil (a holding company within GLEU) is the parent company of each entity within GLLA except Colombia. Therefore, the remaining distributable assets of this analysis will flow up to Flowil to fund Flowil's obligations.

                                                      Est. BV       Low          Low          High        High
                                                     11/29/2002   Recovery     Recovery     Recovery    Recovery
(US $ in 000's)                                     (Unaudited)     (%)          (%)          (%)          (%)
                                                    -----------   --------    ----------    --------   ----------
Current Asset
   Equity Distribution                              $       -        0.0%     $        -        0.0%   $        -
   Cash & Cash Equivalent [A]                         2,876.0       98.0%        2,818.5      100.0%     2,876.06
   Accounts Receivable trade [B]                      8,541.0       56.9%        4,859.0       67.0%      5,719.0
   Accounts Receivable, intercompany [B]              4,576.0      100.0%        4,576.0      100.0%      4,576.0
   inventory.net [C]                                  9,210.0       51.2%        4,715.0       70.4%      6,487.l
   Prepaid Expenses [D]                               2,125.0        0.0%              -        0.0%            -
   Other Current Asset                                      -          0%              -          0%            -
                                                    ---------     ------      ----------    -------    ----------
 Total Current Assets                                27,328.0       62.1%       16,968.6       71.9%     19,658.1

Property Plant & equipment, net
   Total PP&E                                        23,758.0       11.6%        2,764.0       24.6%      5,839.3
   Accumulated Depreciation                         (12,489.0)       0.0%            0.0          0%          0.0
                                                    ---------     ------      ----------    -------    ----------
   Net PP&E [E]                                      11,268.0       2.45%        2,764.0       51.8%        5,839

Other Assets
  Intangible Assets, Net                                    -        0.0%              -        0.0%      8,026.5
  LT intercompany Receivable [F]                      8,755.0       66.7%        5,841.0       91.7%            -
  Other Non-Current Assets [F]                          541.0        0.0%              -        0.0%            -
                                                    ---------     ------      ----------    -------    ----------
  Total Other Assets                                  9,296.0                    5,841.0                  8,026.5
                                                    ---------     ------      ----------    -------    ----------
Total Assets                                        $47,893.0       53.4%     $ 25,573.6       70.0%   $ 33,524.3
                                                    =========     ======      ==========    =======    ==========
Assets and Other Items Available for Distribution                             $ 25,573.6               $ 33,524.3
                                                                              ==========               ==========

Distribution of Assets(Liquidation)

                                                                                        Worst                    Best
                                                                  Outstanding Claims   Scenario   Recovery %   Scenario   Recovery %
                                                                  ------------------   --------   ----------   ---------  ----------
Shutdown Costs                                                           2,786.6        2,786.6      100%       2,7186.6     100%
                                                                      ----------       --------                ---------     ---
Availability to First Priority                                          (2,786.6)      22,787.0                 30,737.7

Super Privilege
  Social Costs [G]                  Employee Notice and Severance        3,719.0        3,719.0      100%        1,514.3      41%
  Liquidators  Fees [H]             Admin. & Shutdown Costs              1,005.7          658.9       66%        1,005.7     100%
  Preferred Creditors (Government): VAT Liability                              -              -        0%              -       0%
                                                                      ----------       --------                ---------     ---
  Total Distributors                                                     4,724.7        4.377.9                  2,520.1

Availability for Second Priority                                        (7,511.3)      18,409.1                 28,217.7

Second Priority
  Secured Creditor                                                             -              -        0%              -       0%
  Secured Creditor                                                             -              -        0%              -       0%
                                                                      ----------       --------                ---------     ---
  Total Distributions                                                          -              -                        -

Availability for Third Priority                                         (7,511.3)      18.409.1                 28,217.7

Third Priority
  Unsecured                         Overdraft / ST Debt                        -              -        0%              -       0%
  Unsecured                         Intercompany Payable                20,513.0        8.619.0       42%       13,293.6      65%
  Unsecured                         Operating Lease                            -              -        0%              -       0%
  Unsecured                         Other Lease                                -              -        0%              -       0%
  Unsecured                         Trade Payables                       4,247.0        2,627.4       62%        3,458.8      81%
  Unsecured                         Accrued Liabilities                  1.971.0        1.010.1       51%        1,461.6      74%
                                                                      ----------       --------                ---------     ---
Total Distributions                                                     26.731.0       12,256.5                 18,214.0
Estimated Liquidation Proceeds Available (NO
Distribution) for Equity                                              $(34,242.3)      $6,125.6                $10,003.7

     The following liquidation analysis is for the Colombia entity. The parent Company of Colombia is SLI, Inc., therefore any remaining distributable assets will flow up to SLI, Inc. to satisfy U.S. creditor claims.

                                                                Est. BV          Low          Low           High         High
                                                               12/29/2002     Recovery      Recovery      Recovery     Recovery
(US$ in 000s)                                                 (Unaudited)        (%)          ($)            (%)          ($)
                                                              -----------    ----------    ----------     --------    ----------
Current Asset
     Equity Distribution                                                                   $        -        100.0%   $        -
     Cash & Cash Equivalents                                      2,656.0          98.0%      2,602.9        100.0%      2,656.0
     Accounts Receivable, trade                                   2,158.0          59.3%      1,279.2         70.0%      1,511.1
     Accounts Receivable, Intercompany                              965.0           0.0%            -          0.0%            -
     Inventory, net                                               2,489.0          57.4%      1,429.7         73.4%      1,826.7
     Prepaid Expenses                                               450.0           0.0%            -          0.0%            -
     Other Current Assets                                               -           0.0%            -          0.0%            -
                                                               ----------    ----------    ----------     --------    ----------
  Total Current Assets                                            8,718.0          60.9%      5,311.8         68.8%      5,993.8

Property, Plant & Equipment,  net

     Total PP&E                                                  43,788.0           8.9%      3,918.7         20.2%      8,854.8
     Accumulated Depreciation                                   (26,320.0)
                                                               ----------    ----------    ----------     --------    ----------
     Net PP&E:                                                   17,468.0          22.4%      3,918.7         50.7%      8,854.8

Other Assets
     Intangible Asset, Net                                              -           0.0%            -          0.0%            -
     LT Intercompany Receivables                                        -           0.0%            -         75.0%            -
     Other Non-Current Assets                                           -           0.0%            -          0.0%            -
                                                               ----------                  ----------     --------    ----------
     Total Other Assets                                               0.0                         0.0                        0.0
                                                               ----------    ----------    ----------     --------    ----------
Total Assets                                                   $ 26,186.0          35.2%   $  9,230.4         56.7%   $ 14,848.6
                                                               ==========    ==========    ==========     ========    ==========
Assets and Other Items Available for Distributions                                         $  9,230.4                 $ 14,848.6
                                                                                           ==========                 ==========

Distribution of Assets (Liquidation)
                                                                                 Worst                    Best
                                                Collateral                     Scenario    Recovery%    Scenario     Recovery%
                                                ----------                     ---------   ---------   ----------    ---------
Shutdown Costs                                                                     463.3                    463.3
                                                                               ---------               ----------
Availability to First Priority                                                   8,767.2                 14,385.3

Super Privileges
  Social Costs:                      Employee Notice and Severance                 918.7     100%           373.3      100.0%
  Liquidators Fees                   Admin. & Shutdown Costs            3.0%       276.9     100%           445.5      100.0%
  Preferred Creditors (Government):  VAT Liability                                           100%               -      100.0%
                                                                               ---------               ----------
  Total Distributions                                                            1,195.6                    818.8

Availability for Second Priority                                                 7,571.6                 13,566.5

Second Priority
  Secured Creditor                                                                     -     100%               -        100%
  Secured Creditor                                                                     -     100%               -        100%
                                                                               ---------               ----------
  Total Distributions                                                                  -                        -

Availability for Third Priority                                                  7,571.6                 13,566.5

Third Priority
  Unsecured                          Overdraft / ST Debt                               -     100%               -      100.0%
  Unsecured                          Intercompany Payable                          116.0     100%           116.0      100.0%
  Unsecured                          Operating Lease                                         100%               -      100.0%
  Unsecured                          Other Leases                                            100%               -      100.0%
  Unsecured                          Trade Payables                                755.0     100%           755.0      100.0%
  Unsecured                          Accrued Liabilities                         2,216.0     100%         2,216.0      100.0%
                                                                               ---------               ----------
Total Distributions                                                              3,087.0                  3,087.0

Estimated Liquidation Proceeds Available (No Distribution)for Equity           $ 4,484.6               $ 10,479.5

IV.      GENERAL LIGHTING EUROPE OPERATIONS

         A. The liquidation analysis for GLEU varies from the methodology used by the other operations due to the different priority process that applies to the different countries in which GLEU operates. A liquidation analysis was completed for each operating entity of GLEU due to these different preference procedures. These individual results were consolidated into GLEU. The GLEU liquidation schedule details the pay-out to the different claims in no specific order. In order to determine the preference of payments it is necessary to review each specific entity's liquidation analysis.

         B. The General Lighting Europe operations ("GLEU") estimated cash balance as of December 29, 2002 is $14.0M. In liquidation, the estimated recovery ranges between 98% and 100%.

         C. Accounts receivable is comprised primarily of amounts owed to GLEU by its customers. The net accounts receivable balance as of December 29, 2002 is $147.0M. In liquidation, the implied overall estimated recovery is between 50.0% and 75.0%.

                  Intercompany receivable balances also reflect recovery from those entities that are projected to have proceeds available to unsecured creditors. The expected recovery ranges from $1.9 to $29.7M.

         D. Inventory is comprised of Raw Materials, Labels & Boxes, WIP, Finished Goods. The balance sheet reflects a valuation of inventory at the lower of cost or market value. Cost is determined by the FIFO method of valuation. The balance at December 29, 2002 is $94.1M.

                  The expected recovery for inventory ranges from 40.0 to 65.0%.

         E. GLEU has approximately $11.6M in prepaid expenses and other current assets. In liquidation, the implied overall estimated recovery for these items is 0.0%.

         F. GLEU's property, plant and equipment is $168.7M, net. Depreciation and amortization are provided using the straight-line method, at rates designed to distribute the cost of assets over their estimated service lives or, for leasehold improvements, the shorter of their estimated service lives or their remaining lease terms. Amortization of assets recorded under capital leases is included in depreciation expense. The liquidation analysis separated land and building from other PP&E. The recovery rates for land and building range from 50.0 to 80.0% ($21.2 to $34.OM). The recovery rates for other PP&E range from 15.0 and 35.0% ($18.9 to $44.2M).

         G. Intangibles include goodwill, which represents the excess of the purchase price over the fair value of the net assets of acquired entities. Goodwill and other intangibles are being amortized on the straight-line method at rates designed to distribute the cost of the assets over their estimated lives.

                  In liquidation, the estimated recovery of intangibles is 0%.

         H. Other Non-Current Assets are comprised of deferred financing charges, which are amortized based on the principal balance outstanding using the effective interest method.

                  In liquidation, the estimated recovery of other non-current asset is 0%.

         I. Actual costs to close the plant are estimated at 3.0% of the expected asset values in liquidation.

                  In addition to cost to close the operations, GLEU will face significant exposure to social costs as a result of closing operations. An analysis was completed to determine social costs by business based each business's respective rules and laws. These costs were then applied to the recovery based on each country's priority process for liquidations.

The following table details the consolidated analysis of liquidation at GLEU (All information was provided in U.S. $):

                                                           Est. BV          Low            Low          High          High
                                                         12/29/2002       Recovery       Recovery      Recovery      Recovery
(US$ in 000s)                                            (Unaudited)        (%)           (US$)          (%)          (US$)
                                                         ----------       --------       --------      --------      --------
Current Asset
         Equity Distribution                                                          $  6,152.6                    $ 10,003.6
         Cash & Cash Equivalents                           13,950.0         98.0%       13,671.0        100.0%        13,950.0
         Accounts Receivable, trade                       147,042.0         50.0%       73,521.0         75.0%       110,281.5
         Accounts Receivable, intercompany                197,400.0          1.0%        1,974.0         15.0%        29,610.0
         Inventory, net                                    94,128.0         40.0%       37,651.2         65.0%        61,183.2
         Prepaid Expenses                                  11,661.0          0.0%            0.0          0.0%             0.0
         Income Tax Receivable                                  0.0          0.0%            0.0          0.0%             0.0
         Other Current Assets                                   0.0          0.0%            0.0          0.0%             0.0
                                                         ----------       ------      ----------        -----       ----------
    Total Current Assets                                  464,181.0         28.6%      132,969.8         48.5%       225,028.3
Property, Plant & Equipment, net
    Land & Building                                        42,452.0         50.0%       21,226.0         80.0%        33,961.6
    Other                                                 126,242.0         15.0%       18,936.3         35.0%        44,184.7
                                                         ----------       ------      ----------        -----       ----------
    Net PP&E:                                             168,694.0         23.8%       40,162.3         46.3%        78,146.3
Other Assets
         Long term investments                            169,227.0          0.0%            0.0          0.0%             0.0
         Goodwill and other intangible assets(net)         13,253.0          0.0%            0.0          0.0%             0.0
         Long term group receivables                          361.0          0.0%            0.0          0.0%             0.0
         Deferred tax assets                                9,653.0          0.0%            0.0          0.0%             0.0
         Other long term assets                             5,415.0          0.0%            0.0         10.0%           541.5
                                                         ----------       ------      ----------        -----       ----------
         Total Other Assets                               197,919.0          0.0%            0.0          0.0%           541.5
                                                         ----------       ------      ----------        -----       ----------
Total Assets                                             $830,794.0         20.8%     $173,132.1         36.6%      $303,716.1
                                                         ==========       ======      ==========        =====       ==========
Assets and Other Items Available for Distribution                                     $173,132.1                    $303,716.1


                                                                              Worst                      Best
Distribution of Assets (Liquidation)                      Total Claims      Scenario      Recovery %    Scenario    Recovery %
                                                          ------------      --------      ----------   --------     ----------
U.S. Bank Recovery [1]                                                     $  5,263.5                 $  8,421.6
Secured Creditors
          European Bank Lines                             $  58,563.0        37,125.2       63.4%       54,131.0       92.4%
          Secured Leases                                     22,885.0         8,746.1       38.2%       22,885.0      100.0%
                                                          -----------      ----------                 ----------
Total Secured Creditors                                      81,448.0        45,871.2                   77,016.0
Unsecured bank Lines / Leases
     Bank Lines                                              13,203.0             0.0        0.0%        3,341.8       25.3%
     Leases                                                     429.0             264       61.5%            371       86.5%
Payroll Costs                                               204,933.8        90,753.1       44.3%      104,419.0       51.0%
Other Unsecureds
     Intercompany Payable                                   161,273.0        15,237.1        9.4%       64,909.8       40.2%
     Trade Payables                                          44,018.0         2,379.8        5.4%        9,706.2       22.1%
     Accrued Expenses                                        35,781.0         2,511.6        7.0%       15,846.9       44.3%
                                                          -----------      ----------                 ----------
Total Unsecureds                                            459,637.8       111,145.2                  198,595.0
Preferrential Claims                                         15,692.0         5,186.4       33.1%        9,964.9       63.5%
Administrative & Shutdown Costs                                               5,665.8                    9,718.6
                                                                           ----------                 ----------
Total Distribution to GLEU creditors                      $ 761,711.6      $263,885.2       34.6%     $408,135.2       53.6%
                                                          ===========      ==========                 ==========
Total Distribution to SLI, Inc. Creditors (MLNA)                          ($ 90,753.1)               ($104,419.0)
                                                                           ==========                 ==========

[1] Based on the analysis the most likely scenario of the U.S. Banks recovering assets from a liquidation in Europe exists in its secured interests in real property (L & B) in Badalex, UK; Germany and Belgium. The amount originally collateralized against the assets were valued at:
         $124.3 million in Germany, pledge of real property in Belgium, and the land mortgage in Badalex.

Please note that there is some potential for limited recovery to SLI from GLEU from certain intercompany loans and intercompany trade receivables and from subsidiary guarantees on the US Credit facility.

                                    EXHIBIT E
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
      FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                         PROJECTED FINANCIAL INFORMATION

                             FINANCIAL PROJECTIONS

                    HISTORICAL AND PRO FORMA CAPITALIZATION

         The following table sets forth unaudited estimated and projected consolidated capitalization of the Company as of December 29, 2002, pre-emergence June 30, 2003, and post-emergence June 30, 2003 adjusted to give effect to the reorganization as if it became effective on such date. The pro forma information set forth below and the projected financial statements that follow should be read in conjunction with the Company's audited consolidated financial statements, and the related notes thereto, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001 incorporated in this Disclosure Statement by reference, and the related information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, and the Company's unaudited condensed consolidated financial statements and notes thereto, included in the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002, incorporated in this Disclosure Statement by reference, and the related information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" therein. All projected financial statements are estimates and subject to material uncertainties. Actual results may vary materially from the projections.

                                                         Pre-Reorg.    Pro-Forma
                                            12/31/2002   6/30/2003     6/30/2003
(In Thousands)                              Estimated    Projected    Projected [1]
                                            ---------    ---------    -------------
Cash and cash equivalents                    $ 27,427    $ 32,892       $ 32,892
                                             ========    ========       ========

Total debt (including current portion):
      Debtor in Possession Debt                13,700      30,000              -
      Senior Bank Debt                        364,691     364,691              -
      Non-U.S. Bank Debt                       80,585      66,130         66,130
      Exit Financing                                -           -         36,249
      Pension Liabilities                      25,298      25,288         25,288
      Capital Lease Obligations                22,566      21,884         21,884
      Other LT Liabilities                     30,704      30,680         16,710
                                             --------    --------       --------
Total debt                                    537,544     538,672        166,260

Shareholders' Equity                           40,623      31,333        120,290
                                             --------    --------       --------

            Total capitalization             $578,167    $570,006       $286,550
                                             ========    ========       ========

-------------------
[1] See "Notes to Unaudited Pro Forma Consolidation Financial Information" for further description of pro forma adjustments.

                        PRO FORMA FINANCIAL INFORMATION

         The unaudited preliminary consolidated balance sheet as of December
29, 2002 and the unaudited preliminary statement of operations and cash flows for the twelve months ended December 29, 2002 set forth below are based on the historical unaudited condensed consolidated financial statements of the Company. The unaudited projected pro forma consolidated balance sheet as of June 30, 2003 and the unaudited projected pro forma consolidated statement of operations and cash flows for the six months ending June 30, 2003 set forth below are based on the projected consolidated financial statements of the Company, adjusted to give effect to the Reorganization (collectively the "Financial Statements").

         The balance sheet reflects adjustments as if the transactions described in the Notes had occurred as of the balance sheet date. The statement of operations and cash flows reflects those adjustments as if the transaction described above had occurred upon emerging from Bankruptcy.

           UNAUDITED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 29,2002
   AND UNAUDITED PROJECTED AND PROJECTED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30,2003

                                                 12/29/2002     6/30/2003       6/30/2003     6/30/2003      12/27/2003
(In Thousands of Dollars)                         Estimated     Pre-Emerge     Reorg Adjust   Post-Emerge     Pro Forma
                                                ------------   ------------   ------------   ------------   ------------
Assets

Current assets:
    Cash and cash equivalents                   $     27,427   $     32,892   $          -   $     32,892   $     47,954
    Accounts receivable, net                         203,409        193,464              -        193,464        193,869
    Inventories                                      153,461        152,288              -        152,288        153,086
    Prepaid expenses and other current assets         24,939         24,220              -         24,220         24,184

                                                ------------   ------------   ------------   ------------   ------------
Total current assets                                 409,236        402,864              -        402,864        419,094
                                                ------------   ------------   ------------   ------------   ------------

Long-term assets:
    Property, plant and equipment, net               348,904        341,167              -        341,167        331,474
    Goodwill, net                                          -              -       (302,586)      (302,586)      (302,586)
    Other intangibles, net                             7,827          7,360              -          7,360          6,879
    Other assets, net                                 31,144         30,359              -         30,359         30,336
                                                ------------   ------------   ------------   ------------   ------------

Total long-term assets:                              387,875        378,886       (302,586)        76,300         66,103
                                                ------------   ------------   ------------   ------------   ------------

Total assets                                    $    797,111   $    781,750   $   (302,586)  $    479,164   $    485,197
                                                ============   ============   ============   ============   ============

Liabilities and stockholder's equity:

Current liabilities:
    Vendor AP                                         76,473         84,269              -         84,269         90,186
    Operations AP and accrued liabilities            122,084        113,553         (8,115)       105,438        109,412
    Deferred Tax Liability                             7,201           (973)             -           (973)        (1,835)
    Accrued Restructuring Costs                        7,294          9,002         (5,124)         3,878              -
    Short-term debt                                   78,593         63,365              -         63,365         50,240

                                                ------------   ------------   ------------   ------------   ------------
Total current liabilities                            291,645        269,216        (13,239)       255,977        248,004
                                                ------------   ------------   ------------   ------------   ------------

Long-Term Liabilities
    Long-Term debt, net of current portion             1,992          2,765              -          2,765          2,765
    Revolver                                               -              -         36,249         36,249         43,055
    Capital leases                                    22,566         21,884              -         21,884         21,186
    Pension Liability                                 25,298         25,288              -         25,288         25,860
    DIP Facility                                      13,700         30,000        (30,000)             -              -
    Other liabilities                                 16,734         16,710              -         16,710         16,710

                                                ------------   ------------   ------------   ------------   ------------
Total long-term liabilities                           80,290         96,647          6,249        102,896        109,576
                                                ------------   ------------   ------------   ------------   ------------

Total liabilities                                    371,935        365,863         (6,990)       358,873        357,580
                                                ------------   ------------   ------------   ------------   ------------

Liabilities subject to compromise                    384,553        384,553       (384,553)             -              -

Stockholders' equity:
    Minority Interest                                  5,349          5,289              -          5,289          5,255
    Capital Stock                                        334            333        114,667        115,000        114,912
    Paid-in capital                                  272,270        270,545       (270,545)             -           (124)
    Retained earnings                               (200,997)      (207,386)       207,387              -          7,753
    Translation Adjustment                           (36,333)       (37,448)        37,448              -           (180)
                                                ------------   ------------   ------------   ------------   ------------

Total stockholders' equity                            40,623         31,333         88,957        120,290        127,616
                                                ------------   ------------   ------------   ------------   ------------

Total liabilities and stockholders' equity      $    797,111   $    781,749   $   (302,586)  $    479,162   $    485,196
                                                ============   ============   ============   ============   ============

      [See notes to unaudited pro forma consolidated financial statements.]

  UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS AS OF THE TWELVE MONTHS ENDED DECEMBER 29,2002 AND UNAUDITED PROJECTED AND PROJECTED PRO FORMA CONSOLIDATED
   STATEMENT OF OPERATIONS AS OF THE SIX MONTHS ENDED JUNE 30,2003 AND TWELVE
                          MONTHS ENDED DECEMBER 27,2003

                                                                  6 Mths                        6 Mths        12 Mths
                                                12 Mths Ended      Ended                        Ended          Ended
                                                 12/29/2002      6/30/2003     6/30/2003       6/30/2003     12/27/2003
                                                  Estimated     Pre-Emerge   Reorg Adjust.    Post-Reorg     Pro Forma
(US$ in 000s)                                   -------------   ----------   -------------   ------------   ------------
Net Sales                                       $     792,884   $  375,073   $           -   $    375,073   $    761,004

Cost of Products Sold                                 622,680      276,832               -        276,832        556,304
                                                -------------   ----------   -------------   ------------   ------------

Gross Margin                                          170,204       98,241               -         98,241        204,700
                                                -------------   ----------   -------------   ------------   ------------
    Gross Margin %                                       21.5%        26.2%              -           26.2%          26.9%

Selling, General & Administration                     164,856       90,069               -         90,069        181,696
Loss on Impairment of Assets                           25,277            -               -              -              -
Restructuring                                           9,460            -               -              -            200
                                                -------------   ----------   -------------   ------------   ------------

Operating Income                                      (29,389)       8,172               -          8,172         22,804

Other (Income) Expense:
Interest Expense, net                                  31,735        4,018               -          4,018          8,678
(Gain)/loss on sale of assets                          22,730            -               -              -              -
Minority interest                                      (1,145)           -               -              -              -
Reorganization Items                                   18,452       14,109               -         14,109         14,109
Other, net                                             14,978          599               -            599          1,523
                                                -------------   ----------   -------------   ------------   ------------

Income Before Tax                                    (116,139)     (10,554)              -        (10,554)        (1,506)

Income Taxes                                           (2,348)      (4,515)              -         (4,515)        (3,220)
                                                -------------   ----------   -------------   ------------   ------------

Income Before Cum Effect                             (113,791)      (6,039)              -         (6,039)         1,714
                                                -------------   ----------   -------------   ------------   ------------

Cum Effect of Accounting Change                        (43,591)           -               -              -              -
                                                -------------   ----------   -------------   ------------   ------------

Net Income Before Extraordinary Items                (157,382)      (6,039)              -         (6,039)         1,714

Forgiveness of Debt                                         -            -         276,876        276,876        276,876
                                                -------------   ----------   -------------   ------------   ------------

Net Income                                      $    (157,382)  $   (6,039)  $     276,876   $    270,837   $    278,590

Add
    Tax Expense (Benefit)                              (2,348)      (4,515)              -         (4,515)        (3,220)
    Interest Expense                                   34,293        4,018               -          4,018          8,678
    Depreciation & Amortization                        32,912       15,578               -         15,578         30,987
    Restructuring Costs                                18,452       14,109               -         14,109         14,309
    One Time Charges                                   73,270            -               -              -          1,099
    Extraordinary Items/Accounting Changes             43,591            -        (276,876)      (276,876)      (276,876)
                                                -------------   ----------   -------------   ------------   ------------
EBITDAR                                         $      42,788   $   23,151   $           -   $     23,151   $     53,567
                                                =============   ==========   =============   ============   ============

----------------------
Information provided by Company Management.
Note: FAS 144 adjustments could result in a material impairment charge for FY02.

      [See notes to pro forma unaudited consolidated financial statements.]

  UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS AS OF THE TWELVE MONTHS ENDED DECEMBER 29,2002 AND UNAUDITED PROJECTED AND PROJECTED PRO FORMA CONSOLIDATED
   STATEMENT OF CASH FLOWS AS OF THE SIX MONTHS ENDED JUNE 30,2003 AND TWELVE
                         MONTHS ENDED DECEMBER 27,2003

                                                                            6 Mths                      6 Mths       12 Mths
                                                         12 Mths Ended      Ended                        Ended        Ended
                                                           12/29/2002      6/30/2003     6/30/2003     6/30/2003    12/27/2003
(US$ in 000s)                                              Estimated      Pre-Emerge   Reorg Adjust.   Post-Reorg    Pro Forma
                                                           ---------      ----------   -------------   ----------   ----------
Cash Flow From Operations

    Net Income                                             $ (157,382)    $   (6,039)  $           -   $   (6,039)  $    1,713

    Depreciation/Amortization                                  32,894         15,578               -       15,578       30,987

    Other One-Time Items                                      104,978              -               -            -            -

    (Increase)/Decrease in A/R                                (24,811)         9,945               -        9,945        9,541
    (Increase)/Decrease in Inventories                         27,790          1,174               -        1,174          375
    (Increase)/Decrease in Prepaid/Other Assets                (4,530)           719               -          719          756
    (Increase)/Decrease in Goodwill                                 -              -         302,586      302,586      302,586
    Increase/(Decrease) in Vendor A/P                         (31,108)         7,796               -        7,796       13,713
    Increase/(Decrease) in Other A/P and Accrued Exp           (2,902)       (16,704)         (8,115)     (24,819)     (21,707)
    Increase/(Decrease) in Accrued Restructuring Costs              -         (3,416)         (5,124)      (8,540)     (12,418)
    Increase/(Decrease) in Long-Term Liabilities                8,751            (24)              -          (24)         (24)
    Increase/(Decrease) in Other Current Liabilities            3,338              -               -            -            -
                                                           ----------     ----------   -------------   ----------   ----------
                                                              (42,982)         9,029         289,347      298,376      325,521

Cash Flow from Investing Activities

    PPE Acquisition / Disposal, net                              (569)        (7,841)              -       (7,841)     (13,557)
    Acquisitions, net of cash                                  (1,838)         1,251               -        1,251        1,755
                                                           ----------     ----------   -------------   ----------   ----------
                                                               (2,407)        (6,590)              -       (6,590)     (11,802)

Cash Flow from Financing Activities

    Liabilities Subject to Compromise                               -              -        (384,553)    (384,553)    (384,553)
    Receipt/(Paydown) of Debt                                  22,232          6,969           6,249       13,218        6,899
    Increase/(Paydown) of Capital Leases                       (1,280)          (682)              -         (682)      (1,380)
    Change in I/C Obligations                                       -              0               -            0            0
    Change in I/C Notes Payable                                     -            (10)              -          (10)         562
    (Increase)/Decrease in I/C Receivables                          -              -               -            -            -
    Translation Adjustment                                      1,329         (1,115)         37,448       36,333       36,153
    Receipt/(Distribution) of Equity                                -         (2,136)         51,509       49,373       49,127
                                                           ----------     ----------   -------------   ----------   ----------
                                                               22,281          3,026        (289,347)    (286,321)    (293,191)
                                                           ----------     ----------   -------------   ----------   ----------
Net Cash Flow                                              $  (23,108)    $    5,464   $           -   $    5,464   $   20,527

Beginning Cash                                                 50,535         27,427               -       27,427       27,427
                                                           ----------     ----------   -------------   ----------   ----------
Ending Cash                                                $   27,427     $   32,891   $           -   $   32,891   $   47,954
                                                           ----------     ----------   -------------   ----------   ----------

      [See notes to pro forma unaudited consolidated financial statements.]

    NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The following notes set forth an explanation of the assumptions used in preparing the Financial Statements. All amounts are in thousands of U.S. dollars, except for share amounts. The Company projects that a reorganization of SLI will occur on June 30,2003. The reorganization assumes that all claims and classes of interests are treated as detailed in the Plan of Reorganization (the "Plan") and that all other claims receive such treatment as detailed in the Plan.

[1] THE LIABILITIES OF THE DEBTOR ARE TREATED AS SPECIFIED UNDER THE PLAN. THIS INCLUDES THE ELIMINATION OF ALL SECURED LENDER CLAIMS AND UNSECURED CLAIMS IN EXCHANGE FOR CERTAIN EQUITY AND MONETARY SETTLEMENTS. This results in forgiveness of indebtedness income ("FOD Income") of $276.9M. The FOD Income is the book value of all of the related claims less the value of the equity and monetary distributions. The estimated value of the new equity used in this projection is $115.0M, which lies within the $80 million to $135 million valuation range prepared by PwCS. The European Bank Debt and other non-debtor obligations all remain as these entities are excluded from the Bankruptcy.

                                                         12/29/2002    6/30/2003     6/30/2003      6/30/2003
                                                          Estimated   Pre-Emerge   Reorg Adjust.   Post-Emerge
(In Thousands of Dollar)                                 ----------   ----------   -------------   -----------
Senior U.S. Bank Debt                                    $  364,691   $  364,691   $    (364,691)  $        -
Accrued Senior Bank Debt Interest [1]                         8,115        8,115          (8,115)           -
European Bank Debt (Non-Debtor) [2]                          80,585       66,130               -       66,130
Debtor in Possession Financing                               13,700       30,000         (30,000)           -
Exit Financing                                                    -            -          36,249       36,249
Capital Leases                                               22,566       21,884               -       21,884
Pension Liability                                            25,298       25,288               -       25,288
Other Long-Term Liabilities [3]                              30,704       30,680         (12,765)      17,915
                                                         ----------   ----------   -------------   ----------
    Total Debt                                              545,659      546,787        (379,322)     167,465

Common stock, $.01 par value - Authorized - XXXXXXXX
    shares issued [4] and Outstanding - XXXXXXXXX
    shares at 6/30/03/02                                 $        -   $        -   $     115,000   $  115,000

[1] Interest accrued on Senior Bank debt prior to filing plus expected increase in accrual during Bankruptcy

[2] European Bank Debt consists of bank debt outside of SLI's debtor entities in Europe. Amounts are exclusive from the Bankruptcy and obligations will exist post emergence.

[3] Other long-term liabilities consist of liabilities incurred from discontinued operations and other subordinated debt.

[4] The impaired Senior Bank Debt has proposed a reorganization for SLI that will trade its debt obligations for equity of SLI. The former equity will be eliminated.

     [2] The Reorganization requires that the Company adopt "Fresh- Start" accounting upon its emergence from Bankruptcy. Under the provisions of fresh-start reporting, a new entity has been deemed created for financial reporting purposes. In conformity with fresh-start accounting principles, the Company will eliminate it existing retained earnings, write down assets to fair market value and record the equity value of the company as its new equity balance. The Financial Statements reflect Assets in excess of Liabilities and Shareholder Equity by $302.6 million. As a result the Company would record negative $302.6 million in goodwill.

          Pending the outcome of the 2002 Audit, a study for FAS 144 - Accounting for Long Lived Assets, may reduce the book value of property, plant and equipment and result in less negative good will being created as a result of the Fresh Start accounting.

     [3] Upon emergence the Company is obligated to payback the debtor in possession financing and all professional fees related to the Reorganization. The Company assumes that it obtains exit financing to manage fulfill these payment and provide liquidity for the debtor operations going-forward.

                              FINANCIAL PROJECTIONS

The Company prepared the following financial projections to present the effects of the Reorganization and to assess whether the Company could meet its restructured financial obligations. Because the projections are based on forecasts of key economic variables, including, but not limited to, confirmation and consummation of the Plan in accordance with its terms, the successful implementation of the Company's 2003 Business Plan, the anticipated future performance of the Company, industry performance, general business and economic conditions and other matters, most of which are beyond the Company's control and involve judgments based upon past performance and industry trends which may not necessarily be indicative of future performance or trends, and some of which may not materialize, the estimates and assumptions underlying these projections are subject to inherent uncertainty. Though considered reasonable by the Company as of the date hereof, unanticipated events and circumstances occurring after the preparation of the financial projections may affect the Company's actual financial results. Accordingly, such projections, estimates and assumptions are not necessarily indicative of current value or future performance, which may be significantly less favorable or more favorable than as set forth herein.

The Company does not as a matter of course make public projections as to future sales, earnings, or other results. However, management has prepared the following financial projections to present the effects of the Reorganization and to assess whether the Company could meet its restructured financial obligations. The accompanying financial projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, or with generally accepted accounting principles, but, in the view of the Company's management, were prepared on a reasonable basis, reflect the best currently available estimates and judgments and present, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as necessarily indicative of future results, and readers of this Disclosure Statement are cautioned not to place undue reliance on the financial projections. Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial projections. There can be no assurance that the assumptions underlying the financial projections will prove correct or that the Company's actual ability to cover its future principal and cash interest payment obligations will not differ from the information reflected below. THE CLAIM HOLDERS SOLICITED HEREBY ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FOLLOWING FINANCIAL PROJECTIONS IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

The estimates and assumptions underlying the financial projections are based on matters as they exist on the date hereof, and not as of any future date, and include revenues that have not yet been realized. Moreover, the Company may be vulnerable to competitive pressures because of its highly leveraged and uncertain financial condition, which is publicly known. In addition, the Reorganizing Entities are unable to predict all of the effects on the Company of a filing under the Bankruptcy Code in connection with the Reorganization. These factors may adversely affect the Company's business, its growth opportunities and relationships with its customers, suppliers and employees. The Reorganizing Entities do not intend to update or otherwise revise the following projections to reflect circumstances existing after the date hereof or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, except as required by applicable law. In any event, the Reorganizing Entities do not intend to update or review these financial projections to reflect changes in general, economic or industry conditions. Information contained in any of the Company's financial statements attached hereto shall be deemed to supersede these projections.

The financial projections should be read together with the other information contained in the Disclosure Statement, the Plan, and the Exhibits thereto.

         SLI, INC AND CONSOLIDATED SUBSIDIARIES - FINANCIAL PROJECTIONS

                             PROJECTED BALANCE SHEET
                                   (UNAUDITED)

(IN THOUSANDS OF DOLLARS)

                                           12/29/2002  6/30/2003      6/30/2003    6/30/2003   12/27/2003   12/25/2004   12/24/2005
                                           Estimated   Pre-Emerge   Reorg Adjust  Post-Emerge  Pro Forma    Pro Forma    Pro Forma
                                           ---------   ----------   ------------  -----------  ---------    ---------    ---------
ASSETS

CURRENT AS
  Cash and cash equivalents                $  27,427   $  32,892     $       -     $  32,892    $  47,954    $  64,870    $  88,354
  Accounts receivable, net                   203,409     193,464             -       193,464      193,869      197,201      199,213
  Inventories                                153,461     152,288             -       152,288      153,086      156,890      160,253
  Prepaid expenses and other
   current assets                             24,939      24,220             -        24,220       24,184       24,391       24,543

                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------
TOTAL CURRENT ASSETS                         409,236     402,864             -       402,864      419,094      443,351      472,362
                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------
LONG-TERM ASSETS
  Property, plant and equipment, net         348,904     341,167             -       341,167      331,474      313,731      303,141
  Goodwill, net                                    -           -      (302,586)     (302,586)    (302,586)    (302,586)    (302,586)
  Other intangibles, net                       7,827       7,360             -         7,360        6,879        6,142        5,406

  Other Assets, Net                           31,144      30,359             -        30,359       30,336       30,316       30,288
                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------

TOTAL LONG-TERM ASSETS:                      387,875     378,886      (302,586)       76,300       66,103       47,604       36,249
                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------

TOTAL ASSETS                               $ 797,111   $ 781,750     $(302,586)    $ 479,164    $ 485,197    $ 490,955    $ 508,611
                                           =========   =========     =========     =========    =========    =========    =========

Liabilities and stockholders' equity:

CURRENT LIABILITIES:
  Vendor AP                                   76,473      84,269             -        84,269       90,186       91,729       93,162
  Operations AP and accrued liabilities      122,084     113,553        (8,115)      105,438      109,412      111,755      111,002
  Deferred Tax Liability                       7,201        (973)            -          (973)      (1,835)      (4,206)      (6,799)
  Accrued Restructuring Costs                  7,294       9,002        (5,124)        3,878            -            -            -
  Short-term debt                             78,593      63,365             -        63,365       50,240       36,389       28,611

                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------
TOTAL CURRENT LIABILITIES                    291,645     269,216       (13,239)      255,977      248,004      235,666      225,976
                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------

LONG-TERM LIABILITIES
  Long-term debt, net of current portion       1,992       2,765             -         2,765        2,765           33           33
  REVOLVER                                         -           -        36,249        36,249       43,055       49,140       55,742
  CAPITAL LEASES                              22,566      21,884             -        21,884       21,186       19,791       18,486
  Pension Liability                           25,298      25,288             -        25,288       25,860       27,632       29,544
  DIP Facility                                13,700      30,000       (30,000)            -            -            -            -
  OTHER LIABILITIES                           16,734      16,710             -        16,710       16,710       16,710       16,710

                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------
TOTAL LONG-TERM LIABILITIES                   80,290      96,647         6,249       102,896      109,576      113,306      120,515
                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------

TOTAL LIABILITIES                            371,935     365,863        (6,990)      358,873      357,580      348,972      346,491
                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------

LIABILITIES SUBJECT TO COMPROMISE:           384,553     384,553      (384,553)            -            -            -            -

STOCKHOLDERS' EQUITY:
  Minority Interest                            5,349       5,289             -         5,289        5,255        5,189        5,141
  Capital Stock                                  334         333       114,667       115,000      114,912      114,563      114,563
  Paid-in Capital                            272,270     270,545      (270,545)            -         (124)         (16)         114
  Retained earnings                         (200,997)   (207,386)      207,387             -        7,753       23,249       44,949
  TRANSLATION ADJUSTMENT                     (36,333)    (37,448)       37,448             -         (180)      (1,004)      (2,649)

                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------
TOTAL STOCKHOLDERS' EQUITY                    40,623      31,333        88,957       120,290      127,616      141,982      162,120
                                           ---------   ---------     ---------     ---------    ---------    ---------    ---------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                      $ 797,111   $ 781,749     $(302,586)    $ 479,162    $ 485,196    $ 490,954    $ 508,611
                                           =========   =========     =========     =========    =========    =========    =========

                           PROJECTED INCOME STATEMENT
                                   (UNAUDITED)

(US$ in 000s)

                                              Year Ended    6 Months Ended    Year Ended      Year Ended      Year Ended
                                              12/29/2002      6/30/2003       12/27/2003      12/25/2004      12/24/2005
                                              Estimated      Reorg Adjust     Pro Forma        Pro Forma       Pro Forma
                                             ------------    ------------    ------------    ------------    ------------
Net Sales                                    $    792,884    $    375,073    $    761,004    $    791,086    $    810,249
Cost of Products Sold                             622,680         276,832         556,304         578,123         589,720
                                             ------------    ------------    ------------    ------------    ------------
Gross Margin                                      170,204          98,241         204,700         212,963         220,529
                                             ------------    ------------    ------------    ------------    ------------
    Gross Margin %                                   21.5%           26.2%           26.9%           26.9%           27.2%
Selling General & Administration                  164,856          90,069         181,696         183,470         184,666
Loss on Impairment of Assets                       25,277               -               -               -               -
Restructuring                                       9,460               -             200               -               -
                                             ------------    ------------    ------------    ------------    ------------

Operating Income                                  (29,389)          8,172          22,804          29,493          35,863

Other (Income) Expense:
Interest Expense, net                              31,735           4,018           8,678           8,232           6,691
(Gain)/loss on sale of assets                      22,730               -               -               -               -
Minority interest                                  (1,145)              -               -               -               -
Reorganization Items                               18,452          14,109          14,109               -               -
Other, net                                         14,978             599           1,523             361             324
                                             ------------    ------------    ------------    ------------    ------------

Income Before Tax                                (116,139)        (10,554)         (1,506)         20,900          28,848

Income Taxes                                       (2,348)         (4,515)         (3,220)          5,054           6,736
                                             ------------    ------------    ------------    ------------    ------------

Income Before Cum Effect                         (113,791)         (6,039)          1,714          15,846          22,112
                                             ------------    ------------    ------------    ------------    ------------

Cum Effect of Accounting Change                   (43,591)              -               -               -               -
                                             ------------    ------------    ------------    ------------    ------------

Net Income Before Extraordinary Items            (157,382)         (6,039)          1,714          15,846          22,112

Forgiveness of Debt                                     -         276,876         276,876               -               -
                                             ------------    ------------    ------------    ------------    ------------

Net Income                                   $   (157,382)   $    270,837    $    278,590    $     15,846    $     22,112

Add
  Tax Expense (Benefit)                            (2,348)         (4,515)         (3,220)          5,054           6,736
  Interest Expense                                 34,293           4,018           8,678           8,232           6,691
  Depreciation & Amortization                      32,912          15,578          30,987          32,448          33,577
  Restructuring Costs                              18,452          14,109          14,309               -               -
  One Tune Charges                                 73,270               -           1,099              59              59
  Extraordinary Items/Accounting Changes           43,591        (276,876)       (276,876)              -               -
                                             ------------    ------------    ------------    ------------    ------------
EBITDAR                                      $     42,788    $     23,151    $     53,567    $     61,639    $     69,175
                                             ============    ============    ============    ============    ============

                              PROJECTED CASH FLOWS
                                   (UNAUDITED)

(US$ in 000s)

                                                              12 Mths        6 Mths        12 Mths        12 Mths        12 Mths
                                                               Ended          Ended         Ended          Ended          Ended
                                                            12/29/2002      6/30/2003     12/27/2003     12/25/2004     12/24/2005
                                                             Estimated     Post-Reorg     Pro Forma       Pro Forma      Pro Forma
                                                           ------------   ------------   ------------   ------------   ------------
CASH FLOW FROM OPERATIONS

   Net Income                                              $   (157,382)  $     (6,039)  $      1,713   $     15,847   $     22,111

   Depreciation/Amortization                                     32,894         15,578         30,987         32,448         33,577

   Other One-Time Items                                         104,978              -              -              -              -

   (Increase)/Decrease in A/R                                   (24,811)         9,945          9,541         (3,332)        (2,011)
   (Increase)/Decrease in Inventories                            27,790          1,174            375         (3,803)        (3,363)
   (Increase)/Decrease in Prepaid/Other Assets                   (4,530)           719            756           (207)          (152)
   (Increase)/Decrease in Goodwill                                    -        302,586        302,586              -              -
   (Increase)/Decrease in Vendor A/P                            (31,108)         7,796         13,713          1,543          1,434
   (Increase)/Decrease in Other A/P and Accrued Exp              (2,902)       (24,819)       (21,707)           (29)        (3,345)
   (Increase)/Decrease in Accrued Restructuring Costs                 -         (8,540)       (12,418)             -              -
   (Increase)/Decrease in Long-Term Liabilities                   8,751            (24)           (24)             -              -
   (Increase)/Decrease in Other Current Liabilities               3,338              -              -              -              -
                                                           ------------   ------------   ------------   ------------   ------------
                                                                (42,982)       298,376        325,521         42,466         48,249

CASH FLOW FROM INVESTING ACTIVITIES

   PPE Acquisition I Disposal, net                                 (569)        (7,841)        (3,557)       (14,705)       (22,986)
   Acquisitions, net of cash                                     (1,838)         1,251          1,755            756            764
                                                           ------------   ------------   ------------   ------------   ------------
                                                                 (2,407)        (6,590)       (11,802)       (13,948)       (22,222)

CASH FLOW FROM FINANCING ACTIVITIES

   Liabilities Subject to Compromise                                  -       (384,553)      (384,553)             -              -
   Receipt/(Paydown) of Debt                                     22,232         13,218          6,899        (10,498)        (1,176)
   Increase/(Paydown) of Capital Leases                          (1,280)          (682)        (1,380)        (1,395)        (1,305)
   Change in I/C Obligations                                          -              0              0              0             (0)
   Change in I/C Notes Payable                                        -            (10)           562          1,772          1,912
   (Increase)/Decrease in I/C Receivables                         1,329         36,333         36,153           (824)        (1,645)
   Translation Adjustment                                             -         49.373         49,127           (657)          (329)
                                                           ------------   ------------   ------------   ------------   ------------
   Receipt/(Distribution) of Equity                            22,281       (286,321)      (293,191)       (11,602)        (2,543)
                                                           ------------   ------------   ------------   ------------   ------------
NET CASH FLOW                                              $    (23,108)  $      5,464   $     20,527   $     16,915   $     23,484

BEGINNING CASH                                                   50,535         27,427         27,427         47,954         64,870
                                                           ------------   ------------   ------------   ------------   ------------
ENDING CASH                                                $     27,427   $     32,891   $     47,954   $     64,870   $     88,353
                                                           ============   ============   ============   ============   ============

                                    EXHIBIT F
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
      FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                DEBTORS' CORPORATE STRUCTURE AT THE PETITION DATE

[MINIATURE LIGHTING FLOW CHART]

[GENERAL LIGHTING FLOW CHART]

                                    EXHIBIT G
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
      FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

         REORGANIZED DEBTORS' CORPORATE STRUCTURE AT THE EFFECTIVE DATE

[MINIATURE LIGHTING FLOW CHART]

[GENERAL LIGHTING FLOW CHART]